                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of

                   The Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed  by a party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-
    6(a)(2))
[x] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         ADVANCED NUTRACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-8(i)(1) and 0-11

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) In accordance with Rule 0-11(c)(2), the fee is based on the value of the cash, securities and property to be received by the Registrant in connection with the Registrant's sale of its assets.

    (4)  Proposed maximum aggregate value of transaction:  $10,000,000

    (5)  Total fee paid:  $2,000

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:  NOT APPLICABLE

    (2)  Form, Schedule or Registration Statement No.:  NOT APPLICABLE

    (3)  Filing Party:  NOT APPLICABLE

    (4)  Date Filed:  NOT APPLICABLE

                         ADVANCED NUTRACEUTICALS, INC.
                                  9101 Jameel
                              Houston, TX  77040

Dear Fellow Shareholders:


   You are cordially invited to attend our annual meeting of shareholders to be held at our offices on May 31, 2001. At this meeting, you will be asked to elect directors and approve proposals submitted by the Board of Directors, including the sale of our network marketing business conducted by Nutrition For Life International, Inc. ("NFLI").

   The sale of NFLI represents an important new direction for ANI. As both a fellow shareholder and the president of ANI, I would like to share with you the reasons for this decision, and ask for your support. The Board agrees that this new direction is essential for our Company's progress and unanimously recommends your approval. Please read the entire proxy statement for a complete discussion of the Sale.

                  YOUR VOTE IS VERY IMPORTANT TO THE COMPANY.

   The Sale must be approved by holders of at least two-thirds of the outstanding shares of the Company's stock. Therefore, it is important that your shares be represented at the annual meeting, whether or not you plan to attend. Accordingly, please complete, sign and date the accompanying proxy and return it in the enclosed envelope as soon as possible. If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy. Your prompt cooperation will be greatly appreciated.

Why do we propose to sell NFLI?

   We have been engaged in the network marketing business since 1983. We have experienced periods of great growth. Unfortunately, our results of operations in the network marketing business have dramatically declined during the past three years. We believe that we have undertaken measures that may reverse that decline; however, we are concerned that we may not have the financial resources to fund continuing losses. Therefore, we explored a potential sale and believe that we have entered into an arrangement which will be beneficial to ANI as well as to NFLI and NFLI's employees and the distributors in NFLI's network marketing system. This sale is strongly supported by the management of NFLI.

   We are pleased with the progress we have made with our recent expansion into manufacturing through our acquisition of Bactolac Pharmaceutical, Inc. We are pleased that Bactolac will continue to supply products to NFLI after the completion of the sale. We believe that the sale will provide the necessary cash to improve our financial position and to better enable us to improve our operating results. The Board and I strongly believe that there is a significantly better opportunity to increase the value of the Company by focusing on our manufacturing operations, and selling the network marketing business. This transaction will raise needed cash and eliminates the risk of continued losses and further cash needs from the network marketing business.

   We need your support and urge you to read the proxy materials and other enclosed materials carefully. These documents will explain in more detail why we are convinced that this is the best decision for the shareholders of the Company. Thank you for your consideration and your support.

Sincerely,

Gregory Pusey
President and Chief Executive Officer

                    NUTRITION FOR LIFE INTERNATIONAL, INC.
                                  9101 Jameel
                              Houston, TX  77040

Dear Fellow Shareholders of ANI:

   I wholeheartedly agree with the reasons for the sale expressed by my good friend and fellow Board member, Greg Pusey, in his letter to you.

   I have had the honor and pleasure of serving as president of NFLI since 1984. Many of our distributors are also shareholders of ANI. I am proud of the network marketing system we have developed. Our business has challenges, but it also has great potential. I firmly believe our best opportunity for realizing that potential is through the sale of NFLI. I am also convinced that this is the best opportunity to create shareholder value for ANI. Stated simply, I view this as very much a "win-win" situation.

   This sale will mark an important new beginning for both ANI and NFLI, a new beginning born from great challenges. It is through great challenges that we can achieve much growth, both in our lives and in our businesses. I want to thank all of you who have helped us overcome great challenges in the past, and who will be with us to embark upon our journey to success in the future.

   Your vote is critical to the success of NFLI and ANI and I urge your support. Please consider the proxy materials carefully and vote and mail your proxy card at your earliest possible convenience.

Sincerely,



David P. Bertrand
President and Chief Executive Officer

                         Advanced Nutraceuticals, Inc.
                                  9101 Jameel
                             Houston, Texas  77040

                   Notice Of Annual Meeting Of Shareholders


To the Shareholders:


     The annual meeting of shareholders of Advanced Nutraceuticals, Inc. (the "Company"), will be held at 1:00 P.M., local time, on May 31, 2001, at 9101 Jameel Road, Houston, Texas, for the following purpose:

     1.   To elect five directors to serve one-year terms ending in the year
          2002;

     2. To approve and adopt that certain Stock Purchase Agreement dated December 29, 2000 (the "Agreement") and the transactions contemplated thereby, substantially as described in the proxy statement accompanying this Notice, pursuant to which the Company will sell (the "Sale") all of the stock of Nutrition For Life International, Inc. and its subsidiaries engaged in the network marketing business (collectively, "NFLI");

     3. To approve alternate proposals to amend the Articles of Incorporation of the Company to effect a (i) one for three (1:3), (ii) one for four (1:4), or (iii) a one for five (1:5) stock split of the Company's issued and outstanding common stock at the discretion of the Company's Board of Directors;

     4. To approve an amendment to the Articles of Incorporation to change the vote required for future amendments to the Articles of Incorporation, mergers, asset sales and other specified matters in the Texas Business Corporation Act from two-thirds to a majority;

     5.   To approve the 1995 Stock Option Plan, as amended; and

     6. To transact any other business that may properly be discussed at the meeting or at any subsequent meeting if the annual meeting is postponed or adjourned.

     You may vote if you are a shareholder of record on April 23, 2001. A list of shareholders entitled to vote at the annual meeting will be available for inspection by shareholders of record during business hours at the principal offices of the Company during the ten day period prior to the annual meeting and will also be available at the annual meeting.

     Your Board of Directors unanimously recommends that you vote to adopt the above proposals, which are described in detail in the accompanying Proxy Statement.

     Holders of the Company's common stock who vote against the Sale and comply with the detailed provisions of Articles 5.12 and 5.13 of the Texas Business Corporation Act ("TBCA") will be entitled to dissent from the proposed Sale and to seek payment of the "fair value" of their shares. Because a proxy will be voted "FOR" the proposed Sale unless otherwise specified, a shareholder returning a signed but unmarked proxy will waive his or her right to dissent from the proposed Sale. A copy of Articles 5.12 and 5.13 of the TBCA is included as Annex D in the accompanying Proxy Statement. Shareholders wishing to dissent from the proposed Sale should read those materials carefully.

     It is important your shares be represented and voted at the annual meeting. The management of the Company hopes that you will be able to attend the annual meeting in person. If you are unable to attend, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed reply envelope. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by them regarding how to instruct them to vote your shares.


                                      By Order Of the Board of Directors:



April 27, 2001                                  Jana B. Mitcham
                                              Secretary

                         Advanced Nutraceuticals, Inc.
                                9101 Jameel Road
                             Houston, Texas  77040

                                Proxy Statement

                               Table of Contents

Questions And Answers About The Proposals................................................................   1

General Information For Shareholders.....................................................................   3

Proposal 1:  Election of Directors.......................................................................   5

 Introduction............................................................................................   5
 Information Regarding the Company and Its Directors.....................................................   5
 Vote Required...........................................................................................   5
 Board of Directors Meetings.............................................................................   5
 Committees of the Board of Directors....................................................................   6
 Audit Committee Report..................................................................................   6
 Audit Fees..............................................................................................   6
 Financial Information Systems Design and Implementation Fees............................................   7
 All Other Fees..........................................................................................   7

Proposal 2:  Approval of Sale of NFLI....................................................................   8

 General Description of the Sale.........................................................................   8
 Vote Required...........................................................................................   8
 Background..............................................................................................   9
 Timeline of Discussions Between the Parties.............................................................  10
 Opinion of Our Financial Advisor........................................................................  12
 Interest of ANI's Officers and Directors in the Sale....................................................  17
 Accounting Treatment....................................................................................  18
 Federal Income Tax Consequences.........................................................................  18
 The Stock Purchase Agreement............................................................................  18
 Rights of Dissenting Shareholders.......................................................................  23
 Unaudited Pro Forma Consolidated Financial Statements...................................................  24

Proposal 3:  Approval of Reverse Stock Split at the Discretion of the Board..............................  31

 Introduction............................................................................................  31
 Vote Required...........................................................................................  31
 Purpose.................................................................................................  31
 Effect On Authorized And Available Shares...............................................................  32

Proposal 4:  Approval of Amendment to the Articles of Incorporation to
Decrease the Required Vote for Certain Extraordinary Actions........................................  33

 Introduction.......................................................................................  33
 Vote Required......................................................................................  33
 Advantages of the Amendment........................................................................  33
 Disadvantages of the Amendment.....................................................................  34

Proposal 5:  Approval of 1995 Stock Option Plan, As Amended.........................................  34

 Vote Required......................................................................................  34
 Purpose............................................................................................  34
 Administration.....................................................................................  34
 Eligible Participants..............................................................................  35
 Shares Authorized..................................................................................  35
 Types of Options...................................................................................  35
 Federal Income Tax Consequences....................................................................  36
 Adjustments........................................................................................  37
 Transferability....................................................................................  37
 Amendments.........................................................................................  37
 Term...............................................................................................  37

Independent Public Accountants......................................................................  37

Stockholder Proposals For The Next Annual Meeting...................................................  38

Where You Can Find More Information.................................................................  38

Other Matters.......................................................................................  38

Annex A-1 Form 10-K/A Report........................................................................

Annex A-2 Form 10-Q/A Report........................................................................

Annex A-3 Form 8-K/A Report.........................................................................

Annex B - Stock Purchase Agreement..................................................................

Annex C - Audit Committee Charter...................................................................

Annex D - Dissenters' Statute.......................................................................

Annex E - Neidiger Tucker Bruner, Inc. Opinion......................................................

Annex F - 1995 Stock Option Plan, As Amended........................................................

                   Questions And Answers About The Proposals

Q:  Why does the Company want to sell NFLI?

A: NFLI has experienced substantial losses and the Company does not have the resources to continue to fund those losses. Management believes that the Sale proposal is fair and that the Sale proceeds will improve the Company's financial position and prospects for improving its operational results.

Q:  Does the ANI Board of Directors recommend approval of the Sale?

A: Yes. After careful consideration, the ANI Board of Directors unanimously recommends that the shareholders vote in favor of the stock purchase agreement and the Sale. Additional information pertaining to the recommendation of the Board of Directors can be found under the discussion of Proposal 2.

Q:  What will happen to ANI as a result of the Sale?

A: ANI will remain as a holding company with Bactolac Pharmaceutical Inc. and its ASHCO division as an operating subsidiary. ANI plans to seek additional acquisitions if the Sale is completed.

Q:  What will be the relationship between ANI and NFLI if the Sale is completed?

A: If the Sale is completed, NFLI will no longer be a subsidiary of ANI. ANI will receive a promissory note from NFLI as part of the purchase price. ANI may also receive additional amounts as an earnout based on operations of NFLI's Japanese subsidiary. In addition, Bactolac is currently a supplier of nutritional products to NFLI, and Bactolac and NFLI will enter into a supply agreement regarding these products at the closing of the Sale.

Q:  What happens if the Sale is not completed?

A:  If the Sale is not completed, NFLI will remain a subsidiary of ANI.

Q:  Where can I get information regarding ANI, NFLI and the Sale?

A: We urge you to read and consider the information contained in this proxy statement, including the Annexes. You should also review the documents referenced under "Where You Can Find More Information."

Q:  How do I vote?

A: After carefully reading and considering the information in this proxy statement, please mark, sign and date your proxy card. Then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the annual meeting. Your proxy card will instruct the persons named on the card to vote your shares at the annual meeting as you direct on the card. The Board recommends that you vote for the Board nominees and for the other proposals. If you do not vote or you abstain, the effect will be a vote against the proposal. You may also vote by attending the meeting in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares based on your instructions on how to vote. You should follow the directions provided by your broker to vote your shares. If you do not instruct your broker, your shares will not be voted for the proposals, which will have the same effect as a vote against the Sale and against the authority to effect the reverse stock split.

Q:  May I change my vote?

A: If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting by:

    .  Sending us a proxy card dated later than your last vote;

    .  Notifying the secretary of the Company in writing; or

    .  Voting at the meeting.

    If you have instructed a broker to vote your shares you must follow directions received from your broker to change your vote.

                     General Information For Shareholders


     We are mailing this proxy statement to you, on or about April 30, 2001. Together with this document, we are also sending to you a notice of the annual meeting and a form of proxy that our Board is soliciting for use at the annual meeting. The annual meeting of shareholders will be held on May 31, 2001 at 1:00 p.m., local time. Your vote is very important.

Who Can Vote
------------


     Record holders of the common stock on April 23, 2001 may vote at the annual meeting. On the record date, there were 8,107,895 shares of common stock outstanding.

How To Vote
-----------

     You are entitled to cast one vote for each share of common stock you own on the record date. Shares represented by a proxy marked "abstain" on any matter will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter.

     The shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), or a proxy in which authority to vote for any matter considered is withheld, will be considered present at the annual meeting for purposes of determining a quorum, but will have no effect on the vote.

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

Vote Required
-------------

     The vote required for each proposal is set forth in the discussion of each proposal under the caption entitled, "Vote Required."

Costs Of Solicitation
---------------------

     We will pay for preparing, printing and mailing this proxy statement. Our regular employees or other representatives without additional compensation by us may solicit proxies personally or by telephone. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to beneficial owners.

                      Proposal 1:  Election of Directors

Introduction

  The current members of the Board of Directors are F. Wayne Ballenger, David P. Bertrand, M. F. Florence, Jana B. Mitcham, Gregory Pusey, Pailla M. Reddy and Neil S. Sirkin. Each of the current directors has been nominated for election to the Board of Directors, except for David P. Bertrand and Jana B. Mitcham who will continue as executive officers of NFLI after the Sale. Each nominee for director has agreed to serve on the Board of Directors if elected. Each director is nominated to serve for a term of one year until the next annual meeting of shareholders or until his successor is elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy will be voted for the election of another person the Board may nominate in his or her place, unless you indicate otherwise.

Information Regarding the Company and Its Directors

  To aid you in your review of the information in this proxy statement before voting upon the matters to be decided at the annual meeting, we have attached as Annex A-1 our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000 (the "Annual Report") and as Annex A-2 our Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 2000 (the "Quarterly Report").
You are encouraged to review the entire Annual Report and Quarterly Report. Information regarding the background of our officers and directors, compensation paid to the officers and directors, security holdings of officers and directors and principal shareholders and related party transactions is provided in Item
10. Directors and Executive Officers of Registrant; Item 11. Executive Compensation; Item 12. Security Ownership of Certain Beneficial Owners and Management; and Item 13. Certain Relationships and Related Transactions of the Annual Report.

Vote Required

  The five candidates having the highest number of votes cast in favor of their election will be elected to the Board of Directors.

  The Board of Directors recommends a vote for the election of these nominees for election as directors.

Board of Directors Meetings

  Our Board held seven meetings in person or by consent during the fiscal year ended September 30, 2000. None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served that were held during the period that they served.

Committees of the Board of Directors

  The Board has two standing committees, the audit committee and the compensation committee. M.F. Florence and F. Wayne Ballenger serve as the two members of the audit committee. During the fiscal year ended September 30, 2000, the audit committee held three meetings. The primary functions of the audit committee are to review the scope and results of audits by our independent auditors, internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services.

  F. Wayne Ballenger and M.F. Florence served as the two members of the compensation committee. During the fiscal year ended September 30, 2000, the compensation committee held two meetings. The compensation committee reviews stock option and other compensation policies and programs. The Compensation Committee Report is included in Item 11 of the Annual Report attached as Annex A-1 to this proxy statement.

Audit Committee Report

  The Audit Committee of our Board consists entirely of non-employee directors who are independent. Members of the Committee are required to have a basic understanding of finance and accounting and to be able to read and understand fundamental financial statements. A copy of the Charter of the Audit Committee is attached to this proxy statement as Annex C.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2000, management of the Company represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with Grant Thornton LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

  The Audit Committee has received the written disclosures from Grant Thornton LLP required by Independent Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independent Discussions With Audit Committees), as modified or supplemented, and has discussed the independence of Grant Thornton LLP with members of that firm.

Audit Fees

  The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of ANI's annual financial statements for the fiscal year ended September 30, 2000 and the reviews of the financial statements included in ANI's quarterly reports on Form 10-Q for that fiscal year were $214,000.

Financial Information Systems Design and Implementation Fees

  The aggregate fees billed for professional services by Grant Thornton LLP during the fiscal year ended September 30, 2000 was $27,700.

All Other Fees

  The aggregate fees billed for services rendered by Grant Thornton LLP, other than the services covered in the two preceding sections, for the fiscal year ended September 30, 2000 were $46,200.

  Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K/A for that year.

        M.F. Florence - Chairman
        F. Wayne Ballenger

                     Proposal 2:  Approval of Sale of NFLI

General Description of the Sale

   On December 29, 2000, ANI signed a definitive agreement to sell NFLI to Everest International, L.L.C. ("Everest") for $10,000,000. At closing of the Sale, ANI is to receive a cash payment of $5,000,000 and a note for $5,000,000. The cash payment will be adjusted based upon NFLI's working capital at closing. NFLI's working capital and the amount of the adjustment will depend upon a number of factors, primarily future operations of NFLI. It is anticipated that the cash payment will be adjusted to an amount between $3,700,000 and $4,200,000.

   The $5,000,000 note will provide for interest to be paid at prime plus 1/2%. Payments of principal and interest are to be made quarterly for three years from closing based upon a 10-year amortization schedule. The interest rate will be adjusted quarterly based on the then prime rate. The current prime rate is 8%. Accordingly, if interest were payable on this date, the interest rate would be 8-1/2%. The note will be an obligation of NFLI only and without recourse to Everest. Everest expects to arrange financing of the cash portion of the purchase price. The note to Everest's lender is expected to be secured by all of NFLI's assets as well as by personal guaranties of principals of Everest. Although no firm arrangements have been made, Everest has informed ANI that it expects the note to its secured lender to provide for interest to be paid at prime plus 3/4% in quarterly installments of principal and interest for three years based upon a ten year amortization schedule. Based on the current prime rate, the interest rate on Everest's note to its secured lender would be 8-3/4%. It is likely that the loan agreement will include customary provisions providing for acceleration of the note if various reporting and credit requirements are not satisfied. ANI has agreed that the $5,000,000 note from Everest to ANI will be subordinate to the note to Everest's secured lender. Accordingly, collectability of the note will depend upon the success of operations of NFLI after the closing of the Sale, including NFLI's ability to service its debt with its senior lender. Although the $5,000,000 note from Everest to ANI will be secured by NFLI's assets and, in the event of default, ANI may seek to foreclose on those assets, or may seek a judgment in court for the amount in default, or both, ANI's recovery efforts will be limited by the subordination to Everest's secured lender. Moreover, Everest may incur additional indebtedness without ANI's consent, which may also lessen ANI's ability to recover in the event of default.

   The purchase price may also be increased up to an additional $750,000, depending upon future operating results of NFLI's recently established Japanese subsidiary. In addition, our Bactolac subsidiary will enter into a product supply agreement with NFLI and will also receive a $650,000 note representing a currently outstanding intercompany liability, due one year and a day from closing. Closing is anticipated to occur immediately following the annual meeting of shareholders.

   Everest is a privately held entity with its principal offices located at 8645 College Boulevard, Overland Park, Kansas 66210. Everest was formed in May 1999 to research, develop and market a line of nutritional supplements to complement traditional medical practices and to help consumers lead longer, healthier lives. Everest markets its nutritional supplements through a network marketing organization. Prior to negotiations in connection with the Stock Purchase Agreement, there were no material contracts, arrangements, understandings, relationships, negotiations or transactions between ANI and any of its affiliates and Everest and any of its affiliates.

Vote Required

   The affirmative vote of the holders of two-thirds of the outstanding shares of ANI stock will be necessary to approve the proposal.

   The Board of Directors recommends a vote FOR approval of the stock purchase agreement and the transactions contemplated thereby.

Background

   We organized ANI in March 2000 to be the holding company for NFLI and its subsidiaries. NFLI has been engaged in the sale of nutritional supplements and other consumer products through a network marketing system since 1983. In late 1999, we acquired Bactolac and Ash Corp., which are manufacturers of nutraceutical and pharmaceutical products. We adopted the holding company structure to better reflect the diversification of our operations and to improve our organizational structure for our acquisition program.

   Our acquisitions and reorganization into the holding company structure were part of our long term strategy to build shareholder value through internal growth and acquisition of companies in the nutritional and pharmaceutical industries. However, our operating results have been poor and our stock price has declined substantially. As a result, we did not achieve internal growth and we have been unable to pursue acquisition opportunities due to a lack of capital and poor performance in the stock market.

   During 2000, the Board considered various strategies to position ANI to renew its growth strategy. In the course of this review, we communicated with a number of outside sources, including investment banking institutions, lending sources and prospective purchasers of our businesses. In connection with the Ash Corp. acquisition, we acquired the land and building used by Ash, as well as some land nearby in Gulfport, Mississippi. The property is mortgaged and we attempted unsuccessfully to refinance the property to obtain additional capital. Due to our poor operating results, we were unable to obtain refinancing. We also explored the possibility of a private sale of our equity securities through informal discussions with investment bankers. Based on our poor operating results, low stock price and low volume in trading in our stock, we were advised that our prospects were not encouraging. In addition, we had extensive communications with a private insurance company about the possibility of a significant equity investment or a business combination, which possibilities were subsequently rejected by the insurance company.

   We also considered whether it would be prudent to contact potential acquirers. NFLI's business is conducted through a network marketing organization of independent distributors who are not employees of NFLI and who may at any time leave NFLI to work for competing organizations or who may simply devote less time to sales of NFLI's products. The Board believes that the success of NFLI's business is based upon the confidence of the distributors in management and the direction of NFLI's affairs. The Board believed that it was important to the viability of NFLI to enter into an arrangement that would be viewed favorably by the distributor organization. The Board also believed that if the distributors heard NFLI was for sale it would have a significant negative impact on distributor confidence and adversely affect NFLI's revenues and distributor retention and recruitment efforts. Accordingly, the Board determined that any contact with potential acquirors must be done in an extremely careful manner. Discussions were held regarding the possibility of a significant equity investment or business combination with a private insurance company which was then involved in discussions with NFLI regarding a marketing arrangement for NFLI's products. The insurance company terminated the merger and financing discussions. Brief discussions were also held with a group that had contacted NFLI in early 2000, but which later declined to pursue discussions. The Board concluded that the only feasible alternative to provide ANI with a reasonable prospect of reinvigorating its growth strategy would be the sale of NFLI to Everest.

   The Board made this decision reluctantly as it believes that the future prospects for success of NFLI's operations may be good. The Board believes the marketing program of NFLI in the

U.S. is sound, and that the initiatives to reduce expenses in the U.S. and the United Kingdom by closing remote offices and other cost-saving measures have resulted in a substantial narrowing of losses from those operations. Extensive cost-saving measures were also initiated in the U.S. in 2000, including management salary reductions, personnel reductions, a more favorable telephone contract, and revisions to NFLI's starter kit. The cost-saving measures implemented in 2000 are expected to result in future annual expense reductions of approximately $2.9 million. In addition, NFLI expanded operations into Japan and incurred substantial start-up expenses in 2000, which the Board believes may result in substantial revenues in the future. However, the Board also recognized the increasingly competitive nature of the network marketing business. The Board also noted the negative connotations in the marketplace ascribed to the network marketing business and the low valuations of companies engaged in that business. The Board carefully considered whether the value of ANI could be increased by focusing on the network marketing business, and concluded that while it was a business we understood based on our relatively long history in network marketing, the dynamics of that industry and the financial condition of the Company both worked against the prospect of significant stock price appreciation.

   On the other hand, the Board examined the opportunity in the manufacturing part of the nutritional and pharmaceutical industries and concluded that there is a significantly better opportunity to increase the value of ANI by focusing on the manufacturing segment of the nutritional and pharmaceutical industries. The proposed Sale raises cash needed to strengthen ANI's financial position and to expand and diversify its revenue base. The proposed Sale will also eliminate the risk of continued losses and further cash needs from the network marketing business. The Board is convinced that this alternative is the best one for the shareholders of the Company.

Timeline of Discussions Between the Parties

   The terms and conditions of the stock purchase agreement and the Sale are the result of arm's length negotiations between representatives of Everest and representatives of ANI. Set forth below is a summary of the background of these negotiations.

   . On August 15, 2000, Barry Loder, a representative of ANI, called David Wheeler, Vice President of Everest, to discuss the potential interest of Everest in purchasing NFLI from ANI. Mr. Loder contacted Mr. Wheeler at the request of Gregory Pusey, Chairman of the Board of Directors of ANI. Mr. Pusey was aware that Mr. Loder had performed some consulting services for Everest. Mr. Pusey made this request because he had heard from Mr. Loder that Everest was engaged in sales of nutritional supplements through a developing network marketing organization and was interested in rapid growth.

   . On August 21, 2000, Barry Loder received a call from David Wheeler to confirm that Everest was interested in pursuing the possible purchase of NFLI.

   . On August 29, 2000, Gregory Pusey, President of ANI, and Barry Loder met with David Wheeler and Rob Hamlin, Vice-President of Everest, to explore the possibility of a transaction.

   . On September 1, 2000, Jerry Kramer, Chairman of the Board of Everest, visited NFLI's headquarters in Houston, Texas for the first time. Mr. Kramer met with various members of the NFLI management team. The members of NFLI's management presented the status of NFLI, strategic plans for the future, potential strategic value, and provided a site tour.

   . On September 8, 2000, David Wheeler met with certain members of ANI's management concerning how a transaction could be structured. Preliminary discussions were held regarding purchase terms. ANI proposed a purchase price of $15,000,000. Mr. Wheeler stated that he would consider this offer. He also informed ANI that Everest would not be willing to make an all cash payment of the purchase price. Mr. Wheeler also informed ANI that Everest expected to borrow funds in connection with the transaction and that the note to ANI must be non-recourse to Everest and subordinate to Everest's lender. He noted that the lender would be expected to have a security interest in all of NFLI's assets.

   . On September 11, 2000, the ANI board of directors met and Greg Pusey and Jeff McGonegal informed the board of directors that preliminary discussions had been held with Everest regarding Everest's interest in purchasing NFLI. Jeff McGonegal discussed the tax and accounting considerations. After discussion, the ANI Board authorized senior management of ANI to continue discussions for a possible transaction.

   . On September 27, 2000 and October 3, 2000, Barry Loder and John Brown met with David Wheeler concerning deal structure and purchase terms. Everest rejected ANI's $15,000,000 offer and proposed a maximum purchase price of $10,000,000, consisting of $3,000,000 in cash, $3,000,000 payable in installments and $4,000,000 contingent upon NFLI's future earnings. After further discussions, ANI and Everest agreed on the following terms as a framework for future deliberations: $5,000,000 in cash subject to working capital adjustments, $5,000,000 payable in installments and an earnout in an amount to be determined based solely on operations in Japan.

   . On October 9, 2000, Patton Boggs LLP, counsel to ANI, circulated the first draft of a letter of intent to ANI, Everest and Everest representatives. Negotiations regarding the letter of intent and the related documents continued periodically until December 12, 2000.

   . On October 16, 2000, Jack Preston and Art Preston, owners of Everest visited NFLI in Houston, Texas for the first time, and met with various members of the NFLI management team to tour the site and discuss management's plans for NFLI's operations.

   . On October 26, 2000, Barry Loder and John Brown met with David Wheeler concerning the terms included in the draft letter of intent.

   .  On October 27, 2000, ANI and Everest signed a Confidentiality Agreement.

   . Beginning October 27, 2000 and continuing through December 29, 2000, the companies exchanged various due diligence materials as part of their ongoing due diligence process.

   . On November 14, 2000, Dr. Marcus Laux, President of Everest visited NFLI's headquarters in Houston, Texas for the first time. Dr. Laux met with various members of NFLI's management team to tour the site and discuss with management plans for Everest's acquisition of NFLI and personnel issues.

   . On December 12, 2000, the ANI board of directors met and Greg Pusey and Jeff McGonegal informed the board of directors the status of the transaction. After discussion, the ANI board of directors authorized senior management of ANI to continue the negotiation of a definitive agreement.

   . On December 13, 2000, Greg Pusey, Barry Loder and John Brown, met with David Wheeler and Brent Hudson concerning the findings of due diligence and the terms of the agreement.

   . On December 14, 2000, Patton Boggs, LLP counsel to ANI, circulated the first draft of a stock purchase agreement to ANI, Everest and Everest representatives. On December 21, 2000, Jackson Walker LLP counsel for Everest circulated a revised draft of a stock purchase agreement to the parties. Negotiations regarding the agreement and the related documents continued periodically until December 29, 2000. The negotiations included discussions regarding the interest rate and security on the $5,000,000 note to ANI, including whether the interest rate should be fixed or floating based on prime. Everest requested a floating rate based on prime. ANI requested prime plus 2%, which ANI believed was more comparable to a commercial loan. It was agreed that the rate would be prime plus 1/2% and that the note would be secured by NFLI's assets in a subordinate position to Everest's secured lender.

   . On December 29, 2000, the ANI board of directors met via a telephonic board meeting to discuss the proposed Sale. At the meeting, representatives of Everest gave an overview of the financial strength of Everest and presented their future plans for NFLI. Greg Pusey discussed the terms of the sale. After discussion, the ANI board of directors unanimously approved the Sale and authorized the senior management of ANI to finalize and execute the stock purchase agreement. The consideration of the Sale at the Board meeting was for a period of one hour and 50 minutes.

   . On December 29, 2000, upon completion of all negotiations and finalization of all agreements, the two companies executed and delivered the definitive agreement and related agreements.

   . On December 29, 2000, ANI issued a press release announcing the transaction.

Opinion of Our Financial Advisor

   Pursuant to an engagement letter dated January 24, 2001, ANI retained Neidiger, Tucker, Bruner, Inc. ("NTB") to render to ANI's Board an opinion as to the fairness, from a financial point of view, of the proposed Sale.

   On February 7, 2001, NTB delivered its written opinion to ANI that, as of the date of the opinion, the Sale of NFLI as described in the Stock Purchase Agreement was fair from a financial point of view to the shareholders of ANI.

THE FULL TEXT OF THE WRITTEN OPINION OF NTB, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX E TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

   In connection with its opinion, NTB reviewed, among other things:

   .  the Stock Purchase Agreement dated December 29, 2000;

   . publicly available information relating to ANI including quarterly 10-Qs and the annual Form 10K/A for the year ended September 30, 2000;

   .  the financial condition of ANI and NFLI;

   .  the past operating results of NFLI;

   . certain additional financial statements and other financial and operating data concerning NFLI prepared internally by its senior management and that of ANI;

   . certain financial forecasts and other forward looking financial information prepared by the senior management of ANI and NFLI;

   NTB also held discussions with members of senior management of ANI and NFLI and their financial and legal advisors regarding NFLI's past and current business operations, financial condition and future prospects, and made other studies and inquiries, and took into account such other matters as it deemed relevant, including an assessment of general economic, market and monetary conditions. NTB also compared the financial performance of NFLI to that of certain other publicly traded companies comparable to NFLI. NTB did not identify or review comparable transactions in rendering its opinion. A summary of results of the comparison is set forth below.

   NTB relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, NTB did not make any independent evaluation or appraisal of the assets and liabilities of NFLI, and NTB was not furnished with any such evaluation or appraisal. The opinion of NTB was provided for ANI's information and assistance in connection with ANI's consideration of the transaction contemplated by the Stock Purchase Agreement. ANI and Everest had determined the amount of consideration to be paid prior to the engagement of NTB. NTB was given no instructions and/or limitations concerning the engagement by ANI. NTB's opinion does not address the relative merits of the Stock Purchase Agreement and the other business strategies that the board of ANI has considered or may be considering, or the underlying business decision of the board of ANI to proceed with the Stock Purchase Agreement. The opinion does not constitute a recommendation as to how you should vote with respect to the merger.

   In rendering its opinion, NTB considered the recent liquidity problems experienced by NFLI, its history of operating losses and its recent operations. NTB also considered the results of its discussions with parties involved in businesses similar to NFLI.

   In its review and analysis, and in arriving at its opinion, NTB assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the senior management of ANI and NFLI) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any such information. NTB relied upon the assurances of senior management of ANI and NFLI that they were not aware of any facts that would make the information provided inaccurate or misleading.

   NTB assumed that the financial forecasts and projections (and assumptions and basis therefore) of NFLI provided for NTB's review:

   .  had been prepared in good faith on the basis of reasonable assumptions;

   . reflected the best available estimates and judgments as to the future financial condition and performance of NFLI;

   In addition, NTB assumed that:

   . the Stock Purchase Agreement will be consummated upon the terms set forth in the agreement without material alteration thereof; and

   . the historical financial statements of ANI and NFLI reviewed by it had been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

   Although developments following the date of the NTB opinion may affect the opinion, NTB assumed no obligation to update, revise or reaffirm its opinion. The NTB opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to NTB as of, the date of the NTB opinion. It should be understood that subsequent developments may affect the conclusion expressed in the NTB opinion and that NTB disclaims any undertaking or obligation to advise any person of any change in any matter affecting the opinion which may come or be brought to its attention after the date of the opinion. The NTB opinion is limited to the fairness from a financial point of view and as of the date thereof, of the sale of NFLI to the holders of ANI.

   NTB does not express any opinion as to:

   . the value of any employee agreement or other arrangement entered into in connection with the Agreement; or

   .  any tax or other consequences that might result from the Agreement.

   The following is a summary of certain of the financial and comparative analyses that provided the basis for NTB's opinion, which was presented to ANI's board of directors on February 7, 2001.

   Comparable Public Company Market Analysis. NTB compared the financial and market performance of NFLI with that of a group of publicly traded companies engaged in direct sales of nutritional supplements. The companies were Reliv International, Inc. (Symbol: RELV); Nature's Sunshine Products, Inc. (Symbol:
NATR); Herbalife International, Inc. (Symbol: HERBA); and Nu Skin Enterprises, Inc. (Symbol: NUS). The companies were selected based on their similarities to the business conducted by NFLI. The purpose of the comparable public company market analysis was to establish a range for the potential equity value of NFLI. NTB selected this group of companies based on similarities to NFLI in product and service offerings and target market as evidenced by total revenues and market capitalization. NTB examined certain publicly available financial and operational data of such comparable companies, in particular:

   .  annualized revenues;

   .  market capitalization;

   .  profitability;

   .  liquidity.

   The analysis showed a range of annualized run rate revenue for the companies considered of $61.5 million to $982.4 million as compared to approximately $55.4 million for NFLI, assuming a $10 million dollar market valuation. The average annualized run rate revenues for the companies considered were $558.8 million. The annualized revenue run rate for NFLI was less than 10% of the average for the companies considered. The approximate market capitalization for the companies considered ranged from $13.7 million to $471.9 million. The market capitalization to revenues ratio for the companies considered ranged from .18 to
 .53 with the average being .35. NFLI's market capitalization to revenues was at the low end of the range at .18. This is suggested by several factors significant to NFLI in relation to the comparable group. First, NFLI's annualized revenues are significantly less than the average of the peer group. The comparable company most similar to NFLI in terms of revenues was significantly below the group average with a market capitalization to revenue ratio of .22. In addition, all companies in the peer group were experiencing revenue growth whereas NFLI's revenues have decreased during the last twenty-four months. The Price to Earnings ratio (P/E Ratio) for the companies considered ranged from 0 to 8.24. The average P/E ratio was 5.25. NFLI has been unprofitable and therefore is well below the average for the companies considered. The analysis showed a range of net profit margins for the companies considered of (.05%) to 6.58% as compared to approximately (8.77%) for NFLI. The average net profit margin for the companies considered was 4.32%. When reviewing the market valuation of the companies considered, the level of profitability for each company has a significant effect on market valuation. The analysis showed a range of current ratios for the companies considered of 1.10 to 2.42 as compared to approximately .98 for NFLI. The average current ratio of 1.88 is significantly better than that of NFLI. The analysis of total debt to equity is also unfavorable to NFLI. The total debt to equity ratios for the companies considered ranged from .01 to 1.07 as compared to 1.42 for NFLI. The average total debt to equity ratios for the companies considered was .34. When taking into consideration both the current ratio and debt to equity ratio for NFLI, the liquidity and financial stability of NFLI is substantially less than that of the companies considered. NTB also took into consideration NFLI's lack of sustained profitability and positive cash flow. Additionally, NFLI has been unable to demonstrate continued growth in total revenue over the last three years. In fact, total revenues have decreased substantially from fiscal 1998 through fiscal 2000.

   While the foregoing summary describes certain analyses and factors that NTB deemed material to its presentation to the ANI board of directors, it is not a comprehensive description of all analyses and factors considered by NTB. The preparation of a fairness opinion is a complex process. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying NTB's opinion. In arriving at its fairness determination, NTB considered the results of all such analyses. No company used in the above analyses as a comparison is directly comparable to NFLI. The analyses were prepared solely for the purpose of NTB providing its opinion to ANI as to the fairness from a financial point of view of the consideration to be received by ANI pursuant to the agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ANI, NTB or any other person assumes responsibility if future results are materially different from those forecast. The foregoing summary does not purport to be a complete description of the analysis performed by NTB and is qualified by reference to the written opinion of NTB set forth in Annex E to this proxy statement.

   NTB as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. ANI selected NTB as its financial advisor because it is an investment banking firm that has expertise in transactions similar to the Stock Purchase Agreement.

   NTB has provided certain investment banking services to ANI or NFLI for which it has been paid fees, including acting as co-managing underwriter for an offering of NFLI securities in 1995. Other than the engagement as herein described, NTB has not been engaged by ANI or its affiliates in any underwriting and/or investment banking capacity during the prior two year period. In the ordinary course of its business, NTB may trade in ANI's long or short position in ANI's securities.

   Pursuant to a letter agreement dated January 24, 2001, ANI engaged NTB to render an opinion as to the fairness from a financial point of view of the proposed Stock Purchase Agreement and the consideration to be paid to ANI. In consideration for NTB's rendering of its opinion, ANI paid NTB a fee of $16,750 prior to the delivery of the opinion to ANI, $16,750 to be paid upon delivery of the opinion letter with an additional $16,500 to be paid upon consummation of the transaction. ANI has also agreed to indemnify and hold harmless NTB and its affiliates and any director, employee or agent of NTB or any of its affiliates for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by NTB as financial advisor to ANI, unless caused by NTB's bad faith or negligence. The terms of the fee arrangement between NTB and ANI were negotiated at arm's length, and the board of directors of ANI was informed of such fee arrangement.

   NTB's opinion was provided to the ANI Board at a board meeting held on February 7, 2001. The discussion regarding the NTB opinion was held during an approximate period of one hour. The Board considered the analyses that provided the basis for NTB's opinion. The Board did not make any specific inquiries into the matters supporting the analysis and opinion of NTB. The Board believes that the purchase price to be received for the Sale is fair and recommends the sale of NFLI. In making this determination, the Board considered the terms of the $5,000,000 note. Although the Board did not make any specific assumptions regarding payment of the note, terms of the note were discussed with the NTB representative and the Board considered the risk of non-payment in making its decision that the purchase price for the Sale is fair. NTB also considered the risk of collectability of the note in NTB's assessment of the fairness of the Sale. In making their overall assessment, NTB considered the terms of the note to be made to ANI, Everest's plans to obtain a secured loan superior in rights to the note to be made to ANI and NFLI's ability to service the debt on a going forward basis.

   Subsequent to the Board making its fairness determination, ANI filed with the SEC its Quarterly Report for the quarter ended December 31, 2000. The Quarterly Report is attached as Annex A-2 to this Proxy Statement. The Board has reviewed this Quarterly Report. In addition to the review of the Quarterly Report, the Board has considered whether there are other developments or market changes which would cause the Board to determine the purchase price to be paid in the Sale is unfair. The Board has concluded that the value of the consideration to be paid is fair and has confirmed its recommendation, based on current events, that the Sale be approved.

Interest of ANI's Officers and Directors in the Sale

   In considering the recommendation of the Board in approving the stock purchase agreement, you should be aware that certain members of ANI's management have interests in the Sale that are in addition to the interests of shareholders of ANI generally. The Board was aware of these interests and considered them, among other matters, in approving the stock purchase agreement.

   It is a condition of closing of the stock purchase agreement that David P. Bertrand and Jana B. Mitcham continue as officers of NFLI and enter into employment agreements with NFLI. Mr. Bertrand and Ms. Mitcham are co-founders of NFLI and have served in management of NFLI since its founding in 1983. Mr. Bertrand is also Vice Chairman of the Board and a Director of ANI and Ms. Mitcham is Secretary and Director of ANI. Mr. Bertrand and Ms. Mitcham plan to resign their positions with ANI if the Sale is completed.

   Everest has provided to Mr. Bertrand and Ms. Mitcham general terms of an employment agreement, with the expectation that employment agreements between each of them and NFLI will be entered into on or before the closing. Mr. Bertrand and Ms. Mitcham have agreed to these terms. Both persons will be employed for three year terms, with possible renewal for an additional two year term. Mr. Bertrand and Ms. Mitcham will receive annual salaries of $250,000 and $200,000, respectively, and each of them will receive a car allowance of $1,000 per month. They will be entitled to participate in a management bonus program in amounts to be determined. Mr. Bertrand will continue to serve as President of NFLI and Ms. Mitcham will continue to serve as Executive Vice President of NFLI. At closing of the Sale, each of Mr. Bertrand and Ms. Mitcham will receive rights to acquire four percent of the outstanding stock of NFLI. There will be termination provisions in their employment agreement, with severance to be paid based on whether the termination is "no-fault." If there is a no-fault termination by NFLI within the first twelve months of the term, the officer will receive severance of twelve months' pay, six months' severance pay would be received for termination during the second twelve months of the term and three months' severance pay would be received for termination within the third twelve month period of the term. Both employment agreements will include a one year non-compete provision. Mr. Bertrand and Ms. Mitcham will be entitled to a continuation of the split dollar key man life insurance coverage now in existence, subject to their continued employment by NFLI.

   None of the officers and directors of ANI or NFLI is currently a party to any employment agreement or severance agreement with either ANI or NFLI. Accordingly, neither ANI or NFLI is obligated to make any change in control or severance payments to any of its officers and directors in connection with the Sale.

Accounting Treatment

   The proposed Sale will be accounted for as a sale of the subsidiaries being disposed of by ANI for the fair market value of the consideration received by ANI, consisting of cash at closing and a note payable over a ten year amortization with quarterly payments for three years, at which time the remaining balance on the note is due.

   Additional consideration may be received by ANI of up to $750,000, based upon the future operating results of NFLI's recently established Japanese subsidiary. The earnout amount will be based upon fifty percent of the annual EBITDA (as defined in the Agreement) of the Japanese operation in excess of any aggregate capital contributions (as defined in the Agreement) made to the Japanese subsidiary by the purchaser. ANI will account for any such earnout payments as income, only to the extent and when they are determined to be earned.

   For financial reporting purposes, management of ANI is unable to determine that it is probable that the future cash flows from NFLI's operations will be sufficient to fund the entire balloon payment required under the terms of the Note. Accordingly, an allowance of approximately $2,700,000 is being provided against the face amount of the Note. ANI will account for collections on the Note under the cost recovery method, whereby any future collections are recorded as a reduction of the balance recorded for the Note (after the allowance). Additional collections above that amount are recorded as income as collected.


   Upon approval for the sale of NFLI by the ANI's shareholders, financial statements subsequently issued by ANI which include the results of NFLI would be restated to reflect the historical results of NFLI as a discontinued operation.

Federal Income Tax Consequences

   We do not expect that there will be any significant tax consequences resulting from the proposed Sale because our tax basis in the subsidiaries to be sold is greater than or equal to the "fair market value" of the total consideration being received by us.

The Stock Purchase Agreement

   The following is a brief summary of material provisions of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is attached as Annex B and is incorporated herein by reference. We urge all of the ANI shareholders to read the Stock Purchase Agreement in its entirety for a more complete description of the terms and conditions of the proposed Sale.

   Representations and Warranties

   Under the Stock Purchase Agreement, all of the stock of NFLI will be sold to Everest. Unless the parties agree otherwise, the closing of the Sale will take place as soon as practicable, but no later than one business day after all closing conditions have been satisfied or waived, unless the Stock Purchase Agreement has been terminated. The Stock Purchase Agreement contains representations and warranties of ANI that are customary for a transaction of this nature relating to, among other things:

   . NFLI's organization, capitalization and authority to enter into the Stock Purchase Agreement;

   . The enforceability of the Stock Purchase Agreement as a binding obligation of ANI;

   . Any conflicts between the Stock Purchase Agreement and any of ANI's other material contracts, any law, or any of ANI's charter or bylaw provisions;

   .  The accuracy of NFLI's financial statements;

   . Material liabilities or obligations incurred by NFLI since September 30, 2000, other than in the ordinary course of business;

   .  Indebtedness and absence of undisclosed liabilities;

   .  The absence of material litigation;

   .  Compliance with laws;

   .  Employee benefit and labor matters;

   .  Insurance;

   .  Environmental matters;

   .  Intellectual property matters;

   .  Material contracts;

   . The absence of any material adverse change in the business of NFLI since September 30, 2000;

   .  Brokers and finders in connection with the Sale; and

   .  Regulatory matters.

   The Stock Purchase Agreement also includes representations and warranties by Everest as to:

   . Everest's organization and authority to enter into the Stock Purchase Agreement;

   . Enforceability of the Stock Purchase Agreement as a binding obligation of Everest;

   .  The accuracy of Everest's financial statements;

   .  The absence of litigation;

   .  Tax matters;

   . Material liabilities or obligations incurred by Everest since September 30, 2000;

   .  Brokers and finders in connection with the Sale; and

   .  Availability of funds to complete the Sale transaction.

   Conduct of NFLI's Business.

   ANI has agreed that prior to the Sale, NFLI will operate its business consistent with past practices and use best efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it. ANI has also agreed that it will not solicit, initiate, or encourage any inquiries or proposals from any person other than Everest relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of NFLI, or a merger, consolidation or business combination or similar transaction involving NFLI.

   General Conditions to Closing.

   The obligations of each party to complete the Sale are subject to the following conditions:

   . The shareholders of ANI shall have approved the proposal in this proxy statement;

   . No action or proceeding shall have been instituted or threatened to restrain or prohibit the completion of the Sale;

   . All consents and approvals in connection with the Stock Purchase Agreement shall have been obtained;

   . David P. Bertrand and Jana B. Mitcham shall have entered into employment agreements with NFLI in accordance with terms agreed upon by ANI and NFLI;

   . Bactolac and NFLI shall have entered into a supply agreement in accordance with terms agreed upon by ANI and NFLI; and

   . ANI shall have received the written consent of its senior lender, General Electric Capital Corporation, to the Sale.

   Additional Conditions to Obligations of ANI

   ANI's obligations to complete the Sale are subject to certain additional conditions including:

   . The accuracy of the representations and warranties of Everest as of the date of the Stock Purchase Agreement and as of the date of closing;

   . Everest's performance in all material respects of each of the obligations it has agreed, under the Stock Purchase Agreement, to perform prior to the closing, and delivery to ANI of a certificate to that effect;

   . The absence of any event or circumstances with respect to Everest which would constitute a material adverse effect as defined in the Stock Purchase Agreement;

   . Receipt by ANI of the opinion of its financial advisor to the effect that the Sale is fair from a financial point of view to ANI's shareholders;

   .  The transfer of the Bactolac stock from NFLI to ANI; and

   . The receipt by ANI's subsidiary, Bactolac, of a promissory note for $650,000, payable one year and one day following the closing date with interest at the rate of prime plus one-half of one percent.

   Additional Conditions to Obligations of Everest

   Everest's obligations to complete the Sale are subject to certain additional conditions, including:

   . The accuracy of the representations and warranties of ANI as of the date of the Stock Purchase Agreement and as of the date of closing;

   . ANI's performance in all material respects of each of the obligations it has agreed, under the Stock Purchase Agreement, to perform prior to the closing, and delivery to Everest of a certificate to that effect;

   . The absence of any event or circumstance with respect to NFLI which would constitute a material adverse effect, as defined in the Stock Purchase Agreement;

   . Everest's receipt of resignation letters of all officers and directors of NFLI other than David P. Bertrand and Jana Mitcham.

   Supply Agreement

   Bactolac currently supplies nutritional products to NFLI and it is planned that this relationship will continue after closing of the Sale. It is a condition to closing for both ANI and Everest that a supply agreement be completed between NFLI and Bactolac which would provide for a continuation of product sale prices in effect at December 31, 2000 (except for raw material price increases exceeding 5%) and for Bactolac to provide quotes on new products on substantially equivalent pricing structure terms and assumptions. The supply agreement will be for a one year term, with subsequent annual renewals unless cancelled by either party.

   Termination; Termination Fees

   The Stock Purchase Agreement may be terminated at any time prior to completion of the Sale, whether before or after approval by the ANI shareholders, by the mutual consent of the parties to the Stock Purchase Agreement. In addition, the Stock Purchase Agreement may be terminated if a party is in material breach of the Stock Purchase Agreement, and such breach has not been cured.

   In the event of termination, Everest shall pay a termination fee to ANI in the amount of all escrowed funds together with all interest thereon held by the escrow agent. Everest has deposited

$250,000 into an escrow account. Everest also agreed that, if the Sale was not completed by February 27, 2001, Everest would deposit an additional $100,000 into the escrow account (and such $100,000 has been deposited) and would make additional deposits of $100,000 every 30 days after February 27, 2001 if the sale was not completed by those dates. If the Sale is completed, the amounts deposited by Everest will be paid at closing to ANI and credited against the cash portion of the purchase price. If the Sale is not completed, the escrowed funds will be delivered to ANI, which will constitute a liquidated damage payment to ANI and ANI will not be entitled to make other claims for damages. The termination fee will not be paid to ANI if the Stock Purchase Agreement is terminated for any of the following reasons:

   . A material breach is made by ANI of the representations and warranties contained in the Stock Purchase Agreement or there is a material default in the performance of ANI's obligations. "Material" is defined as the occurrence or existence of an event or condition with a magnitude, effect or consequence of at least $500,000;

   . Certain closing conditions are not satisfied, including Everest's receipt of the resignations of all officers and directors of NFLI other than Mr. Bertrand and Ms. Mitcham, employment agreements with Ms. Bertrand and Mrs. Mitcham and a supply agreement between NFLI and Bactolac, unless any of the conditions were not satisfied due to unreasonable acts or inaction by Everest; or

   . Closing of the Sale shall not have occurred on or before June 1, 2001 through no fault of Everest.

   If any of the foregoing conditions occur, the escrowed funds will be returned to Everest and not paid to ANI. In the event of termination by Everest due to a material breach by ANI or a material default, which remains uncured, ANI may be liable to Everest for damages up to $250,000.

   Indemnification; Arbitration

   The Stock Purchase Agreement contains cross-indemnification provisions for breaches of the Stock Purchase Agreement for claims brought within twelve months after the closing date. No claim may be brought unless the result of all breaches exceeds $150,000. The parties have agreed to arbitrate any disputes. If an arbitration award is issued in favor of Everest, Everest will have the right to set off any amount to which it may be entitled under the indemnification provisions against amounts otherwise payable under the promissory note.

   Amendment and Waiver

   The Stock Purchase Agreement may be amended by the parties at any time prior to the closing of the Sale. Any amendment must be in writing signed by all the parties. Once ANI's shareholders have voted to approve the Stock Purchase Agreement, however, no party may make an amendment to the Stock Purchase Agreement which would require the further approval of ANI's shareholders.

   Prior to the consummation of the Sale, any party may:

   . Extend the time given for the performance of any of the obligations or other acts of the other parties;

   . Waive any inaccuracies in the representations and warranties of the other parties contained in the Stock Purchase Agreement; and

   . Waive compliance by the other parties with any of the agreements or conditions contained in the Stock Purchase Agreement.

Rights of Dissenting Shareholders

   Shareholders will have the right to exercise dissenters' rights with respect to the proposed Sale. Pursuant to Articles 5.12 and 5.13 of the TBCA (the "Dissenters' Statute"), holders of record of Company common stock who object to the proposed Sale and who follow the procedures prescribed by the Dissenters' Statute will be entitled to receive a cash payment equal to the "fair value" of the shares of stock held by them. Set forth below is a summary of the procedures holders of common stock must follow in order to exercise dissenters' rights under the TBCA. This summary does not purport to be complete and is qualified in its entirety by reference to the Dissenters' Statute (a copy of which, as of the date hereof, is attached to this proxy statement as Appendix D) and to any amendments to, or modifications of, such provisions as may be adopted after the date hereof. Any shareholder contemplating the possibility of objecting to the proposed Sale should carefully review the text of Appendix D (particularly the specified procedural steps required to perfect their dissenters' rights) and should consult as appropriate with such holder's legal counsel. These rights will be lost if the procedural requirements of the Dissenters' Statute are not fully and precisely satisfied.

   Under the Dissenters' Statute, any shareholder who files with the Company, prior to the meeting, a written objection to the proposed action and stating that the shareholder will exercise its right of dissent if the action is effective and who complies with the other applicable procedural requirements of the Dissenters' Statute, shall be entitled, if the proposed Sale is consummated, to receive a cash payment of the fair value of such shares. However, a shareholder who votes such holder's stock against approval of the proposed Sale will not, solely by virtue of such vote, satisfy the notice requirement referred to above. Further, because an executed proxy card will be voted "FOR" the proposed Sale unless otherwise specified, a shareholder returning a signed but unmarked proxy card will waive his or her right to dissent from the proposed Sale.

   Written notices of the intent to exercise dissenters' rights must be sent to the Company at 9101 Jameel, Suite 180, Houston, Texas 77040, Attn: John R. Brown, Jr., prior to the taking of the vote at the annual meeting. A HOLDER OF COMMON STOCK WHO DOES NOT SATISFY EACH OF THE REQUIREMENTS OF THE DISSENTERS' STATUTE WILL NOT BE ENTITLED TO EXERCISE ANY RIGHTS OF DISSENT UNDER THE PROVISIONS OF THE TBCA.

   No later than ten days after the proposed Sale is effected, we must deliver or mail to each dissenting shareholder written notice that the action has been effected and the shareholder may, within ten days from the delivery or mailing of such notice, make written demand on the Company for the payment of the "fair value" of such shareholder's shares. The demand must state the number and class of shares owned by the shareholder and the "fair value" of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten day period shall be bound by the Company's action. Not later than twenty days after making such written demand, each holder of stock who exercised dissenters' rights must submit to us the certificate or certificates representing such holder's shares of stock for notation thereon that such demand has been made. Upon making a demand for value, a holder of stock shall have no rights in the Company by virtue of holding such shares, other than the right to receive fair value for such shares.

   Within twenty days after receipt by us of a demand for payment made by the dissenting shareholder, we shall either accept the amount claimed in the demand or provide the shareholder with our estimate of the "fair value" of the shares, in either case, along with an offer to pay either the agreed or offered amount within ninety days after the date on which the action was effected (upon the surrender of any certificates representing such shares, duly endorsed).

   If within sixty days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and us, payment shall be made within ninety days after the date the action was effected (upon the surrender of any stock certificates, duly endorsed). If the Company and shareholder do not so agree within such sixty day period, then either party may, within sixty days after the expiration of such sixty day period, seek a judicial determination of the fair value of the shareholder's shares. The court shall then determine which shareholders have properly complied with the provisions of Article 5.12 and shall appoint one or more qualified appraisers to determine that value.

   The term "fair value" as used in the Dissenters' Statute will be determined as of the day prior to the day of the annual meeting and will exclude any appreciation or depreciation resulting from the proposed Sale.

Unaudited Pro Forma Consolidated Financial Statements

   The following unaudited pro forma consolidated financial statements give effect to the Sale by ANI of the outstanding capital stock of NFLI, which is anticipated to close as soon as practical following approval by ANI's shareholders and approval by ANI's senior lender. The unaudited pro forma consolidated financial statements give effect to the estimated terms of the transaction, including the estimated cash portion of the purchase price as well as the note to be issued as part of the consideration, but do not give effect to any amounts which may be paid in the future under an earn-out based upon future operations of NFLI Japan. Such earn-out amounts would be recorded as income at which future time, collection of such amounts would be assured. The pro forma statements for the year ended September 30, 2000, also give effect to the acquisitions of Bactolac, ASH and Advanced Nutraceuticals, Inc. ("Old-ANI") as though such acquisitions had occurred as of the beginning of the year ended September 30, 2000. These pro forma consolidated financial statements are based on the historical financial statements of ANI, included in the Annual Report (Annex A-1 to this proxy statement), Form 10-Q/A for the quarterly period ended December 31, 2000 (Annex A-2 to this proxy statement) as well as Form 8-K/A (Annex A-3 to this proxy statement) dated January 31, 2000, covering the acquisitions of Bactolac, ASH and Old-ANI, and the estimates and assumptions set forth below and in the notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated balance sheet gives effect to the Sale as if it had occurred on December 31, 2000. The unaudited pro forma consolidated statements of operations for the year ended September 30, 2000 and for the three months ended December 31, 2000 give effect to the transactions as if they had occurred on October 1, 1999.

   For financial reporting purposes, management of ANI is unable to determine that it is probable the future cash flows from NFLI's operations will be sufficient to fund the entire balloon payment required under the terms of the Note. Accordingly, an allowance of approximately $2,700,000 is being provided against the face amount of the Note. ANI will account for collections on the Note under the cost recovery method, whereby any future collections are recorded as a reduction of the balance recorded for the Note (after the allowance). Additional collections above that amount are recorded as income as collected.

   A definitive agreement was signed for the sale of NFLI which was approved by the Board of Directors, but which is subject to approval by the Stockholders of ANI. Upon approval by the Stockholders, any subsequently issued ANI historical consolidated financial statements and related notes thereto will be restated to present the operations of NFLI as a discontinued operation. NFLI is not expected to incur any significant losses from December 31, 2000 through closing and the Sale is not expected to result in a loss to ANI.

   The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma consolidated financial data presented herein does not purport to represent what the Company's financial position or results of operations would have actually been had such Sale or the acquisitions of Bactolac, ASH and Old-ANI, occurred on the assumed dates or to project the Company's financial position or results of operations for any future period. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Annual Report and Form 10-Q/A for the quarterly period ended December 31, 2000 as well as the Form 8-K/A dated January 31, 2000, covering the acquisitions of Bactolac, ASH and Old-ANI.

                         Advanced Nutraceuticals, Inc.
                       Unaudited Pro Forma Balance Sheet
                               December 31, 2000

                                                                     Pro Forma Adjustments - DR (CR)
                                                               -------------------------------------------          Pro Forma
                                                        ANI     Ref.        Amount    Ref.       Amount              Adjusted
                                                   ---------------------------------------------------------------------------------
                ASSETS
Current assets:
  Cash and cash equivalents                        $   915,259   2       $  (448,565)  3       $ 3,445,000          $ 3,911,694
  Restricted cash                                      101,266   2          (101,266)                    -                    -
  Trade accounts receivable, net                     5,707,689   2          (596,431)                    -            5,111,258
  Inventories                                        7,130,203   2        (5,131,911)                    -            1,998,292
  Net assets of NFLI operation                               -   2         5,601,714   5        (5,601,714)                   -
  Deferred tax asset, net                            1,707,000   2          (908,000)                    -              799,000
  Prepaid expenses and other assets                    778,150   2          (665,139)  3           500,000              613,011
                                                   -----------           -----------           --------------------------------
       Total current assets                         16,339,567            (2,249,598)           (1,656,714)          12,433,255

Property and equipment, net                         13,977,154   2        (4,479,924)                    -            9,497,230
Intangible assets, net                               9,163,805   2           (62,000)                    -            9,101,805
Notes receivable                                             -                     -   3         1,826,714            1,826,714
Other assets                                           557,708   2          (461,043)                    -               96,665
                                                   -----------           -----------           --------------------------------
                Total assets                       $40,038,234           $(7,252,565)          $   170,000          $32,955,669
                                                   ===========           ===========           ================================

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $ 5,291,729   2       $ 2,830,908           $         -          $ 2,460,821
  Accrued distributor bonuses                          934,421   2           934,421                     -                    -
  Deferred income                                      283,855   2           172,744                     -              111,111
  Accrued expenses and other                         1,978,247   2         1,468,778   3          (170,000)             679,469
  Credit facility                                    6,084,294   2         1,089,492                     -            4,994,802
  Current portion of installment obligations           942,689   2           756,222                     -              186,467
  Current portion of long-term debt                  3,850,053                     -                     -            3,850,053
                                                   -----------           -----------           --------------------------------
          Total current liabilities                 19,365,288             7,252,565              (170,000)          12,282,723
                                                   -----------           -----------           --------------------------------

Deferred tax liability                               2,807,000                     -                     -            2,807,000
Long-term debt                                         500,000                     -                     -              500,000
                                                   -----------           -----------           --------------------------------
          Total liabilities                         22,672,288             7,252,565              (170,000)          15,589,723
                                                   -----------           -----------           --------------------------------

Stockholders' Equity:
  Common stock                                          80,198                     -                     -               80,198
  Additional paid-in capital                        17,936,253                     -                     -           17,936,253
  Retained earnings (deficit)                         (683,909)                    -                     -             (683,909)
  Accumulated other comprehensive income                33,404                     -                     -               33,404
                                                   -----------           -----------           --------------------------------
    Total stockholders' equity                      17,365,946                     -                     -           17,365,946
                                                   -----------           -----------           --------------------------------
Total liabilities and stockholders' equity         $40,038,234           $ 7,252,565           $  (170,000)         $32,955,669
                                                   ===========           ===========           ================================

               See accompanying Headnote and Notes to Pro Forma
                      Consolidated Financial Statements.

                         Advanced Nutraceuticals, Inc.
                  Unaudited Pro Forma Statement of Operations
                     Three Months Ended December 31, 2000

                                                                   Pro Forma
                                                             Adjustments - DR (CR)
                                                          --------------------------                  Pro Forma
                                                ANI       Ref.             Amount                     Adjusted
                                            ----------------------------------------                -----------
Net sales                                   $16,653,997    2            $ 11,732,350                $ 4,921,647
Cost of sales                                11,011,657    2              (7,594,869)                 3,416,788
                                            -----------                 ------------                -----------
Gross profit                                  5,642,340                    4,137,481                  1,504,859

General and administrative exp.               5,075,615    2              (3,743,375)                 1,332,240
                                            -----------                 ------------                -----------
Operating income                                566,725                      394,106                    172,619

Other income (expense):                        (248,192)   2                 (10,786)                  (237,406)
                                            -----------                 ------------                -----------
Income (loss) from operations
    before income tax expense                   318,533                      383,320                    (64,787)

Income tax expense (benefit)                   (264,389)   2                (289,389)                    25,000
                                            -----------                 ------------                -----------
Net income (loss)                           $   582,922                 $    672,709                $   (89,787)
                                            ===========                 ============                ===========
Net income (loss) per share:
   Basic and Diluted                        $      0.07                                             $     (0.01)
                                            ===========                                             ===========
Shares used in computing
 net income (loss) per share :
   Basic                                      8,109,865    6                                          8,109,865
                                            ===========                                             ===========
   Diluted                                    8,113,136    6                                          8,113,136
                                            ===========                                             ===========


               See accompanying Headnote and Notes to Pro Forma
                      Consolidated Financial Statements.

                         Advanced Nutraceuticals, Inc.
                  Unaudited Pro Forma Statement of Operations
                         Year Ended September 30, 2000


                                                            Pro Forma Adjustments - DR (CR)
                                                       ------------------------------------------------------           Pro Forma
                                                ANI       Ref.             Amount       Ref.         Amount             Adjusted
                                            --------------------------------------------------------------------------------------
Net sales                                   $69,258,328    2            $ 53,190,439     4        $(2,694,000)         $18,761,889
Cost of sales                                48,320,748    2             (37,750,401)    4          2,362,000           12,932,347
                                            -----------                 ------------              --------------------------------
Gross profit                                 20,937,580                  (15,440,038)                  332,000            5,829,542

General and administrative exp.              24,556,847    2             (19,829,044)    4            686,000            5,413,803
                                            -----------                 ------------              --------------------------------
Operating income (loss)                      (3,619,267)                   4,389,006                 (354,000)             415,739

Other income (expense):                      (1,042,064)   2                 498,336     4             85,000             (628,728)
                                            -----------                 ------------              --------------------------------
Income (loss) from operations
    before income tax expense                (4,661,331)                   4,887,342                 (439,000)            (212,989)

Income tax expense (benefit)                   (657,000)   2                 917,000     4            (65,000)             195,000
                                            -----------                 ------------              --------------------------------
Net income (loss)                           $(4,004,331)                $  3,970,342              $  (374,000)         $  (407,989)
                                            ===========                 ============              ================================
Net income (loss) per share:
   Basic and Diluted                        $     (0.52)                                                               $     (0.05)
                                            ===========                                                                ===========
Shares used in computing
 net income (loss) per share :
   Basic and Diluted                          7,713,750                                  6            296,949            8,010,699
                                            ===========                                           ===========          ===========

               See accompanying Headnote and Notes to Pro Forma
                      Consolidated Financial Statements.

                         Advanced Nutraceuticals, Inc.
       Notes To Pro Forma Consolidated Financial Statements (Unaudited)

Note 1 - General

The unaudited pro forma consolidated balance sheet as of December 31, 2000, assumes that the Sale was consummated as of December 31, 2000 and the unaudited pro forma consolidated statements of operations for the year ended September 30, 2000 and for the three months ended December 31, 2000 assumes that the Sale was consummated as of October 1, 1999. The pro forma unaudited statement of operations for the year ended September 30, 2000, also give effect to the acquisitions of Bactolac, ASH and Old-ANI, as though such acquisitions had occurred as of the beginning of the year ended September 30, 2000. The pro forma adjustments only give effect to amounts that are directly attributable to the Sale and acquisition transactions.

Note 2 - NFLI Operations

Adjustments to remove from the balance sheet the individual amounts of assets and liabilities associated with the NFLI entities being sold. Also to delete the amounts representing the items of revenue and expense associated with the NFLI entities being sold from the statements of operations.

Note 3 - Sale of NFLI

Under the terms of the definitive agreement signed on December 29, 2000, ANI has agreed to sell to Everest International, L.L.C., a privately held entity, all of the outstanding capital stock of NFLI and its subsidiaries engaged in the network marketing business. The agreement provides for $5 million in cash at closing, subject to a working capital adjustment and a $5 million, prime plus one-half percent note, payable based upon a ten-year amortization with quarterly payments for three years and final balloon payment at the end of the third year. The working capital adjustment as defined in the agreement, will be based upon an adjusted working capital calculation using $1,000,000 as a base figure. If at closing the computation yields more or less than $1,000,000, the purchase price will be adjusted accordingly. It is currently unknown what adjustment, if any may be made at closing, as this will depend upon a number of factors, primarily future operations of NFLI. The note will be an obligation of NFLI and subordinate to the purchaser's secured lender and will be without recourse to the purchaser. Accordingly, collectability of the note will depend upon the success of operations of NFLI after the closing of the sale, including NFLI's ability to service its debt with its senior lender. For financial reporting purposes, management of ANI is unable to determine that it is probable that the future cash flows from NFLI's operations will be sufficient to fund the entire balloon payment required under the terms of the Note. Accordingly, an allowance of approximately $2,700,000 is being provided against the face amount of the Note. ANI will account for collections on the Note under the cost recovery method, whereby any future collections are recorded as a reduction of the balance recorded for the Note (after the allowance). Additional collections above that amount are recorded as income as collected. In addition, Bactolac Pharmaceutical, Inc. (a subsidiary of ANI) will receive a $650,000 note representing a currently outstanding inter-company liability, due one year and a day from closing. The following summarizes the sale amounts had closing occurred based upon the NFLI balance sheet as of December 31, 2000:

Note receivable portion to be received at closing (of which
  $500,000 is to be collected within next twelve months)                           $ 5,000,000
Valuation allowance being established against face amount of Note, due to estimated insufficient operating cash flow to pay balloon
  payment                                                                           (2,673,286)
                                                                                   -----------
Net carrying value of Note for financial reporting purposes                        $ 2,326,714

Cash portion at closing:
  "Working capital" computed as defined under agreement (deficit)    $  (275,000)
  Base amount required under the agreement                            (1,000,000)
                                                                     -----------
  Adjustment to cash portion of price                                 (1,275,000)
Cash portion of price                                                  5,000,000
                                                                     -----------
  Adjusted pro forma cash amount as computed                           3,725,000
Estimated transaction expenses payable at closing                       (280,000)
                                                                     ===========
Net cash at closing                                                                  3,445,000
                                                                                    ----------
    Total proceeds as computed                                                       5,771,714
Less estimated transaction expenses payable after closing                             (170,000)
                                                                                    ----------
    Revised total                                                                    5,601,714

Financial reporting basis in net assets being disposed                               5,601,714
                                                                                    ----------

    Financial reporting gain on sale                                                $        -
                                                                                    ==========

Note 4 - Acquisitions

Adjusts the pro forma unaudited statement of operations for the year ended September 30, 2000 to also give effect to the acquisitions of Bactolac, ASH and Old-ANI, as though such acquisitions had occurred as of the beginning of the year.

Note 5 - Net Assets of NFLI Operations

Removes net assets relating to entities being sold from the balance sheet.

Note 6 - Net Income (Loss) Per Share

Adjusts average shares outstanding (basic and diluted) for the year ended September 30, 2000 to record the additional shares issued for the acquisitions of Bactolac, ASH and Old-ANI, as though the acquisitions had occurred as of the beginning of the fiscal year.

On a pro forma basis, the effect of outstanding options and warrants are presented where applicable, but they have no affect on the rounded computation of diluted pro forma adjusted income per share.

  Proposal 3:  Approval of Reverse Stock Split at the Discretion of the Board

Introduction

          You are asked to consider granting to the Board discretionary authority to implement proposals to amend the Company's Articles of Incorporation and to effect a (i) one-for-three (1:3), (ii) one-for-four (1:4), or (iii) one-for-five (1:5) split of the Company's common stock (the "Reverse Splits"). Approval of the alternative proposals would give the Board discretionary authority to implement any one or none of the Reverse Splits through December 31, 2001.

Vote Required

          The affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote at the annual meeting is required for approval of the discretionary authority to the Board to effect the Reverse Splits.

          The Board of Directors recommends a vote FOR granting the Board discretion to effect the Reverse Splits.

Purpose

          Our common stock was traded on the National Market System of the Nasdaq Stock Market until March 20, 2001. On that date the Nasdaq listing for our common stock was transferred to the Nasdaq SmallCap Market pursuant to an exception to the Nasdaq minimum bid price requirement of $1.00 per share. Nasdaq has informed us that in order to maintain this listing we must file a proxy statement with the SEC and Nasdaq evidencing our intent to seek shareholder approval for a reverse stock split sufficient to evidence a closing bid price of at least $1.00 per share. In addition, on or before May 18, 2001, we must demonstrate a closing bid price of at least $1.00 per share and, immediately thereafter, a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. If we fail to comply with these terms, our common stock will be delisted from Nasdaq. We have requested from Nasdaq an extension of this deadline to June 1, 2001 to accomodate the Annual meeting. On April 26, 2001 the closing bid price of our common stock was $.29.

          The Board believes that a delisting could adversely affect our ability to attract new investors, may result in decreased liquidity and, consequently, could reduce the trading price and increase the transaction costs involved in trading the shares.

          The Board believes a reverse split may be helpful in satisfying Nasdaq's minimum bid price requirement of $1 per share and that Nasdaq may be more receptive to continue the listing of our stock if the Board has the authority to quickly implement one of the Reverse Splits.

          Even though a reverse split, by itself, does not impact a corporation's assets or prospects, reverse stock splits can result in a decrease in the aggregate market value of a corporation's equity capital. The reverse split will result in fewer shares outstanding, which could have a negative effect on the trading volume in our common stock. In addition, there is sometimes negative investor psychology associated with a reverse stock split. The Board believes that this risk is offset by the prospect that the reverse stock split may, by increasing the per share price, make an investment in our common stock more attractive for certain investors. If the common stock were no longer trading on Nasdaq, trading would be conducted in the over-the-counter market, either on the over-the-counter bulletin board system operated by Nasdaq, or through the "pink sheets." In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our stock. In addition, if the common stock were not trading on Nasdaq and the trading price was below $5 per share, trading could also be subject to certain SEC rules which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage them from effecting transactions in our stock, which could severely limit the liquidity of our stock and the ability of investors to trade in the stock.

          The purpose of the Reverse Splits is to increase the market value of our stock. The Board intends to effect the reverse split only if it believes that a decrease in the number of shares outstanding may improve the trading market for our stock. If any of the Reverse Splits are authorized by the shareholders, the Board will have the discretion to implement only one during calendar year 2001 or effect no reverse stock split at all. The Board has submitted three proposals in order to give it latitude. If the trading price of the common stock increases without a reverse split, a reverse split may not be necessary, or one of lesser proportions would be required if the trading price decreased or remains constant. The Board has requested authority through the end of this calendar year to provide it with latitude to consider a reapplication for listing on Nasdaq if our common stock is delisted in May.

          In connection with any determination to effect a reverse split, the Board will also select the reverse split that, in its discretion, is believed to result in the greatest marketability of the common stock based on prevailing market conditions and the outcome of the hearing and any other proceedings or discussions with Nasdaq. No further action on the part of the shareholders would be required to either effect one of the Reverse Splits or to determine not to effect any of the Reverse Splits. If one of the Reverse Splits is not effected by December 31, 2001, the Board's authority to effect a reverse split will terminate.

Effect On Authorized and Available Shares

          The Board is not requesting a reduction in the number of the Company's authorized shares of common stock in connection with the reverse stock split. Accordingly, there will remain 20,000,000 common shares authorized. There are currently 8,107,895 Common shares outstanding and 3,927,327 shares (including the 1,000,000 share under Proposal 5 in this Proxy statement) issued or reserved for issuance pursuant to outstanding option plans and warrants and 1,144,370 shares reserved for issuance under the Bactolac and ASH earnout agreements. The total remaining number of unissued and unreserved shares which would be available for future issuances by the Board without further shareholder approval in the event of the Reverse Splits would be: 15,606,833 if the Board decides to effect the 1:3 stock split, 16,705,124 if the Board decides to effect the 1:4 stock split, or 17,364,099 if the Board decides to effect the 1:5 stock split.

Proposal 4:  Approval of Amendment to the Articles of Incorporation to Decrease
              the Required Vote for Certain Extraordinary Actions

Introduction

          The Company is incorporated in Texas and is governed by the Texas Business Corporation Act (the "TBCA"). A vote of two-thirds of the outstanding shares is required for certain extraordinary actions, unless the Articles of Incorporation provide otherwise. Under the TCBA, the vote for these matters may be reduced to a majority of the outstanding shares. These matters include amendments to the Articles of Incorporation, a plan of merger or a plan of share exchange, a transaction involving a sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of a corporation, with or without its goodwill, otherwise than in the usual and regular course of business, and a proposal to dissolve the corporation. The Board believes that it would be desirable to amend the Articles of Incorporation to reduce the percentage approval required from two-thirds to a majority, as permitted by the TBCA. The proposed amendment will be submitted substantially as follows:

          When, with respect to any action to be taken by holders of the capital stock of this Corporation, the Texas Business Corporation Act or any successor act requires the vote or concurrence of the holders of two-thirds of the outstanding shares, such action may be taken by the vote or concurrence of a majority of such shares.

Vote Required

          The affirmative vote of the holders of two-thirds of the outstanding shares of ANI stock will be necessary to approve the proposal.

          The Board of Directors recommends a vote FOR approval of the amendment to the Articles of Incorporation to decrease the required vote for certain extraordinary actions.

Advantages of the Amendment

          The Board of Directors believes that a lower voting requirement would be beneficial to the Company because of the difficulties in obtaining a two-thirds vote for any proposal. The Company's common stock is held by over 1,500 holders of record. The Company believes that the number of beneficial owners who hold their shares through brokerage or other nominee accounts is probably in the thousands. Moreover, no individual shareholder owns more than 15% of the Company's common stock, and the common stock is widely distributed. Also, many shareholders choose not to vote at shareholder meetings. For extraordinary actions, the vote required is a percentage of the outstanding shares, and not simply a percentage of the shares represented at a particular meeting. The Board of Directors believes that the imposition of a very high percentage voting requirement, such as the two-thirds requirement presently in effect, could be a substantial hindrance to the future business operations of the Company.

Disadvantages of the Amendment

          If the voting requirement is lower it could be easier to adopt management proposals that may require shareholder approval, including a takeover by management, mergers and acquisitions or change of control of ANI.

          Proposal 5:  Approval of 1995 Stock Option Plan, As Amended

          You are asked to consider an amendment of our 1995 Stock Option Plan. The following is a summary of the proposed amended 1995 Stock Option Plan. Please refer to Annex F for the full text of the Plan.

Vote Required

          The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required for approval of the Plan.

          The Board of Directors recommends a vote FOR amendment of the Plan.

Purpose

          The purpose of the Plan is to promote the interests of the Company and its shareholders by:

          .    Attracting and retaining key employees;

          . Providing participants a significant stake in the performance of the Company; and

          . Providing an opportunity for participants to increase their holdings of common stock.

Administration

          The Plan is administered by the option committee. The option committee consists of the Board or a committee of the Board, as the Board may from time to time designate, composed of not less than two members of the Board, each of whom shall be a director who is not employed by the Company. The option committee currently consists of the full Board. The option committee has the authority to select employees and consultants to receive awards, to determine the number of shares of common stock covered by awards, and to set the terms and conditions of awards. The option committee has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding.

Eligible Participants

          . Any employee or officer (including executive officers) of the Company, including any of its subsidiaries will be eligible for a stock option grant under the Plan if selected by the option committee. There are currently approximately 260 employees of the Company, including its subsidiaries who would be eligible for option grants under the Plan.

          . Any consultant to the Company, including directors, will also be eligible to receive option grants under the Plan if authorized by the option committee.

Shares Authorized

          Prior to the amendment, there were 2,000,000 shares authorized, exclusive of specific options grants made in 1995 to purchase up to 85,000 shares. The proposed amendment will increase the authorized shares, exclusive of specific option grants, to 3,000,000 shares. At April 25, 2001 there were outstanding options to purchase up to 1,349,339 shares. Option grants to officers, directors and nominees for directors are described under the caption entitled, "Security Ownership of 5% Beneficial Owners and Management" (Item 12) in the Annual Report. In addition, the Board has authorized the grant of options to purchase up to an additional 1,366,000 shares, including options to the following officers and directors: John R. Brown, Jr. - 25,000; Jeffrey G. McGonegal -125,000; F. Wayne Ballenger - 50,000; M.F. Florence - 50,000; Gregory Pusey -300,000; Pailla M. Reddy - 300,000. Options to employees typically have vesting periods of three years in annual one-third installments and are exercisable for ten years. No person may be granted options to purchase more than 300,000 shares in any fiscal year of the Company. All options granted pursuant to the Plan were granted at the fair market value of common stock on the respective dates of grant. If any option grant expires or terminates, all shares which were not issued under the option grant will become available for additional awards under the Plan.

Types of Options

          The Plan was designed to permit the option committee to grant stock options that qualify as "incentive stock options" under Section 422 of the Internal Revenue Code or options that do not so qualify -- "non-incentive stock options."

          All options granted will be subject to the following:

          . The exercise price must be paid at the time the option is exercised in either cash or other shares of common stock.

          . The exercise price cannot be less than the fair market value of the common stock on the grant date.

          . The option committee will determine the vesting schedule of options granted under the Plan and may also impose additional conditions on exercise, including performance goals.

          . Options are not exercisable for at least six months after they are granted, and they cannot be exercised more than ten years after grant.

Federal Income Tax Consequences

          The following is a summary of the principal U.S. federal income tax consequences generally applicable to option grants under the Plan:

          . The grant of an option is not expected to result in any taxable income for the recipient.

          . The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option if certain requirements are met. However, liability may arise for alternative minimum tax. We will not be entitled to a tax deduction when an incentive stock option is exercised.

          . Upon exercise of a Non-incentive stock option, the holder will recognize ordinary income equal to the difference between the fair market value of shares of common stock acquired and the exercise price. We will be entitled to a tax deduction for the same amount.

          . The tax consequences upon a sale of shares acquired in an exercise of an option will depend on how long the shares were held prior to sale, and upon whether such shares were acquired in the exercise of an incentive stock option or non-incentive stock option.

          . If shares acquired upon exercise of an incentive stock options are held for at least one year after exercise and two years from the date that the incentive stock options were granted, the holder will recognize long-term capital gain or loss in an amount equal to the difference between the option exercise price and the sale price of shares. If the shares are not held for that period, gain on the sale of shares may be treated as ordinary income.

          . Any gain realized upon the sale of shares acquired in the exercise of a non-incentive stock options for an amount greater than their fair market value on the date of exercise, will be capital gain and any loss will be capital loss. Generally, there will be no tax consequences to us in connection with the disposition of shares acquired in the exercise of an option, except that we may be entitled to a tax deduction in the case of a sale of incentive stock option shares before the holding periods described above have been satisfied.

Adjustments

          Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc., may directly affect the number of outstanding shares and/or the value of the outstanding common stock. If such transactions occur, the option committee may adjust the number of shares that may be granted under the Plan, as well as the limits on individual option grants. The option committee may adjust the number of shares and the exercise price under outstanding options, and may make other adjustments, which are thought to be in our best interests.

Transferability

          Options granted under the Plan may not be transferred except:

          .    By will or the laws of descent and distribution; or

          . Pursuant to a qualified domestic relations order or the Employee Retirement Income Security Act.

Amendments

          The Board may amend or terminate the Plan at any time. No amendment, however, may:

          . Increase the number of shares reserved for option grants without shareholder approval;

          .    Impair the right of a holder under an option previously granted;
               or

          .    Increase the benefits accruing to employees under the Plan.

Term

          The Plan will continue until February 28, 2005, unless abandoned or terminated at an earlier time.


                        INDEPENDENT PUBLIC ACCOUNTANTS

          On September 16, 1999, we engaged Grant Thornton LLP as the principal accountant to audit our financial statements for the fiscal year ending September 30, 1999. Accordingly, BDO Seidman LLP was dismissed as of that date. The decision to change accountants was recommended by the audit committee of the Board.

          BDO Seidman LLP's Report on our financial statements for either of the two fiscal years ended September 30, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. We do not believe that there were any disagreements with BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during those two fiscal years, which, if not resolved to BDO Seidman LLP's satisfaction, would have caused BDO Seidman LLP to make reference to the subject matter of the disagreement(s) in connection with its reports. However, during fiscal 1999, BDO Seidman informed us of the need to evaluate for impairment the unamortized carrying value of the audio production rights, the balance of which, as of September 30, 1998 and June 30, 1999 was $1,400,000 and $1,089,000,
respectively. We evaluated such audio production rights for impairment at September 30, 1999 and continue to evaluate these rights on a periodic basis. We filed a Report on Form 8-K/A regarding the engagement of Grant Thornton LLP and dismissal of BDO Seidman LLP on September 27, 1999, which Report on Form 8-K/A is incorporated by reference.

          A representative of Grant Thornton is expected to be present at the annual meeting and available to respond to appropriate questions. Although the firm has indicated that no statement will be made, an opportunity for a statement will be provided. Management has not made an appointment of auditors for the fiscal year ending September 30, 2001.


               Stockholder Proposals For The Next Annual Meeting

          Any proposal to be presented at the next annual meeting of shareholders must be received by us, directed to the attention of the Secretary, no later than November 30, 2001 in order to be included in our proxy statement and form of proxy for that meeting.


                      Where You Can Find More Information


          A copy of our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000, is attached as Annex A-1 to this proxy statement. A copy of our Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 2000 is attached as Annex A-2 to this Proxy Statement. A copy of our Form 8-K/A dated January 31, 2000 is attached as Annex A-3. An additional copy is available to each record and beneficial owner of our securities without charge upon written request to the Secretary at 9101 Jameel, Suite 180, Houston, Texas 77040.


                                 Other Matters

          The Board of Directors knows of no business that will be presented at the annual meeting other than that described above. If any matters other than those referred to above should properly come before the annual meeting, the persons designated by the Board of Directors to serve as proxies intend to vote such proxies in accordance with their best business judgment.


                                   By Order of the Board of Directors


                                   Jana B. Mitcham
                                   Secretary

April 27, 2001

                                   Annex A-1
                              Form 10-K/A Report

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  FORM 10-K/A

      X   Annual Report Under Section 13 or 15(d) of The Securities Exchange Act
     ---  of 1934 Fee Required) for the Fiscal Year Ended September 30, 2000


     --- Transition Report Under Section 13 or 15(d) of The Securities Exchange Act of 1934 (No Fee Required) for the Transition Period from ________ to ________

                        Commission file number 0-26362

                         ADVANCED NUTRACEUTICALS, INC.
                         -----------------------------
            (Exact name of Registrant as specified in its charter)

                Texas                                   76-0642336
                -----                                   ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             9101 Jameel
             Houston, Texas                               77040
             --------------                               -----
(Address of principal executive office)                 (Zip Code)

        Issuer's telephone number, including area code:  (713) 460-1976

           Advanced Nutraceuticals, Inc. is the successor issuer to Nutrition For Life International, Inc.

          Securities Registered Pursuant to Section 12(b) of the Act:
                                                            Name of each
                                                              Exchange
     Title of each Class                               on Which Registered
     -------------------                               -------------------
           None                                                None

          Securities Registered Pursuant to Section 12(g) of the Act:

                          $.01 par value common stock
                          ---------------------------
                               (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days. Yes [X]   No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

The aggregate market value of the voting stock held by non-affiliates of the Registrant on January 10, 2001 was $2,247,000.

The number of shares outstanding of the Registrant's common stock on January 10, 2001 was 8,019,865.

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ADVANCED NUTRACEUTICALS, INC.
                                    (Registrant)
     Date: April 18, 2001           By:  /s/  John R. Brown, Jr.
                                         -----------------------
                                              John R. Brown, Jr.,
                                               Vice President-Finance

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  The Company is including the following cautionary statement in this Annual Report on Form 10-K to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward looking statements made by, or on behalf of the Company. Forward looking statements include statements concerning plans, objectives, goals strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Certain statements contained herein are forward looking statements and, accordingly, involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectation, beliefs or projections will result or be achieved or accomplished. Actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, changes in business conditions, changes in distributor composition and the network marketing industry, the general economy, competition, changes in product offerings, international operations, as well as regulatory developments that could cause actual results to vary materially from the future anticipated results indicated, expressed or implied, in such forward-looking statements. The Company disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

                                     PART I

                                ITEM 1. BUSINESS

  Advanced Nutraceuticals, Inc. ("ANI" or the "Company") was organized in March 2000 to be the holding company for Nutrition For Life International, Inc. ("NFLI") and NFLI's subsidiaries. NFLI has been engaged in the sale of nutritional supplements and other consumer products through a network marketing system since 1983. In late 1999, the Company acquired Bactolac Pharmaceutical Inc. ("Bactolac") and ASH Corp. ("ASH"), manufacturers of nutraceutical and pharmaceutical products. The Company adopted the holding company structure to better reflect the diversification of its operations and to improve its organizational structure for its acquisition program.

  On December 29, 2000, ANI entered into a definitive agreement to sell NFLI. Closing of the sale is subject to approval of the Company's shareholders and senior lender, as well as customary closing conditions. Assuming the completion of the sale, the Company's business operations will consist of the manufacture of nutraceutical and pharmaceutical products by Bactolac and ASH.

  Bactolac is engaged in the formulation, manufacturing and packaging of encapsulated and compressed tablets and powder blended vitamins and related nutritional supplements. ASH, which is operated as a division of Bactolac, is engaged primarily in the contract manufacture of liquid and powder pharmaceutical products. Bactolac and ASH provide private label contract and over-the-counter manufacturing services to various companies engaged in the marketing and distribution of vitamins, mineral supplements, herbs and other health and nutrition consumer products and over-the-counter drugs.

  The Company's near term strategy is to strengthen its financial position and to expand and diversify its revenue base. The Company believes it can successfully implement this strategy by completion of the sale of NFLI, improved management of its working capital assets, and aggressive efforts to obtain new customers by emphasizing its cost effective and high quality manufacturing operations.

  The Company's long-term strategy, which commenced with its acquisitions of Bactolac and ASH, is to pursue strategic acquisition opportunities in the manufacturing and distribution segments of the nutritional and pharmaceutical industries. Due to the operating losses of NFLI, management of the Company determined that for the near term, it would not be feasible to attempt to acquire additional companies. With the pending sale of NFLI, the Company anticipates refocusing on select acquisition candidates.

                            MANUFACTURING OPERATIONS

Products and Manufacturing

  The Company has significant internal manufacturing competencies in the following distinct areas: over the counter liquids and powder manufacturing, bottling and packaging; powder blending, filling; and capsule and tablet manufacturing, filling and packaging. The Company currently manufactures its products in two facilities. In September 2000, the Company commenced relocation to a state-of-the-art facility that more than doubled the Company's previous capacity for manufacturing capsules and tablets. The facility is located in Hauppauge, New York. The Company also operates an over the counter liquids production facility located in Gulfport, Mississippi. The Company is continuously upgrading its facilities and enhancing its manufacturing capabilities through new equipment purchases.

  The Company manufactures at its Hauppauge facility a comprehensive assortment of vitamin, mineral and nutritional supplement products, which include vitamins C and E, beta carotene, magnesium, folic acid, calcium and potassium, as well as various herbs such as Echinacea, St. John's Wort, Ginko Biloba, Saw Palmetto and Ginseng and various multivitamin combinations. The Company has the capacity to produce millions of tablets per day using technologically advanced high-speed manufacturing equipment. The Company is in the process of developing fully automated packaging lines. At its Gulfport facility, the Company manufactures liquids, tablet, powders, and over the counter drugs. Examples of the products that it produces include liquid antacids, cough and cold syrups and elixirs, acetaminophen elixirs, baby powders, medicated powders, antifungal powders and other consumer products.

  The Company is committed to providing high quality products. The Company's facilities are designed to meet USP compliance standards. The Company's quality management systems are detailed and rigorous, and include analytical processes and procedures. The quality management systems also include well equipped and professionally staffed analytical laboratories to assure raw material acceptance as well as in-process and finished product evaluation for compliance to specification. The Company's OTC pharmaceutical products are also subject to shelf life stability testing through which the Company determines the effects of aging on its products. The Company's product retention program allows the Company the ability to maintain samples from each product batch shipped and, when appropriate, to analyze such samples for product quality.

  The Company focuses on maximizing buying power through volume leverage with a smaller select supplier base. As a result of this effort, material supply savings have been achieved. In addition, key supply relationships have been established with raw material and packaging suppliers who bring significant financial, technical, quality and service resources to the Company

  The Company believes its current manufacturing facilities and efficiencies, as well as, laboratory and quality control capabilities, are a major factor in customer relationships. The standards for formulating, manufacturing and labeling nutritional and pharmaceutical products should, in the opinion of management, assist the Company in serving its present and future customers and, ultimately, the consumer.

Customers and Markets

  The Company manufactures a broad range of products and uses a variety of methods to market and sell its products and services; these include word of mouth, management and sales personnel, contract sales representatives, referrals, trade show participation, trade journal advertising and press publicity as well as reliance on name recognition and reputation in the industry.

  During the first quarter of the new fiscal year, the Company has concentrated on increasing its customer base through expanded marketing and sales efforts. The Company has engaged independent sales agents with established customer relationships and has developed marketing materials in addition to commencing attendance at trade shows. As a result of these activities the Company has entered into negotiations and talks with several new potential customers.

  In the fourth quarter ended September 30,2000, Bayer Corporation informed the Company that it decided to internally produce most of the products produced at ASH's facility by the Company for Bayer. Bayer accounted for 5% of the Company's consolidated sales for the fiscal year ended September 30, 2000. ASH has expanded its marketing efforts by engaging independent sales agents with established customer relationships and expanding sales opportunities with customers other than Bayer. In addition, ASH has initiated a cost containment program aimed at reducing its expenses at its Gulfport facility.

Research and Development

  The primary areas of the Company's research and development activities are assisting customers in the development of new products and enhancement of existing products. Such assistance is normally in the form of product component identification and formulation, as well as product and packaging trends. In addition, as part of its quality control procedures the Company produces pilot or sample runs of product formulation prototypes to ensure stability and/or efficacy and to determine ingredient interaction. The Company has implemented quality control procedures to verify that all products comply with established specifications and standards in compliance with both USP and Good Manufacturing Practices promulgated by the Food and Drug Administration. Research of this type is a part of the operating expenses incurred by the Company, and the associated costs of research and development activities have not been significant to date.

Sources and Availability of Raw Materials

  Raw materials used in the Company's products consist of nutrient powders, excipients, empty gelatin capsules, and necessary components for packaging and distribution of finished vitamin and nutritional supplement products. The nutrient powders and the empty gelatin capsules are purchased from manufacturers in the United States, and foreign countries. Pharmaceutical ingredients used products manufactured by the ASH division are purchased from reliable sources in the United States. All materials procured by the Company undergo quality control review to ensure conformance to product specification prior to acceptance and release into materials inventory. To date, the Company has not experienced any difficulty in obtaining adequate sources of supply. Although there can be no assurance that the Company will continue to be able to obtain adequate sources in the future, the Company believes that it will be able to do so.

Competition

  The Company's products are sold primarily in domestic as well as limited foreign markets in competition with other private label manufacturing and marketing companies. The vitamin, nutritional supplement and over-the-counter pharmaceutical industry is highly competitive, and competition continues to increase. Competition for the sale of products comes from many sources, including companies which sell pharmaceuticals and nutraceuticals to supermarkets, large chain discount retailers, drug store chains and independent drug stores, health food stores, pharmaceutical companies and others who sell to wholesalers, as well as mail order vendors, eCommerce and network marketing companies. The Company does not believe it is possible to accurately estimate the number or size of its many competitors as the vitamin industry is largely privately held and highly fragmented.

  The Company believes the industry continues to see significant consolidation as merger and acquisition activity was reported to total over $4 billion in transactions during the first half of calendar 2000. Many industry experts expect this activity to continue for the foreseeable future in food and nutrition companies, multilevel marketing organizations and eCommerce internet firms.

  The Company believes competition among manufacturers of over-the-counter pharmaceuticals, vitamin and supplement products is based, among other things, on price, timely delivery, product quality and consistency, safety, availability, product innovation, marketing assistance and customer service. The competitive position of the Company will likely depend upon continued acceptance of its products, its ability to attract and retain qualified personnel, future Governmental regulations affecting the Company's products as well as the publication of vitamin product safety and efficacy studies by the government and authoritative health and medical authorities.

  Based on industry data, the botanicals and supplements industry experienced a 30% sales growth in calendar year 1998, while 1999 experienced a decelerating growth rate of 7.8%. Intense competition among industry members during the same period narrowed overall operating margins from 9.7% to 4.3%. The industry is believed to be moving into a mature stage where greater price pressure and modest market expansion will continue to increase competition.

  The Company's operations are subject to the risks normally associated with manufacturing vitamins, nutritional and pharmaceutical products, including shortage of certain raw materials.

Employees

  At September 30, 2000, the Company employed 113 full time employees in its manufacturing operations, with 3 employed in holding company executive management while the remaining employees are engaged in management and sales, quality control, production and administration. At September 30, 2000, NFLI employed 145 persons; 115 of whom are employed in the U.S. The majority of NFLI's employees are office, clerical and warehouse employees.

  The Company has never experienced a work stoppage, and none of its employees are currently represented by a union or any other form of collective bargaining unit. The Company believes its relations with its employees are good.

Government Regulation

  The formulation, manufacturing, packaging, labeling, advertising and distribution of the Company's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC"), the United States Department of Agriculture ("DOA") and the Environmental Protection Agency ("EPA"). These activities are also regulated by various agencies of the states and localities in which the Company's products are sold, including without limitation the California Department of Health Services, Food and Drug branch. The FDA in and FTC particular regulate the advertising, labeling and sales of vitamin and mineral supplements and may take regulatory action concerning medical claims, misleading or untruthful advertising, and product safety issues. These regulations include the FDA's Good Manufacturing Practices ("GMP") for foods. Detailed dietary supplement GMPs have been proposed but no regulations have been adopted. Additional dietary supplement regulations were adopted by the FDA pursuant to the implementation of the Dietary Supplement Health and Education Act of 1994 ("DSHEA").

  The Company may be subject, from time to time, to additional laws or regulations administered by the FDA or other Federal, State or foreign regulatory authorities, or to revised interpretations of current laws or regulations. The Company is unable to predict the nature of such future laws, regulations, interpretations or applications, nor can it predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require the Company to: reformulate certain products to meet new standards; recall or discontinue certain products not able to be reformulated; expand documentation of the properties of certain products; expand or provide different labeling and scientific substantiation; or, impose additional record keeping requirements. Any or all such requirements could have a material adverse effect on the Company's results of operations and financial position.

                       NETWORK MARKETING OPERATIONS- NFLI

  On December 29, 2000, the Company signed a definitive agreement to sell Nutrition For Life International, Inc. ("NFLI") to Everest International, L.L.C. ("Everest"). The agreement provides for $5 million in cash at closing subject to a working capital adjustment and a $5 million note, payable based on a ten-year amortization with quarterly payments for three years and a final balloon payment at the end of the third year. In addition, Bactolac will enter into a product supply agreement with NFLI and will also receive a $650,000 note representing a currently outstanding inter-company liability, due in one year and a day from closing. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of NFLI's Japanese operation. The transaction is subject to approval by the Company's stockholders and its senior lender and customary closing conditions.

  Distribution and Marketing

  NFLI develops products that are designed for health-conscious consumers, and sells those products to consumers through its network of independent distributors. Distributors are independent contractors who purchase products directly from NFLI for their own use and for resale to retail consumers. Distributors may elect to work on a full-time or part-time basis. Distributors' revenues are derived from several sources. First, distributors may receive revenues by purchasing NFLI's products at wholesale prices and selling those products to customers at retail prices. Second, distributors earn the right to receive commissions upon attaining the level of "executive." Executive level distributors may earn commissions on product purchases by other distributors in their downline organization.

  The number of active independent distributors of NFLI has declined during the past three fiscal years from 80,000 at September 30, 1998, to 67,000 and 58,000 at September 30, 1999 and 2000, respectively. A distributor remains active by generating a minimum of $40 in sales volume at least once every 12 months.

  In July 1996 NFLI entered into an Administrative and Consulting Services Agreement (the "1996 Agreement") with Distributor Services, L.L.C. ("DS"). DS is an affiliate of Nightingale-Conant ("NC"), at the time a major supplier of self improvement materials to NFLI. The 1996 Agreement provided that, except to the extent NFLI produced its own material in-house, DS had the exclusive right to produce and sell all of NFLI's recruiting and training material. Such materials were to be produced and marketed at the expense of DS and DS was entitled to all revenues received from the sales of such materials. DS was also granted the exclusive right to produce, organize and sell, at its own expense, admission to all Company sponsored recruiting or promotional events and to receive all revenues therefrom. NFLI purchased product and services in the aggregate of approximately $350,000, $607,000 and $4,387,000 from DS and NC in the years ended September 30, 2000, 1999 and 1998, respectively. Kevin Trudeau, formerly a key distributor of NFLI, was principally responsible for DS's performance in connection with the 1996 Agreement.

  In August 1998, NFLI and Kevin Trudeau entered into an agreement regarding the termination of Mr. Trudeau's distributorship and in October 1998, NFLI, DS and NC entered into a severance agreement terminating the 1996

Agreement. NFLI is now internally providing the services previously performed by DS. NFLI now produces, organizes and, when appropriate, sells admission to its recruiting and promotional events and retains all such revenue. Additionally, existing in-house staff, facilities and certain executive distributors are being utilized to produce NFLI's recruiting and training materials, including its monthly Business Training System.

  NFLI provides a program, Order Assurance Program, whereby distributors may enroll in a minimum ordering program in order to enhance their eligibility for commissions. Minimum orders ranging from $41 to $301 per month are automatically placed by credit card or check. Differing amounts for the optional Order Assurance Program ("OAP") exist to allow generation of sales volume at various levels that generally correspond to commission and bonus qualification levels, i.e., $100 is the minimum sales volume to remain an active executive; $100 is the minimum sales volume qualification level for the car bonus program; $160 is the minimum sales volume to be eligible for gold executive; $300 is the minimum sales volume requirement to be a platinum executive; and $300 is the minimum sales volume qualification level for the house payment program. Therefore, the OAP promotes sales for NFLI and the distributors participating in bonus programs. The OAP was initiated in fiscal 1993. The OAP is voluntary and no restrictions are placed upon any participant's ability to exit the OAP. As of September 30, 2000, 1999, and 1998, respectively, there were approximately 23,703, 29,000, and 35,000 distributors enrolled in the OAP.

  Prior to June 1, 1999, NFLI sold product redemption certificates to distributors who were enrolled in the Company's order assurance program ("OAP"). Revenues were recorded when these certificates were redeemed for product. However, if the certificates were not redeemed for product, the Company recorded revenues ratably over a 150 day period commencing with the ending of the expiration period of 120 days. The period of recognition was based upon NFLI's historical redemption experience. Such revenues were recorded as part of the Company's net sales for periods prior to June 1, 1999.

  Subsequent to June 1, 1999, NFLI began shipping product packs for most OAP purchases, the shipment of which results in the recognition of revenue. Approximately $4,800,000 and $2,600,000 of revenue related to the shipment of the product packs was recognized in fiscal 2000 and 1999. Except in very limited circumstances, NFLI no longer sells any type of product redemption certificates. It now only provides its distributors with a deferred arrangement for product purchases under a plan similar to a "layaway" program for "big ticket" items. The distributor makes payments against the product purchase for a period not to exceed six months, and upon payment in full, NFLI ships the product to the distributor. Revenues collected in advance of shipment are recorded as deferred revenues until the product is shipped. The distributor has the right to substitute other products or receive a cash refund or product replacement under the same terms as regular product sales.

  Markets

  The following chart sets forth the countries in which NFLI currently operates, the year operations were commenced in each country, and historical sales information by country during the periods indicated.

                                     Year Ended September 30
                                    -------------------------
                                          (in Thousands)
     Country          Year Entered    2000     1999     1998
     ---------------  ------------  -------  -------  -------
     United States        1984      $42,800  $57,900  $60,400
     Canada               1993        3,600    3,100    4,800
     Puerto Rico          1994           --      100      200
     Europe               1996        4,200    4,700    3,500
     Philippines          1993          600      800      700
     Japan                1999        2,000       --       --


  The uncertain Asian economic situation has had a negative impact on NFLI's operations in the Philippines. The exchange rate between the Philippine peso and the US dollar has declined from approximately 28 to 1 at the formation of that subsidiary to approximately 41 to 1 as of September 30, 1999. NFLI has realized exchange rate gains (losses) of approximately $ (146,000), $72,500, and $(212,000) for the years ended September 30, 2000, 1999 and 1998, respectively, in the Philippines. NFLI sold the operations in the Philippines effective September 1, 2000, resulting in an immaterial loss on the sale transaction.

  Products

  NFLI markets and distributes an extensive product line of approximately 500 items in nine different categories: (1) vitamins, minerals and antioxidants; (2) Nutique personal care items; (3) food and weight management items; (4) herbal formulas; (5) homeopathic and special formulas; (6) cleaning concentrates; (7) filtration systems; (8) self-improvement programs; and (9) services. The line consists of primarily consumable products that are designed to target the growing consumer interest in natural health alternatives for nutrition and personal care. In developing its product line, NFLI has emphasized quality, purity, potency, and safety.

  Vitamins and minerals and antioxidants. NFLI markets 44 vitamin and mineral products that are offered in a variety of combinations including NFLI's proprietary Grand Master, Master-Key-Plus, and OraFlow Plus formulations.

  JaNique. NFLI markets a high-quality cosmetics offering providing the latest American and European technologies. The line consists of foundations, eye shadows, blushes, lipstick, powders, mascaras, lip and eye pencils and specialty color items.

  Nutique personal care items. NFLI markets 42 Nutique hair and skin care products including skin care formulas for men and women, shampoo and conditioner, hand and body lotions, sunscreen, an alphahydroxy acid skin rejuvenating complex, and a thigh creme. Each of these products contains ingredients that are formulated to promote healthier looking skin and hair.

  Food and weight management items. NFLI markets 84 food and weight management products. These include a whey beverage in five flavors, the Nutri- Mac line of pastas, the Nutri-Blend flour and baking mixes, instant food shakes, fiber products, the Nutri-Cookie, and Lean Life, a herbal weight management formulation, and a line called Heartful Gourmets, which are soy- based meals and snacks.

  Herbal formulas. NFLI's 33 herb and herbal formulation products are produced using only natural ingredients and are precisely measured and carefully processed into a convenient tablet or capsule form. The line consists of many traditionally popular herbs such as alfalfa, ginkgo biloba, garlic, Cat's Claw, and St. John's Wort, as well as special blends developed by NFLI.

  Homeopathic and special formulas. Homeopathic remedies, when prepared in minute amounts, mimic disease symptoms and stimulate the body's defense systems. NFLI offers 76 homeopathic remedies that have been formulated in accordance with the Homeopathic Pharmacopoeia of the United States. In addition, NFLI markets a variety of other special formula products including shark cartilage liquid and capsules, pain relief formulations, cough syrup, digestive aids, sports massaging gel, a special formula dentifrice and special phytochemical products.

  Cleaning concentrates. NFLI markets household cleaning products that are non-volatile and biodegradable. There are 29 products, including a liquid hand and body soap, dishwasher concentrate, laundry concentrates, laundry softener, a heavy duty cleaner-degreaser, and a pine disinfectant, and a line of anti-microbial and anti-viral disinfectants.

  Filtration systems. NFLI markets 17 products designed to test or improve the quality of air and water, including electrostatic air filters and water filtration systems.

  Self improvement programs. NFLI markets a number of motivational and self improvement tapes and other products. NFLI internally produces such tapes to supplement tapes available from third party suppliers.

  Services. Two services are currently being offered to distributors and customers: LIFEdial 1 Plus and Body Check. LIFEdial 1 Plus is a discounted long distance package. Distributors may sign-up for the service and sell it to customers. Body Check is a hair analysis which tests the level of 21 elements normally found in the body. The resulting report also includes information regarding exposure to toxic substances. The Body Check report can then be used to make recommendations for the individual's specific nutritional supplements.

  During the last three fiscal years, no single product has accounted for 10 percent or more of NFLI's revenue. NFLI continually seeks to identify, develop and introduce innovative, effective and safe products. During the fiscal years ended September 30, 2000, 1999, and 1998, the approximate number of new products and services introduced by NFLI was 88, 36, and 16, respectively. Management believes that its ability to introduce new products increases its distributors' visibility and competitiveness in the marketplace.

  NFLI maintains significant amounts of products in its inventory to meet rapid delivery requirements of customers and to minimize product back orders, which historically have not been significant. Due to the nature of NFLI's business, NFLI typically does not carry a substantial backlog of orders.

  Consumer Product Warranties and Returns

  NFLI's product warranties and policy regarding returns of products are similar to those of other companies in the industry. If a retail purchaser of any of NFLI's products is not satisfied with the product, he may return it to the distributor from whom he purchased it at any time within 30 days of his purchase. The distributor is required to refund the purchase price to the retail purchaser. The distributor may then return the unused portion of the product to NFLI for an exchange of equal value. The manufacturers of those products warrant most products against defect. Most products returned to NFLI, however, are not found to be defective in manufacture. As a result, NFLI at its cost replaces most products returned to NFLI.

  Management Information System

  NFLI completed the installation of SAP(R), an enterprise wide state-of-the-market computer information system during 1998. The total cost, including implementation and training, was approximately $3,000,000. NFLI has entered into a lease arrangement for a portion of this system. Currently, NFLI has elected to maintain the current SAP software installation at NFLI and not upgrade to a newer version. NFLI is evaluating its options regarding maintenance and support agreements covering the system.

  Manufacturing and Supplies

  During the past three fiscal years NFLI purchased all of its vitamins, nutritional supplements and all other products from third parties that manufacture such products to NFLI's specifications and standards.

  In July 1998, NFLI entered into an agreement with VitaRich Laboratories, Inc. ("VitaRich") in which NFLI agreed to advance VitaRich up to $800,000 to secure the purchase of a sufficient quantity of certain nutritional supplement raw materials to meet NFLI's anticipated need for rapid delivery of product and to obtain such product at discounted prices. The agreement is for three years and requires that NFLI provide VitaRich with periodic estimates of anticipated needs, as well as actual use rates of the requested product.

  NFLI made an initial deposit of $400,000 to VitaRich and has agreed that it will maintain a deposit in the amount of 40% of its outstanding purchase orders with VitaRich. VitaRich is required to use the deposit for the purchase of raw material and the processing of finished product in sufficient kinds and quantifies to enable NFLI to (i) meet its anticipated need for the product, (ii) maximize the costs savings to VitaRich and provide NFLI with reduced prices through the purchase of bulk quantities of raw materials, and (iii) enable VitaRich to meet NFLI's rapid delivery requirements.

  Unless the agreement is terminated before its expiration, NFLI is not required to make additional deposits beyond the third year. Additionally, VitaRich is required to repay any outstanding deposits by crediting NFLI with an amount equal to 10% of each purchase order placed by NFLI until such time as all advances have been repaid. NFLI has a first priority security interest in all of VitaRich's interest in the inventory, warehouse receipts, documents of title, accounts receivable and proceeds of insurance related to the raw materials purchased by VitaRich on behalf of NFLI. As of September 30, 2000, the outstanding advance to VitaRich was $262,859.

  NFLI does not have long term supply agreements with any vendor other than VitaRich. Although NFLI believes that it could establish alternate sources for most of its products, any delay in locating and establishing relationships with new sources could result in product shortages and back orders for the products, with a resulting loss of revenues to NFLI. In addition, such delays could interrupt growth of product sales and distributor recruitment.

  Trademarks and Service Marks

  Most products are packaged under NFLI's "private label". NFLI has registered trademarks with the United States Patent and Trademark Office for its Master Key Plus(R), Oraflow Plus(R), LeanLife(R), Nutri-Cookie(R), Requin 3(R), Grand Master(R), Phytonol(R), BioWater(R), E-Lemonator(R), Phytogreen(R), BioGlow(R), BioRub(R), Whey-To-Go(R), Heartful Gourmets(R), Lifedial Plus(R), Arthro Support Tri-Pack(R), Enviro Defense System(R), NutriBuddies(R), ,and Nutrition For Life(R). It has applied for trademark registration for its Snoreless(TM), ItchBuster(TM), Healthy Chocolates(TM), Soy B-Nuts(TM), JaNails(TM), Kholesterol-Blocker(TM), Healthy Start(TM), O2 Support(TM), Ki.Sweet(TM), Immune Support(TM), and PyruBalance(TM).

  Competition

  NFLI competes with many companies marketing products similar to those it sells and markets. It also competes intensely with other network marketing companies in the recruitment of distributors. NFLI's ability to remain competitive depends, in significant part, on its success in recruiting and retaining distributors. There can be no assurance that NFLI's programs for recruitment and retention of distributors will be successful in the future.

  There are many network marketing companies with which NFLI competes for distributors. Some of the largest of these are Amway, Nature's Sunshine, Inc., Herbalife International, Inc., and Rexall Sundown, Inc. Each of these companies is substantially larger than NFLI and has significantly greater resources. NFLI competes for distributors by means of its marketing program that includes its commission structure, training and support services, and other benefits.

  Not all competitors market all types of products marketed by NFLI, and some competitors market products and services in addition to those marketed by NFLI. For example, some competitors are known for and are identified with sales of herbal formulations, some are known for and are identified with sales of household cleaning and personal care products, and others are known for and are identified with sales of nutritional and dietary supplements. NFLI's principal methods of competition for the sale of products are its responsiveness to changes in consumer preferences and its commitment to quality, purity, and safety.

  Government Regulation

  The manufacturing, processing, formulation, packaging, labeling and advertising of NFLI's products are subject to regulation by federal agencies, including the Food and Drug Administration (the "FDA"), the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. These activities are also subject to regulation by various agencies of the states and localities in which NFLI's products are sold.

  In November 1991, the FDA issued proposed regulations designed to, among other things, amend its food labeling regulations. The proposed regulations met with substantial opposition. In October 1994, the "Dietary Supplement Health and Education Act of 1994" (the "Dietary Supplement Law") was enacted. Section 11 of the Dietary Supplement Law provided that the advance notice of proposed rule making by the FDA concerning dietary supplements was null and void. FDA regulations that became effective on June 1, 1994 would require standard format utrition labeling on dietary supplements.

  The Dietary Supplement Law broadly regulates nutritional labeling requirements for dietary supplements. The final regulations were published September 23, 1997. Provisions relating to notification to FDA of product label claims considered "Statements of Nutritional Support" and provisions relating to new dietary ingredients became effective October 23, 1997. Regulations specifying product label content became effective March 23, 1999. More detailed regulations regarding claim language became effective January 7, 2001.

  The Dietary Supplement Law provides for regulation of Statements of Nutritional Support ("Statements"). These Statements may be made if they are truthful and not misleading and if "adequate" substantiation for the claims is available. Statements can describe claims of enhanced well-being from use of the dietary supplement or product statements that relate to affecting a structure or function of the body. However, Statements cannot claim to diagnose, treat, cure, or prevent any disease, regardless of the possible existence of scientific reports substantiating such claims.

  Statements appearing in dietary supplement labeling must be accompanied by disclaimer stating that the FDA has not evaluated the Statements. Notification to the FDA of these Statements is not considered approval of the Statements of products. If the FDA determines in possible future proceedings that dietary supplement Statements fail to met the requirements of the Dietary Supplement Law., a product may be subject to regulation as a drug. The FDA retains all enforcement means available to it (i.e. seizure, civil or criminal penalties, etc.), when investigating or enforcing labeling claims.

  The Dietary Supplement Law also provided for the formation of a Presidential Commission on Dietary Supplement Labels, requiring it to consider and comment upon informational dietary supplement issues. The Commission issued its non-binding final report on November 24, 1997. The report's findings are similar, yet distinct from, the regulations enacted by the Dietary Supplement Law. The report addressed a broad range of issues, including the need for increased consumer education of dietary supplement products and increased responsibility on the part of manufacturers and distributors regarding the safety of dietary supplement products. NFLI cannot determine what effect the report will have on its business in the future, or whether the report will lead to any additional legislative or regulatory intervention.

  The FDA also regulates the formulation and manufacture of dietary supplements distributed by NFLI. In February 1997 the FDA published proposed regulations for the manufacture of dietary supplements. These regulations, if finalized would require at least some of the quality control provisions related to drugs to be applied to nutritional supplements. NFLI believes that it complies with good manufacturing practices for foods, as currently required by the FDA.

  The Federal Trade Commission ("FTC") regulates advertising of NFLI's nutritional and dietary supplement products, cosmetics and over-the-counter drugs. The Federal Trade Commission Act prohibits unfair or deceptive trade practices and false or misleading advertising. The FTC has recently been very active in its enforcement of advertising against manufacturers and distributors of nutritional dietary supplements having instituted several enforcement actions resulting in signed agreements and payment of large fines. Although NFLI has not been the target of a FTC investigation, there can be no assurance that the FTC will not investigate NFLI's advertising in the future.

  On November 18, 1998, the FTC issued it's "Dietary Supplements: An Advertising Guide for Industry". Such guide provides an application of FTC law to dietary supplement advertising and includes examples of how principles of advertisement interpretation and substantiation apply in the context of dietary supplement advertising. The guide provides additional explanation but does not substantially change the FTC's existing policy that all supplement marketers have an obligation to ensure that claims are presented truthfully and to specify the adequacy of the support behind such claims.

  NFLI is unable to predict the nature of any future laws, regulations, interpretations, or applications, nor can it predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require the reformulation of certain products not possible to be reformulated, imposition of additional record keeping requirements, expanded documentation of the properties of certain products, expanded or different labeling and scientific substantiation regarding product ingredients, safety or usefulness. Any or all such requirements could have a material adverse effect on NFLI's results of operations and financial condition.

  NFLI's network marketing system is subject to governmental laws and regulations generally directed at ensuring that product sales are made to consumers of the products and that compensation and advancement within the marketing organization is based on sales of products rather than investment in the organization. These laws and FTC regulations include the federal securities laws, matters administered by the FTC and various state anti-pyramid and business opportunity laws. Although NFLI believes that it is in compliance with all such laws and regulations, NFLI remains subject to the risk that, in one or more of its present or future markets, its marketing system or the conduct of certain distributors could be found not to be in compliance with applicable laws or regulations. Failure by NFLI or significant distributors to comply with these laws and regulations could have an adverse material effect on NFLI in a particular market or in general.

  NFLI's products are subject to regulation by foreign countries where they are sold. Government regulations in foreign countries where NFLI plans to commence or expand sales may prevent or delay entry into a market or prevent or delay the introduction or require the reformulation or relabeling of certain of NFLI's products.

                                 RISK FACTORS

  Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this Report, including without limitation in conjunction with the forward-looking statements included in this Report, and the following risk factors.

  Risks Related to the Company and its Manufacturing Operations

  Recent Losses. The Company has incurred losses in each of the fiscal years
  -------------
ended September 30, 2000, 1999 and 1998. The losses were incurred primarily from the operations of NFLI, which are expected to be discontinued upon completion primarily of the pending sale. The Company experienced declines in net sales for the network marketing business operated by NFLI during each of those years when compared to the preceding fiscal year. In addition, NFLI experienced increased costs in each of those years. Particularly in view of the Company's increased level of expenditures, NFLI's future financial condition and operating results could be negatively impacted if the Company is not successful in completing the NFLI sale. The Company completed the acquisitions of Bactolac and ASH in late 1999. Although those operations had income before income tax expense in the fiscal year ended September 30, 2000, because of the brief operating history, future profitable operations cannot be predicted with certainty.

  Sale of NFLI. On December 29, 2000, ANI signed a definitive agreement to sell
  ------------
NFLI and NFLI's subsidiaries in the network marketing business. The sales price consists of $5,000,000 in cash, subject to a working capital adjustment at closing, and a $5,000,000 note payable based upon a ten year amortization schedule with quarterly payments for three years and a final balloon payment at the end of the third year. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of NFLI's recently established Japanese subsidiary. The note will be subordinate to the purchaser's secured lender and will be without recourse to the purchaser. Accordingly, collectability of the note will depend upon the success of operations of NFLI after the closing of the sale, including NFLI's ability to service its debt with its senior lender.

  The working capital adjustment will be based upon an adjusted working capital calculation using $1,000,000 as a base figure. If at closing the computation yields more or less than $1,000,000, the purchase price will be adjusted accordingly. As of December 31, 2000, such computation would have resulted in a base amount deficit and if the sale were closed as of that date, the $5,000,000 cash purchase price would have been decreased to approximately $ 3,725,000. It is currently unknown what adjustment will be made at closing as this will depend upon a number of factors, primarily future operations of NFLI. If the working capital adjustment results in a significant reduction in the purchase price, or if the future operations of NFLI are not sufficient to repay the note, the financial position and liquidity of ANI would be adversely affected.

  Secured Lender Relationships. In connection with the acquisitions of Bactolac
  ----------------------------
and ASH, the Company entered into a credit facility, and through Bactolac, assumed a mortgage obligation outstanding on the ASH facility. As of September 30, 2000, the balances outstanding on those obligations amounted to $6,589,783 and $1,350,053, respectively. The Company has not been in compliance with certain covenants under the credit facility and has been granted waivers by the lender and, in the case of the mortgage obligation, has been granted extensions of the original due date of the loan. The Company is attempting to amend its credit agreements and believes based on its discussion with the lenders, that it will be successful in such efforts. If the Company's secured lenders will not modify the agreements or continue to work with the Company in granting waivers and extensions, until such time as the Company may be able to modify, refinance or repay such obligations, the financial position and liquidity of the Company would be adversely affected.

  Replacement Of Principal Customer Of ASH. Approximately 5%  (31% of the
  ----------------------------------------
manufacturing divisions sales) of the Company's consolidated sales in for the fiscal year ended September 30, 2000 were made to Bayer Corporation. During the fiscal year, Bayer informed ASH that, effective January 1, 2001, it intended to produce in-house products which had been produced for it by ASH. ASH is aggressively attempting to expand its customer base to compensate for the loss of the Bayer business and has initiated a cost containment program. Failure to replace this substantial customer, or the inability to substantially reduce ASH's operating expenses, would have an adverse effect on the Company's business and financial condition.

  Dependence on Key Personnel.  ANI's future success depends on the continued
  ---------------------------
availability of certain key management personnel, including Dr. P.M. Reddy, founder of Bactolac and Director of ANI, and Greg Pusey, Chairman, Director and Chief Executive Officer of ANI. ANI has obtained "key man" insurance on the life of Dr. Reddy with the benefit amount to ANI of $7,000,000. ANI's growth and profitability also depends on its ability to attract and retain other management personnel.

  Nasdaq Listing.  The Company's common stock is currently traded under the
  --------------
symbol - ANIIC, on the Nasdaq SmallCap Market based on a temporary exception granted by Nasdaq. The Company's common stock has failed to maintain a minimum bid price of $1.00 as required by Nasdaq. The exception will expire on May 18, 2001. If the Company meets this requirement, the common stock will continue to be listed on Nasdaq. Should the Company's shares be delisted from Nasdaq, and be quoted on either the "bulletin board," or the "pink sheet" system, it could have a negative impact on the trading activity and price of the Company's common stock as well as the Company's ability to raise additional equity capital and/or consummate additional acquisitions.

  Government Regulations.  The manufacturing, processing, formulation and
  ----------------------
packaging of the Company's products are subject to regulation by federal, state and foreign agencies, including the United States Food and Drug Administration (the "FDA"), the Federal trade Commission, the Consumer Product Safe Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. Such agencies have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labels or advertising, requiring consumer redress (for example, by requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure, imposing civil penalties, or commencing criminal prosecution.

  There can be no assurance that the regulatory environment in which the Company operates will not change or that such regulatory environment, or any specific action taken against the Company will not result in a material adverse effect on the Company's business, financial condition or results of operations. The Company also cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on its operations.

  Product Liabilities.  The Company, like other manufacturers and distributors
  -------------------
of products that are ingested, faces an inherent risk of exposure to product liability claims if, among other things, the use of its products results in injury. The Company currently has product liability insurance for its operations in amounts the Company believes are adequate for its operations. There can be no assurance, however, that such insurance will continue to be available at a reasonable cost, or if available, will be adequate to cover liabilities.

  Ability to Implement Business Strategy; Integration of Acquisitions.  The
  -------------------------------------------------------------------
Company's future results and financial condition are dependent on the successful implementation of its business strategy. A key component of the Company's long-term business strategy involves strategic acquisitions. With the 1999 acquisitions of ASH and Bactolac, the Company has expanded its operations to include the manufacture of pharmaceutical products and nutritional supplements. Although the Company believes that its business strategy will enable it to improve its financial results, there can be no assurance that its strategy will be successful, that the anticipated benefits of its strategy will be realized, that management will be able to implement the strategy on a timely basis, that the Company will return to profitability levels previously experienced, or that losses will not be incurred in the future.

  The success of the Company will depend, in part, on the Company's ability to integrate the operations of the acquired companies. There can be no assurance that the Company's management team will effectively be able to oversee the combined entity and implement the Company's business strategy. Moreover, no assurance can be given that the Company will be able to successfully integrate the acquisitions of ASH and Bactolac or any future acquisitions without substantial cost, delays or other problems. The cost of integration could have an adverse effect on short-term operating results. Such costs could include severance payments, restructuring charges associated with the acquisitions and expenses associated with the change of control. There can be no assurance that the Company will be able to anticipate all the changing demands the acquisitions will impose on its management personnel, operational and management information systems and financial systems. The integration of newly acquired companies may also lead to diversion of management attention from other ongoing business concerns. Any or all of these factors could have a material adverse effect on the Company's business, financial condition or results of operations.

  Risks Related to Acquisition Financing; Leverage.  The financing for the
  ------------------------------------------------
acquisitions of Bactolac and ASH was provided primarily through a new lending arrangement that commenced in November 1999. The loan facility is secured by substantially all the assets of the Company and its subsidiaries. The loan agreement contains various covenants that require the maintenance of certain financial ratios, as well as additional covenants and significant restrictions on dividend payments, issuance of debt and equity, mergers, changes in business operations and sales of assets. These restrictions could limit the Company's ability to respond to market conditions, to provide for unanticipated capital expenditures or to take advantage of business or acquisition opportunities. If any covenant were breached without a waiver or renegotiation of the terms of that covenant, the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due. The Company has not complied with all of the covenants and has obtained waivers from the lender. The Company is attempting to amend its credit agreements and believes based on its discussions with such lenders that it will be successful in such efforts. If the Company continues to breach these covenants, or if the Company's operating revenues after the sale of NFLI were to be insufficient to pay debt service, there would be a risk of default and foreclosure on the Company's assets.

  Subject to future operating results and/or obtaining additional financing, the availability of which is not assured, the Company plans to seek additional acquisitions. The timing, size and success of the Company's acquisition efforts and any associated capital commitments cannot be readily predicted. The Company currently intends to finance future acquisitions by using shares of its stock, cash, borrowed funds (including the issuance of promissory notes to the sellers of the companies to be acquired) or a combination thereof. If the Company's stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept stock as part of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources or more borrowed funds, in each case if available, in order to acquire additional companies. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that the Company will be able to obtain any additional financing that it may need for future acquisitions on the terms that the Company deems acceptable.

  Dividends   The Company declared an initial cash dividend of $.02 per share of
  ---------
common stock in September 1996, and paid dividends quarterly until June 1998. The Company has not declared any dividends subsequent to June 1998. The Company's credit facility prohibits dividend payments without the consent of the lender. The determination of whether to pay dividends in the future will be made by the Board of Directors and will depend on the earnings, capital requirements, and operating and financial condition of the Company, among other factors. It is not anticipated that the Company will pay dividends in the fiscal year ending September 30, 2001 or in the foreseeable future.

  Competition. The market for the Company's products is highly competitive. The
  -----------
Company competes with other dietary supplement products and over-the-counter pharmaceutical manufacturers. Among other factors, competition among these manufacturers is based upon price. If one or more manufacturers significantly reduce their prices in an effort to gain market share, the Company's business, operations and financial condition could be adversely affected. Many of the Company's competitors, particularly manufactures of nationally advertised brand name products, are larger and have resources substantially greater than those of the Company. There has been speculation about the potential for increased participation in these markets by major international pharmaceutical companies. In the future, if not already, one or more of these companies could seek to compete more directly with the Company by manufacturing and distributing their own or others' products, or by significantly lowering the prices of existing national brand products. The Company sells substantially all of its supplement products to customers who re-sell and distribute the products.

  Risks Related to NFLI and the Company's Network Marketing Operations

  Distributor Network.  NFLI's products are distributed through an extensive
  -------------------
network marketing system of distributors. Distributors are independent contractors who purchase products directly from NFLI for resale and/or for their own use. Distributors typically market NFLI's products on a part-time basis, and may engage in other business activities, including the sale of products offered by competitors of NFLI. NFLI has a large number of distributors, and a relatively small corporate staff to implement its marketing programs and provide motivational support. NFLI's future growth depends to a significant degree on its ability to retain and motivate its existing distributors and to attract new distributors by continuing to offer new products and new marketing programs. See "Product Competition and Competition for Distributors".

  Regulatory Scrutiny and Legal Proceedings.  NFLI's  network marketing system
  -----------------------------------------
is subject to governmental laws and regulations generally directed at ensuring that product sales are made to consumers of the products and that compensation and advancement within the marketing organization is based on sales of products rather than investment in the organization. These laws and regulations include the federal securities laws, matters administered by the Federal Trade Commission and various state anti-pyramid and business opportunity laws. Although NFLI believes that it is in compliance with all such laws and regulations, NFLI remains subject to the risk that, in one or more of its present or future markets, its marketing system or the conduct of certain distributors could be found not in compliance with applicable laws or regulations. Failure by NFLI or significant distributors to comply with these laws and regulations could have a material adverse effect on NFLI in a particular market or in general.

  To become a distributor of NFLI, a person must be sponsored by an existing distributor, sign the official Distributor Agreement, and purchase a "distributor success kit" from NFLI, which is currently priced at $49. NFLI's distributors earn the right to receive commissions upon obtaining the level of "executive." Executive level distributors may earn commissions on sales generated by other distributors in their downline organization. There are two ways for a distributor to meet the requirement to become an executive, which can be met the same day he or she enrolls as a distributor or over an extended period of time at the election of the distributor. NFLI previously used the terminology of "Instant Executive Program" to reference the qualifications for becoming an executive distributor on an accelerated basis. The Instant Executive Program, particularly as marketed by Kevin Trudeau, formerly a key independent distributor, and his marketing organization, was the subject of legal and regulatory scrutiny.

  In April 1996, the Attorney General of the State of Illinois (the "Attorney General") filed suit against the Trudeau Marketing Group, Inc., Kevin Trudeau and Jules Leib (the "Illinois Suit") alleging violations of the Illinois Consumer Fraud and Deceptive Practices Act and the Illinois Business Opportunities Sales Law of 1995 by, among other things, operating a "pyramid sales scheme." Mr. Leib worked with Mr. Trudeau and is an independent distributor of NFLI's products. In addition, the Illinois Secretary of State issued to Mr. Trudeau and the Trudeau Marketing Group a Summary Order to Cease and Desist prohibiting them from offering or selling "business opportunities" in the State of Illinois. Generally, a "business opportunity" is an agreement involving sales of products or services enabling the purchaser to start a business when the purchaser is required to pay more than $500. Many other states have "business opportunity" statutes.

  NFLI was not named as a defendant in the Illinois Suit, but NFLI's management viewed the Illinois Suit as an opportunity to discuss NFLI's marketing program and to resolve confusion surrounding the program. On July 16, 1996,

NFLI entered into an "Assurance of Voluntary Compliance" (the "AVC") with the Illinois Attorney General. The AVC preserved the ability of a new distributor to become an executive distributor the day that he or she enrolls by purchasing at least $1,000 in qualifying products and by joining the Order Assurance Program and a business training program. Under the AVC, NFLI may maintain its same executive level qualifications, but to aid clarification, it will no longer use the "Instant Executive" designation. Other key features of the AVC focus on NFLI's commitment to: (a) create an official explanation of its marketing and compensation plan and to prohibit distributors from creating their own explanations of how the marketing and compensation plan works; (b) make clear that there are no mandatory purchases of product to become a distributor; (c) take further steps to stress distributor compliance with NFLI's policies and procedures; and (d) create a World Wide Web site on the Internet to provide more information about NFLI's products and programs. NFLI also agreed to provide distributor earnings disclosures and to make clear that executive distributors cannot earn commissions unless they are engaged in the sale of NFLI's products to consumers at retail, including procedures to verify retail sales. Specifically, an executive distributor will not be entitled to receive bonuses or commissions on downline sales unless within the preceding one month period the executive distributor has made at least five retail sales, or within the preceding two month period has made ten retail sales. NFLI also agreed to take additional steps to encourage distributors to redeem OAP certificates for product, to monitor customer purchases, and to make a contribution to the Illinois Consumer Education Fund.

  NFLI entered into similar agreements with the states of Florida, Hawaii, Idaho, Kansas, Kentucky, Michigan, Missouri, New Jersey and Pennsylvania. NFLI has agreed that in Florida, distributors who want to receive commissions must state, when placing orders, that they have sold to consumers 70% of their prior commissionable product purchase. NFLI has agreed to establish procedures to independently verify consumer sales on a random basis and to sanction distributors submitting false information. Compliance by NFLI with these agreements may make the program less attractive to distributors and prospective distributors. In particular, NFLI believes that the special requirements in the Florida agreement have had a negative impact on NFLI's ability to retain and attract distributors in Florida. These factors could negatively impact NFLI's future operating results. NFLI maintains an ongoing compliance program, which includes periodic reporting to the states.

  NFLI was informed that in July 1996, Mr. Trudeau signed a consent decree resolving the lawsuit with the Illinois Attorney General and entered into a settlement agreement with the Illinois Secretary of State resolving the Cease and Desist Order. Among other things, Mr. Trudeau agreed to abide by all applicable provisions of the AVC entered into between NFLI and the Illinois Attorney General. NFLI was also informed that Mr. Leib entered an Assurance of Voluntary Compliance with the Illinois Attorney General.

  In April 1996, NFLI received notice from the Securities and Exchange Commission of a formal order of private investigation into possible violations by NFLI of the federal securities laws. In December 1996 NFLI received a letter from the Securities and Exchange Commission notifying NFLI that the staff inquiry had been terminated and that no enforcement action had been recommended at that time to the Commission.

  In 1996 class action lawsuits were commenced against NFLI alleging, among other things, that NFLI's distributor compensation program constituted an illegal "pyramid scheme." In 1997, NFLI entered into settlement agreements. The pendancy and settlement of these actions had a material adverse effect upon NFLI's operations and financial condition.

  NFLI does not believe that the manner in which it markets its products constitutes a "pyramid scheme" or a "security." The only financial requirement to become a distributor is to purchase a "distributor success kit" which is currently priced at a nominal charge of $49. NFLI does not pay a fee or other compensation to distributors as direct remuneration for enrolling distributors in their "downline" and NFLI encourages all distributors to retail their products to consumers who are not NFLI executives. In addition, NFLI does not pay a fee or other compensation to distributors for sales of product to their downline; thus, all product purchases are to be consumed by the distributor or sold to the ultimate consumer. NFLI believes that the efforts it has undertaken with the Illinois Attorney General and regulatory authorities in other states,
which culminated in the AVC in Illinois and elsewhere, will assist NFLI   in
complying with government laws and regulations in the future. Nonetheless, there can be no assurance that the appropriate authorities in any states will not initiate court proceedings against NFLI for violation of applicable laws. Furthermore, there can be no assurances that NFLI will not be subject to other lawsuits from other governmental authorities or private parties in state or federal court. Any such action could have a material adverse effect upon NFLI.

  Adverse Publicity. The size of the distribution force and results of NFLI's
  -----------------
operations can be particularly impacted by adverse publicity regarding NFLI, or its competitors, including the legality of network marketing, the quality of NFLI's products and product ingredients or those of NFLI's competitors, regulatory investigations of NFLI or its competitors and their products, actions by NFLI's distributors and the public's perception of NFLI's distributors and network marketing businesses generally. Such adverse publicity could have a material adverse effect on NFLI's ability to attract and retain customers or distributors, or in NFLI's results from operations or financial condition generally.

  Statements and Other Actions by Distributors.  NFLI's distributors are
  --------------------------------------------
required to sign NFLI's official Distributor Agreement that requires them to abide by NFLI's policies. Nonetheless, in certain instances distributors have created promotional material which does not accurately describe NFLI's marketing program or they may have made statements regarding potential earnings or other matters not in accordance with NFLI's policies. Although regulatory authorities did not sue NFLI, such actions lead to increased regulatory scrutiny as described above. Although NFLI attempts to monitor its distributors' statements and activities, there can be no assurance that it will be able to accomplish this objective and NFLI could be subject to regulatory scrutiny and potential claims. In addition, distributors could make predictive statements about NFLI's operations or other unauthorized remarks regarding NFLI that NFLI may be unable to control. Distributors are not authorized to make such statements on behalf of NFLI. Nonetheless, statements or actions by distributors could also adversely affect NFLI.

  Product Competition and Competition for Distributors.  The business of
  ----------------------------------------------------
distributing and marketing vitamins and minerals, personal care items, weight management items, and other products offered by NFLI is highly competitive. Numerous manufacturers, distributors and retailers compete actively for consumers. Many of NFLI's competitors are substantially larger than NFLI and have greater financial resources. The market is highly sensitive to the introduction of new products or weight management plans that may rapidly capture a significant share of the market. As a result, NFLI's ability to remain competitive depends in part upon the successful introduction of new products.

  NFLI is subject to significant competition from other marketing organizations for the recruitment of distributors. NFLI's ability to remain competitive depends, in significant part, on NFLI's success in recruiting and retaining distributors. From the last quarter of the fiscal year ended September 30, 1995 to the last quarter of the fiscal year ended September 30, 1998, one executive level distributor, Mr. Kevin Trudeau and his marketing organization, were involved in recruiting distributors for NFLI. In August 1998, NFLI and Mr. Trudeau entered into an agreement to end their business relationship. Mr. Trudeau's agreement not to compete with NFLI expired in May 1999. In October 1998 NFLI also entered into a severance Agreement with NC and DS, which had been producing and marketing recruiting and training materials and sponsoring promotional events for NFLI since July 1996. NFLI is now internally providing the services previously performed by NC and DC. There can be no assurance that NFLI's programs for recruitment, training and retention of distributors will be successful or that existing distributors will not join Mr. Trudeau in another business venture or otherwise lose interest in NFLI's products and programs.

  Dependence on Key Personnel. NFLI's success depends on the continued
  ---------------------------
availability of certain key management personnel, including David P. Bertrand and Jana B. Mitcham, founders and officers of NFLI. NFLI has obtained "key man" insurance on the lives of Mr. Bertrand and Ms. Mitcham with benefit amounts to NFLI of $1,060,000 and $660,000, respectively. NFLI's growth and profitability also depends on its ability to attract and retain other management personnel.

  Family Relationships.  At September 30, 2000, NFLI's operations in the United
  --------------------
States employed approximately 115 persons. Of these 115 persons, 11 persons have a family relationship, through birth or marriage, with either David P. Bertrand or Jana B. Mitcham, executive officers of NFLI. NFLI's management believes that all of NFLI's employees have been employed by NFLI on the basis of their qualifications, and that their retention by, and advancement within, NFLI has been, and will continue to be, determined by their individual performances as an employee of NFLI, and not due to any family relationship. Nonetheless, due to the large number of family relationships, the potential for conflicts of interest could be significant.

  Government Regulations. The manufacturing, processing, formulation, packaging,
  ----------------------
labeling and advertising of NFLI's products are subject to regulation by federal, state and foreign agencies, including the United States Food and Drug Administration (the "FDA"), the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service and the United States Environmental Protection Agency. Among other matters, such regulation is concerned with health claims made with respect to a product that asserts the healing or nutritional value of such product. Such agencies have a variety of remedies and processes available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labels or advertising, requiring consumer redress (for example, by requiring that a company offer to repurchase products previously sold to consumers), seeking injunctive relief or product seizure, imposing civil penalties, or commencing criminal prosecution.

  There can be no assurance that the regulatory environment in which NFLI operates will not change or that such regulatory environment, or any specific action taken against NFLI, will not result in a material adverse effect on NFLI's business, financial condition or results of operations. NFLI also cannot predict whether new legislation regulating its activities will be enacted, which new legislation could have a material adverse effect on its operations.

  Expansion Into Foreign Markets.  Although NFLI  intends to continue to operate
  ------------------------------
in and expand into foreign markets, there can be no assurance that NFLI can open markets on a timely basis or that such markets will prove to be profitable. Significant regulation and legal barriers must be overcome before marketing can begin in any foreign market. Also, before marketing has commenced, it is difficult to assess the extent to which NFLI's products and sales techniques will be successful in any given country. In addition to significant regulatory barriers, NFLI may also expect problems related to entering new markets with different cultural bases and legal systems from those encountered in the past. Moreover, expansion of NFLI's operations into new markets entails substantial working capital and capital requirements associated with regulatory compliance.

  Effect of Exchange Rate Fluctuations.   During the fiscal years ended
  ------------------------------------
September 30, 2000 and 1998 NFLI realized exchange rate losses of approximately $453,000, and $337,000, respectively. During the year ended September 30, 1999 the Company realized an exchange rate gain of approximately $65,600. There can be no assurance that exchange rates will continue to improve in the future or that future exchange rate losses will not exceed those experienced in recent periods. Further, if exchange rates fluctuate dramatically, it may become uneconomical for NFLI to establish or continue activities in certain countries.

  Contracts with Suppliers or Manufacturers.  NFLI does not have any written
  -----------------------------------------
contracts with any of its suppliers or manufacturers or commitments from any of its suppliers or manufacturers to continue to sell products to NFLI other than a three year agreement with VitaRich Laboratories, Inc. ("VitaRich").

  Pursuant to an agreement entered into in July 1998, NFLI agreed to advance VitaRich up to $800,000 to secure the purchase of a sufficient quantity of certain nutritional supplement raw materials to meet NFLI's anticipated need for rapid delivery of product and to obtain such product at discounted prices. The agreement is for three years and requires that NFLI provide VitaRich with periodic estimates of anticipated needs, as well as actual use rates of the requested product. Other than its agreement with VitaRich, NFLI does not have long term supply agreements with any vendor. Accordingly, there is a risk that any of NFLI's suppliers or manufacturers could discontinue selling their products to NFLI for any reason. Although NFLI believes that it could establish alternate sources for most of its products, any delay in locating and establishing relationships with other sources could result in product shortages and back orders for the products, with a resulting loss of revenues to NFLI.

  Product Liabilities. NFLI, like other manufacturers and distributors of
  -------------------
products that are ingested, faces an inherent risk of exposure to product liability claims if, among other things, the use of its products results in injury. NFLI currently has product liability insurance for its operations in amounts NFLI believes are adequate for its operations. There can be no assurance, however, that such insurance will continue to be available at a reasonable cost, or if available, will be adequate to cover liabilities.

                        ITEM 2. DESCRIPTION OF PROPERTY

Manufacturing Operations

ASH manufactures pharmaceutical products at its company owned 132,000 square foot facility in Gulfport, Mississippi. Bactolac headquartered in Hauppauge, New York, conducts its operations in a leased facility comprising approximately 25,000 square feet. Bactolac current monthly rental is approximately $25,000, of which $6,000 pertains to improvement made by a related party, that escalates over the 5 year term remaining on the lease. The Company has two five year renewal options and a purchase option on the facility. The Bactolac lease is with Shilpa Saketh Realty, Inc., an entity owned by a member of the Company's Board of Directors. In addition, ANI currently rents administrative office space on a temporary, short-term basis for $1,000 per month.

Network Marketing Operations

NFLI's offices and warehouse facilities in Houston, Texas are leased from non-affiliates. NFLI's office building consists of approximately 37,000 square feet and the current monthly rental is approximately $20,000. Additionally, NFLI's warehouse consists of approximately 52,000 square feet and the current monthly rental is approximately $19,000. NFLI also leases warehouse facilities in Alaska and Hawaii with a combined 3,000 square feet of space for approximately $6,000 per month. Additionally, the Company leases an office and warehouse center in Warrington, England from a non-affiliate consisting of approximately 16,000 square feet. The current monthly rental is approximately $10,000 that escalates over the eight year term remaining on the lease.

See Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operation" and Item 8. "Financial Statements and Supplementary Data".

                           ITEM 3. LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings, the adverse outcome of which would, in management's opinion, have a material adverse effect on the Company's business, financial condition and results of operations.

          ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of security holders during the fourth quarter of the fiscal year covered by this Report.

PART II

               ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

The Company's Common Stock was traded on the National Market System of the Nasdaq Stock Market under the symbol "ANII" and its Warrants were traded under the symbol "ANIIW" during the past three fiscal years. The Company has been notified by Nasdaq that its common stock is subject to delisting for the failure to meet the minimum bid price requirement of $1.00 per share. The Company's Common Stock and Warrants are currently traded on the Nasdaq SmallCap Market under a temporary exception which expires on May 18, 2001. For the duration of the exception, the Company's Nasdaq symbols will be ANIIC for the Common Stock and ANIWC for the Warrants. There can be no assurance that the Company will be able to maintain its Nasdaq listing.

In connection with a public offering in July 1995 the Company issued warrants to purchase Common Stock (the "Warrants"). The holder of one Warrant is entitled to purchase one share of Common Stock at $3.75 per share until December 31, 2001, unless earlier redeemed by the Company.



                                Common Stock      Warrants
                                ------------  ---------------
        Quarter Ended            High    Low    High     Low
        -------------           -----  -----  --------  -----
      Fiscal 1998:
          December 31, 1997     $7.88  $5.50     $3.94  $2.38
          March 31, 1998         6.44   4.94      2.69   1.63
          June 30, 1998          9.00   5.56      5.13   1.88
          September 30, 1998     7.13   3.00      3.63   0.50

      Fiscal 1999:
          December 31, 1998      3.94   2.00      1.06   0.38
          March 31, 1999         3.34   2.06      1.13   0.38
          June 30, 1999          2.63   2.06      0.88   0.25
          September 30, 1999     3.63   1.63      0.94   0.31

      Fiscal 2000
          December 31, 1999      3.00   2.13      0.38   0.19
          March 31, 2000         2.44   1.63      0.75   0.19
          June 30, 2000          2.19   1.38      0.31   0.25
          September 30, 2000     2.00   0.75      0.31   0.03



  As of January 10, 2001, there were 1,542 record holders of common stock.

The Company declared its first cash dividend on its common stock in September 1996, which dividend of $.02 per share was paid in October 1996. The Company continued to pay quarterly dividends of $.02 per share of common stock until June 1998. No dividends have been declared by the Company subsequent to June 1998. It is not likely that dividends will be paid in the fiscal year ending September 30, 2000. The Company may not declare any dividends without the consent of GECC.

Subject to obtaining the lender's consent the determination of the payment of dividends in the future will be within the discretion of the Company's Board of Directors and will depend on the earnings, capital requirements and operating and financial condition of the Company, among other factors.


                        ITEM 6. SELECTED FINANCIAL DATA

The selected financial data presented below for each year in the five-year period ended September 30, 2000 have been derived from the audited financial statements of the Company. The data presented below should be read in conjunction with Company's financial statements and notes thereto and, except for operating data included therein, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                       YEARS ENDED SEPTEMBER 30,
                                          (In thousands, except Per Share and Operating Data)
                                           -----------------------------------------------
                                             2000      1999      1998      1997      1996
                                           -------   -------   -------   -------   -------
Statements of Operations
          Net Sales                        $69,258   $66,570   $69,658   $83,045   $97,404
          Gross Profit                      20,938    21,828    21,719    22,767    29,577
          Operating income (loss)           (3,619)     (502)      698    (3,276)   13,347
          Net income (loss)                 (4,004)     (848)     (867)   (1,981)    8,705

Earnings (loss) per share:
          Basic                              $(.52)    $(.15)    $(.15)    $(.35)    $1.61
          Diluted                            $(.52)    $(.15)    $(.15)    $(.35)    $1.36

Weighted average number of
    shares outstanding (1):
          Basic                              7,714     5,809     5,833     5,625     5,408
          Diluted                            7,714     5,809     5,833     5,625     6,405

Operating data:
          Number of Distributors (2)        58,000    67,000    80,000    88,500    87,400
          Average monthly
              sales per Distributor (3)    $    71   $    76   $    69   $    74   $   112
          Total products offered               500       400       380       364       320

Balance Sheet Data:
          Working capital (deficit)        $(3,597)  $ 7,849   $ 7,019   $ 9,570   $14,617
          Total assets                      39,663    22,241    27,858    29,347    27,689
          Total liabilities                 22,835     7,893    13,415    13,489    10,087
          Stockholders' equity              16,827    14,348    14,443    15,858    17,602

     (1) The weighted average number of shares of Common Stock outstanding for each period presented has been calculated giving effect to a three-for-five stock split on July 10, 1995 and two-for-one stock split on December 8, 1995, and after giving effect to dilutive stock options and warrants.
     (2) Includes "active" distributors only at the end of the period indicated. See Item 1. "Business-Distribution and Marketing".
     (3) Computed using net sales for NFLI network marketing operations only using a simple average for the periods indicated.

                    SELECTED QUARTERLY FINANCIAL INFORMATION



                                                         QUARTER ENDED
                                                (In thousands, except Per Share)
                                 --------------------------------------------------------------
                                 December 31   March 31   June 30   September 30   Fiscal Year
                                 ------------  ---------  --------  -------------  ------------

Fiscal 2000:
      Net Sales                      $16,587    $18,410   $17,428      $  16,833       $69,258
      Gross profit                     5,110      6,063     4,012          5,753        20,938
      Operating income (loss)           (508)        22    (2,880)          (253)       (3,619)
      Net income (loss)                 (498)      (418)   (2,771)          (317)       (4,004)

   Earnings (loss) per Share:
      Basic                          $  (.09)   $  (.05)  $  (.35)     $    (.03)      $  (.52)
      Diluted                        $  (.09)   $  (.05)  $  (.35)     $    (.03)      $  (.52)

      Dividends per share            $    --    $    --   $    --      $      --       $    --

Fiscal 1999:
      Net Sales                      $16,992    $16,536   $17,210      $  15,832       $66,570
      Gross profit                     5,971      5,574     6,006          4,277        21,828
      Operating income (loss)            358        107       983         (1,950)         (502)
      Net income (loss)                  404         15       493         (1,760)         (848)

   Earnings (loss) per Share:
      Basic                          $   .07    $   .00   $   .08      $    (.30)      $  (.15)
      Diluted                        $   .07    $   .00   $   .08      $    (.30)      $  (.15)

      Dividends per share                 --         --        --             --            --

Fiscal 1998:
      Net Sales                      $18,384    $17,579   $15,415      $  18,280       $69,658
      Gross profit                     5,028      5,735     4,758          6,198        21,719
      Operating income (loss)           (181)       925      (385)           339           698
      Net income (loss)                 (248)       605      (321)          (903) (1)     (867)

   Earnings (loss) per
      Share:
      Basic                          $ (0.04)   $  0.10   $ (0.05)     $   (0.16)      $ (0.15)
      Diluted                        $ (0.04)   $  0.10   $ (0.05)     $   (0.16)      $ (0.15)

      Dividends per share            $  0.02    $  0.02   $  0.02             --       $  0.06

   (1) Includes a $702,000 charge for warrants issued in connection with a severance agreement.

                 FINANCIAL INFORMATION RELATING TO FOREIGN AND
                      DOMESTIC OPERATIONS AND EXPORT SALES
                           YEARS ENDED SEPTEMBER 30,
                                  (In thousands)
                                  --------------

                                                     2000      1999      1998      1997      1996
                                                   -------   -------   -------   -------   -------
   Sales to unaffiliated customers:
     North America (1)                             $62,500   $61,100   $65,400   $80,300   $97,200
     Europe (2)                                      4,200     4,700     3,500     2,500       200
     Philippines (3)                                   600       800       700       200        --
     Japan (4)                                       2,000        --        --        --        --

   Sales or transfers between geographic areas:
     North America                                      --        --        --        --        --
     Europe                                            700     1,000       600       700       100
     Philippines                                       100       100       300       300        --
     Japan                                              --        --        --        --        --

   Operating profit (loss):
     North America                                  (1,300)    1,500     1,900    (2,300)   13,400
     Europe                                         (1,300)     (900)     (900)     (900)       --
     Philippines                                      (300)     (500)     (300)       --        --
     Japan                                            (700)       --        --        --        --

   Identifiable assets:
     North America                                  37,900    19,600    29,600    29,800    27,500
     Europe                                          1,300     1,700     1,400     1,400       900
     Philippines                                        --       300       900       700        --
     Japan                                             500        --        --        --        --

   (1) Includes the United States, Canada, and Puerto Rico.
   (2) First began operations in fiscal 1996.
   (3) First began operations in fiscal 1997 and ceased operations in fiscal
       2000.
   (4) First began operations in fiscal 2000.

               ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

  Manufacturing Operations

  The Company's manufacturing operations are a new line of business resulting from the acquisitions that were consummated during the first quarter of the fiscal year ended September 30, 2000. The acquisition of Bactolac Pharmaceutical Inc., a contract manufacturer of nutritional supplements, was closed on November 17, 1999, and ASH, a contract manufacturer of pharmaceutical products, was acquired as a division of Bactolac, as of December 1, 1999. The acquisitions have been accounted for under the purchase method of accounting, whereby the results of the acquired operations are included in the consolidated financial statements from their dates of acquisition. In order to provide a meaningful comparison, the following table for comparative purposes only, sets forth on a pro forma basis for the periods indicated the amounts and percentages of selected items of revenue and expense, as though the acquisitions of Bactolac and ASH had been consummated as of the beginning of the year ended September 30, 1999.

                                Pro Forma Year ended September 30,
                             ---------------------------------------
                                    2000                 1999
                             ------------------   ------------------
                                Amount      %       Amount       %
                             -----------  -----   -----------  -----

  Net sales                  $18,762,000  100.0%  $19,296,000  100.0%
  Cost of sales               12,932,000   68.9    16,110,000   83.5
  Gross profit                 5,830,000   31.1     3,186,000   16.5
  Operating expenses           3,486,000   18.6     2,449,000   12.7
  Goodwill amortization          484,000    2.6       484,000    2.5
  Operating income (loss)      1,860,000    9.9       253,000    1.3


  Net sales for the 2000 pro forma period decreased $534,000 or 2.8% over the 1999 pro forma period. The decrease was primarily attributable to a net $2,612,000, increase in the sales of Bactolac, through a number of customers, offset by a $3,146,000 reduction in the sales of ASH. The majority of the ASH decrease was attributable to a decline in sales to Bayer Corporation. Bayer Corporation has historically represented a significant portion of ASH's revenue base, and Bayer has informed ASH, that effective January 1, 2001, it intends to produce in-house substantially all of the products currently produced for it by ASH. Sales to Bayer during the pro forma periods above represented 31% of the manufacturing division pro forma sales for 2000, and 42% of the manufacturing division pro forma sales for 1999. On the same basis, Bayer represented 17% of the manufacturing division pro forma gross profit in 2000 and 31% of the
manufacturing division gross profit for 1999.   ASH is aggressively attempting
to expand its customer base to compensate for the loss of the Bayer business. Failure to replace this substantial customer, or the inability to substantially reduce ASH's operating expenses, would have an adverse effect on the Company's business and operations.

  Gross profit for the 2000 pro forma period increased to $5,830,000, a $2,644,000 increase over the 1999 pro forma amount. On a pro forma basis, gross profit as a percentage of net sales increased to 31.1% in 2000, as compared to 16.5% in the 1999 pro forma period. The majority of the increase was due to higher levels of sales at the Bactolac operation, without a corresponding level of increase in the labor and overhead components of the cost of sales amounts. Additionally, as Bactolac purchases materials in higher volumes and better manages its purchasing activities, it is able to reduce, as a percentage of sales, its material costs. Shortly after the end of the current fiscal year, Bactolac moved into a larger facility, which will cause an increase in costs, but is also anticipated to provide for improved operating efficiencies and expanded in-house capabilities of certain processes for coating and packaging that had been previously outsourced and allow for higher revenue levels to be obtained.

  Operating expenses on a pro forma basis increased to $3,486,000 in 2000, from $2,449,000 in 1999. This represents an increase of $1,037,000 or 42.3%. The majority of the increase relates to additional personnel costs, in addition to higher administrative costs being incurred for insurance, professional fees and sales and marketing expenses following the acquisitions.

     Network Marketing Operations

  The following table sets forth for the network marketing line of business for the periods indicated the percentages that selected items bear to net sales as included in the Consolidated Statements of Operations:


                                Year Ended September 30,
                                 ----------------------
                                  2000    1999     1998
                                 -----   ------   -----
Net sales                        100.0%   100.0%  100.0%
Cost of sales                     71.0     67.2    68.8
                                 -----   ------   -----
Gross profit                      29.0     32.8    31.2
Operating expenses                37.3     33.6    30.2
                                 -----   ------   -----
Income (loss) from operations    (8.3)%   (0.8)%    1.0%
                                 =====   ======   =====



Year Ended September 30, 2000 Compared to Year Ended September 30, 1999

  Net sales for the twelve months ended September 30, 2000 decreased by $13,380,000 or 20.1% to $53,190,000 as compared to net sales of $66,570,000 for the twelve months ended September 30, 1999.

  At September 30, 2000, the Company had approximately 58,000 distributors as compared to approximately 67,000 at September 30, 1999. During the twelve months ended September 30, 2000 the number of active international distributors increased by approximately 2,400, while active distributors in North America decreased by approximately 11,400. The ability of the Company to increase its number of active distributors and its sales per average number of distributors is material to the future operations and financial condition of the Company. The decrease in net sales is recapped below:


     Decrease in sales due to decreased average
      number of distributors                            $ (9,775,000)
     Decrease in distributor average sales                (3,605,000)
                                                        ------------
                                                        $(13,380,000)
                                                        ============

  The Company's net sales per average number of distributors per month decreased from $76 during the twelve months ended September 30, 1999 to $71 for the twelve months ended September 30, 2000.

  Cost of sales decreased by $6,992,000 or 15.6% to $37,750,000 for the twelve months ended September 30, 2000 from $44,742,000 for the twelve months ended September 30, 1999. Cost of sales as a percentage of net sales increased from 67.2% in the twelve months ended September 30, 1999 to 71.0% in the twelve months ended September 30, 2000. Cost of sales, which includes product costs, commissions and bonuses paid to distributors, and shipping costs, is recapped below:

                                                          Year Ended
                                                         September 30,
                                                          -----------
                                                          2000   1999
                                                          ----   ----
          Product costs                                   27.7%  27.1%
          Commissions and bonuses paid to distributors    34.4   33.0
          Shipping costs                                   8.9    7.1
                                                          ----   ----
                                                          71.0%  67.2%
                                                          ====   ====


  Product costs as a percentage of cost of sales increased 0.6%. Commissions and bonuses paid to distributors increased 1.4% as a percentage of cost of sales as a result of changes in the mix of higher versus lower bonus value products purchased by distributors. Shipping costs increased 1.8% primarily from a combination of higher shipping rates and increased shipping to the Japan markets from the Company's warehouse in the United States and the use of an outside contractor for certain shipping.

  Gross profit decreased 29.3% or $6,388,000 from $21,828,000 for the twelve months ended September 30, 1999 to $15,440,000 for the twelve months ended September 30, 2000. Gross profit as percentage of net sales decreased from 32.8% for the twelve months ended September 30, 1999 to 29.0% for the twelve months ended September 30, 2000.

  Marketing, distribution and administrative expenses in decreased $2,501,000 or 11.2% from $22,330,000 for the twelve months ended September 30, 1999 to $19,829,000 for the twelve months ended September 30, 2000. The decrease results primarily from a combination of reduced personnel expense and overall expense containment in response to the Company's continued losses. As a percentage of net sales, marketing, distribution and administrative expenses increased to 37.3% for the year ended September 30, 2000 from 33.6% for the year ended September 30, 1999, as the rate of expense reductions did not keep pace with the decrease in net sales.

  Loss from operations for the year ended September 30, 2000 increased $3,887,000 to $4,389,000 from $502,000 of loss from operations for the year ended September 30, 1999 principally as a result of reduced net sales and gross profits partially off set by reduced operating expenses as explained above. The loss from operations for the twelve months ended September 30, 2000 and 1999 includes approximately $1,591,000 and $1,363,000, respectively, of operating loss from the Company's wholly-owned, consolidated subsidiaries that operate in foreign countries.

  During the fourth quarter of the year ended September 30, 2000, the Company consummated the previously executed letter of intent with the current managers of RP to purchase the subsidiary. The Company's loss on the disposition as well as the realizable value of consideration received was minimal. During the year ended September 30, 1999, the Company recorded asset impairments and other writedowns (principally inventory) in RP in the aggregate amount of $300,000.

  Additionally the Company began operations in Japan in October 1999. To date start-up costs have been minimal since the Company's operations in Japan consisted of providing services to Japanese members who will purchase products for personal use only directly from the Company's US operations.

Year Ended September 30, 1999 Compared to Year Ended September 30, 1998

  Net sales for the twelve months ended September 30, 1999 decreased by $3,088,000 or 4.4% to $66,570,000 as compared to net sales of $69,658,000 for the twelve months ended September 30, 1998.

  The Company has an Order Assurance Program("OAP"), which allows a distributor to generate sales volume and maintain qualification to receive monthly commissions. Prior to June 1, 1999 NFLI sold product redemption certificates to distributors who were enrolled in the OAP. Revenues were recorded when these certificates were redeemed for product. However, if the certificates were not redeemed for product, the Company recorded revenues ratably over a 150-day period commencing with the ending of the expiration period of 120 days. Such revenues are recorded as part of the Company's net sales for periods prior to June 1, 1999.

  Subsequent to June 1, 1999 the Company began shipping product packs for most OAP purchases, the shipment of which results in the recognition of revenue. Approximately $2,600,000 of revenue related to the shipment of the product packs was recognized in fiscal 1999. Except in very limited circumstances, NFLI no longer sells any type of product redemption certificates. It now only provides its distributors with a deferred arrangement for product purchases under a plan similar to a "layaway" program for "big ticket" items. The distributor makes payments against the product purchase for a period not to exceed six months, and upon payment in full, NFLI ships the product to the distributor. Revenues collected in advance of shipment are recorded as deferred revenues until the product is shipped. The distributor has the right to substitute other products or receive a cash refund or product replacement under the same terms as regular product sales.

  At September 30, 1999, the Company had approximately 67,000 distributors as compared to approximately 80,000 at September 30, 1998. During the twelve months ended September 30, 1999 the number of active international distributors increased by approximately 1,500, while active distributors in North America decreased by approximately 14,000. The ability of the Company to increase its number of active distributors and its sales per average number of distributors is material to the future operations and financial condition of the Company. The decrease in net sales is recapped below:



      Decrease in sales due to decreased
        average number of distributors                  $(8,912,000)
      Increase in distributor average sales               5,824,000
                                                        -----------
                                                        $(3,088,000)
                                                        ===========

  The Company's net sales per average number of distributors per month increased from $69 during the twelve months ended September 30, 1998 to $76 for the twelvemonths ended September 30, 1999.

  Cost of sales decreased by $3,197,000 or 6.6% to $44,742,000 for the twelve months ended September 30, 1999 from $47,939,000 for the twelve months ended September 30, 1998. Cost of sales as a percentage of net sales decreased from 68.8% in the twelve months ended September 30, 1998 to 67.2% in the twelve months ended September 30, 1999. Cost of sales, which includes product costs, commissions and bonuses paid to distributors, and shipping costs, is recapped below:

                                                 Year Ended
                                                September 30,
                                                 -----------
                                                 1999   1998
                                                 ----   ----
 Product costs                                   27.1%  27.6%
 Commissions and bonuses paid to distributors    33.0   35.0
 Shipping costs                                   7.1    6.2
                                                 ----   ----
                                                 67.2%  68.8%
                                                 ====   ====

  Product costs as a percentage of cost of sales decreased 0.5% primarily as a result of the Company now producing and selling certain recruiting and training materials which were primarily sold to the Company's distributors by Distributor Services, L.L.C. during the twelve months ended September 30, 1998. The gross profit margin on these materials is generally greater than the gross profit margin on many of the Company's other products. Commissions and bonuses paid to distributors decreased 2.0% as a percentage of cost of sales as a result of changes in the mix of higher versus lower bonus value products purchased by distributors. Shipping costs increased 0.9% primarily from a combination of increased shipping to continental Europe from the Company's warehouse in the United Kingdom and the use of an outside contractor for certain shipping.

  Gross profit decreased 0.5% or $109,000 from $21,719,000 for the twelve months ended September 30, 1998 to $21,828,000 for the twelve months ended September 30, 1999. Gross profit as percentage of net sales increased from 31.2% for the twelve months ended September 30, 1998 to 32.8% for the twelve months ended September 30, 1999.

  Marketing, distribution and administrative expenses increased $1,309,000 or 6.2% from $21,021,000 for the twelve months ended September 30, 1998 to $22,330,000 for the twelve months ended September 30, 1999. The increase results primarily from a combination of reduced personnel expenses, increased depreciation charges on computer hardware and software, and increased promotion costs for meetings and rallies previously performed by Distributor Services, L.L.C. As a percentage of net sales, marketing, distribution and administrative expenses increased to 33.6% for the year ended September 30, 1999 from 30.2% for the year ended September 30, 1998.

  Income (loss) from operations for the year ended September 30, 1999 decreased $1,200,000 or 172.0% to $502,000 of loss from $698,000 of income from operations for the year ended September 30, 1998 principally as a result of the increase in operating expenses as explained above. The income (loss) from operations for the twelve months ended September 30, 1999 and 1998 includes approximately $1,363,000 and $1,340,000, respectively, of operating loss from the Company's wholly-owned, consolidated subsidiaries that operate in foreign countries.

  Subsequent to September 30, 1999, the Company executed a letter of intent with the current managers of RP to purchase the subsidiary. The completion of the sale is subject to various closing conditions. The Company anticipates that the realizable value of consideration to be received will be minimal. During the year ended September 30, 1999, the Company recorded asset impairments and other writedowns (principally inventory) in RP in the aggregate amount of $300,000.

  Additionally the Company began operations in Japan in October 1999. Start-up costs are expected to be minimal since the Company's operations in Japan will consist of providing services to Japanese members who will purchase products for personal use only directly from the Company's US operations.

  At September 30, 1999, approximately $425,000 related to the Company's recent acquisition of ANI, ASH and Bactolac was included in Other Assets. The Company will amortize that amount plus other acquisition cost incurred prior to the closing of the acquisition over a twenty year period.

  As a result of the Company's foreign operations, it is subject to foreign currency changes. The gains and (losses) from such changes are included with other income (loss). For the years ended September 30, 2000, 1999 and 1998, the Company reported gains and losses of $(453,000), $66,000 and $(337,000), respectively. During 2000 interest expense increased to $996,000 from $21,000 in the previous year, primarily as a result of borrowings incurred in connection with the acquisitions made during the current fiscal year. During the year ended September 30, 1998, the Company reported an expense of $702,000, recorded to recognize the cost of a Warrant issued in settlement of a contract termination.

Income Taxes

  Historically the Company's effective tax rate has been significantly higher that the computed statutory rate. The higher rate has been primarily as a result of losses of the Company's foreign subsidiaries which are not deductible for U.S. income tax purposes. Additionally, during the year ended September 30, 2000, the effective rate of expected tax benefit was lower than the expected amount due to the non-deductible goodwill arising from the acquisitions which were consummated in the year.

Liquidity and Capital Resources

  Since ANI consummated the acquisitions of Bactolac and ASH, it has met its working capital and capital expenditure requirements, including funding for debt repayments, mainly through net cash provided under the Company's revolving line of credit provided through a secured lender. As a result of cost reductions which have been implemented across the board and upon the closing of the pending sale of NFLI, management believes that a significant portion of the upcoming working capital needs can be met out of cash provided by the sale of NFLI and cash generated from operating activities. Additionally, subsequent to September 30, 2000, the Company received a net state of Texas franchise tax refund of approximately, $619,000, arising from amending previous years tax returns, which amount will be used for working capital needs. Management plans to continue to strive to restore profitability and pursue additional financing during the current fiscal year to meet currently anticipated funding requirements.

  At September 30, 2000, the Company had a working capital deficit of $3,597,000. Borrowings under the revolving portion of the secured credit facility totaled $4,653,000, with additional borrowings available of $577,000, at that point, based upon accounts receivable and inventory levels. Under the terms of the Agreement for the sale of NFLI, the purchaser is required to repay or assume the NFLI portion of such borrowings, which as of September 30, 2000, totaled approximately $1,363,000, including $220,000, outstanding under the term loan portion of the credit facility.

Operating Activities

  Net cash outflows from continuing operating activities were approximately $1,033,000, $2,199,000 and $571,000 in 2000, 1999 and 1998, respectively. The net cash outflow from operating activities in 2000, consisted of approximately $2,520,000 in cash used to reduce accounts payable and accrued expenses primarily during the period following the acquisitions of Bactolac and ASH and approximately $1,209,000 increase in accounts receivable, relating primarily to higher level of sales at the Bactolac operation. These amounts were offset in 2000 by reduced inventory levels primarily at the NFLI operations. Net losses consumed approximately $500,000 from operations after adding back depreciation and amortization expense.

Investing Activities

  Investing activities consumed approximately $125,000 in 2000. The sale of the remaining balance in marketable securities generated approximately $997,000 in cash. During 2000 approximately $650,000 was used for property and equipment additions, with the largest portion primarily at the new Bactolac facility, which was leased shortly before the end of the fiscal year. Investing activities consumed $388,000 during 1999, primarily for equipment additions and 1998 consumed $2,993,000, with approximately $1,986,000 spent on property and equipment, primarily computer and software additions and the remainder on the purchase of marketable securities.

Financing Activities

  Financing activities generated approximately $517,000 in 2000. This consisted of approximately $4,005,000 in net borrowing under the Company's credit facility and long term debt net repayments of approximately $3,487,000.

  The Company's revolving credit facility provides for borrowings up to $12,000,000, based upon outstanding amounts of eligible accounts receivable and allowable inventories. Additionally, there is a $2,360,000 term loan facility with the secured lender that requires principal payments of $49,167, monthly over the remaining term of the Agreement. Interest on amounts outstanding under the Agreement is payable monthly based upon the lender's index rate plus one-half percent. The credit facility is secured by substantially all of the Company's assets. The Agreement contains a number of covenants, which include among other items; maintenance of specified minimum net worth and fixed charge ratio, as well as limitations on capital expenditures. At September 30, 2000, the Company was not in compliance with several covenants under the Agreement and a waiver has been obtained from GECC. Due to the fact that ANI was not in compliance with the terms of the Agreement, and the waiver did not extent beyond one year, the entire amount outstanding under the Agreement has been classified as a current liability on the accompanying consolidated balance sheet as of September 30, 2000. Management of ANI plans to continue discussions with the secured lender concerning an amendment to the credit facility which management believes based on its discussions with such lender can be accomplished between now and closing of the NFLI sale, to approve the agreed upon sale of NFLI and to achieve mutually acceptable compliance conditions. If the Company is not successful in its efforts to amend the Agreement, it will have adverse effects on the Company's business, financial condition and operations.

  As a result of the acquisitions of Bactolac and ASH, during the first quarter of the Company's fiscal year ended September 30, 2000, the Company entered into purchase notes totaling $3,000,000, with certain of the selling stockholders and assumed, through Bactolac, a $1,350,053, mortgage obligation of the ASH facility. The Bactolac stock purchase note is subordinate to the GECC facility, bears interest at 7%, and with the approval of GECC, required a $1,000,000,payment on the first anniversary of the acquisition. The holder of the note has agreed to extend the payment of the first installment for six months or until the closing of the NFLI sale transaction. The $500,000, ASH stock purchase notes are subordinate to the GECC facility, bear interest at 7%, and subject to the approval of GECC, were payable December 29, 2000. The loan assumption agreement for the ASH mortgage obligation bears interest at prime plus 2%, and is secured by the ASH land and building. The assumption agreement was originally due May 15, 2000, and the holder has agreed to four amendment agreements that extended the due date to March 31, 2001. Management of ANI intends to continue to try to work with the holders of these obligations in trying to resolve the current inability to liquidate the debts under their scheduled terms. Additionally, the ability to potentially refinance the ASH mortgage with a new lender and provide additional cash is currently being explored. Should the holders not agree to extensions, or an alternative loan facility not be obtained, it would have adverse effects on the Company's business, financial condition and operation.

  Capital expenditures, primarily for manufacturing and laboratory equipment for fiscal 2001 are anticipated to be approximately $450,000-600,000. It is expected that the funding for these capital needs will be provided by leases. A lease of $70,000 has recently been approved and was funded in January 2001, and a lease line of $407,000, has been tentatively approved for equipment needs.

Bayer has notified the Company that it will be moving substantially all production previously produced at the ASH facility, to its own in-house facility on or about January 1, 2001. During the first quarter of the current fiscal year ending September 30, 2001, a significant increase in Bayer orders, which totaled approximately $1.1 million, was received and processed at the ASH facility, as Bayer stocked up for the transition. During the second quarter of the year, it is expected that such revenues will be collected and associated accounts receivable and inventory levels will be reduced. Since no new revenues are expected from Bayer, ASH has been attempting to expand its customer base to reduce its dependence upon Bayer and intends to continue to focus on those efforts. Failure to replace this substantial customer or failing to implement a substantial reduction in operating expenses would have an adverse effect on the Company's business, financial condition and results of operations.

Year 2000 Issue Update

  The Company did not experience any significant malfunctions or errors in its operating or business systems when the date changed from 1999 to 2000. Based on operations since January 1, 2000, the Company does not expect any significant impact to its on-going business as a result of the "Year 2000 issue." However, it is possible that the full impact of the date change, which was of concern due to computer programs that use two digits instead of four digits to define years, has not been fully recognized. For example, it is possible that Year 2000 or similar issues, such as leap year-related problems, may occur with billing, payroll, or financial closings at month, quarterly or year end. The Company believes that any such problems are likely to be minor and correctable. In addition, the Company could still be negatively impacted if its customers or suppliers are adversely affected by the Year 2000 or similar problems that have arisen for its customers and suppliers.

Recent Accounting Pronouncements

  Statement of Financial Accounting Standards (SFAS) 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No 133, and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, will be effective for the Company's fiscal year ending September 30, 2001. SFAS 133 requires that an entity record all derivatives on the balance sheet as either assets or liabilities, measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Management believes that the adoption of these statements will not have a significant impact on the company's financial position or results of operations.

  The Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
(SAB) 101, Revenue Recognition in Financial Statements, in December 1999. The SAB summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after

December 15, 1999. The Company does not believe that adoption of this SAB will have a material impact on its financial statements.

               ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

The Company is exposed to market risks, which include changes in currency exchange rates as measured against the U.S. dollar. The value of the U.S. dollar against the foreign currencies in which the Company has operations affects the Company's financial results. Changes in exchange rates positively or negatively affect the Company's sales (as expressed in U.S. dollars), gross margins, operating expenses, and retained earnings. When the U.S. dollar sustains a strengthening position against currencies in which the Company sells products or a weakening exchange rate against currencies in which it incurs costs, its sales or costs are adversely affected. The Company does not believe that upon completion of the sale of NFLI, that it will have any significant exposure to exchange rate fluctuations.

             ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 16, 1999, the Company determined to engage Grant Thornton LLP as the principal accountant to audit the Company's financial statements for the fiscal year ending September 30, 1999. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company.

The Report of BDO Seidman, LLP, on the consolidated financial statements of the Company for the fiscal year ended September 30, 1998 did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope or accounting principles. The Company does not believe that there were any disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the past two fiscal years then ended or the subsequent period up to the time of dismissal which, if not resolved to BDO Seidman, LLP's satisfaction, would have caused BDO Seidman, LLP to make reference to the subject matter of the disagreement(s) in connection with its Report. However, during fiscal 1999 BDO Seidman, LLP informed the Company of the need to evaluate for impairment the unamortized carrying value of the Audio Production Rights which balance as of September 30, 1998 and June 30, 1999 was $1,400,000 and $1,089,000,
respectively. The Company evaluated such Audio Production Rights for impairment at September 30, 1999, as well as subsequently.

             ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



Advanced Nutraceuticals, Inc. Consolidated Financial Statements             Page
                                                                            ----

Report of Independent Certified Public Accountants                          F-2

   Independent Certified Public Accountants' Report                         F-3

   Consolidated Balance Sheets as of September 30, 2000 and 1999            F-4

   Consolidated Statements of Operations and Comprehensive Income (Loss)
          for the Years Ended September 30, 2000, 1999 and 1998.            F-5

   Consolidated Statements of Stockholders' Equity for the Years
          Ended September 30, 2000, 1999 and 1998.                          F-6

   Consolidated Statements of Cash Flows for the Years Ended
          September 30, 2000, 1999 and 1998.                                F-7

   Notes to Consolidated Financial Statements.                              F-8

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Advanced Nutraceuticals, Inc.


  We have audited the consolidated balance sheets of Advanced Nutraceuticals, Inc. (formerly - Nutrition For Life International, Inc.) and Subsidiaries as of September 30, 2000 and 1999 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Nutraceuticals, Inc. (formerly - Nutrition For Life International, Inc.) and Subsidiaries as of September 30, 2000 and 1999 and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

  As described in Note 17 the accompanying consolidated balance sheets as of September 30, 2000 and 1999, and the related consolidated statements of operations and comprehensive income (loss) and cash flows for the years then ended have been restated.

Grant Thornton LLP



Houston, Texas
January 3, 2001

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors
and Shareholders of
Advanced Nutraceuticals, Inc.


  We have audited the consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows of Advanced Nutraceuticals, Inc. (formerly - Nutrition for Life International, Inc.) for the year ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Advanced Nutraceuticals, Inc. (formerly -Nutrition For Life International, Inc.) for the year ended September 30, 1998 in conformity with generally accepted accounting principles.

  As described in Note 17 to the consolidated financial statements, certain of the financial statements have been restated from amounts as previously prepared.


BDO Seidman, LLP



Houston, Texas
December 29, 1998

                         ADVANCED NUTRACEUTICALS, INC.
                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2000 AND 1999


                                                                               2000          1999
                                                                           -----------   -----------
                                                                           (Restated-*)  (Restated-*)
                                  ASSETS
                                  ------

Current Assets:
 Cash and cash equivalents                                                 $   958,365   $ 1,395,310
 Restricted cash                                                               101,266       585,866
 Marketable securities                                                              --       996,942
 Receivables, net                                                            4,578,570       362,315
 Inventories (Note 4)                                                        7,253,939     8,434,220
 Deferred tax asset (Note 5)                                                 1,707,000     1,647,000
 Prepaid expenses and other assets                                             884,831     1,062,513
                                                                           -----------   -----------
   Total Current Assets                                                     15,483,971    14,484,166

Property and equipment, net (Notes 6 and 9)                                 14,326,317     6,038,186
Audio production rights                                                         80,600       972,222
Goodwill (Note 7)                                                            9,228,829            --
Other assets                                                                   542,938       746,246
                                                                           -----------   -----------
                                                                        $   39,662,655   $22,240,820
                                                                           ===========   ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

Current Liabilities:
 Accounts payable                                                       $    5,614,400   $ 2,517,020
 Accrued distributor bonuses                                                 1,133,081     1,384,950
 Deferred income                                                               348,455       826,464
 Accrued expenses and other liabilities                                      1,372,075     1,344,001
 Credit facility (Note 8)                                                    6,589,783            --
 Current portion of other installment obligations                            1,173,518       562,464
 Current portion of long-term debt (Note 9)                                  2,850,053            --
                                                                           -----------   -----------
       Total Current Liabilities                                            19,081,365     6,634,899

Deferred tax liability (Note 5)                                              2,254,000       778,000
Long-term debt (Note 9)                                                      1,500,000            --
Long-term portion of other installment obligations                                  --       479,719
                                                                           -----------   -----------
      Total Liabilities                                                     22,835,365     7,892,618
                                                                           -----------   -----------

Commitments and contingencies (Note 10)                                             --            --

Stockholders' Equity (Notes 11 and 12):
 Preferred stock, $.001 par value; 1,000,000 authorized; none issued                --            --
 Common stock; $.01 par value; 20,000,000 shares authorized                     80,198        58,875
 Additional paid-in capital                                                 17,936,253    11,837,156
 Retained earnings (deficit)                                                (1,266,831)    3,110,405
 Accumulated other comprehensive income (loss)                                  77,670      (125,749)
                                                                           -----------   -----------
                                                                            16,827,290    14,880,687
 Less: Treasury stock, 79,000 shares, at cost in 1999                               --      (532,485)
                                                                           -----------   -----------
      Total Stockholders' Equity                                            16,827,290    14,348,202
                                                                           -----------   -----------
                                                                           $39,662,655   $22,240,820
                                                                           ===========   ===========

         See accompanying notes to consolidated financial statements.

(* Amounts Restated--See Note 17)

                         ADVANCED NUTRACEUTICALS, INC.
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
             FOR THE YEARS ENDED SEPTEMBER 30,  2000, 1999 AND 1998




                                                    2000          1999          1998
                                                -----------   -----------   -----------
                                                (Restated-*)  (Restated-*)  (Restated-*)
Net sales                                       $69,258,328   $66,569,875   $69,658,095
Cost of sales                                    48,320,748    44,742,050    47,939,482
                                                -----------   -----------   -----------

Gross profit                                     20,937,580    21,827,825    21,718,613

General and administrative expenses              24,556,847    22,329,914    21,021,056
                                                -----------   -----------   -----------

Operating income (loss)                          (3,619,267)     (502,089)      697,557
                                                -----------   -----------   -----------

Other income (expense):
 Interest expense, net                             (995,757)      (21,478)       70,184
 Foreign exchange gain (loss)                      (452,947)       65,596      (336,842)
 Other, net                                         406,640       166,619      (508,305)
                                                -----------   -----------   -----------
                                                 (1,042,064)      210,737      (774,963)
                                                -----------   -----------   -----------

Loss before income tax expense (benefit)         (4,661,331)     (291,352)      (77,406)

Income tax expense (benefit) (Note 5)              (657,000)      557,000       790,050
                                                -----------   -----------   -----------

Net Income (loss)                                (4,004,331)     (848,352)     (867,456)

Other comprehensive income (loss):
 Unrealized loss on investments, net of tax          45,500        (7,136)      (38,364)
 Foreign currency translation adjustment            157,919        (2,281)      (86,546)
                                                -----------   -----------   -----------
                                                    203,419        (9,417)     (124,910)
                                                -----------   -----------   -----------

Total comprehensive loss                        $(3,800,912)  $  (857,769)  $  (992,366)
                                                ===========   ===========   ===========

Basic and diluted loss per common share         $     (0.52)  $     (0.15)  $     (0.15)
                                                ===========   ===========   ===========

Weighted average common shares outstanding -
 basic and diluted                                7,713,750     5,808,595     5,832,887
                                                ===========   ===========   ===========


          See accompanying notes to consolidated financial statements.

(* Amounts Restated--See Note 17)

                         ADVANCED NUTRACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998





                                                                                     Additional        Retained
                                        Preferred Stock           Common Stock         Paid-In         Earnings
                                    Shares           Amount    Shares     Amount       Capital          Deficit
                                   --------      -----------  ---------   -------   -----------     ------------
Balance at
September 30, 1997                       --   $           --  5,775,835   $57,758   $10,688,951     $  5,176,539

Net loss                                 --               --         --        --            --         (867,456)

Cash dividends (Note 11)                 --               --         --        --            --         (350,326)

Purchase of treasury stock               --               --         --        --            --               --
Foreign currency
  translation adjustment                 --               --         --        --            --               --
Issuance of common
  stock options (Note 12)                --               --         --        --       144,705               --
Registration expenses                    --               --         --        --       (31,487)              --
Unrealized loss on investment,
  net of tax                             --               --         --        --          --                 --
Exercise of stock options
  and warrants                           --               --    111,760     1,117       271,875               --
                                   --------      -----------  ---------   -------   -----------     ------------
Balance at
September 30 ,1998                       --               --  5,887,595    58,875    11,074,044        3,958,757

Net loss                                 --               --         --        --            --         (848,352)

Foreign currency
  translation adjustment                 --               --         --        --            --               --
Issuance of common
  stock options and
  warrants (Note 12)                     --               --         --        --       763,112               --
Unrealized loss on investments,
  net of tax                             --               --         --        --            --               --
                                   --------      -----------  ---------   -------   -----------     ------------
Balance at
September 30 ,1999                       --               --  5,887,595    58,875    11,837,156        3,110,405

Net loss                                 --               --         --        --            --       (4,004,331)

Foreign currency
  translation adjustment                 --               --         --        --            --               --
Unrealized gain on
  investment, net of tax                 --               --         --        --            --               --
Issue preferred
  stock (Note 11)                   221,127        6,280,000         --        --            --               --
Convert preferred
  stock (Note 11)                  (221,127)      (6,280,000) 2,211,270    22,113     6,257,887               --
Cancel treasury stock (Note 11)          --               --    (79,000)     (790)     (158,790)        (372,905)
                                   --------      -----------  ---------   -------   -----------     ------------
Balance at
September 30, 2000                       --      $        --  8,019,865   $80,198   $17,936,253     $ (1,266,831)
                                   ========      ===========  =========   =======   ===========     ============

          See accompanying notes to consolidated financial statements

                         ADVANCED NUTRACEUTICALS, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998

                                                 Accumulated Other
                                             Comprehensive Income (Loss)
                                              -----------------------
                                                          Cumulative
                                              Unrealized   Foreign
                                                 Loss      Currency                                   Total
                                                  On      Translation        Treasury Stock         Stockholders'
                                              Investment  Adjustment      Shares      Amount          Equity
                                              ----------  -----------  -----------   ----------     -----------
Balance at
September 30, 1997                             $      --  $     8,578       (9,000)  $  (73,810)    $15,858,016

Net loss                                              --           --           --           --        (867,456)
Cash dividends (Note 11)                              --           --           --           --        (350,326)
Purchase of treasury stock                            --           --      (70,000)    (458,675)       (458,675)
Foreign currency
  translation adjustment                              --      (86,546)          --           --         (86,546)
Issuance of common
    stock options (Note 12)                           --           --           --           --         144,705
Registration expenses                                 --           --           --           --         (31,487)
Unrealized loss on  investment, net of tax       (38,364)          --           --           --         (38,364)
Exercise of stock options
    and warrants                                      --           --           --           --         272,992
                                              ----------  -----------  -----------   ----------     -----------
Balance at
September 30, 1998                               (38,364)     (77,968)     (79,000)    (532,485)     14,442,859

Net loss                                              --           --           --           --        (848,352)
Foreign currency
  translation adjustment                              --       (2,281)          --           --          (2,281)
Issuance of common stock
    options and
     warrants (Note 12)                               --           --           --           --         763,112
Unrealized loss on
    Investments,  net of tax                      (7,136)          --           --           --          (7,136)
                                              ----------  -----------  -----------   ----------     -----------
Balance at
September 30, 1999                               (45,500)     (80,249)     (79,000)    (532,485)     14,348,202

Net loss                                              --           --           --           --      (4,004,331)
Foreign currency
    translation adjustment                            --      157,919           --           --         157,919
Unrealized gain on
    investment, net of tax                        45,500           --           --           --          45,500
Issued preferred
    stock (Note 11)                                   --           --           --           --       6,280,000
Convert preferred
    stock (Note 11)                                   --           --           --           --              --
Cancel treasury stock (Note 11)                       --           --       79,000      532,485              --
                                              ----------  -----------  -----------   ----------     -----------
Balance at
September 30, 2000                            $       --  $    77,670           --   $       --     $16,827,290
                                              ==========  ===========   ==========   ==========     ===========


          See accompanying notes to consolidated financial statements

                         ADVANCED NUTRACEUTICALS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999, AND 1998


                                                                       2000          1999        1998
                                                                   -----------   -----------   -----------
                                                                   (Restated-*)  (Restated-*)  (Restated-*)
Cash flows from operating activities:
 Net loss                                                          $(4,004,331)  $  (848,352)  $  (867,456)
 Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                                   3,448,532     1,944,644     1,397,810
     Bad debt provision                                                200,000     1,093,119       530,880
     Deferred tax expense (benefit)                                   (654,259)      460,000       676,608
     Stock options/warrants issued for services                             --        60,990       144,705
     Loss on disposition of property and equipment                      54,627        74,809            --
     Unrealized losses on available for sale securities                     --            --        38,364
     Changes in assets and liabilities, net of acquisitions:
     Restricted cash                                                   484,600      (585,866)      513,195
     Receivables                                                    (1,208,850)     (886,503)      447,668
     Inventories                                                     3,320,771     1,263,275    (1,777,041)
     Refundable federal income taxes                                        --       200,000       459,111
     Prepaid and other assets                                          261,330      (109,352)     (456,643)
     Other assets                                                      228,825      (368,918)        5,186
     Accounts payable                                                 (456,844)     (765,730)     (425,181)
     Deferred income                                                  (644,676)   (2,426,134)     (571,873)
     Accrued expenses and other liabilities                         (2,062,582)   (1,305,025)     (642,865)
     Federal and franchise tax payable                                      --            --       (43,216)
                                                                   -----------   -----------   -----------

Net cash flows from operating activities                            (1,032,857)   (2,199,043)     (570,748)
                                                                   -----------   -----------   -----------

Cash flows from investing activities:
   Acquisition of property and equipment                              (650,158)     (323,211)   (1,986,114)
   Sale (purchase) of marketable securities                            996,942       (64,882)   (1,006,560)
   Acquisitions, net of cash acquired                                 (471,528)           --            --
                                                                   -----------   -----------   -----------

Net cash flows from investing activities                              (124,744)     (388,093)   (2,992,674)
                                                                   -----------   -----------   -----------

Cash flows from financing activities:
   Net borrowings from credit facility                               3,039,783            --            --
   Payment of capital lease obligation                                (176,334)     (164,690)     (166,307)
   Proceeds from long-term debt                                        965,109            --            --
   Payment of long-term debt                                        (3,311,321)     (254,971)           --
   Exercise of stock options                                                --            --       223,642
   Exercise of warrants                                                     --            --        49,350
   Dividends paid                                                           --            --      (466,124)
   Registration fees                                                        --            --       (31,487)
   Purchase of warrants                                                     --            --       (73,675)
   Purchase of treasury stock                                               --            --      (385,000)
                                                                   -----------   -----------   -----------

Net cash flows from financing activities                               517,237      (419,661)     (849,601)
                                                                   -----------   -----------   -----------

Effect of exchange rates on cash and cash equivalents                  203,419        (2,281)      (86,546)
                                                                   -----------   -----------   -----------

Net decrease  in cash and cash equivalents                            (436,945)   (3,009,078)   (4,499,569)

Cash and cash equivalents, beginning of year                         1,395,310     4,404,388     8,903,957
                                                                   -----------   -----------   -----------

Cash and cash equivalents, end of year                             $   958,365   $ 1,395,310   $ 4,404,388
                                                                   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

(* Amounts Restated--See Note 17)

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Advanced Nutraceuticals, Inc. ("ANI" or the "Company"), a Texas corporation, was formed during 2000 to become the parent company of Nutrition For Life International, Inc. ("NFLI"), in a reorganization that was completed as of March 15, 2000. Under the terms of the reorganization, each outstanding share of common stock of NFLI issued and outstanding immediately prior to the merger was converted into one share of ANI's common stock. Also, each outstanding option, and each outstanding warrant, to purchase shares of NFLI's common stock was converted into as option or a warrant, as the case may be, to purchase, on the same terms and conditions, an identical number of shares of ANI's common stock.

  Through its Bactolac Pharmaceutical Inc.("Bactolac") subsidiary, ANI operates as a contract manufacturer of nutritional and pharmaceutical products. ANI's NFLI subsidiary and its related entities, operate as a wholesale distributor through its network marketing organization, by selling a variety of consumer products and services through independent distributors in the United States and abroad. NFLI develops products that are designed for health-conscious consumers, and sells those products to consumers through its network of independent distributors. The Company offers a product line of approximately 500 products in nine categories, including nutritional supplements, health foods, weight management items, skin care products, other consumer products, and services.

Principles Of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash And Cash Equivalents

  For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in short-term, interest bearing deposits with original maturities of three months or less at the time of purchase.

Concentration of Credit Risk

  At September 30, 2000 and 1999, the Company's cash in financial institutions exceeded the federally insured deposit limit by approximately $1,200,000 and $893,000.

Fair Market Value Of Financial Instruments

  The Company's financial instruments include accounts receivable, accounts payable, and long-term debt. The fair market value of accounts receivable and accounts payable approximate their carrying values because their maturities are generally less than one year. Long-term debt obligations are estimated to approximate their carrying values based upon their stated interest rates.

Marketable Securities

  Unrealized holding gains and losses on available for sale securities are reflected as a separate component of accumulated other comprehensive income
(loss) until realized. For the purposes of computing realized and unrealized gains and losses, cost is identified on a specific identification basis.

  Marketable securities are categorized as available-for-sale securities, as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and are summarized as follows:


                                              1999
                                 --------------------------------
                                   Bond   Money-market
                                  Funds      funds        Total
                                 --------   --------   ----------
     Cost                        $732,519   $338,923   $1,071,442
     Fair Value                   658,019    338,923      996,942
                                 --------   --------   ----------
     Gross unrealized loss       $ 74,500   $     --   $   74,500
                                 ========   ========   ==========

  The unrealized loss on investments in the amount of $45,500 at September 30, 1999, is net of tax in the amount of $29,000.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Revenue Recognition

  Revenues from the sale of Bactolac products are recognized upon shipment to the customer. Management provides an estimated allowance for uncollectable accounts receivable based upon an assessment of amounts outstanding and evaluation of specific customer account balances.

  The allowance for doubtful accounts at September 30, 2000 of $400,000 resulted from a $200,000 bad debt provision for the year and a $200,000 allowance recorded in connection with the Bactolac acquisition. No allowance was recorded at September 30, 1999.

  NFLI sells its products directly to independent distributors. Sales are recorded when products are shipped. Net sales represent orders shipped, less estimated returns and allowances. Provisions are made for estimated returns and allowances at the time of sale. Included in cost of sales are rebates and other commissions that are paid monthly and are calculated using specific rates based on actual sales volume.

  Prior to June 1, 1999, NFLI sold product redemption certificates to distributors who were enrolled in the Company's order assurance program ("OAP"). Revenues were recorded when these certificates were redeemed for product. However, if the certificates were not redeemed for product, the Company recorded revenues ratably over a 150 day period commencing with the ending of the expiration period of 120 days. The period of recognition was based upon NFLI's historical redemption experience. Such revenues were recorded as part of the Company's net sales for periods prior to June 1, 1999.

  Subsequent to June 1, 1999, NFLI began shipping product packs for most OAP purchases, the shipment of which results in the recognition of revenue. Approximately $4,800,000 and $2,600,000 of revenue related to the shipment of the product packs was recognized in fiscal 2000 and 1999. Except in very limited circumstances, NFLI no longer sells any type of product redemption certificates. It now only provides its distributors with a deferred arrangement for product purchases under a plan similar to a "layaway" program for "big ticket" items. The distributor makes payments against the product purchase for a period not to exceed six months, and upon payment in full, NFLI ships the product to the distributor. Revenues collected in advance of shipment are recorded as deferred revenues until the product is shipped. The distributor has the right to substitute other products or receive a cash refund or product replacement under the same terms as regular product sales.

Inventories

  Inventories are valued primarily at the lower of cost (first-in, first-out basis) or market.

Long-lived assets

  The Company reviews the carrying value of its long-lived assets, including property and equipment, goodwill and other intangible assets, whenever events or changes in circumstances indicate that the carrying value of the assets may not be recovered. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, is less than the carrying value of the asset. The measurement of the impairment losses to be recognized is based on the difference between the fair value and the carrying amounts of the assets. In order to determine if an asset has been impaired, assets are tested by operating segment and geographic location. During the year ended September 30, 2000, the Company recorded an impairment of certain of its long-lived assets as disclosed in Note 2. No such losses were recognized for the years ended September 30, 1999 or 1998. See "Significant Adjustments" note.

Property And Equipment

  Property and equipment are stated at cost. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the terms of the respective leases, not in excess of their estimated useful lives. For income tax purposes, depreciation on fixed assets is calculated using accelerated methods.

Capital Leases

  NFLI leases certain computer equipment under a capital lease agreement that expires in 2002. The asset and liability under this capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is being amortized beginning in fiscal 1998 over the lesser of the related lease term or its estimated useful life. At the

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

inception of the capital lease, the Company's incremental borrowing rate was used to determine the present value of the minimum lease payment. Therefore, the carrying value of the capital lease obligation approximates market value.

Goodwill

  Goodwill represents the excess of cost over net assets acquired and is being amortized over its estimated useful life of 20 years.

Audio Production Rights

  Audio production rights are stated at cost less accumulated amortization. Amortization is provided using a straight-line method over the estimated three-year life of the rights.

Stock Options and Warrants

  The Company accounts for stock options issued to employees in accordance with APB No.25. During the years ended September 30, 2000, 1999, and 1998, all options issued to officers and employees were granted at an exercise price which equaled or exceeded the market price per share at the date of grant and accordingly, based upon an intrinsic valuation, no compensation expense was recorded relative to those grants.

  The Company has elected to adopt the disclosure requirements of SFAS No.123 "Accounting for Stock-based Compensation". This statement requires that the Company provide proforma information regarding net income (loss) and income
(loss) per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in SFAS No. 123 (See Note 12). Additionally, SFAS No. 123 generally requires that the Company record options issued to non-employees, based on the fair value of the options.

Income Taxes

  The Company recognizes income tax expense using the liability method of accounting for deferred income taxes. A deferred tax asset or liability is recorded based upon the tax effect of temporary differences between the tax bases of assets and liabilities and their carrying value for financial reporting purposes. Deferred tax expense or benefit is the result of changes in the deferred tax assets and liabilities during the year. The Company adjusts the deferred tax asset valuation allowance based upon the anticipated future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

Earnings (Loss) Per Common Share

  Basic earnings (loss) per share includes no dilution and is computed by dividing net earnings (loss) available to stockholders by the weighted number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the Company's earnings.

  Weighted average Common Shares outstanding for the year ended September 30, 2000, 1999 and 1998 are 7,713,750, 5,808,595 and 5,832,887, respectively.

  Diluted earnings per share for the years ended September 30, 2000, 1999, and 1998 did not consider the effect of the warrants and options because they were anti-dilutive.

Foreign Currency Translation

  The asset and liability accounts of the Company's foreign subsidiaries are translated into US dollar amounts for financial reporting purposes using year end exchange rates. Revenue and expense accounts are translated at the average rates during the year. Foreign exchange rate translation adjustments are accumulated in a separate component of stockholders' equity. Exchange gains or (losses) are included in the accompanying consolidated statements of operations as "Other income (expense)".

Management's Estimates And Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

Reclassification

  Certain reclassifications to the prior year numbers have been made to conform to the fiscal year ended September 30, 2000 presentation.

Recent Accounting Pronouncements

  Statement of Financial Accounting Standards (SFAS) 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, and SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, will be effective for the Company's fiscal year ending September 30, 2001. SFAS 133 requires that an entity record all derivatives on the balance sheet as either assets or liabilities, measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. Management believes that the adoption of these statements will not have a significant impact on the Company's financial position or results of operations.

  The Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
(SAB) 101, Revenue Recognition in Financial Statements, in December 1999. The SAB summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company does not believe that adoption of this SAB will have a material impact on its financial statements.

NOTE 2 - SIGNIFICANT ADJUSTMENTS

  During the third quarter of the year ended September 30, 2000, expense adjustments totaling approximately $1,673,000 were recorded, of which approximately $1,150,000 was recorded to cost of sales for non-recurring write-downs of certain outdated literature and sales aids inventory and certain inventory located outside the continental United States. The remainder was a write-down in the carrying value of NFLI's audio production rights. Such write-downs, recorded as of June 30, 2000 arose as a result of operational changes and product discontinuance's made during that quarter. Aggregate year end adjustments recorded in the fourth quarter of fiscal year ended September 30, 1999, included an inventory write down of $350,000, a write down of assets of Nutrition For Life International Philippines, Inc. ("RP") of $350,000, and a bad debts write-off of $250,000.

NOTE 3 - SUBSEQUENT EVENT - SALE OF NFLI

  On December 29, 2000, ANI signed a definitive agreement to sell NFLI and all of its subsidiaries engaged in the network marketing business to Everest International, L.L.C., a privately-held entity. The agreement provides for $5 million in cash at closing subject to a working capital adjustment and a $5 million prime plus one-half percent note, payable based upon a ten-year amortization with quarterly payments for three years and final balloon payment at the end of the third year. In addition, Bactolac is entering into a product supply agreement with NFLI and also will receive a $650,000 note representing a currently outstanding inter-company liability, due one year and a day from closing. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of Nutrition For Life's recently established Japanese subsidiary. The transaction is subject to approval by ANI stockholders and ANI's senior lender and customary closing conditions. Closing is anticipated to occur during the quarter ended June 30, 2001.

NOTE 4 -- INVENTORIES

  Inventories, at September 30, consisted of the following:

                               2000        1999
                            ----------  ----------
     Finished goods         $5,389,663  $6,914,417
     Work in process           528,447     633,585
     Raw materials           1,335,829     886,218
                            ----------  ----------
       Total inventories    $7,253,939  $8,434,220
                            ==========  ==========

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 5 -- INCOME TAXES

  Deferred income taxes are determined based on the temporary differences between the financial statement and income tax basis of assets and liabilities as measured by the enacted tax rates, which are estimated to be in effect when these differences reverse.

  The (benefit) provision for income taxes for the years ended September 30, 2000, 1999 and 1998 consisted of the following:


                                  2000       1999      1998
                               ---------   --------  --------
     Federal tax - current     $      --   $ 51,000  $ 68,009
     Federal tax - deferred     (683,000)   460,000   676,298
     State tax                    26,000     46,000    45,743
                               ---------   --------  --------
                               $(657,000)  $557,000  $790,050
                               =========   ========  ========

  The following reconciles federal income taxes (benefit) computed at the statutory rate with income taxes as reported for the years ended September 30:

                                                             2000        1999        1998
                                                         -----------   --------    --------
     Expected income tax expense (benefit) (34%)         $(1,585,000)  $(99,060)   $(26,318)
     State taxes, net of federal benefit                       8,800     30,400      30,190
     Loss from foreign subsidiaries                          717,000    592,800     498,000
     Non deductible amortization of intangible assets        125,000         --          --
     Over accrual of 1997 lawsuit settlement
      and distributor cruise                                      --         --     153,000
     Accrual difference from 1997 taxes                           --         --     113,608
     Other items, net                                         77,200     32,860      21,570
                                                         -----------   --------    --------
     Income tax expense (benefit)                        $  (657,000)  $557,000    $790,050
                                                         ===========   ========    ========

  Deferred tax assets and liabilities consisted of the following net tax effects of operating losses and temporary differences between the carrying amounts of assets and liabilities for financial reporting and tax purposes at September 30, 2000 and 1999:

                                                      2000         1999
                                                   -----------   ----------
     Deferred income - certificates                $    20,000   $  132,000
     Additional capitalized inventory costs            404,000      561,000
     Inventory obsolescence reserve                    770,000           --
     Cruise accrual                                         --       85,000
     Loss carryforwards                                204,000      599,000
     Deferred income - product and literature          130,000       42,000
     Allowance for doubtful accounts reserve            25,000           --
     Other                                             154,000      228,000
                                                   -----------   ----------
        Current deferred tax asset                 $ 1,707,000   $1,647,000
                                                   ===========   ==========

 Non-current deferred tax liability at September 30, 2000 and 1999 were as follows:

                                                      2000         1999
                                                   -----------   ----------
     Differences between financial reporting and
       tax depreciation and amortization           $(3,264,000)  $ (778,000)
     Loss carry-forwards                             1,010,000           --
                                                   -----------   ----------
        Non-current deferred tax liability         $(2,254,000)  $ (778,000)
                                                   ===========   ==========

  At September 30, 2000, the Company had a net operating loss carry forward of approximately $1,650,000 which expires primarily in 2019. Additionally, the Company has obtained net operating losses of approximately $1,900,000 which expire primarily in 2011 and are subject to annual usage limitations.

  For the year ended September 30, 1997, the Company recorded a federal income tax receivable of $659,111 from an overpayment of taxes. Of this receivable, approximately $459,000 was refunded during the year ended September 30, 1998 and $200,000 remained a receivable as of September 30, 1998 and was received during the year ended September 30, 1999.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)


NOTE 6 -- PROPERTY AND EQUIPMENT

   Property and equipment and their estimated useful lives are summarized as follows:

                                                               September 30,
                                                   -------------------------------
                                                   Lives      2000         1999
                                                   -----  -----------  -----------
Land                                                      $ 1,763,567  $        --
Building and improvements                             15    2,606,509           --
Leasehold improvements                                 5    1,142,930    1,075,345
Equipment                                              7    9,592,504    3,896,260
Equipment held under capital lease                     4      732,766      679,151
Computer software                                     10    3,038,391    3,038,391
Furniture and fixtures                              5-10      883,233      813,555
Automobiles                                            5      162,015      170,970
                                                          -----------  -----------
                                                           19,921,915    9,673,672

Less: Accumulated depreciation and amortization            (5,595,598)  (3,635,486)
                                                          -----------  -----------
                                                          $14,326,317  $ 6,038,186
                                                          ===========  ===========

NOTE 7 -- ACQUISITIONS

   On November 17, 1999 the Company finalized the acquisitions of Bactolac and Advanced Nutraceuticals, Inc., a Delaware corporation ("Old - ANI"). Old - ANI was a holding company formed to pursue a consolidation and integration program in the nutrition industry. Former Old - ANI stockholders received an aggregate of 75,000 shares of a newly created Series A Preferred Stock of the Company, which was converted into 750,000 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000.

   Bactolac, headquartered in Hauppauge, New York, manufactures nutritional supplements for private labeled customers. The purchase price of Bactolac consisted of $2,500,000 in cash, a subordinated promissory note in the principal amount of $2,500,000 and 96,831 shares of Series A Preferred Stock, which were converted into 968,310 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000. Additionally, up to 176,060 shares of common stock may be issued pursuant to an earn-out agreement. Bactolac entered into an employment agreement and covenant not to compete agreement with its former owner at the closing on November 17,1999. The Company intends to continue to operate Bactolac and to use its inventory, machinery and equipment in connection with the manufacture of nutritional supplements.

   On December 1, 1999, the Company finalized the acquisition of Ash Corp. ("ASH") as a division of Bactolac. The purchase price of ASH consisted of $750,000 in cash, a note payable in the amount of $500,000 and 49,296 shares of Series A Preferred Stock, which were converted into 492,960 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000. Additionally, up to 1,056,340 shares of common stock may be issued pursuant to an earn-out agreement. The Company intends to continue the operations of ASH and to use its inventory, machinery and equipment in connection with the manufacture of liquid pharmaceutical and nutraceutical products. In the fourth quarter ended September 30, 2000, Bayer Corporation informed the Company that it decided to internally produce most of the products produced by the Company for Bayer. Bayer accounted for 5% of the Company's Consolidated sales for the fiscal year ended September 30, 2000.

   Financing for the acquisitions was provided primarily through a financing arrangement entered into on November 17, 1999 with General Electric Capital Corporation (the "GECC"). The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the operating results of the acquired companies have been included in the accompanying consolidated financial statements from their dates of acquisition. The purchase price for the acquisitions, including the equivalent common stock issued which was valued at its market price of $2.84 per share, has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the acquisition dates. The excess of the purchase price over the net assets acquired was approximately $9,690,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over twenty years.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

  Following is a summary of the consideration paid and the allocations of the purchase prices for each of the acquired entities:

                                                              Old-ANI      Bactolac        ASH          Total
                                                           -----------   -----------   -----------   -----------
     Fair value of current assets acquired                 $     5,248   $ 3,413,847   $ 2,140,920   $ 5,560,015
     Fair value of long-term tangible assets acquired            3,080       449,405    10,250,888    10,703,373
     Goodwill                                                2,145,234     6,764,882       780,108     9,690,224
     Current liabilities assumed                               (23,562)   (2,353,134)   (7,186,916)   (9,563,612)
     Long-term liabilities assumed                                  --       (60,000)   (2,900,000)   (2,960,000)
                                                           -----------   -----------   -----------   -----------
       Net assets acquired and total consideration paid      2,130,000     8,215,000     3,085,000    13,430,000

     Cash and expenses paid at closing
       including credit facility proceeds                           --    (2,365,000)   (1,185,000)   (3,550,000)
     Stock purchase notes issued                                    --    (2,500,000)     (500,000)   (3,000,000)
                   Issuance of preferred stock,
       subsequently converted to common                     (2,130,000)   (2,750,000)   (1,400,000)   (6,280,000)
                                                           -----------   -----------   -----------   -----------
       Total cash paid                                              --       600,000            --       600,000
     Less cash acquired                                         (5,248)     (123,224)           --      (128,472)
                                                           -----------   -----------   -----------   -----------
       Net cash (received) paid for acquisitions           $    (5,248)  $   476,776   $        --   $   471,528
                                                           ===========   ===========   ===========   ===========

  The following proforma information presents a summary of consolidated results of operations of the Company as if the acquisitions discussed above had occurred at the beginning of the years ended September 30, 2000 and 1999, and include certain proforma adjustments for amortization of the goodwill, additional depreciation expense as a result of the step-up in the basis of fixed assets and increased interest expense on the acquisition debt. The proforma financial information is not necessarily indicative of the results of operations which actually would have resulted had the acquisitions been effected on the assumed dates or of future results of the combined entities.

                                            Year Ended September 30,
                                           -------------------------
                                               2000          1999
                                           -----------   -----------

                     Net sales             $71,952,000   $85,866,000
                                           ===========   ===========
                     Net loss              $(4,378,000)  $(1,119,000)
                                           ===========   ===========
                     Net loss per share    $      (.55)  $      (.14)
                                           ===========   ===========


NOTE 8 - CREDIT FACILITY

  To provide financing for the acquisitions during the current year, and to provide working capital for the entire Company, ANI entered into a three-year Loan and Security Agreement (the "Agreement") with General Electric Capital Corporation ("GECC") as of November 17 1999. The Agreement provides for a $12,000,000 revolving credit line based upon eligible trade accounts receivable and allowable inventories as defined under the terms of the Agreement. Additionally, there is a $2,360,000 term loan facility, with principal payable $49,167, monthly over the remaining term of the Agreement. Interest on amounts outstanding under the Agreement is payable monthly based upon GECC's index rate plus one-half percent. The loan facility is secured by substantially all of the assets of ANI and its subsidiaries. As of September 30, 2000, there was approximately $4,652,000 outstanding under the revolving credit line and $1,937,000 outstanding under the term loan facility. The Agreement contains a number of covenants, which include among other items, maintenance of specified minimum net worth and fixed charge ratio, as well as limitations on capital expenditures. At September 30, 2000, the Company was not in compliance with the covenants regarding minimum net worth and fixed charge ratio under the Agreement and a waiver has been obtained from GECC. Due to the fact that ANI was not in compliance with the terms of the Agreement, and GECC's waiver did not extend beyond one year, the entire amount outstanding under the Agreement has been classified as a current liability on the accompanying consolidated balance sheet as of September 30, 2000. The Company is attempting to amend its credit agreement and believes based on its discussion with such lenders that it will be successful in such efforts.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

  The Agreement was amended as of November 30, 1999, to provide for the acquisition of ASH, and again as of March 9, 2000, to provide for the reorganization of NFLI into the new holding company, ANI. The Company has begun discussions with GECC concerning an additional amendment to the Agreement to be accomplished between now and closing of the NFLI sale, to address the agreed upon sale of NFLI and to achieve mutually acceptable compliance conditions. If the Company is not successful in its efforts to amend the Agreement, it will have adverse effects on the Company's business, financial condition and operations.

NOTE 9 - STOCK PURCHASE NOTES AND MORTGAGE

  As a result of the acquisitions of Bactolac and ASH, during the first quarter of the Company's fiscal year, the Company entered into purchase notes with certain of the selling stockholders and assumed, through Bactolac, a $1,456,360, mortgage obligation of the ASH facility. Following is a summary of such obligations as of September 30, 2000:

     Stock purchase note arising from purchase of Bactolac (a)    $  2,500,000

     Stock purchase notes arising from purchase of ASH (b)             500,000

     Mortgage obligation on ASH facility (c)                         1,350,053
                                                                  ------------

                 Total                                               4,350,053

     Less current portion                                            2,850,053
                                                                  ------------

     Long-term portion                                            $  1,500,000
                                                                  ============

     (a) The Bactolac stock purchase note is subordinate to the GECC facility and bears interest at 7%, and with the approval of GECC, is payable $1,000,000, on the first anniversary of the acquisition, $1,000,000, on the second anniversary, and $500,000 on the third anniversary. The holder of the note has agreed to extend the payment of the first installment for six months or until the closing of the NFLI sale transaction.

     (b) The ASH stock purchase notes are subordinate to the GECC facility and bear interest at 7%, and subject to the approval of GECC, were payable December 29, 2000.

     (c) In connection with the ASH acquisition as a division of Bactolac, Bactolac entered into a loan assumption agreement for an ASH mortgage obligation. The obligation bears interest at prime plus 2%, and is secured by the ASH land and building. The assumption agreement was originally due May 15, 2000, and the holder has agreed to three amendment agreements which extended the due date to December 31, 2000. Management of the Company is currently having discussions with the holder concerning an additional extension. Should the holder not agree to an extension, or an alternative loan facility not be obtained, it would have adverse effects on the Company's business, financial condition and operations.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

401(k) Plan

  In July 1998 the Company established the Nutrition for Life 401(k) Plan and Trust (the "Plan") which covers all of the Company's full-time employees who are United States citizens, at least 21 years of age and have completed one quarter of service with the Company. Pursuant to the plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the Plan. The Plan provides for discretionary contributions by the Company. As of September 30, 2000, 1999 and 1998, the Company has made no such discretionary contributions.

Operating Leases

  The Company has non-cancelable operating leases, primarily for office, warehouse space and equipment. Rental expense under operating leases for the years ended September 30, 2000, 1999 and 1998 amounted to approximately $716,000, $990,000, and $621,000, respectively. The Bactolac lease, requiring total monthly payments of approximately $26,500, is with Shilpa-Saketh Realty, Inc., an entity owned by a member of the Company's Board of Directors.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Future minimum rental payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year are as follows:



             Year Ending September 30,
             -------------------------
                     2001                         $  999,000
                     2002                            524,000
                     2003                            522,000
                     2004                            449,000
                     2005                            345,000
                     Thereafter                      711,000
                                                  ----------
                                                  $3,550,000
                                                  ==========

Employment Agreements

  Effective October 1, 1996, NFLI entered into employment agreements with its chief executive officer and its executive vice-president through September 30, 1999. On November 1, 1999, each of the employment agreements was extended until October 30, 2000. Under the agreements, both individuals will receive their annual salary, plus 5% of pre-tax income from $3,000,000 to $5,000,000, 4% of the next $5,000,000 of pretax income, and 3% of the next $10,000,000 of pretax income. No bonuses were paid to these individuals for any of the years ended September 30, 2000, 1999 or 1998 as NFLI did not achieve sufficient pretax income in these years. In March 1998, each of these individuals agreed to a 25% reduction in their annual salaries. Concurrent with the salary reduction each individual was granted a three year option, pursuant to the Company's 1995 Stock Option Plan, to purchase up to 20,000 shares of the Company's Common Stock at $5.13 per share, the closing price of the Company's Common Stock on the date of the grant. During the fourth quarter of fiscal 2000, by mutual agreement between the individuals and the Company, the employment agreements were terminated.

Cruise Expense Adjustment

  During the year ended September 30, 1998, NFLI paid $833,026 representing payment of all obligations related to a cruise, which had been approved and accrued for in the amount of $1.2 million during the year ended September 30, 1997. The $362,124 of over-accrued cost of the cruise is reflected as a reduction in general and administrative expenses in the accompanying consolidated financial statements for the year ended September 30, 1998.

Purchase Commitment

  In July 1998, the NFLI entered into a three-year supply agreement with VitaRich Laboratories, Inc. ("VitaRich") in which the NFLI agreed to advance VitaRich up to $800,000 to secure the purchase of a sufficient quantity of certain nutritional supplement raw materials to meet NFLI's anticipated need for rapid delivery of product and to obtain such product at discounted prices.

  NFLI made an initial deposit of $400,000 to VitaRich and VitaRich is required to use such deposited amounts for the purchase of raw material and the processing of finished product in sufficient kinds and quantifies to enable the NFLI to (i) meet its anticipated need for the product, (ii) maximize the costs savings to VitaRich and provide the NFLI with reduced prices through the purchase of bulk quantities of raw materials, and (iii) enable VitaRich to meet NFLI's rapid delivery requirements.

  Under the terms of the supply agreement, after the third year VitaRich is required to repay any outstanding deposits by crediting NFLI with an amount equal to 10% of each purchase order placed by NFLI until such time as all advances have been repaid. NFLI has a first priority security interest in all of VitaRich's interest in the inventory, warehouse receipts, documents of title, accounts receivable and proceeds of insurance related to the raw materials purchased by VitaRich on behalf of NFLI. As of September 30, 2000, the NFLI had advanced VitaRich a total of $ 400,000, of which $ 136,541 has been repaid.

                         ADVANCED NUTRACEUTICALS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Government Regulations

  The Company's activities are subject to regulations by various federal and state agencies, including the Food and Drug Administration (the "FDA"). The Company believes that it is in compliance with all federal and state regulations. However, the Company cannot predict whether new legislation regulating its activities will be enacted, which could have a material adverse effect on the Company.

NOTE 11 -- PREFERRED AND COMMON STOCK

  In connection with the acquisitions which were consummated during the first quarter of the fiscal year ended September 30, 2000, the Board of Directors established a Series A Preferred Stock. The Series A Preferred Stock is $.001 par value with 1,000,000 shares authorized. Following the stockholders approval for the conversion (on a ten-for-one basis) of the 221,127 shares of Series A Preferred Stock, into 2,211,270 shares of common stock, no Series A preferred shares remain outstanding. The Series A preferred shares had a $28.40 per share liquidation preference on any distribution over the holders of the common stock.

  During the year ended September 30, 1998 the Company's Board of Directors declared cash dividends totaling $350,326,of which $466,124 was paid during the year ended September 30, 1998. No dividends have been declared or paid on the Company's common stock subsequent to June 1998.

  The Company's Board of Directors during the fiscal year 2000 approved the retirement of 79,000 shares of common stock previously held in treasury.

NOTE 12 -- STOCK OPTIONS AND WARRANTS

1993 Plan

  The Company's Board of Directors approved the 1993 Stock Option Plan (the "1993 Plan") providing for a total of 282,000 shares of common stock to be reserved for the grant of options to purchase the Company's common stock. At September 30, 2000, there were 220,946 shares reserved for the grant of options under the 1993 plan. Generally, one-third of the shares underlying the options become exercisable in cumulative installments of 12 months, 24 months and 36 months after the date of grant. The maximum term of the options is 10 years, except that if an employee leaves the Company, the options will terminate 30 days thereafter. The issuance of options is at the discretion of the Company's Board of Directors.

1995 Discretionary Plan

  The Company's Board of Directors approved the 1995 Stock Option Plan (the "1995 Plan") in March 1995, as amended in June 1996, April 1999 and June 2000 providing for a total of 2,085,000 shares of common stock to be reserved for the grant of options to purchase Common Stock of the Company. The terms of the options are similar to those of the 1993 Plan. At September 30, 2000, there were 764,661 shares reserved for the grant of options under the 1995 plan.

1995 Non-Discretionary Plan

  In November 1995, the Company adopted the 1995 Non-Discretionary Stock Option Plan for non-employee directors of the Company who are not eligible to participate in the other Plans (the "Non-Discretionary Plan"). The Non-Discretionary Plan provides that the Company grant options to purchase 5,000 shares of the Company's common stock to each person who thereafter becomes a director of the Company and, as of December 1, of each year (commencing in 1996), options to purchase an additional 5,000 shares of common stock will be granted to each eligible director. The exercise price of the options is the fair value of the common stock at the date of grant of the options. The options expire in five years and are exercisable in full at the date of grant. During the years ended September 30, 1998 and 1997, the Company issued 15,000 options to Directors under this plan. The Non-Discretionary Plan was cancelled on October 6, 1999.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Options and Warrants Issued in Public Offering

   In connection with a public offering, the Company issued 920,000 stock warrants. Each warrant entitles the holder to purchase one share of common stock at a price of $3.75. The Company's Board of Directors has extended the warrant expiration date to April 30, 2001. The Company has the right to call all of the warrants for redemption on 30 days written notice at a redemption price of $.05 per warrant, subject to certain defined criteria. In addition, the Company issued warrants to underwriters to purchase 80,000 shares of the Company's common stock at $3.75 and options to purchase 160,000 shares of the Company's common stock at $3.23.

Other Warrants

   In April 1998, the Company retained the services of Piedmont Consulting, Inc., ("Piedmont") a public/investor relations firm, to assist in its efforts to gain a broader investor following. As compensation for its services Piedmont was paid a monthly retainer and was granted a three year warrant entitling it to purchase up to 30,000 shares of the Company's common stock at $5.25 per share and 40,000 shares at $7.00 per share. In July 1998 the Company terminated its relationship with Piedmont. Pursuant to the provisions of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation", the Company recognized approximately $144,700 as compensation expense related to the warrants in the year ended September 30,1998.

   In October 1998, the Company issued a warrant to Nightingale Conant to purchase up to 290,000 shares of the Company's common stock at $5.50 per share. The warrant is exercisable at any time until October 31, 2003, and is entitled to the benefit of adjustment of the exercise price and number of shares deliverable upon exercise thereof in the event of certain specified dilutive transactions. Expense of $702,000 has been recorded in the accompanying September 30, 1998 consolidated financial statements.

SFAS NO. 123 Pro Forma Computation

   The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2000, 1999 and 1998, a dividend yield of 0%, 0% and 1%; a risk-free interest rate of 5.5%, 5.0%, 5.7%; an expected life ranging from 5-10 years; and an expected volatility of 107%, 92% and 67%, respectively.

   Had compensation cost been determined on the basis of fair value pursuant to SFAS No. 123 for stock options issued to employees, net loss and loss per share for years ended September 30, 2000, 1999 and 1998 would have been reduced as follows:



                                                                2000          1999          1998
                                                             -----------   -----------   -----------
                     Net loss:
                         As reported                         $(4,004,331)  $  (848,352)  $  (867,456)
                                                             ===========   ===========   ===========
                         Pro forma                           $(4,695,866)  $(1,172,062)  $(1,063,456)
                                                             ===========   ===========   ===========

                     Basic and diluted (loss) per share:
                         As reported                         $      (.52)  $      (.15)  $      (.15)
                                                             ===========   ===========   ===========
                         Pro forma                           $      (.61)  $      (.20)  $      (.18)
                                                             ===========   ===========   ===========

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

The following is a summary of the status of option and warrant plans during the years ended September 30:


                                    Options             Warrants
                             --------------------   ---------------
                              Weighted   Weighted
                               Number     Average    Number  Average
                                 of      Exercise      of   Exercise
                               Shares      Price     Shares  Price
                             ---------   --------   ------- -------
     Outstanding as of
      September 30, 1997       608,130     $ 7.38   464,263   $3.75

      Granted                   80,000     $ 5.67    70,000   $5.25
      Exercised                (97,400)    $ 2.27   (13,160)  $3.75
      Forfeited                (73,233)    $11.31        --      --
      Cancelled                (12,417)    $11.56        --      --
                             ---------              -------
     Outstanding as of
      September 30, 1998       505,080     $ 7.39   521,103   $3.84
                             ---------              -------

      Granted                  205,000     $ 2.95   290,000   $5.50
      Exercised                     --         --        --      --
      Forfeited                 (7,200)    $13.00        --      --
      Cancelled                 (3,000)    $13.00        --      --
                             ---------              -------
     Outstanding as of
      September 30, 1999       699,880     $ 6.01   811,103   $4.59
                             ---------              -------

     Granted                   839,871     $ 2.65        --      --
     Exercised                      --         --        --      --
     Forfeited                (106,332)    $ 3.09        --      --
     Cancelled                (114,000)    $ 2.35        --      --
                             ---------              -------
     Outstanding as of
      September 30, 2000     1,319,419     $ 4.48   811,103   $4.59
                             =========              =======

     Exercisable as of
     September 30,
      1998                     362,548     $ 5.83   521,103   $3.84
      1999                     441,615     $ 6.58   811,103   $4.59
      2000                     458,543     $ 7.87   811,103   $4.59

     Weighted average fair
     value of grants during
     the year ended
     September 30,
      1998                                 $ 2.45             $3.35
      1999                                 $ 2.59             $2.42
      2000                                 $ 2.32             $  --
                                         ========           =======

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

Following is a summary of the status of the options and warrants outstanding at September 30, 2000:


                           Options and Warrants Outstanding            Options and Warrants Exercisable
                   ---------------------------------------------  -------------------------------------------
                                               Weighted-Average
                                                   Remaining
                       Range of                Contractual Life   Weighted-Average           Weighted-Average
                   Exercise Prices   Number         (years)        Exercise Price   Number    Exercise Price
                   ---------------  ---------  -----------------  ----------------  -------  ----------------

                   $0.00 -  $ 1.98     40,500               4.4             $ 1.88   40,500            $ 1.88
                    1.98 -    3.95    997,452               8.6               2.68  136,576              2.70
                    3.95 -    5.93     56,667               5.3               5.31   56,667              5.31
                    5.93 -    7.90     15,000               2.2               7.00   15,000              7.00
                    7.90 -    9.88     20,000               3.4               9.00   20,000              9.00
                    9.88 -   11.85     10,000               6.1              11.50   10,000             11.50
                   11.85 -   13.83    139,800               5.3              12.93  139,800             12.93
                   13.83 -   15.80     25,000               5.6              14.25   25,000             14.25
                   15.80 -   17.78         --                --                 --       --                --
                   17.78 -   19.75     15,000                .2              19.75   15,000             19.75
                                    ---------               ===             ======  -------            ======

                                    1,319,419               7.7             $ 4.48  458,543            $ 7.87
                                    =========               ===             ======  =======            ======

NOTE 13 - RELATED PARTY TRANSACTIONS

  During 1998, 1999 and 2000, respectively, the NFLI purchased approximately 41,000, 32,000 and 30,000 copies of a book, "Making A Difference While You're Making A Living", written by its CEO, David P. Bertrand and his son J. Mark Bertrand, also an employee of the Company, at a cost to NFLI of $5.00 per book. New Paradigm Publishing, a company established by J. Mark Bertrand, published the book and subsequently sold it to NFLI. NFLI sold approximately 19,000, 10,000 and 3,000 copies of the book during 2000, 1999 and 1998, at an average selling price of approximately $10.95 per copy. The book has been placed in NFLI's product catalog at per copy prices ranging from $8.95 to $12.95, based upon quantity ordered, and in 1999 approximately 35,000 of the books were part of the materials provided to new distributors in NFLI's starter kits. Additionally, in 1998, approximately 19,000 copies of the book were shipped to distributors as part of the NFLI's Business Training Systems for that month. New Paradigm Publishing has agreed to accept return of any books ordered, but not sold by NFLI and to refund to the Company $5.00 per returned copy. To date no books have been returned for refund. The Company's Board of Directors unanimously approved the purchase of the aforementioned books. As of September 30, 2000 and 1999, $105,000 and $0, respectively were owed by the Company to New Paradigm Publishing.

  The Company has purchased products from a vendor that until October 1997, a director of the Company was the president (or a consultant) of the vendor, and until June 1995, a major stockholder of the Company owned the vendor. The items purchased are readily available from other vendors. During the years ended September 30, 2000, 1999 and 1998, respectively, the Company purchased $ -0-, $- 0- and $494,000 of goods from this vendor.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 14 - FOREIGN SALES

  For the years ended September 30, 2000, and 1999, 1998, the Company's net sales from foreign operations were approximately $10,400,000, $8,600,000, and $9,000,000, respectively, including sales to customers in Canada totaling approximately $3,600,000, $3,100,000, and $4,800,000, respectively. The gross profit percentages on all foreign sales are consistent with the Company's overall gross profit percentages, however exchange rate fluctuations could have an impact on the Company's future gross profit margins.

   Information related to the Company's domestic and international operations is as follows:


                                                 YEARS ENDED SEPTEMBER 30
                                                       (In thousands)
                                                ----------------------------
                                                   2000      1999      1998
                                                -------   -------   -------
Sales to unaffiliated customers:
          North America (1)                     $62,500   $61,100   $65,400
          United Kingdom                          4,200     4,700     3,500
          Philippines                               600       800       700
          Japan                                   2,000        --        --

Sales or transfers between geographic areas:
          North America                              --        --        --
          United Kingdom                            700     1,000       600
          Philippines                               100       100       300
          Japan                                      --        --        --

Operating profit (loss):
          North America                          (1,300)      900     1,900
          United Kingdom                         (1,300)     (900)     (900)
          Philippines                              (300)     (500)     (300)
          Japan                                    (700)       --        --

Identifiable assets:
          North America                          37,900    25,800    29,600
          United Kingdom                          1,300     1,700     1,400
          Philippines                                --       300       900
          Japan                                     500        --        --


(1)  Includes the United States, Canada, and Puerto Rico.

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 15 - CONTRACT TERMINATION

  Effective October 24, 1997, NFLI entered into an eight year exclusivity in network marketing agreement with a significant distributor, Mr. Kevin Trudeau, in which the Company agreed to pay Mr. Trudeau a percentage, as defined in the agreement, of gross revenues of NFLI.

  In August 1998, NFLI and Mr. Trudeau entered into an agreement to terminate the October 1997 agreement and to end the Company's business relationship and distributorship with Mr. Trudeau. Additionally, as part of the agreement, the Company agreed to purchase the approximate 70,000 shares of common stock and 40,000 stock purchase warrants then owned by Mr. Trudeau, which was completed in September 1998 for approximately $459,000.

  In July 1996, NFLI entered into a fifteen-year Administrative and Consulting Services Agreement (the "1996 Agreement") with Distributor Services, L.L.C. ("DS"). DS is an affiliate of Nightingale-Conant ("NC"), at the time a major supplier to NFLI of self-improvement programs. The 1996 Agreement provided that, with limited exceptions , DS had the exclusive right to produce and sell all of NFLI's recruiting and training material and recruiting and promotional events. Such materials and events were to be produced and marketed at the expense of DS and DS was entitled to all revenues received from sales of such materials and events.

  For a fee, DS also produced and provided to NFLI specified master cassettes for sale by NFLI. Kevin Trudeau, formerly a key distributor of NFLI's products, was principally responsible for DS's performance in connection with the 1996 Agreement.

  Associated with the termination of Kevin Trudeau's distributorship in August 1998, NFLI, DS and NC agreed to terminate the 1996 Agreement in October 1998. The Company agreed to pay NC and DS $2,047,000 and to issue to NC a warrant to purchase up to 290,000 shares of the Company's common stock at $5.50 per share at any time until October 31, 2003, in satisfaction of all accounts payable and other amounts claimed by them for materials previously delivered to NFLI , as well as for the purchase of all of DS's inventory of audio and video tapes, including all of the audio production rights for such audio and video tapes, and other materials used to promote NFLI , and for cancellation of the remaining term of the 1996 Agreement.

  Approximately $967,000 of the amount was paid upon execution of the agreement in October 1998 with the balance of $1,080,000 represented by a promissory note payable in 30 equal monthly payments, which has a remaining balance of $ 316,489 as of September 30, 2000.

  The Company accounted for the transactions as of September 30, 1998. The amount paid for the audio production rights was approximately $1,400,000, which was amortized over a period of three-years. Expense relative to the warrants issued to NC was determined by utilizing the Black-Scholes method to be approximately $702,000.

   NC also agreed that for a five year period it would not directly or indirectly seek to acquire a controlling interest, as defined under the rules and regulations promulgated by the Securities and Exchange Commission, in the Company without the prior written consent of the Company's Board of Directors

                         ADVANCED NUTRACEUTICALS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 16- SUPPLEMENTAL CASH FLOW INFORMATION



                                                                       2000      1999        1998
                                                                     --------  --------  ----------
Supplemental disclosure of non-cash transactions during the year:

  Purchase of property and equipment under
     capital lease                                                   $     --  $     --  $   43,192

  Settlement of Nightingale-Conant contract:
     Purchase of audio production rights                             $     --  $     --  $1,400,000
     Issuance of long-term debt                                      $     --  $     --  $  949,000
     Net  increase in liabilities                                    $     --  $     --  $  451,000

Cash paid during the year:

  Federal and state income taxes paid                                $     --  $     --  $       --
  Interest paid                                                      $950,500  $128,900  $       --




Note 17 - Restatement

     Certain of the accompanying consolidated financial statements have been restated from amounts as previously prepared. The current restatement reverses the presentation of NFLI as a discontinued operation as contained in the previous financial statements. The restated presentation is necessary due to the fact that under state law, approval for the completion of the sale of NFLI requires stockholder approval, and such approval has not yet been obtained. The restatement had no affect on reported net income (loss) or related per share amounts.

                                   PART III

           ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

Directors
---------

     The following persons serve as members of the Board of Directors of Advanced Nutraceuticals, Inc. (the "Company"):

     F. Wayne Ballenger, age 54, has served as President of First Commercial Capital since 1995. He has also served as President of Puncture Guard LLC since December 1994. From March 1992 to December 1994, he served as director of sales and marketing for Petrolon, Inc., a multi-level marketing organization. Immediately prior thereto, he served as a vice president of Southwest Bank of Texas with commercial lending responsibilities. Mr. Ballenger received a B.B.A. degree from the University of the South in 1968. Mr. Ballenger became a director of the Company in November 1995.

     David P. Bertrand, age 57, has served as President of the Company and its predecessors since 1984. Mr. Bertrand received a B.S. degree in education in 1966 and a Master of Education degree in administration and supervision in 1969, both from McNeese State University in Lake Charles, Louisiana. Mr. Bertrand is the brother-in-law of Jana B. Mitcham.

     M. F. Florence, age 63, has served as President of Sherfam Inc. since 1989. Sherfam Inc. is a holding company, principally of pharmaceutical companies, and is the parent of Shermfin Inc., which is a principal shareholder of the Company. From 1958 to 1989, Mr. Florence was associated with the firm of Wm. Eisenberg & Co., a firm of Chartered Accountants in Canada. He served as a partner of the firm from 1964 to 1989. Mr. Florence received a Bachelor of Commerce degree from the University of Toronto. He is the recipient of a Chartered Accountants degree from the Institute of Chartered Accountants of Ontario. Mr. Florence is President of Citadel Gold Mines, Inc. Mr. Florence is also a Director of Barr Laboratories, Inc., a publicly held corporation whose common shares are listed on the New York Stock Exchange. Mr. Florence has served as a director of the Company since 1994.

     Jana B. Mitcham, age 52, has served as Executive Vice President, Secretary and Director of the Company and its predecessors since 1984. Ms. Mitcham received a B.A. degree in 1974 in special education from McNeese State University and undertook graduate work in special education at the Korean Extension of the University of Maryland. Ms. Mitcham is a Fellow with Boston Bio-Science Research Foundation and a member of the Board of Directors of the Multi-Level Marketing International Association. Ms. Mitcham is the sister-in-law of David P. Bertrand.

     Gregory Pusey, age 48, has served as Chairman of the Board of Directors of the Company since November 1999. Mr. Pusey served as an officer and director of Advanced Nutraceuticals, Inc. since December 1997. He served both as President of Livingston Capital, Ltd. and President and the general partner of Graystone Capital, Ltd., venture capital firms, from 1987 to 1999. From June 1994 to August 1998, he served as a director and consultant to the Company. Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd., a publicly held real estate development firm. Mr. Pusey graduated summa cum laude from Boston College with a B.S. degree in finance in 1974.

     Pailla M. Reddy, age 41, is currently Chairman of the Board of Directors, Chief Executive Officer and President of Bactolac Pharmaceutical Inc. Bactolac was acquired by the Company in November 1999. Dr. Reddy founded Bactolac and has served as an officer and director of Bactolac, since 1995. From 1991 to 1995, he was production manager for Max Pharmaceutical, Inc. From 1983 to 1991, Dr. Reddy held various positions with Wellcome Pharmaceuticals Ltd., including research chemist and production manager. Dr. Reddy received a B.Sc. degree in chemistry from Osmania University in India, and M.Sc. and Ph.D. degrees in organic chemistry from Kanpur University in India.

     Neil S. Sirkin, age 37, is currently the President of the ASHCO division of Bactolac. ASHCO was acquired by the Company in December 1999. Mr. Sirkin was co-founder of ASHCO and served as an officer and director of ASHCO since 1996. He previously performed a variety of consulting and special project activities while affiliated with Sirkin Enterprises, Inc. Mr. Sirkin attended the University of Miami.

     The Company entered into an agreement in 1995 with Shermfin Corp. wherein it agreed that, for so long as Shermfin Corp. owns 10% or more of the outstanding Common Stock of the Company, Shermfin Corp. will be entitled to designate one person to serve as a member of the Company's Board of Directors. Shermfin Corp.'s designee is M. F. Florence. See Item 13.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

     Based solely on the Company's review of copies of Section 16(a) reports filed by officers, directors and greater than 10% shareholders with the Securities and Exchange Commission, which have been received by the Company and written representations from these persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to those persons were complied with for the fiscal year ended September 30, 2000, except that Neil Sirkin failed to file on a timely basis a Form 3 reporting his initial statement of beneficial ownership of the Company's securities.

Officers
--------

     The following executive officers have been elected by the Board of Directors of the Company. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders. Information is provided below regarding the names and ages of all executive officers of the Company who are not directors of the Company, their position with the Company and the period they have served as executive officers of the Company.

     John R. Brown, Jr., age 63, became Vice President-Finance of the Company in September, 1996, and had previously served the Company on a part-time basis commencing in December 1995. >From April, 1989 until he joined the Company, Mr. Brown was a management consultant performing merger and acquisition services, systems analyses, financial reporting assistance, and other services for both publicly and privately held companies. From June, 1987 to March, 1989 he was Vice President-Finance & Administration for Environmental Protective Industries, Inc., an environmental services organization. Mr. Brown is a Certified Public Accountant and has over 20 years experience in public accounting with both national and local firms. Mr. Brown received a B.S. degree in mechanical engineering from Stanford University and an M.B.A. degree from the University of Texas at Austin.

     Jeffrey G. McGonegal, age 49, became Senior Vice President - Finance of the Company in February 2000. Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. Mr. McGonegal served as a consultant to the Company in connection with the acquisitions made in 1999. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal is a member of the board of directors of The Rockies Venture Club, Inc. and Colorado Venture Centers, Inc. He received a B.A. degree in accounting from Florida State University.


                       ITEM 11.  EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company and its subsidiaries to the chief executive officer and each of the other executive officers of the Company (the "named executive officers") during the fiscal years ended September 30, 1998, 1999 and 2000.

Summary Compensation Table
--------------------------

                                              ANNUAL COMPENSATION                    AWARDS                  PAYOUTS
                                   ---------------------------------------------------------------------------------------
                                                                Other        Restricted
        Name and Principal                                      Annual         Stock     Options/     LTIP     All Other
             Position                Year   Salary   Bonus   Compensation      Awards     SAR's      Payouts  Compensation
--------------------------------------------------------------------------------------------------------------------------
Greg Pusey (3)                       1998  $     -   $   -   $    -              -          -           -          -
President, Chief Executive           1999        -       -        -              -          -           -          -
Officer and Chairman of the          2000    94,769       -       -              -      50,000          -          -
Board of Directors of ANI

David P. Bertrand (1)                1998   363,969       -             -             -    20,000          -         6,744
Vice Chairman of the Board           1999   318,269       -             -             -    25,000          -         6,744
of Directors of ANI;                 2000   241,703       -             -             -   103,604          -         6,744
President and Chief
Executive Officer of NFLI

Jana Mitcham (1)                     1998   342,172       -             -             -    20,000          -         5,184
Executive Vice President             1999   298,378       -             -             -    25,000          -         5,184
and Secretary of NFLI                2000   242,143       -             -             -   103,604          -         5,184

Jeffery McGonegal (3)                1998        -        -             -             -         -          -             -
Senior Vice President                1999        -        -             -             -         -          -             -
of Finance of ANI and NFLI           2000    56,558       -             -             -   100,000          -             -

John R. Brown, Jr.                   1998    88,628   7,500             -             -         -          -             -
Vice President Finance,              1999    96,067       -             -             -    10,000          -             -
Assistant Secretary and              2000   109,899       -             -             -    22,000          -             -
Treasurer of ANI and NFLI

David O. Rodrigue (2)                1998    74,431       -             -             -    25,000          -             -
Vice President and                   1999   117,760       -             -             -    15,000          -             -
Chief Financial Officer of           2000   120,295       -             -             -    35,000          -             -
ANI and NFLI

Pailla Reddy (3)                     1998         -       -             -             -         -          -             -
President, Chief Executive           1999         -       -             -             -         -          -             -
Officer and Chairman of the          2000   218,750       -             -             -         -          -             -
Board of Directors of
Bactolac

Neil Sirkin (3)                      1998         -       -             -             -         -          -             -
President of ASHCO                   1999         -       -             -             -         -          -             -
Division                             2000   125,000       -             -             -         -          -             -

_________________

(1) The Company has obtained insurance policies on the lives of Mr. Bertrand and Ms. Mitcham, of which benefit amounts of $1,060,000 and $660,000 on the lives of Mr. Bertrand and Ms. Mitcham, respectively, constitute "keyman" insurance and are payable to the Company. Approximately 51% of the aggregate insurance benefits on the lives of Mr. Bertrand and Ms. Mitcham are payable to beneficiaries designated by Mr. Bertrand and Ms.Mitcham. In addition, part of the cash value may be used as retirement benefits for the executive officers. The premiums paid by the Company allocable to these items are included in the table.

(2)  Mr. Rodrigue resigned from the Company in September 2000.

(3) Messrs. Pusey, McGonegal, Reddy and Sirkin became officers during the first quarter of the fiscal year ended September 30, 2000.


Employment Agreements
---------------------

     Effective October 1, 1996, the Company entered into employment agreements with Mr. Bertrand and Ms. Mitcham. The terms of these agreements are essentially identical, except that Mr. Bertrand's annual salary is $400,000 and Ms. Mitcham's annual salary is $376,000. Mr. Bertrand and Ms. Mitcham are each also entitled to a bonus if the Company has pre-tax annual income between $3 million and $20 million. Each is entitled to receive 5% of any annual pre-tax income between $3 million and $5 million; four percent of the annual pre-tax income between $5 million and $10 million; and three percent of the annual pre-tax income between $10 million and $20 million. The term of each agreement is three years. Each of the agreements may be earlier terminated upon mutual agreement, death, disability or conviction of the officer, or a material breach of the agreement by the officer. In March 1998 each of Mr. Bertrand and Ms. Mitcham agreed to a 25% reduction in their annual salaries.

     Effective November 1, 1999, the Company entered into new employment agreements with Mr. Bertrand and Ms. Mitcham. The terms of these agreements are essentially identical, except that Mr. Bertrand's annual salary is $300,000 and Ms. Mitcham's annual salary is $282,000. Mr. Bertrand and Ms. Mitcham are each also entitled to a bonus based on the same formula as in their prior employment agreements. The term of each agreement is one year and will automatically renew for two successive periods of one year each unless notice is given by either party more than 30 days prior to the expiration of the applicable yearly period. Each of the agreements may be earlier terminated upon mutual agreement, death, disability or conviction of the officer, or a material breach of the agreement by the officer.

     On November 17, 1999, the Company entered into a two year employment agreement with Gregory Pusey with an annual salary of $120,000 and a one year employment agreement with Barry C. Loder with an annual salary of $100,000. Both individuals may receive a performance bonus at the Company's discretion.

     On September 20, 2000, Messrs. Bertrand, Loder, McGonegal and Pusey and Ms. Mitcham entered into an Agreement with the Company providing for the termination of any employment agreements or arrangements they had with the Company, and a readjustment of their annual salaries to the following amounts: Mr. Bertrand - $120,000; Mr. Loder - $12,000; Mr. McGonegal - $100,000; Ms. Mitcham - $120,000
and Mr. Pusey - $84,000.

     Mr. Loder subsequently resigned as the Company's Vice President of Corporate Development. Mr. Loder has been retained by the Company to assist in the proposed sale of NFLI. If the proposed sale is completed, Mr. Loder will receive approximately 3% of the amounts received by the Company for the NFLI sale.

     In connection with the acquisition of Bactolac Pharmaceuticals, Inc., the Company entered into a two year employment agreement with Dr. Pailly Reddy, the President of Bactolac. Dr. Reddy receives an annual salary of $200,000 and may receive a performance bonus at the Company's discretion. He is also entitled to continued use of the vehicle that is leased by Bactolac.

     In connection with the acquisition of Ash Corp. through Bactolac, Bactolac entered into three year employment agreements with Neil S. Sirkin and his father, Allan I. Sirkin. Both individuals receive an annual salary of $150,000 and may receive a performance bonus at the Company's discretion.

Option Grants in Fiscal Year Ended September 30, 2000
-----------------------------------------------------

  The following table sets forth information with respect to stock option grants to the named executive officers during the fiscal year ended September 30, 2000.

                                                        Percent                                          Potential Realizable
                                    Number of            Total                                                 Value at
                                   Securities         options/SARs                                       Assumed Annual Rates
                                   Underlying          granted to       Exercise or                       Stock Appreciation
                                  Options/SARs         Employees         base price    Expiration           For Option Term
                                                                                                         ----------------------
Name                              granted (#)       in fiscal year        ($/Sh)          date              5%           10%
-----------------------       ----------------------------------------------------------------------------------------------------
Greg Pusey                                50,000                 6.0%          $2.84      12/14/09       $ 89,303         $226,311

David P. Bertrand                         53,604                 6.4%          $2.13       10/6/09         71,636          181,541
                                          50,000                 6.0%          $2.84      12/14/09         89,303          226,311

Jana Mitcham                              53,604                 6.4%          $2.13       10/6/09         71,636          181,541
                                          50,000                 6.0%          $2.84      12/14/09         89,303          226,311

Jeffery McGonegal                        100,000                11.9%          $2.25       2/14/10        141,501          358,592

John R. Brown, Jr.                        22,000                 2.6%          $2.84      12/14/09         39,293           99,577

David O. Rodrigue                         35,000                 4.2%          $2.84      12/14/09         62,512          158,418


Options Exercises and Year-End Values
-------------------------------------

     The following table shows options exercises by the named executive officers during the fiscal year ended September 30, 2000 and the number and value of the unexercised options at September 30,2000.

                                                                                                                  Value of
                                                                                                                Unexercisable
                                                    Number of                                 Number of          In-the-Money
                                                      Shares                             Unexercised Options      Options at
                                                    Underlying            Value             At Year End (#)       Year End ($)
                                                     Options             Realized             Exercisable/        Exercisable/
            Name                                    Exercised              ($)                Unexercisable     Unexercisable (1)
----------------------------               ---------------------------------------------------------------------------------------
Greg Pusey                                                0                  0                    0/50,000                0/0

David P. Bertrand                                         0                  0                 106,933/120,271            0/0

Jana Mitcham                                                                 0                  99,733/120,271            0/0

Jeffery McGonegal                                         0                  0                    0/100,000               0/0

John R. Brown, Jr.                                        0                  0                  13,334/28,666             0/0

__________________
(1) Based on the price of the Common Stock of $.813 on September 29, 2000 as reported by The Nasdaq Stock Market.

Compensation Committee Report
-----------------------------

     The Compensation Committee (the "Committee") of the Board of Directors has been established by the Board to periodically review the compensation philosophy for the Company's executives, and to recommend to the Board compensation packages for the Company's executives. The Committee also reviews and recommends to the Board any additions to or revisions of the Company's stock option plans. The Committee consists exclusively of non-employee directors, appointed by resolution of the entire Board.

     The Committee's objective is to set executive compensation at levels which
(i) are fair and reasonable to the shareholders, (ii) link executive compensation to long-term and short-term interest of the shareholders, and (iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

     Fairness to the shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing the Company's executive compensation with the compensation of executives at other companies. The Committee's overall goal is to achieve strong performance by the Company and its executives by affording the executives the opportunity to be rewarded for strong performance. The Committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the Committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives, and long-term incentives.

     During the fiscal year ended September 30, 1997, the Committee determined to undertake a review of the Company's executive compensation program, with particular emphasis on the Company's Chief Executive Officer and Executive Vice President. The Company had experienced dramatic growth in the fiscal year ended September 30, 1996, but also was experiencing problems due to regulatory scrutiny and negative media reports. The Committee determined that it would be in the best interest of the Company and its shareholders for the Committee to review the existing compensation arrangements and to provide a compensation program which recognized, among other factors, the Company's growth, problem areas which could result in short-term performance difficulties, and appropriate incentives to provide impetus for the long-term growth of the Company. The Company retained an independent compensation consultant to assist it in its review of the executive compensation program. The review included compensation programs of publicly traded peer companies similar in characteristics to the Company, as well as compensation paid by other network marketing companies with different product lines.

     Effective in October 1996, the Company entered into employment agreements with David P. Bertrand, the Company's President and Chief Executive Officer, and Jana B. Mitcham, the Company's Executive Vice President and Secretary. The employment agreements are described in "Employment Agreements." The Committee determined that the base salaries for Mr. Bertrand and Ms. Mitcham should be increased, based on the progress made by the Company, the tremendous effort and energy devoted by them to the Company's business, and the recommendations of the independent compensation consultant based on review of base salaries of other companies.

     In March 1998, after consultation with the Committee, Mr. Bertrand and Ms. Mitcham agreed to a 25% reduction in their annual salaries, and in November 1999 entered into new employment agreements at these reduced salary levels with potential for bonus payments based on the Company's performance. Concurrent with the salary reductions, the Company granted to each of Mr. Bertrand and Ms. Mitcham stock options to purchase up to 20,000 shares of the Company's Common Stock at $5.13 per share, the closing trading price of the Common Stock on the date of the grant. In December 1998, the Company granted to each of Mr. Bertrand and Ms. Mitcham options to purchase up to 25,000 shares of the Company's common stock at $3.00 per share, the closing trading price of the common stock on the date of the grant. The options become exercisable in one-third annual installments commencing in December 1999. The Committee recommended these actions in furtherance of its objectives of linking compensation with Company performance and providing incentive for key executives.

     In late 1999, the Company finalized acquisitions of three companies. In connection with those acquisitions, the Company entered into employment agreements with the officers of those companies, Gregory Pusey, Barry Loder, Pailla Reddy, Neil Sirkin and Allan Sirkin, to continue serving as officers.

     As a result of the Company's worsening financial condition, in September 2000 Mr. Bertrand, Ms. Mitcham, Mr. Pusey and Mr. Loder, as well as Jeff McGonegal, the Company's Senior Vice President of Finance, agreed to terminate their respective employment agreements or arrangements and to substantial reductions in their salaries.

  The Committee periodically reviews executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels.

  The Committee periodically reviews the performance of executive officers to determine whether bonuses should be paid to those persons. The Committee has not established specific performance measures for determining the award of bonuses. The Committee believes that bonuses should be provided to reward key employees based on Company and individual performance and to provide competitive cash compensation opportunities to the Company's executives. However, based primarily on the Company's financial results in the fiscal year ended September 30, 2000 and 1999, no bonuses were paid to any executive officers.

  The Company's stock option plans are designed to focus executive efforts on long-term goals of the Company and to maximize total return to the Company's shareholders. The Committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only. Options terminate if the employee's employment with the Company is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

  The exact number of shares actually granted to a particular participant reflects both the participant's performance and role in the Company, as well as the Company's financial success, and its future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the Committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

  In making grants during the fiscal year ended September 30, 2000, the Committee also considered the number of outstanding options previously granted to each officer. Due to the decline in the Company's stock price during the year, all of the options granted to executive officers of the Company in fiscal 2000 were "out-of-the-money" at the fiscal year end of September 30, 2000. The Committee believes that its awards were consistent with the Company's compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance- based. At this time, the Company's executive officers cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the Committee intends to review its executive pay plans over time in light of these regulations.

                                    COMPENSATION COMMITTEE

                                    F. Wayne Ballenger
                                    M. F. Florence

Compensation of Directors
-------------------------

  Directors who are not employees of the Company receive $18,000 per year, $400 for each Board meeting attended, and $200 for each committee meeting of the Board attended. Directors who are also employees of the Company receive no additional compensation for serving as Directors. The Company reimburses its Directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors.

  In November 1995, the Board of Directors of the Company adopted the 1995 Non-Discretionary Stock Option Plan for directors of the Company who are not eligible to participate in the other Plans (the "Non-Discretionary Plan.") The Non-Discretionary Plan provides that the Company grant options to purchase 5,000 shares of the Company's Common Stock to each eligible director on the date of adoption of the Non-Discretionary Plan (November 28, 1995), to each person who thereafter becomes a director of the Company and, as of December 1 of each year (commencing in 1996), options to purchase an additional 5,000 shares of Common Stock will be granted to each eligible director. The exercise price of the options is the fair market value of the Common Stock on the date the options are granted. The options are exercisable in full as of the date of grant. The shares acquired upon exercise of these options cannot be sold for six months following the date of grant.

  Options granted pursuant to the Non-Discretionary Plan will not qualify for the special tax benefits given to incentive stock options under Section 422 of the Code. Accordingly, all of the stock options granted pursuant to the Non-Discretionary Plan may be deemed to be non-statutory stock options. The options are generally non-transferable. In October 1999 the Board of Directors of the Company terminated the Non-Discretionary Plan.

  During the fiscal year ended September 30, 2000, the Company granted options to purchase 25,000 shares of Common Stock at a price of $2.84 per share to F. Wayne Ballenger, and 15,000 shares of Common Stock at a price of $2.84 per share and 7,658 shares of Common Stock at a price of $2.13 per share to M.F.
Florence. The option grants were made pursuant to the Company's 1995 Stock Option Plan, as amended. Each option will expire ten years from the date of grant, except that an option will expire, if not exercised, 30 days after the optionee ceases to be a consultant to the Company.

Corporate Performance Graph
---------------------------

  The following graph compares the yearly cumulative return on the Company's Common Stock since July 10, 1995 (the date the Company's Common Stock began trading on The Nasdaq Stock Market) with that of the Index for The Nasdaq Stock Market (U.S. Companies) and a peer group including the following companies:
BeautiControl Cosmetics, Inc., Herbalife International, Inc., Nature's Sunshine Products, Inc and Reliv' International, Inc.

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------------------------
Total Return Analysis

                                         9/29/95   9/30/96   9/30/97   9/30/98   9/30/99   9/29/00
--------------------------------------------------------------------------------------------------
Advanced Nutraceuticals                 $    100  $ 166.42  $  91.06  $  34.48  $  28.02  $   9.34
--------------------------------------------------------------------------------------------------
Peer Group                              $    100  $ 124.42  $ 121.34  $  65.68  $  89.64  $  77.48
--------------------------------------------------------------------------------------------------
Nasdaq Composite (US)                   $    100  $ 117.58  $ 161.53  $ 162.31  $ 263.99  $ 353.71
--------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctasaline.com (800) 959-9677. Data from Bloomberg Financial Markets.

   ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of January 10, 2000, the ownership of the Company's Common Stock held by: (i) each person who owns of record or who is known by the Company to own beneficially more than 5% of such stock, (ii) each of the directors of the Company, (iii) each of the current executive officers of the Company and (iv) all of the Company's directors and executive officers as a group. The number of shares and the percentage of the class beneficially owned by the persons named in the table and by all directors and executive officers as a group, includes, in addition to shares actually issued and outstanding, unissued shares which are subject to issuance upon exercise of options or warrants.

                                         Number of Shares        Percentage of
          Beneficial Owner                    Owned               Ownership
-------------------------------------  --------------------     ----------------

Apotex Foundation                           650,000 (1)                 8.1%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Bernard Sherman                           1,215,390 (1)                15.2%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Shermfin Inc.                               565,390 (1)                 7.0%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

M.F. Florence                               608,048 (1)(2)              7.6%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Jana B. Mitcham                             561,634 (3)                 7.0%
10618 Great Plains
Houston, TX  77064

David P. Bertrand                           473,422 (4)                 5.9%
10622 Great Plains
Houston, TX  77064

F. Wayne Ballenger                           45,000 (5)                 0.6%
3134 Meadway Drive
Houston, TX  77082

Gregory Pusey                            429,950 (6)                 5.4%
1722 Buffehr Creek Road
Vail, CO  81657

Pailla M. Reddy                          968,310 (7)                12.1%
25507 Williston Avenue
Floral Park, NY  11001

Neil Sirkin                              123,240 (8)                 1.5%
3600 25th Avenue
Gulfport, MS  39501

John R. Brown, Jr.                        47,000 (9)                 0.6%
2534 Pomeran
Houston, TX  77080

Jeffrey G. McGonegal                     140,651 (10)                 1.8%
1905 West Valley Vista Drive
Castle Rock, CO  80104

All Officers and Directors as          3,322,255                     41.4%
a Group (9 persons)

_______________________________

(1) Mr. Sherman may be deemed a beneficial owner of the shares held by the Apotex Foundation due to his affiliations with the Apotex Foundation. Messrs. Sherman and Florence may be deemed beneficial owners of the shares held by Shermfin Inc. due to their affiliations with Shermfin Corp.

(2) Includes options to acquire (i) 5,000 shares of Common Stock at $19.75 per share, (ii) 5,000 shares of Common Stock at $12.38 per share, (iii) 5,000 shares of Common Stock at $7.00 per share and (iv) 5,000 shares of Common Stock at $2.38 per share, (v) 7,658 shares at $2.125 per share, and (vi) 15,000 shares at $2.84 per share.

(3) Includes Warrants to purchase 5,000 shares of Common Stock at $3.75 per share and options to acquire (i) 16,800 shares of Common Stock at $1.875 per share, (ii) 16,800 shares of Common Stock at $2.25 per share, (iii) 37,800 shares of Common Stock at $13.00 per share, (iv) 25,000 shares of Common Stock at $3.00 per share, of which options to acquire 8,333 shares become exercisable in December 2001 and (v) 20,000 shares of Common Stock at $5.13 per share, (vi) 53,604 shares of Common Stock at $2.125 per share, (vii) 50,000 shares of Common Stock at $284 per share. Also includes 11,554 shares of Common Stock owned by her daughter, 9,000 shares of Common Stock owned by her husband, and options held by her husband to acquire (i) 3,600 shares of Common Stock at $13.00 per share, (ii) 6,126 shares of Common Stock at $2.125 per share, (iii)

20,000 shares of Common Stock at $2.84 per share which become exercisable in one-third annual installments commencing in December 2000.

(4) Includes options to acquire (i) 19,200 shares of Common Stock at $1.875 per share, (ii) 19,200 shares of Common Stock at $2.25 per share, (iii) 40,200 shares of Common Stock at $13.00 per share, (iv) 25,000 shares of Common Stock at $3.00 per share, of which options to acquire 8,333 shares become exercisable in each of December 2000 and December 2001and (v) 20,000 shares of Common Stock at $5.13 per share, (vi) 53,604 shares of Common Stock at $2.125 per share which become exercisable in one-third annual installments commencing in October 2000 and (vii) 50,000 shares of Common Stock at $2.84 per share which become exercisable in one-third annual installments commencing in December 2000 . Also includes options held by his wife to acquire (i) 3,600 shares of Common Stock at $13.00 per share, (ii) 10,000 shares of Common Stock at $3.00 per share, (iii) 6,126 shares of Common Stock at $2.125 per share which become exercisable in one-third annual installments commencing in October 2000 and (iv) 20,000 shares of Common Stock at $2.84 per share which become exercisable in one-third annual installments commencing in December 2000.

(5) Includes options to acquire (i) 5,000 shares of Common Stock at $19.75 per share; (ii) 5,000 shares of Common Stock at $12.38 per share, (iii) 5,000 shares of Common Stock at $7.00 per share and (iv) 5,000 shares of Common Stock at $2.75 per share (v) 25,000 shares of Common Stock at $2.85 per share which become exercisable in one-third annual installments commencing in December 2000.

(6) Includes 14,430 shares held by his wife, individually and as custodian for their minor children, 5,880 shares held by a corporation in which he is a principal shareholder and warrants to purchase 15,000 shares of Common Stock at $3.75 per share. Includes options to acquire 75,000 shares of Common Stock at $2.84 per share which become exercisable in one-third annual installments commencing in December 2000.

(7) Does not include any shares which may be earned pursuant to earnout agreements. See Item 13.

(8) Does not include any shares which may be earned pursuant to earnout agreements. See Item 13.

(9) Includes options to acquire (i) 10,000 shares of Common Stock at $11.50 per share and (ii) 10,000 shares of Common Stock at $3.00 per share, of which options to acquire 3,333 shares become exercisable in each of December 2000 and
December 2001, (iii)  22,000 shares at   $2.84 per share, which become
exercisable in one-third annual installments commencing in December 2000.

(10) Includes options to acquire 100,000 shares of Common Stock at $2.375 per share which become exercisable in one-third annual installments commencing in February 2001 and does not include options to acquire 100,000 shares of Common Stock at $.5625 per share which become exercisable in one-third installments commencing in November 2001.

            ITEM 13.  CERTAIN RELATIONSHPS AND RELATED TRANSACTIONS

  In March 1995, the Company entered into an agreement with Shermfin Inc. regarding conversion to Common Stock of debt owed by the Company to Shermfin Corp. The Company and Shermfin Inc. also agreed that, for so long as Shermfin Corp. owns 10% or more of the outstanding Common Stock of the Company, Shermfin Corp. will be entitled to designate one person to serve as a member of the Company's Board of Directors. Shermfin Corp. designated M.F. Florence to serve on the Board.

  NION Laboratories, which was a subsidiary of Shermfin Inc. until June 1995, has been a key supplier to the Company of nutritional supplements and other consumer-related products. The Company purchased from NION approximately $494,000 of goods during the fiscal year ended September 30, 1998. No goods were purchased during the fiscal years ended September 30, 1999 and 2000. Richard S. Kashenberg, a director of the Company until October 1999, served as the chief executive officer of NION until December 31, 1996 and as a consultant to NION through October 31, 1997. The Company believes that the terms it has obtained from NION are at least as favorable as could have been obtained from third parties.

  During 1998, 1999 and 2000, respectively, the NFLI purchased approximately 41,000, 32,000 and 30,000 copies of a book, "Making A Difference While Making A
                                             ----------------------------------
Living", written by its CEO, David P. Bertrand and his son J. Mark Bertrand,
------
also an employee of the Company, at a cost to NFLI of $5.00 per book. New Paradigm Publishing, a company established by J. Mark Bertrand, published the book and subsequently sold it to NFLI. NFLI sold approximately 19,000, 10,000 and 3,000 copies of the book during 2000, 1999 and 1998, at an average selling price of approximately $10.95 per copy. The book has been placed in NFLI's product catalog at per copy prices ranging from $8.95 to $12.95, based upon quantity ordered, and in 1999 approximately 35,000 of the books were part of the materials provided to new distributors in NFLI's starter kits. Additionally, in 1998, approximately 19,000 copies of the book were shipped to distributors as part of the NFLI's Business Training Systems for that month. New Paradigm Publishing has agreed to accept return of any books ordered, but not sold by NFLI and to refund to NFLI $5.00 per returned copy. To date no books have been returned for refund. As of September 30, 2000 and 1999, $105,000 and $0, respectively, were owed by NFLI to New Paradigm Publishing.

  On November 17, 1999 the Company finalized the acquisitions of Bactolac Pharmaceutical Inc. ("Bactolac") and Advanced Nutraceuticals, Inc., a Delaware corporation ("Old - ANI"). Old - ANI was a holding company formed to pursue a consolidation and integration program in the nutrition industry. Former Old - ANI stockholders received an aggregate of 75,000 shares of a newly created Series A Preferred Stock of the Company, which was converted into 750,000 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000. Gregory Pusey, an officer, director and principal stockholder of Old ANI subsequently became President and Chairman of the Board of Directors of the Company.

  The stock of Bactolac was acquired from Dr. Reddy, who subsequently became a director of the Company. The purchase price of Bactolac consisted of $2,500,000 in cash, a subordinated promissory note in the principal amount of $2,500,000 and 96,831 shares of Series A Preferred Stock, which were converted into 968,310 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000. Additionally, up to 176,060 shares of common stock may be issued pursuant to an earn out agreement.

  On December 1, 1999, the Company finalized the acquisition of Ash Corp. which currently operates as a division of Bactolac under the name of ASHCO. The purchase price of ASH consisted of $750,000 in cash, a subordinated promissory note payable in the principal amount of $500,000 and 49,296 shares of Series A Preferred Stock, which were converted into 492,960 shares of the Company's common stock upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000. Additionally, up to 1,056,340 shares of common stock may be issued pursuant to an earn out agreement. Neil Sirkin and his father, Allan Sirkin, were offcers, directors and principal stockholders of Ash. Neil Sirkin subsequently became a director of the Company.


  In connection with the acquisitions of Old ANI, Bactolac and Ash employment agreements were made with Messrs. Loder, Pusey, Reddy and Sirkin which are described in Item 11.

  Bactolac, headquartered in Hauppauge, New York, conducts its operations in a leased facility comprising approximately 25,000 square feet. Bactolac's current monthly rental is approximately $27,000, of which $6,000 pertains to improvement made by an entity owned by Dr. Reddy, that escalates over the 5 year term remaining on the lease. Bactolac has two five year renewal options and a purchase option on the facility.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)(1) and (2)  See Item 8.

(3)             Exhibits

Exhibit 2.1 Agreement and Plan of Reorganization, filed as a Exhibit to the Registration Statement on Form S-4 (file no. 33-70312), which Exhibit is incorporated herein by this reference.

Exhibit 2.2 Agreement and Plan of Merger, dated as of November 5, 1999, among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., BPI Acquisition Company, Bactolac Pharmaceutical Inc. and Pailla M. Reddy, filed as an Exhibit to the Report on Form 8-K, filed on December 2, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 2.3 Agreement and Plan of Merger, dated as of October 20, 1999, among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., NL Acquisition Company, Gregory Pusey and Barry C. Loder, filed as an Exhibit to the Report on Form 8-K, filed on December 2, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 2.4 Agreement and Plan of Merger, dated as of October 25, 1999, among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., AC Acquisition Company, Allan I. Sirkin and Neil Sirkin (the "Ash Merger Agreement"), filed as an Exhibit to the Report on Form 8-K, filed on December 15, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 2.5     Amendment to Agreement and Plan of Merger, dated November
                24, 1999, to the Ash Merger Agreement, filed as an Exhibit to the Report on Form 8-K, filed on December 15, 1999, which
                Exhibit is incorporated herein by this reference.

Exhibit 2.6 Agreement and Plan of Merger dated March 13, 2000 among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc. and NFLI Merger Sub, Inc., filed as an Exhibit to the Report on Form 8-K, filed on March 21, 2000, which Exhibit is incorporated herein by reference.

Exhibit 3.1 Articles of Incorporation of Nutrition For Life International, Inc., as amended*

Exhibit 3.2 Bylaws of Nutrition For Life International, Inc., filed as an Exhibit to the Registration Statement on Form S-4 (file no. 33-70312), which Exhibit is incorporated herein by this reference.

Exhibit 3.3 Articles of Incorporation of Advanced Nutraceuticals, Inc., filed as an Exhibit to the Report on Form 8-K, filed on March 21, 2000, which Exhibit is incorporated herein by this reference

Exhibit 3.4 Bylaws of Advanced Nutraceuticals, Inc., filed as an Exhibit to the Report on Form 8-K, filed on March 21, 2000, which
                Exhibit is incorporated herein by this reference

Exhibit 4.1 Specimen Certificate of Nutrition for Life International, Inc.'s Common Stock*

Exhibit 4.2     Specimen Warrant*

Exhibit 4.3     Warrant Agreement with Corporate Stock Transfer, Inc.*

Exhibit 4.4 Statement Establishing a Series of Shares (Series A Preferred Stock), filed as an Exhibit to the Report on Form 8-K, filed on December 2, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 10.1 1993 Stock Option Plan, filed as an Exhibit to the Registration Statement on Form S-4 (file no. 33-70312), which
                Exhibit is incorporated herein by this reference*

Exhibit 10.2      1995 Stock Option Plan, as amended***

Exhibit 10.11 Agreement, dated March 3, 1995, between Nutrition for Life International, Inc. and Shermfin Corp.*

Exhibit 10.15 Lease Agreements for office and warehouse facilities with non-affiliates, filed as an Exhibit to the Report on Form 10-KSB for the fiscal year ended September 30, 1995 of the Registrant, which Exhibit is incorporated herein by this reference.

Exhibit 10.16 1995 Non-Discretionary Stock Option Plan, filed as an Exhibit to the Report on Form 10-KSB for the fiscal year ended September 30, 1995 of the Registrant, which Exhibit is incorporated herein by this reference.

Exhibit 10.17 Assurance of Voluntary Compliance for the State of Illinois, dated July 16, 1996, filed on July 31, 1996 as an Exhibit to the Report on Form 8-K, which Exhibit is incorporated herein by this reference.

Exhibit 10.18 Administrative and Consulting Services Agreement, dated July 29, 1996, between Distributor Services, L.L.C. and Nutrition For Life International, Inc.*

Exhibit 10.19 Form of Distributor Agreement of Nutrition For Life International, Inc.*

Exhibit 10.22 Agreement, effective October 24, 1997, among K. T. Corp., Kevin Trudeau and Registrant, filed as an Exhibit to the Report on Form 10-K for the fiscal year ended September 30, 1997 of the Registrant which Exhibit is incorporated herein by this reference.

Exhibit 10.23 Agreement, dated August 19, 1998, among the Registrant, Kevin Trudeau and K. T. Corp., filed as an Exhibit to the Report on Form 8-K filed on August 21, 1998, which Exhibit is incorporated herein by this reference.

Exhibit 10.23.1 Settlement Agreement and Release, dated October 27, 1998, among the Registrant, Kevin Trudeau and K. T. Corp. filed as an Exhibit to the Report on Form 10-K for the fiscal year ended September 30, 1998, which Exhibit is incorporated herein by this reference.

Exhibit 10.24 Settlement and Release Agreement, dated October 30, 1998, among the Registrant, Distributor Services, L.L.C., Tru-Vantage International, L.L.C., Maximum Impact, L.L.C. and Nightingale-Conant Corporation, filed as an Exhibit to the Report on Form 8-K filed on November 13, 1998, which Exhibit is incorporated herein by this reference.

Exhibit 10.25 Agreement, dated October 30, 1998, between Distributor Services, L.L.C. and the Registrant, filed as an Exhibit to the Report on Form 8-K filed on November 13, 1998, which
                  Exhibit is incorporated herein by this reference.

Exhibit 10.26 Earnout Agreement, dated November 17, 1999, between Pailla M. Reddy and Nutrition For Life International, Inc., filed as an Exhibit to the Report on Form 8-K, filed on December 2, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 10.26(a) Letter of agreement dated January 10, 2000, to Earnout Agreement between Pailla M. Reddy and Nutrition For Life International, Inc.**

Exhibit 10.27 Earnout Agreement, dated November 30, 1999, among Nutrition For Life International, Inc. and the former shareholders of Ash Corp. filed as an Exhibit to the Report on Form 8-K, filed on December 15, 1999, which Exhibit is incorporated herein by this reference.

Exhibit 10.32 Employment Agreement, dated November 17, 1999, between Bactolac Pharmaceutical Inc. and Pailla Reddy.**

Exhibit 10.33 Employment Agreement, dated November 30, 1999, between Bactolac Pharmaceutical Inc. and Allan I. Sirkin.**

Exhibit 10.34 Employment Agreement, dated November 30, 1999, between Bactolac Pharmaceutical Inc. and Neil Sirkin. **

Exhibit 10.35 Non-Competition Agreement, dated November 17, 1999, among For Life International, Inc. and NL Acquisition Company. **

Exhibit 10.36 Non-Competition Agreement, dated November 17, 1999, among Barry C. Loder, Nutrition For Life International, Inc. and NL Acquisition Company. **

Exhibit 10.37 Non-Competition Agreement, dated November 17, 1999, among Pailla M. Reddy, Nutrition For Life International, Inc. and Bactolac Pharmaceutical Inc. **

Exhibit 10.38 Non-Competition Agreement, dated November 30, 1999, between Bactolac Pharmaceutical Inc. and Allan I. Sirkin. **

Exhibit 10.39 Non-Competition Agreement, dated November 30, 1999, between Bactolac Pharmaceutical Inc. and Neil Sirkin. **

Exhibit 10.40 Subordinated Promissory Note, dated November 17, 1999, in the principal amount of $2,500,000 made by Nutrition For Life International, Inc., payable to Pailla Reddy. **

Exhibit 10.40(a) Allonge to Subordinated Promissory Note, dated November 17, 2000, to the $2,500,000 note payable to Pailla Reddy.***

Exhibit 10.41 Subordinated Promissory Note, dated November 17, 1999, in the principal amount of $650,000 made by Bactolac Pharmaceutical Inc., payable to Pailla Reddy. **

Exhibit 10.42 Subordinated Promissory Note, dated December 1, 1999, in the principal amount of $155,000 payable by Nutrition For Life International, Inc., to Neil Sirkin. **

Exhibit 10.43 Subordinated Promissory Note, dated December 1, 1999, in the principal amount of $345,000 payable by Nutrition For Life International, Inc., to Allan I. Sirkin. **

Exhibit 10.44 Lock-Up Agreement, dated November 30, 1999, between Allan I. Sirkin and Nutrition For Life International, Inc. **

Exhibit 10.45 Lock-Up Agreement, dated November 30, 1999, between Neil Sirkin and Nutrition For Life International, Inc. **

Exhibit 10.46 Lock-Up Agreement, dated November 17, 1999, between Gregory Pusey and Nutrition For Life International, Inc. **

Exhibit 10.47 Lock-Up Agreement, dated November 17, 1999, between Barry C. Loder and Nutrition For Life International, Inc. **

Exhibit 10.48 Lock-Up Agreement, dated November 17, 1999, between Pailla Reddy and Nutrition For Life International, Inc. **

Exhibit 10.49 Loan and Security Agreement among General Electric Capital Corporation, Nutrition For Life International, Inc., Ash Corp., Bactolac Pharmaceutical Inc. and NL Acquisition Company. **

Exhibit 10.50 First Amendment to Loan and Agreement among General Electric Capital Corporation, Nutrition For Life International, Inc., Ash Corp., Bactolac Pharmaceutical Inc. and NL Acquisition Company. **

          Exhibit 10.51 Second Amendment to Loan and Security Agreement involving General Electric Capital Corporation, dated March 15, 2000.***

          Exhibit 10.52 Agreement, dated September 20, 2000, among Nutrition For Life International, Inc., Advanced Nutraceuticals, Inc., David P. Bertrand, Barry C. Loder, Jeffrey G. McGonegal, Jana Mitcham and Gregory Pusey.***

          Exhibit 10.53 Agreement, dated July 7, 2000, between Shilpa-Saketh Realty, Inc. and Bactolac Pharmaceutical Inc.***

          Exhibit 10.54 Stock Purchase Agreement, dated December 29, 2000, among Advanced Nutraceuticals, Inc., Everest International, LLC and Nutrition For Life International, Inc.***

          Exhibit 10.55 Waiver under Loan and Security Agreement involving General Electric Capital Corporation, dated January 10, 2001.***

          Exhibit 21      Subsidiaries of the Company.***

          Exhibit 23.1    Consent of BDO Seidman, LLP.

          Exhibit 23.2    Consent of Grant Thornton LLP.

  * These exhibits were previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-92274), and are incorporated herein by reference.

  ** These exhibits were previously filed as exhibits to the Company's Report on Form 10-K for the fiscal year ended September 30, 1999, and are incorporated herein by reference.

 *** These exhibits were previously filed as exhibits to the initial filing of this Report on Form 10-K and are incorporated herein by reference.

          (b)    Reports on Form 8-K

                 None.

          (c)    Exhibits

                 (a)(3)above

          (d)    Financial Statement Schedules

                 See Item 8 above.

                                   Annex A-2
                               Form 10-Q/A Report

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 10-Q/A

            QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               For the Quarterly Period Ended December 31, 2000

                        Commission file number 0-26362

                        ADVANCED NUTRACEUTICALS,  INC.
                        ------------------------------
            (Exact name of Registrant as specified in its charter)

                 Texas                                76-0642336
                 -----                                ----------
      (State or other jurisdiction of   (I.R.S. Employer Identification No.)
       incorporation or organization)



                          9101 Jameel Road, Suite 180
                             Houston, Texas 77040
                   (Address of Principal Executive Offices)

                                (713) 460-1976
             (Registrant's telephone number, including area code)






Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               Yes [X]    No [_]


     As of February 16, 2001 there were 8,107,895 shares of common stock,
                    $0.01 par value per share, outstanding.

ADVANCED NUTRACEUTICALS, INC.
Index

                        PART 1 - Financial Information


                                                                                           Page

  Item 1.  Financial Statements

           Advanced Nutraceuticals, Inc.

           Consolidated Balance Sheets
               December 31, 2000 and September 30, 2000                                       3

           Consolidated Statements of Operations and Comprehensive Income (Loss)
               For the Three Months Ended December 31, 2000 and 1999                          4

           Condensed Consolidated Statements of Cash Flows
               For the Three Months Ended December 31, 2000 and 1999                          5

           Notes to Consolidated Financial Statements                                         6

  Item 2.  Management's Discussion and Analysis of Financial
           Condition and Results of Operations                                                8

                          PART II - Other Information

  Item 6.  Exhibits and Reports on Form 8-K                                                   10

  Signatures                                                                                  11

                         ADVANCED NUTRACEUTICALS, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                           December 31,
                                                                              2000       September 30,
                                                                           (Unaudited)       2000
                                                                           -----------   -------------
                                                                           (Restated-*)   (Restated-*)
               ASSETS
               ------
Current Assets:
 Cash and cash equivalents                                                $    915,259  $      958,365
 Restricted cash                                                               101,266         101,266
 Receivables                                                                 5,707,689       4,578,570
 Inventories                                                                 7,130,203       7,253,939
 Deferred tax asset                                                          1,707,000       1,707,000
 Prepaid expenses and other assets                                             778,150         884,831
                                                                           -----------   -------------
   Total Current Assets                                                     16,339,567      15,483,971

Property and equipment, net                                                 13,977,154      14,326,317
Audio production rights                                                         62,000          80,600
Goodwill                                                                     9,101,805       9,228,829
Other assets                                                                   557,708         542,938
                                                                           -----------   -------------
                                                                          $ 40,038,234  $   39,662,655
                                                                           ===========   =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

Current Liabilities:
 Accounts payable                                                         $  5,291,729  $    5,614,400
 Accrued distributor bonuses                                                   934,421       1,133,081
 Deferred income                                                               283,855         348,455
 Accrued expenses and other liabilities                                      1,978,247       1,372,075
 Credit facility                                                             6,084,294       6,589,783
 Current portion of other installment obligations                              942,689       1,173,518
 Current portion of long-term debt                                           3,850,053       2,850,053
                                                                           -----------   -------------
      Total Current Liabilities                                             19,365,288      19,081,365

Deferred tax liability                                                       2,807,000       2,254,000
Long-term debt                                                                 500,000       1,500,000
                                                                           -----------   -------------
      Total Liabilities                                                     22,672,288      22,835,365
                                                                           -----------   -------------

Commitments and contingencies                                                       --              --

Stockholders' Equity:
 Preferred stock, $.001 par value; 1,000,000 authorized; none issued                --              --
 Common stock; $.01 par value; 20,000,000 shares authorized                     80,198          80,198
 Additional paid-in capital                                                 17,936,253      17,936,253
 Retained earnings (deficit)                                                  (683,909)     (1,266,831)
 Accumulated other comprehensive income (loss)                                  33,404          77,670
                                                                           -----------   -------------
      Total Stockholders' Equity                                            17,365,946      16,827,290
                                                                           -----------   -------------
                                                                          $ 40,038,234  $   39,662,655
                                                                           ===========   =============

         See accompanying notes to consolidated financial statements.

(* Amounts Restated--See Note 4)

                        ADVANCED NUTRACEUTICALS,  INC.
     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                                  (UNAUDITED)


                                                                    Three Months
                                                                 Ended December 31,
                                                           ------------------------------
                                                                2000            1999
                                                           -------------    -------------
                                                           (Restated-*)     (Restated-*)
    Net sales                                              $  16,653,997    $  16,586,996
    Cost of sales                                             11,011,657       11,476,565
                                                           -------------    -------------

    Gross profit                                               5,642,340        5,110,431

    Marketing, distribution and administrative expense         5,075,615        5,618,771
                                                           -------------    -------------

    Income (loss) from operations                                566,725         (508,340)
                                                           -------------    -------------

    Other income (expense):
      Interest expense, net                                     (287,203)        (104,201)
      Foreign exchange income (loss)                              34,606          (33,356)
      Other, net                                                   4,405          101,737
                                                           -------------    -------------
                                                                (248,192)         (35,820)
                                                           -------------    -------------

    Income (loss) before income tax expense                      318,533         (544,160)

    Income tax expense (benefit)                                (264,389)         (46,000)
                                                           -------------    -------------

   Net income (loss)                                       $     582,922    $    (498,160)
                                                           -------------    -------------

   Other comprehensive income (loss):
      Unrealized income on investments, net of tax                    --           45,500
      Foreign currency translation adjustment                    (44,266)          83,647
                                                           -------------    -------------
                                                                 (44,266)         129,147
                                                           -------------    -------------

    Total comprehensive income (loss)                      $     538,656    $    (369,013)
                                                           =============    =============

    Basic income (loss) per common                         $         .07    $        (.09)
                                                           =============    =============

    Diluted income (loss) per common share                 $         .07    $        (.09)
                                                           =============    =============

    Weighted average common shares outstanding:
      Basic                                                    8,109,865        5,808,595
                                                           =============    =============
      Diluted                                                  8,113,136        5,808,595
                                                           =============    =============


          See accompanying notes to consolidated financial statements


(* Amounts Restated--See Note 4)

                         ADVANCED NUTRACEUTICALS, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                       Three Months
                                                                    Ended December 31,
                                                                ---------------------------
                                                                     2000          1999
                                                                ------------   ------------
                                                                (Restated-*)   (Restated-*)
Net cash provided by (used in) operating activities             $    925,406   $ (2,352,561)
Net cash used in investing activities                               (199,404)    (3,374,316)
Net cash provided by (used in) financing activities                 (724,842)     4,859,474
Effects of exchange rates on cash                                    (44,266)        83,647
                                                                ------------   ------------
 Net decrease in cash and cash equivalents                           (43,106)      (783,756)
Cash and cash equivalents at beginning of period                     958,365      1,395,310
                                                                ------------   ------------
Cash and cash equivalents at end of period                      $    915,259   $    611,554
                                                                ============   ============

          See accompanying notes to consolidated financial statements


(* Amounts Restated--See Note 4)

                         ADVANCED NUTRACEUTICALS, INC.
                       NOTES FOR CONSOLIDATED STATEMENTS


INTERIM FINANCIAL STATEMENTS

The accompanying financial statements of Advanced Nutraceuticals, Inc. (the Company) have been prepared in accordance with the instructions to quarterly reports on Form 10-Q. In the opinion of Management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at December 31, 2000, and for all periods presented have been made. Certain information and footnote data necessary for fair presentation of financial position and results of operations in conformity with generally accepted accounting principles have been condensed or omitted. It is therefore suggested that these financial statements be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company's Annual Report on Form 10-K/A. The results of operations for the period ended December 31, 2000 are not necessarily an indication of operating results for the full year.


NOTE 1 -- ACQUISITIONS

  On November 17, 1999 the Company finalized the acquisitions of Bactolac Pharmaceutical Inc. ("Bactolac") and Advanced Nutraceuticals, Inc., a Delaware corporation ("Old - ANI"). Old - ANI was a holding company formed to pursue a consolidation and integration program in the nutrition industry. Former Old - ANI stockholders received an aggregate of 750,000 shares of the Company's common stock. The common shares issued in the acquisitions of Old - ANI, Bactolac and ASH were originally Series A Preferred Stock, which was converted into common stock on a ten for one basis upon approval by the Company's stockholders at the Company's Annual Meeting held June 6, 2000.

  Bactolac, headquartered in Hauppauge, New York, manufactures nutritional supplements for private labeled customers. The purchase price of Bactolac consisted of $2,500,000 in cash, a subordinated promissory note in the principal amount of $2,500,000 and 968,310 shares of the Company's common stock. Additionally, 88,030 shares of common stock were issued in February, 2001 and up to 88,030 additional shares of common stock may be issued pursuant to an earn out agreement. Bactolac entered into an employment agreement and covenant not to compete agreement with its former owner.

  On December 1, 1999, the Company finalized the acquisition of Ash Corp. ("ASH") as a division of Bactolac. The purchase price of ASH consisted of $750,000 in cash, a note payable in the amount of $500,000 and 492,960 shares of the Company's common stock. Additionally, up to 1,056,340 shares of common stock may be issued pursuant to an earn out agreement. In the fourth quarter ended September 30, 2000, Bayer Corporation informed the Company that it decided to internally produce most of the products produced by the Company for Bayer. Bayer accounted for 5% of the Company's consolidated sales for the fiscal year ended September 30, 2000.

  Financing for the acquisitions was provided primarily through a financing arrangement entered into on November 17, 1999 with General Electric Capital Corporation (the "GECC"). The acquisitions have been accounted for using the purchase method of accounting wherein the operating results of the acquired companies are included in the Company's consolidated financial statements from their dates of acquisition. The purchase price for the acquisitions, including the equivalent common stock issued which was valued at its market price of $2.84 per share, has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the acquisition dates. The excess of the purchase price over the net assets acquired was approximately $9,690,000 and has been recorded as goodwill, which is being amortized on a straight-line basis over twenty years


NOTE 2 - SALE OF NUTRITION FOR LIFE INTERNATIONAL, INC.

  On December 29, 2000, ANI signed a definitive agreement to sell Nutrition For Life International, Inc. ("NFLI"), and all of its subsidiaries engaged in the network marketing business to Everest International, L.L.C., a privately-held entity. The agreement provides for $5 million in cash at closing subject to a working capital adjustment and a $5 million prime plus one-half percent note, payable based upon a ten-year amortization with quarterly payments for three years and final balloon payment at the end of the third year. In addition, Bactolac Pharmaceutical, Inc. (a subsidiary of ANI) is entering into a product supply agreement with NFLI and also will receive a $650,000 note representing a currently outstanding inter-company liability, due one year and a day from closing. The purchase price may also be increased up to an additional $750,000, depending upon future operating results of NFLI's recently established Japanese subsidiary. The transaction is subject to approval by ANI's stockholders and GECC and customary closing conditions. Closing is anticipated to occur during the quarter ending June 30, 2001.

NOTE 3 - SEGMENT INFORMATION

Information regarding the Company's business segments as required by Statements of Financial Accounting Standards No. 131, "Disclosure About Segments of a Business Enterprise", follows below:

                                                Three Months ended
                                                   December 31,
                                                  (In Thousands)
                                                  --------------
                                                  2000     1999
                                                  ----     ----
 Sales to unaffiliated customers:
    Distribution:
      North America (1)                         $10,068   $13,239
      United Kingdom (2)                            879     1,358
      Philippines                                    --       205
      Japan                                         785        --
    Manufacturing                                 4,922     1,785

Sales or transfers between geographic areas:
    Distribution:
      North America                                  --        --
      United Kingdom                                157       394
      Philippines                                    --        43
      Japan                                          --        --
    Manufacturing                                    --        --

Operating profit (loss):
    Distribution:
      North America                                 508      (360)
      United Kingdom                               (143)     (234)
      Philippines                                    --      (100)
      Japan                                          29        --
    Manufacturing                                   173       186

Identifiable assets:
    Distribution:
      North America                              11,188    37,870
      United Kingdom                              1,334     2,197
      Philippines                                    --       302
      Japan                                         421        --
    Manufacturing                                27,095    16,283


(1) Includes the United States, Canada, and Puerto Rico
(2) Includes the United Kingdom, Ireland, and the Netherlands
(3) Excludes goodwill

Note 4 - Restatement

Certain of the accompanying consolidated financial statements have been restated from amounts as previously prepared. The current restatement reverses the presentation of NFLI as a discontinued operation as contained in the previous financial statements. The restated presentation is necessary due to the fact that under state law completion of the sale of NFLI requires stockholder approval, and such approval has not yet been obtained. The restatement had no effect on reported net income (loss) or related per share amounts.

ITEM 2.

ADVANCED NUTRACEUTICALS, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

                             RESULTS OF OPERATIONS
                             ---------------------


Distribution Operations

Net sales for the three months ended December 31, 2000 decreased by $3,069,180 or 20.7% to $11,732,350 as compared to net sales of $14,801,530 for the three months ended December 31, 1999. At December 31, 2000, the Company had approximately 57,000 distributors compared to approximately 65,300 at December 31, 1999 and 58,000 at September 30, 2000. During the three months ended December 31, 2000 the number of active International distributors increased by approximately 400, while active distributors in North America decreased by approximately 1,400. The ability of the Company to increase it's number of active distributors and its sales per average number of distributors is material to the future operations and financial condition of the Company. The decrease in net sales is recapped below:

     Decrease in sales due to decreased number of distributors    $(1,957,557)
     Decrease in distributor average sales                         (1,111,623)
                                                                  -----------
                                                                  $(3,069,180)
                                                                  ===========

The Company's net sales per average number of distributors per month decreased from $75 during the three months ended December 31, 1999 to $68 for the three months ended December 31, 2000.

Cost of sales decreased by $2,604,688 or 25.5% to $7,594,871 for the three months ended December 31, 2000 from $10,199,559 for the three months ended December 31, 1999. Cost of sales as a percentage of net sales decreased from 68.9% in the three months ended December 31, 1999 to 64.7% in the three months ended December 31, 2000. Cost of sales, which includes product costs, commissions and bonuses paid to distributors, and shipping costs, is recapped below:

                                               Three months ended
                                                  December 31,
                                               ------------------
                                               2000          1999
                                               ----          ----
Product costs                                  23.8%         25.5%
Commissions and bonuses paid to distributors   33.5          34.1
Shipping costs                                  7.4           9.3
                                               ----          ----
                                               64.7%         68.9%
                                               ====          ====

Product costs as a percentage of cost of sales decreased 1.7% primarily as a result of mix of product sales. Commissions and bonuses paid to distributors decreased 0.6% as a result of changes in the mix of higher versus lower bonus value products purchased by distributors. Shipping costs were higher by 1.9% during the three months ended December 31, 1999, than those in the 2000 period primarily because 1999 included a higher than normal level of product shipments between the Company's warehouse in the United States and the United Kingdom.

Gross profit as percentage of net sales increased from 31.1% for the three months ended December 31, 1999 to 35.3% for the three months ended December 31, 2000. Gross profit decreased 10.1% or $464,492 from $4,601,971 for the three months ended December 31, 1999 to $4,137,479 for the three months ended December 31, 2000.

Manufacturing Operations

The Company's manufacturing operations are a new line of business resulting from the acquisitions that were consummated during the first quarter of the fiscal year ended September 30, 2000. The acquisition of Bactolac Pharmaceutical Inc., a contract manufacturer of nutritional supplements, was closed on November 17, 1999, and ASH, a contract manufacturer of pharmaceutical products, was acquired as a division of Bactolac, as of December 1, 1999. The acquisitions have been accounted for under the purchase method of accounting, whereby the results of the acquired operations are included in the consolidated financial statements from their dates of acquisition. In order to provide a meaningful comparison, the following table for comparative purposes only, sets forth on a pro forma basis for the 1999 period the amounts and percentages of selected items of revenue and expense, as though the acquisitions of Bactolac and ASH had been consummated as of the beginning of the year ended September 30, 1999.

                                  Three Months Ended December 31,
                                  -------------------------------
                                    2000            1999 (Pro Forma)
                             -------------------   ------------------
                              Amount         %       Amount       %
                             ----------   ------   ----------  ------

  Net sales                  $4,921,647    100.0%  $4,479,577   100.0%
  Cost of sales               3,416,788     69.4%   3,638,660    81.2%
  Gross profit                1,504,859     30.6%     840,917    18.8%
  Operating expenses          1,205,216     24.5%     974,165    21.7%
  Goodwill amortization         127,024      2.6%     126,000     2.8%
  Operating income (loss)       172,619      3.5%    (259,248)  (5.8%)


  Net sales for the three months ended December 31, 2000 increased $442,070 or 9.9% over the 1999 pro forma period. The increase was primarily attributable to a net $163,522 increase in the sales of Bactolac, through a number of customers, and a $278,548 increase in the sales of ASH. The majority of the ASH increase was attributable to an increase in sales to Bayer Corporation for an inventory build up related to the conclusion of the Bayer relationship. Bayer Corporation has historically represented a significant portion of ASH's revenue base, and Bayer has informed ASH, that effective January 1, 2001, it intends to produce in-house substantially all of the products currently produced for it by ASH. ASH is aggressively attempting to expand its customer base to compensate for the loss of the Bayer business. Failure to replace this substantial customer, or the inability to substantially reduce ASH's operating expenses, would have an adverse effect on the Company's business and operations.

  Gross profit for the three months ended December 31, 2000 increased to $1,504,859, a $663,942 increase over the 1999 pro forma amount. Gross profit as a percentage of net sales increased to 30.6% in 2000, as compared to 18.8% in the 1999 pro forma period. The majority of the increase was due to higher levels of sales at the Bactolac operation, without a corresponding level of increase in the labor and overhead components of the cost of sales amounts. Additionally, as Bactolac purchases materials in higher volumes and better manages its purchasing activities, it is able to reduce, as a percentage of sales, its material costs. In October 2000, Bactolac moved into a larger facility, which will cause an increase in costs, but is also anticipated to provide for improved operating efficiencies and expanded in-house capabilities of certain processes for coating and packaging that had been previously outsourced and allow for higher revenue levels to be obtained.


Combined Operations

Marketing, distribution and administrative expenses decreased $543,156 or 9.7% from $5,618,771 for the three months ended December 31, 1999 to $5,075,615 for the three months ended December 31, 2000. This change in amount resulted primarily from reductions in professional fees and promotion expenses in distribution being offset by increases in personnel expenses in manufacturing. As a percentage of net sales, marketing, distribution, and administrative expenses decreased to 30.5% for the three months ended December 31, 2000 from 33.9% for the three months ended December 31, 1999.

Income (loss) from operations for the three months ended December 31, 2000 increased $1,075,065 to operating income of $566,725 from operating loss of $508,340 for the three months ended December 31, 1999, principally as a result of the increase in gross profit and a decrease in operating expenses.

Other income (loss) decreased to a loss of $248,192 for the three months ended December 31, 2000 from a loss of $35,820 for the three months ended December 31, 1999. The decrease was primarily the result of an increase in interest incurred from the acquisition financing.

As the Company is not currently able to recognize any tax benefit from foreign operating losses, income tax expense was accrued based on the taxable income from domestic operations for the three months ended December 31, 2000 and 1999 .

Net income was $582,922 for the three months ended December 31, 2000, compared to a net loss of $498,160 for the three months ended December 31, 1999. The increase was the result of the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

  Since ANI consummated the acquisitions of Bactolac and ASH, it has met its working capital and capital expenditure requirements, including funding for debt repayments, mainly through net cash provided under the Company's revolving line of credit provided through a secured lender. As a result of cost reductions which have been implemented across the board and upon the closing of the pending sale of NFLI, management believes that a significant portion of the upcoming working capital needs can be met out of cash provided by the sale of NFLI and cash generated from operating activities. In November 2000, NFLI received a net State of Texas franchise tax refund of approximately $619,000, arising from amending previous years tax returns, which amount will be used for working capital needs. Management plans to continue to strive to restore profitability and pursue additional financing during the current fiscal year to meet currently anticipated funding requirements.

  At December 31, 2000, the Company had a working capital (deficit) of $3,025,721. Borrowings under the revolving portion of the secured credit facility totaled $4,286,000, with additional borrowings available of $1,344,000, at that point, based upon accounts receivable and inventory levels. Under the terms of the Agreement for the sale of NFLI, the purchaser is required to repay or assume the NFLI portion of such borrowings, which as of December 31, 2000, totaled approximately $1,089,000, including $202,000, outstanding under the term loan portion of the credit facility.

Operating Activities

  Net cash flows from operating activities generated approximately $925,400 for the three months ended December 31, 2000, as compared to consuming approximately $2,352,600 for the three months ended December 31, 1999. The net cash outflow from operating activities in 2000 consisted primarily of an increase of approximately $1,129,000 in accounts receivable, relating primarily to higher level of sales at the Bactolac and ASH operations. These amounts were offset in 2000 by income generated by continuing operations, depreciation and amortization expense of approximately $694,000 and a net decrease in deferred taxes, prepaid expenses and inventory of approximately $760,000.

Investing Activities

  Investing activities consumed approximately $199,400 in 2000, compared to $3,374,300 in the 1999 period. The $199,400 was used for equipment additions primarily at the new Bactolac facility, which was leased shortly before the end of the last fiscal year.

Financing Activities

  Financing activities consumed approximately $724,800 in 2000, compared to the 1999 period which generated approximately $4,859,500. This consisted of approximately $505,000 in net reduction of the Company's credit facility and approximately $219,000 of other debt reduction.

  The Company's revolving credit facility provides for borrowings up to $12,000,000, based upon outstanding amounts of eligible accounts receivable and allowable inventories. Additionally, there is an approximate $1,596,000 term loan facility with the secured lender that requires principal payments of $49,167, monthly over the remaining term of the Agreement. Interest on amounts outstanding under the Agreement is payable monthly based upon the lender's index rate plus one-half percent. The credit facility is secured by substantially all of the Company's assets. The Agreement contains a number of covenants, which include among other items; maintenance of specified minimum net worth and fixed charge ratio, as well as limitations on capital expenditures. At September 30, 2000, the Company was not in compliance with several covenants under the Agreement and a waiver was obtained from GECC. Due to the fact that ANI continues to not be in compliance with the terms of the Agreement, and the waiver obtained as of September 30, 2000 did not extend beyond one year, the entire amount outstanding under the Agreement has been classified as a current liability on the accompanying consolidated balance sheet as of December 31, 2000. Management of ANI plans to continue discussions with the secured lender concerning an amendment to the credit facility which management believes based on its discussions with such lender can be accomplished between now and closing of the NFLI sale, to approve the agreed upon sale of NFLI and to achieve mutually acceptable compliance conditions. If the Company is not successful in its efforts to amend the Agreement, it will have adverse effects on the Company's business, financial condition and operations.

  As a result of the acquisitions of Bactolac and ASH, during the first quarter of the Company's fiscal year ended September 30, 2000, the Company entered into purchase notes totaling $3,000,000, with certain of the selling stockholders and assumed, through Bactolac, a $1,350,053, mortgage obligation of the ASH facility. The Bactolac stock purchase note is subordinate to the GECC facility, bears interest at 7%, and with the approval of GECC, required a $1,000,000 payment on the first anniversary of the acquisition. The holder of the note has agreed to extend the payment of the first installment for six months or until the closing of the NFLI sale transaction. The $500,000, ASH stock purchase notes are subordinate to the GECC facility, bear interest at 7%, and subject to the approval of GECC, were payable December 29, 2000 and have not been paid. The loan assumption agreement for the ASH mortgage obligation bears interest at prime plus 2%, and is secured by the ASH land and building. The assumption agreement was originally due May 15, 2000, and the holder has agreed to amendment agreements that extended the due date to March 31, 2001. Management of ANI intends to continue to try to work with the holders of these obligations in trying to resolve the current inability to liquidate the debts under their scheduled terms. Additionally, the ability to potentially refinance the ASH mortgage with a new lender and provide additional cash is currently being explored. Should the holders not agree to extensions, or an alternative loan facility not be obtained, it would have adverse effects on the Company's business, financial condition and operation.

  Capital expenditures, primarily for manufacturing and laboratory equipment for fiscal 2001 are anticipated to be approximately $450,000-600,000. It is expected that the funding for these capital needs will be provided by leases. A lease of $70,000 has recently been completed and was funded in January 2001, and a lease line of $407,000, has been tentatively approved for equipment needs.

  Bayer has notified the Company that it will be moving substantially all production previously produced at the ASH facility, to its own in-house facility on or about January 1, 2001. During the quarter ended December 31, 2000, a significant increase in Bayer orders, which totaled approximately $1.1 million, was received and processed at the ASH facility, as Bayer stocked up for the transition. During the second quarter of the year, it is expected that such revenues will be collected and associated accounts receivable and inventory levels will be reduced. Since no new revenues are expected from Bayer, ASH has been attempting to expand its customer base to reduce its historical dependence upon Bayer and intends to continue to focus on those efforts. Failure to replace this substantial customer or failing to implement a substantial reduction in operating expenses would have an adverse effect on the Company's business, financial condition and results of operations.

                           Part II Other Information


Item 6.  Exhibits and Reports on Form 8-K
    (b)  Reports on Form 8-K

    A Report on Form 8-K was filed reporting under Item 5 that the Company entered into a stock purchase agreement on December 29, 2000 to sell NFLI.

ADVANCED NUTRACEUTICALS, INC.

                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              ADVANCED NUTRACEUTICALS, INC.
                                              (Registrant)



           Dated: April 18, 2001              By:    /s/ John R. Brown, Jr.
                                                 -------------------------------
                                                         John R. Brown, Jr.
                                                  Vice President - Finance and
                                                  Principal Accounting Officer

                                   Annex A-3
                                 Form 8-K/A Report

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               November 17, 1999


                    NUTRITION FOR LIFE INTERNATIONAL, INC.
      -------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                     Texas
                 ---------------------------------------------
                (State or other jurisdiction of incorporation)


                 0-26362                            76-0416176
       ------------------------    ------------------------------------
       (Commission File Number)    (IRS Employer Identification Number)


                   9101 Jameel, Suite 180, Houston, TX 77040
            ------------------------------------------------------
             (Address of principal executive offices)  (Zip code)



       Registrant's telephone number, including area code (713) 460-1976
                                                          --------------

   _____________________________(Former address, if changed since last report)

                    NUTRITION FOR LIFE INTERNATIONAL, INC.

                   INFORMATION TO BE INCLUDED IN THE REPORT

Introduction
------------

    On December 2, 1999, Nutrition For Life International, Inc. (the "Company") filed a Report on Form 8-K regarding the acquisitions by the Company on November 17, 1999 of Advanced Nutraceuticals, Inc. ("ANI") and Bactolac Pharmaceutical Inc. ("BPI"). On December 15, 1999, the Company filed a Report on Form 8-K reporting the acquisition on December 1, 1999 of Ash Corp. ("ASH") through a merger with BPI.

    The purpose of this Amendment is to provide the financial statements of the businesses acquired and the pro forma financial information which were not included in the initial filings.

ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial Statements of Business Acquired.

             Advanced Nutraceuticals, Inc.
               Report of Grant Thornton LLP
               Consolidated Balance Sheets
               Consolidated Statements of Operations
               Consolidated Statements of Stockholders' Equity (Deficit) Consolidated Statements of Cash Flows
               Notes to Consolidated Financial Statements

             Ash Corp.
               Report of Hein + Associates LLP
               Balance Sheets
               Statements of Operations
               Statements of Stockholders' Deficit
               Statements of Cash Flows
               Notes to Financial Statements

             Bactolac Pharmaceutical Inc.
               Report of Grant Thornton LLP
               Balance Sheets
               Statements of Earnings
               Statements of Stockholder's Equity
               Statements of Cash Flows
               Notes to Financial Statements

    (b) Pro forma Financial Information.

        Attached is the following unaudited pro forma consolidated financial statements which give effect to the acquisitions by the Company of 100% of the outstanding common stock of ANI, BPI and ASH:

          Unaudited pro forma combining balance sheet as of September 30, 1999.

          Unaudited pro forma combining statements of operations for the year ended September 30, 1999.

          Explanatory Head Note

          Notes to pro forma consolidated financial statements.

    (c) Exhibits

          23.1  Consent of Grant Thornton LLP
          23.2  Consent of Hein + Associates LLP
          23.3  Consent of Grant Thornton LLP



                                  Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NUTRITION FOR LIFE INTERNATIONAL, INC.



Dated: January 28, 2000               By: /s/ David P. Bertrand
                                         ----------------------------
                                              David P. Bertrand, President

              Report of Independent Certified Public Accountants
              --------------------------------------------------


Board of Directors
Advanced Nutraceuticals, Inc. and Subsidiaries


     We have audited the accompanying consolidated balance sheets of Advanced Nutraceuticals, Inc. and Subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (September 9, 1997) through December 31, 1997, and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Advanced Nutraceuticals, Inc. and subsidiaries as of December 31, 1997 and 1998, and the consolidated results of their operations and their consolidated cash flows for the period from inception (September 9, 1997) through December 31, 1997, and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


Houston, Texas
November 10, 1999

                         Advanced Nutraceuticals, Inc.

                          CONSOLIDATED BALANCE SHEETS


                                                                    December 31,   December 31,   September 30,
                                                                        1997           1998            1999
                                                                    -------------  -------------  --------------
                                                                                                   (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                                           $    24,862    $   156,480     $    15,097
 Prepaid expenses and other current assets                                   500            551             550
                                                                     -----------    -----------     -----------
      Total current assets                                                25,362        157,031          15,647

PROPERTY AND EQUIPMENT, NET                                                2,292          2,530           2,530
DEFERRED OFFERING COSTS                                                    1,847              -               -
                                                                     -----------    -----------     -----------
                                                                     $    29,501    $   159,561     $    18,177
                                                                     ===========    ===========     ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Due to affiliates                                                   $    25,000    $       616     $       616
 Accounts payable                                                            500        111,656          20,947
                                                                     -----------    -----------     -----------
      Total current liabilities                                           25,500        112,272          21,563

COMMITMENTS AND CONTINGENCIES                                                  -              -               -

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred stock, $.001 par value, 5,000,000 shares
  authorized, 0 issued and outstanding                                         -              -               -
 Common stock, $.001 par value, 30,000,000 shares
  authorized, 1,800,000 issued and outstanding
  at December 31, 1997 and 2,388,000 issued and
  outstanding at December 31, 1998 and
  September 30, 1999                                                       1,800          2,388           2,388
 Additional paid-in capital                                            2,998,200      3,944,718       3,944,718
 Accumulated deficit                                                  (2,995,999)    (3,899,817)     (3,950,492)
                                                                     -----------    -----------     -----------
      Total stockholders' equity (deficit)                                 4,001         47,289          (3,386)
                                                                     -----------    -----------     -----------
                                                                     $    29,501    $   159,561     $    18,177
                                                                     ===========    ===========     ===========



       The accompanying notes are an integral part of these statements.

                         Advanced Nutraceuticals, Inc.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      From inception                             Nine months
                                                    (September 9, 1997)      Year                   ended
                                                          through            ended               September 30,
                                                       December 31,      December 31,           ---------------
                                                           1997              1998                1998     1999
                                                    -------------------  -------------          ------  -------
                                                                                                  (Unaudited)
Compensation expense relating to issuance of
 common stock to management and
 consultants                                               $ 2,985,000   $          -       $        -   $      -
Selling, general and administrative expenses                    11,892        915,014           40,950     53,515
                                                           -----------      ---------       ----------   --------
   Loss from operations                                     (2,996,892)      (915,014)         (40,950)   (53,515)
Other income (expense)
 Interest                                                          589         11,251            7,530      2,340
 Other                                                             304            (55)             (55)       500
                                                           -----------      ---------       ----------   --------
                                                                   893         11,196            7,475      2,840
                                                           -----------      ---------       ----------   --------
Loss before income taxes                                    (2,995,999)      (903,818)         (33,475)   (50,675)

Income tax (expense) benefit                                         -              -                -          -
                                                           -----------      ---------       ----------   --------
   NET LOSS                                                $(2,995,999)     $(903,818)      $  (33,475)  $(50,675)
                                                           ===========      =========       ==========   ========


       The accompanying notes are an integral part of these statements.

                         Advanced Nutraceuticals, Inc.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                          December 31, 1997 and 1998


                                                                             Total
                                               Additional                stockholders'
                            Number of           paid-in    Accumulated       equity
                             shares    Amount   capital      deficit       (deficit)
                            ---------  ------  ----------  ------------  --------------
Issuance of management,
 consultant and director
 shares                     1,800,000  $1,800  $2,998,200  $         -     $ 3,000,000
Net loss                            -       -           -   (2,995,999)     (2,995,999)
                            ---------  ------  ----------  -----------     -----------
Balance at December 31,
 1997                       1,800,000   1,800   2,998,200   (2,995,999)          4,001
Issuance of stock             588,000     588     946,518            -         947,106
Net loss                            -       -           -     (903,818)       (903,818)
                            ---------  ------  ----------  -----------     -----------
Balance at December 31,
 1998                       2,388,000   2,388   3,944,718   (3,899,817)         47,289
Net loss (unaudited)                -       -           -      (50,675)        (50,675)
                            ---------  ------  ----------  -----------     -----------
Balance at September 30,
 1999 (unaudited)           2,388,000  $2,388  $3,944,718  $(3,950,492)    $    (3,386)
                            =========  ======  ==========  ===========     ===========




        The accompanying notes are an integral part of this statement.

                         Advanced Nutraceuticals, Inc.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                               From inception
                                             (September 9, 1997)            Year                  Nine months ended
                                                   through                 ended                     September 30,
                                                December 31,            December 31,     -----------------------------------
                                                    1997                    1998                1998                 1999
                                          -------------------------  ------------------  -----------------  ----------------
                                                                                                      (Unaudited)
Cash flows from operating activities
 Net loss                                              $(2,995,999)          $(903,818)        $  (33,475)  $        (50,675)
 Adjustments to reconcile net loss to
  net cash provided (used) by
  operating activities
  Depreciation                                                 208               1,667                417                  -
  Compensation expense related to
   issuance of common stock to
   management and consultants                            2,985,000                   -                  -                  -
  Change in assets and liabilities
   (Increase) decrease in prepaid
     expenses and other current
     assets                                                   (500)                (51)              (600)                 1
   (Increase) decrease in deferred
     offering costs                                         (1,847)              1,847           (607,362)                 -
   Increase (decrease) in due to
     affiliates                                             22,500             (24,384)           (24,384)                 -
   (Decrease) increase in
     accounts payable                                          500             111,156              5,305            (90,709)
                                                       -----------           ---------         ----------   ----------------
  Net cash provided (used) by
   operating activities                                      9,862            (813,583)          (660,099)          (141,383)
 Cash flows from investing activities
 Acquisition of property and
  equipment                                                      -              (1,905)            (1,905)                 -
Cash flows from financing activities
 Issuance of stock                                          15,000             947,106            947,106                  -
                                                       -----------           ---------         ----------   ----------------
Net increase (decrease) in cash and
 cash equivalents                                           24,862             131,618            285,102           (141,383)
Cash and cash equivalents at
 beginning of period                                             -              24,862             24,862            156,480
                                                       -----------           ---------         ----------   ----------------

Cash and cash equivalents at end of
 period                                                $    24,862           $ 156,480         $  309,964   $         15,097
                                                       ===========           =========         ==========   ================
Supplemental disclosure of noncash
 investing activities:
 Furniture and fixtures acquired
  through donation from a related
  party                                                $     2,292           $       -         $        -   $              -

       The accompanying notes are an integral part of these statements.

                         Advanced Nutraceuticals, Inc.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 1. Description of Business
    -----------------------

 The consolidated financial statements included herein are of Advanced Nutraceuticals, Inc. (ANI), a Delaware corporation, and of Naturally Direct, Inc. (NDI), a Texas corporation and predecessor to ANI.

 The consolidated financial statements include the accounts of the Company and its wholly-owned, dormant subsidiaries. All significant intercompany accounts have been eliminated in consolidation.

 In September 1998, the incorporation of NDI was changed from Texas to Delaware by the merger of NDI with and into ANI. At the time of the merger, each share of NDI common stock outstanding was converted into one and two-tenths of ANI's common stock. The effect of the merger on common stock has been retroactively reflected in the accompanying financial statements. In addition to its authorized common stock, ANI has authorized 5,000,000 shares of preferred stock having a par value of $.001. References to the Company herein refer to ANI and its predecessor, NDI.

 The Company was incorporated on September 9, 1997 for the purpose of creating a full service vertically integrated manufacturer and supplier of quality nutritional supplements and botanical ingredients. The Company intended to acquire four businesses, complete an initial public offering (IPO) of its common stock and, subsequent to the offering, continue to acquire, through merger or purchase, similar companies to expand its national operations.
 During 1998, the Company filed a registration statement on Form S-1 for the sale of 5,000,000 shares of its common stock, which was subsequently withdrawn. The Company incurred $845,965 in IPO costs which were expensed in 1998. The Company has not conducted any operations, and all activities to date have related to the contemplated offering and mergers. Substantially all expenditures to date have been funded by the proceeds received in connection with a private placement during 1998 (see Note B).

 2. Cash and Cash Equivalents
    -------------------------

 The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

                         Advanced Nutraceuticals, Inc.

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - Continued

 3. Concentration of Credit Risk
    ----------------------------

 Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks on cash maintained in bank deposit accounts.

 4. Property and Equipment
    ----------------------

 Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis. The useful lives of property and equipment for purposes of computing depreciation is three years. Property and equipment at December 31, 1998 and 1997, with a cost and accumulated depreciation of $4,405 and $1,875 and $2,500 and $208, respectively, consists of furniture and fixtures and a computer system.

 Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred.

 5. Commitments
    -----------

 The Company is currently utilizing office space under a month-to-month lease agreement which requires monthly rentals of $575.

 6. Deferred Offering Costs
    -----------------------

 The costs related to filing a registration statement on Form S-1 for the sale of common stock were capitalized when incurred at December 31, 1997; the Form S-1 was subsequently withdrawn and deferred offering costs were expensed during 1998.

 7. Income Taxes
    ------------

 Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities.

 The Company has incurred losses from operations since its inception and, accordingly, no deferred tax asset has been realized. All carryforwards are subject to review and possible adjustment by the Internal Revenue Service. Additionally, Section 382 of the Internal Revenue Code limits the amounts of net operating loss carryforwards usable by a corporation following a more than 50 percentage point change in ownership of the corporation during a three year period. It is possible that subsequent transactions involving the Company's capital stock could result in such a limitation. As of September 30, 1999, management does not believe that a 50 percentage point change in ownership has occurred during a three year period.

                         Advanced Nutraceuticals, Inc.

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - Continued

 8.   Financial Instruments
      ---------------------

 The Company's financial instruments consist of cash and cash equivalents and accounts payable. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

 9.   Use of Estimates
      ----------------

 In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 10.  New Accounting Pronouncements
      -----------------------------

 In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). The Company is required to adopt SFAS 133 in the year ended December 31, 2000.
 SFAS 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

 11.  Unaudited Interim Information
      -----------------------------

 The financial information for the nine months ended September 30, 1999 and 1998 has not been audited by independent certified public accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited interim financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim period are not necessarily indicative of the results of operations for the full year.

                         Advanced Nutraceuticals, Inc.

NOTE B - STOCKHOLDERS' EQUITY

 In December 1997, the Company issued a total of 1,800,000 shares of common stock to management and directors of and consultants to the Company at a price of $.01 per share. As a result of these transactions, the Company recorded a nonrecurring, noncash compensation charge of $2,985,000 representing the difference between the amount paid for the shares and an estimated fair market value of the shares on the date of sale.

 During 1998, the Company issued under a subscription agreement in a private placement a total of 588,000 shares of common stock to investors at a price of $1.67 per share. As a result, the Company recorded additional paid-in capital of $946,518, net of offering costs of $34,854, representing the difference between the amount paid for the shares and the par value of the shares on the date of sale.


NOTE C - EVENTS SUBSEQUENT TO THE DATE OF REPORT OF INDEPENDENT
         CERTIFIED PUBLIC ACCOUNTANTS (UNAUDITED)

 On November 17, 1999, the Company merged into a wholly-owned subsidiary of Nutrition For Life International, Inc., a Houston-based publicly-held company.

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
Ash Corp.
Gulfport, Mississippi


We have audited the accompanying balance sheets of Ash Corp. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ash Corp. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP

Houston, Texas
July 16, 1999

                                  ASH CORP.

                                Balance Sheets

                                                                    September                    December 31,
                                                                       30,          -------------------------------------
                                                                      1999                 1998                 1997
                                                               ----------------     ----------------     ----------------
                                                                  (unaudited)
                               ASSETS
                               ------
Current Assets:
 Cash                                                          $        151,038     $             -      $        135,448
 Accounts receivable - trade                                            976,826              684,957              697,427
 Stockholder receivable                                                 170,098               35,887                    -
 Inventories, net                                                     1,673,005            1,243,368              854,722
 Prepaid expenses                                                        15,814               18,918                8,910
                                                               ----------------     ----------------     ----------------
     Total current assets                                             2,986,781            1,983,130            1,696,507
Property And Equipment, net                                           2,130,453            2,260,547            2,181,187
Other Assets                                                              7,813                8,346                9,056
                                                               ----------------     ----------------     ----------------
     Total assets                                              $      5,125,047     $      4,252,023     $      3,886,750
                                                               ================     ================     ================


             LIABILITIES AND STOCKHOLDERS' DEFICIT
             -------------------------------------

Current Liabilities:
 Current portion of notes payable                              $      2,200,017     $      1,075,777     $      2,396,650
 Accounts payable, trade                                              2,602,435            2,253,097            2,017,171
 Accrued expenses                                                     1,047,293              483,775              173,683
                                                               ----------------     ----------------     ----------------
     Total current liabilities                                        5,849,745            3,812,649            4,587,504
Notes Payable, less current portion                                   1,385,796            2,919,906            1,566,220
Commitments And Contingencies (Notes 6, 9 and 11)
Stockholders' Deficit:
 Common stock, $.001 par value, 30,000,000 shares authorized,            10,000               10,000               10,000
  10,000,000 issued and outstanding
 Accumulated deficit                                                 (2,120,494)          (2,490,532)          (2,276,974)
                                                               ----------------     ----------------     ----------------
     Total stockholders' deficit                                     (2,110,494)          (2,480,532)          (2,266,974)
                                                               ----------------     ----------------     ----------------
     Total liabilities and stockholders' deficit               $      5,125,047     $      4,252,023     $      3,886,750
                                                               ================     ================     ================

             See accompanying notes to these financial statements

                                  ASH CORP.

                           Statements of Operations


                                                              Nine Months Ended                      Years Ended December 31,
                                                                September 30,
                                                   -------------------------------------     -------------------------------------
                                                          1999                 1998                 1998                 1997
                                                   ----------------     ----------------     ----------------     ----------------
                                                                 (unaudited)
Revenue                                                  $9,213,285           $8,224,299          $10,533,761          $10,500,780
Cost Of Revenue                                           6,968,492            6,576,529            8,734,289            9,128,075
                                                         ----------           ----------          -----------          -----------
Gross Profit                                              2,244,793            1,647,770            1,799,472            1,372,705
General and Administrative                                1,583,979            1,292,654            1,713,855            1,986,277
                                                         ----------           ----------          -----------          -----------
Operating Income (Loss)                                     660,814              355,116               85,617             (613,572)
Other Income (Expense):
 Other income                                                 7,874               39,710               11,601               10,996
 Interest expense                                          (298,650)            (229,371)            (310,776)            (285,489)
                                                         ----------           ----------          -----------          -----------
     Total other income (expense)                          (290,776)            (189,661)            (299,175)            (274,493)
                                                         ----------           ----------          -----------          -----------

Net Income (Loss)                                        $  370,038           $  165,455          $  (213,558)         $  (888,065)
                                                         ==========           ==========          ===========          ===========

             See accompanying notes to these financial statements

                                  ASH CORP.

                      Statements of Stockholders' Deficit
                  Years Ended December 31, 1998 and 1997 and
                     Nine Months Ended September 30, 1999




                                                      Common Stock                                        Total
                                         ------------------------------------        Accumulated        Stockholders'
                                               Shares              Amount              Deficit             Deficit
                                         ----------------    ----------------    ----------------     ----------------
Balances, January 1, 1997                      10,000,000             $10,000         $(1,388,909)         $(1,378,909)

Net loss                                                -                   -            (888,065)            (888,065)
                                               ----------             -------         -----------          -----------

Balances, December 31, 1997                    10,000,000              10,000          (2,276,974)          (2,266,974)

Net loss                                                -                   -            (213,558)            (213,558)
                                               ----------             -------         -----------          -----------

Balances, December 31, 1998                    10,000,000              10,000          (2,490,532)          (2,480,532)

Net income (unaudited)                                  -                   -             370,038              370,038
                                               ----------             -------         -----------          -----------

Balances, September 30, 1999                   10,000,000             $10,000         $(2,120,494)         $(2,110,494)
                                               ==========             =======         ===========          ===========

             See accompanying notes to these financial statements

                                  ASH CORP.

                           Statements of Cash Flows

                                                        Nine Months Ended                    Years Ended December 31,
                                                          September 30,
                                              -----------------------------------     -----------------------------------
                                                     1999                1998                1998                1997
                                              ---------------     ---------------     ---------------     ---------------
                                                           (unaudited)
Cash Flows from Operating Activities:
 Net income (loss)                                  $ 370,038           $ 165,455           $(213,558)          $(888,065)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
   Depreciation and amortization                      215,155             206,472             276,821             251,140
   Changes in:
     Accounts receivable                             (291,869)           (123,833)             12,470            (118,083)
     Inventory                                       (429,637)           (767,141)           (388,646)            713,345
     Prepaid expenses                                   3,104             (75,087)            (10,008)             16,949
     Accounts payable                                 349,338             817,039             235,926            (314,749)
     Accrued expenses                                 563,518              16,385             310,092               2,047
                                                    ---------           ---------           ---------           ---------
      Net cash provided by (used in)                  779,647             239,290             223,097            (337,416)
       operating activities
Cash Flows from Investing Activities:
 Advances from (to) stockholder                      (134,211)           (162,148)            (35,887)             79,617
 Additions of property and equipment                  (84,528)            (45,441)           (355,471)            (53,369)
                                                    ---------           ---------           ---------           ---------
      Net cash provided by (used in)                 (218,739)           (207,589)           (391,358)             26,248
       investing activities
Cash Flows from Financing Activities:
 Repayments of debt                                  (409,870)           (167,149)           (171,870)           (174,778)
 Proceeds from debt                                         -                   -             204,683             621,394
                                                    ---------           ---------           ---------           ---------
      Net cash provided by (used in)                 (409,870)           (167,149)             32,813             446,616
       financing activities                         ---------           ---------           ---------           ---------
Net Change In Cash                                    151,038            (135,448)           (135,448)            135,448
Cash, beginning of period                                   -             135,448             135,448                   -
                                                    ---------           ---------           ---------           ---------
Cash, end of period                                 $ 151,038           $       -           $       -           $ 135,448
                                                    =========           =========           =========           =========
Supplemental Cash Flow Information:
 Cash paid for interest                             $  60,615           $ 160,107           $ 294,649           $ 268,075
                                                    =========           =========           =========           =========
Supplemental Non-Cash Investing
 and Financing Activities:
 Building improvements financed with note           $       -           $ 162,081           $ 210,000           $       -
  payable                                           =========           =========           =========           =========

             See accompanying notes to these financial statements

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS


1.  Organization and Significant Accounting Policies
    ------------------------------------------------

    Organization and Nature of Operations - Ash Corp. (the "Company") was
    -------------------------------------
    incorporated in the state of Mississippi on September 12, 1995. The Company manufactures over-the-counter pharmaceuticals, including aspirin, antacid, laxatives, diaper powder, and ointments.

    Inventories - Inventories consist of raw materials, work in process, and
    -----------
    finished goods. Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out method, net of an estimated amount for slow-moving and/or obsolete items.

    Property and Equipment - Property and equipment is stated at cost, less
    ----------------------
    accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets ranging from 3 to 39 years. Major improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations.

    Long-Lived Assets - The Company reviews for the impairment of long-lived
    -----------------
    assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

    Income Taxes - The Company accounts for income taxes on the liability method
    ------------
    under which the amount of deferred income taxes is based upon the tax effects of the differences between the financial and income tax bases of the Company's assets and liabilities at the balance sheet date based upon existing laws.

    Comprehensive Income (Loss) - Comprehensive income (loss) is defined as all
    --------------------------
    changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income (loss) was equal to its net income (loss) for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999.

1.  Organization and Significant Accounting Policies  (continued)
    ------------------------------------------------

    Unaudited Interim Information - The accompanying financial information as of
    -----------------------------

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS

    September 30, 1999 and for the nine-month periods ended September 30, 1999 and 1998 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principals.

    Use of Estimates - The preparation of these financial statements in
    ----------------
    conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


2.  Inventories
    -----------

    Inventories consisted of the following:

                                                         September 30,                   December 31,
                                                                            ------------------------------------
                                                              1999                 1998                 1997
                                                       ---------------      ---------------      ---------------
Packaging materials                                         $  666,068           $  595,640             $463,542
Raw materials                                                  450,033              403,516              256,754
Work in process                                                119,535              110,353               88,907
Finished goods                                                 515,746              212,236               95,519
                                                            ----------           ----------             --------
           Total                                             1,751,382            1,321,745              904,722
Less: reserve for slow-moving and obsolete                     (78,377)             (78,377)             (50,000)
                                                            ----------           ----------             --------
                                                            $1,673,005           $1,243,368             $854,722
                                                            ==========           ==========             ========

3.    Property and Equipment
      ----------------------

      A summary of property and equipment is as follows:

                                                         September 30,                   December 31,
                                                                            ------------------------------------
                                                              1999                 1998                 1997
                                                       ---------------      ---------------      ---------------
Land                                                       $   150,124           $  150,124           $  150,124
Furniture, fixtures, equipment                               1,908,515            1,873,573            1,831,954
Building and improvements                                    1,101,779            1,052,190              730,978
                                                           -----------           ----------           ----------
                                                             3,160,418            3,075,887            2,713,056
       Accumulated depreciation                             (1,029,965)            (815,340)            (531,869)
                                                           -----------           ----------           ----------

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS

                                                           $ 2,130,453           $2,260,547           $2,181,187
                                                           ===========           ==========           ==========

    Depreciation expense of $276,111 and $250,430 was recorded for the years ended December 31, 1998 and 1997, respectively, and $214,622 for the six months ended June 30, 1999.


4.    Notes Payable
      -------------

      Notes payable consists of the following:

                                                         September 30,                   December 31,
                                                                            ------------------------------------
                                                              1999                 1998                 1997
                                                       ---------------      ---------------      ---------------
Notes payable to bank (a)                                  $ 1,747,828          $ 1,747,828          $ 1,746,394
Note payable to bank (b)                                     1,468,721            1,531,465            1,603,024
Notes payable to bank (c)                                       71,224              181,677                    -
Note payable to a customer (d)                                 246,702              500,000              500,000
Other                                                           51,338               34,713              113,452
                                                           -----------          -----------          -----------
Total notes payable                                          3,585,813            3,995,683            3,962,870
 Less:  current portion                                     (2,200,017)          (1,075,777)          (2,396,650)
                                                           -----------          -----------          -----------
                                                           $ 1,385,796          $ 2,919,906          $ 1,566,220
                                                           ===========          ===========          ===========


4.  Notes Payable  (continued)
    -------------

    On June 14, 1999 the Company entered into a Workout, Renewal and Extension Agreement (the "Agreement") with its bank (the "Bank"). The Agreement requires the Company to repay the notes listed above under the following terms:

    (a) Two notes originally due in 1998, now due in six monthly installments of $22,028, including interest at 8.75%, beginning December 14, 1999 with the remaining balance due July 14, 2000.

    (b) Note in the original amount of $1,750,000, bearing interest at 8.75%, due October 10, 2010 in monthly installments of $17,620, including interest.

    (c) Two notes originally due March 23, 1999 and October 26, 1999, bearing interest at 9.5% and 9.75%. These two notes and all past due amounts under (b)($105,719), now due in 20 weekly installments of $20,000, beginning June 30, 1999. These

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS

        payments are required to be automatically deducted from the Company's cash account. Any excess payments above the principal balances will then be applied to the principal balance of the notes described in (a) above.

    (d) Note payable to the Company's largest customer was renewed in October 1998, accruing interest at 8%, payments due monthly beginning June 1999; one payment of $42,277 and six payments of $83,333 including interest, final payment due December 1999. The payments will be made as a reduction of the monthly reimbursement of "fixed manufacturing expenses" (see note 6). The note is collateralized by land and building and is subordinate to the bank debt.

    The above notes are collateralized by substantially all of the Company's assets and the Bank notes are personally guaranteed by two of the Company's stockholders.

    The Bank notes have two financial covenants which limit the amount of officers' compensation and requires the Company to maintain a minimum balance of $25,000 in its cash account.

4.  Notes Payable  (continued)
    -------------

    The following summarizes the future payments on the above related notes as provided in the Agreement and with the customer:

                 Years Ending
                  December 31,
                 -------------
                    1999              $1,075,777
                    2000               1,550,307
                    2001                  92,322
                    2002                 100,857
                    2003                 110,181
                 Thereafter            1,066,239
                                      ----------
                   Total              $3,995,683
                                      ==========



5.  Income Taxes
    ------------

    The Company has net operating loss ("NOL") carryforwards of approximately $2,300,000, expiring in various amounts through 2019. The ability of the Company to utilize the

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS


    carryforwards is dependent upon the Company generating sufficient taxable income in the future.

    The tax effect of significant temporary differences representing deferred tax assets and liabilities are as follows:

                                                                                      December 31,
                                                         September 30,      ------------------------------------
                                                              1999                 1998                 1997
                                                       ---------------      ---------------      ---------------
NOL carryforwards                                            $ 781,000            $ 915,000            $ 732,000
Financial basis of assets in excess of tax                    (180,000)            (145,000)             (80,000)
 basis
Valuation allowance                                           (601,000)            (770,000)            (652,000)
                                                       ---------------      ---------------      ---------------
     Net deferred tax balance                                $       -            $       -            $       -
                                                       ===============      ===============      ===============


6.  Commitments and Contingencies
    -----------------------------

    Supplier Agreement
    ------------------

    The Company has an agreement with a significant pharmaceutical company (the "Customer") to exclusively manufacture certain products. The Customer pays standard cost, which must be approved by the Customer. Standard costs are adjusted annually to reflect anticipated costs for the next year. The Customer also pays $83,333 monthly for "fixed manufacturing expenses." The Company's sales to the Customer totaled approximately $6,582,000 and $7,393,000 for the years ended December 31, 1998 and 1997, respectively, and $4,365,000 and $3,206,000 for the six months ended June 30, 1999 and 1998, respectively. This customer has the right to offset amounts owed by the Company with amounts owed to the Company.

    In 1997 the Company was to receive $1,000,000 ($83,333 per month) from the Customer for fixed manufacturing expenses. However, in January of 1997, the Company discounted the 12 payments by $150,000 and received a lump sum of $850,000.

    The agreement with the Customer expires October 10, 2000.

    Litigation
    ----------

    In 1998, two stockholders filed a lawsuit against the Company and the two majority stockholders. This lawsuit was settled in January 1998, and the Company was released

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS


    from any and all liability. The majority stockholders agreed to pay $460,000 to resolve these claims which amount is secured by a promissory note given by the majority stockholders. The settlement agreement also required the Company to guarantee this promissory note. The stockholders that filed the lawsuit returned their stock certificates for cancellation and were reissued 20% of the outstanding common stock of the Company. The majority stockholders' ownership percentage was increased to 80% as a result of this settlement. The majority stockholders also were required to pledge their stock in the Company as additional security. As of December 31, 1998 and September 30, 1999, the Company had paid $70,000 and $120,000 related to this guarantee which is included in shareholder receivables.

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.


6.  Commitments and Contingencies  (continued)
    -----------------------------

    Product Liability
    -----------------

    As of December 31, 1998, the Company was corresponding with a significant customer regarding a potential customer claim brought about by shipment of defective product. The Company intends to defend its position that its product was not defective; however, at December 31, 1998 and September 30, 1999, the Company has accrued $150,000 as a contingency reserve related to this matter.

    Operating Leases
    ----------------

    The Company leases equipment under non-cancelable operating leases. The leases expire in 1999. Total minimum lease payments due in 1999 are approximately $2,700. Rent expense for the year ended December 31, 1998 and 1997 was approximately $5,400 and $8,400, respectively. Rent expense for the nine months ended September 30, 1999 and 1998 was approximately $10,000 and $40,000, respectively.


7.  Concentrations of Credit Risk
    -----------------------------

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS

    Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company performs ongoing credit evaluations as to the financial condition of its customers. Generally, no collateral is required. Two customers made up approximately 99% and 82% of accounts receivable balances at December 31, 1998 and 1997, respectively. One customer accounted for approximately 77% of accounts receivable at September 30, 1999.


8.  Revenues from Major Customers
    ------------------------------

    A summary of the Companies' revenues from major customers is as follows (rounded to thousands):

                                       Nine Months Ended September 30,             Year Ended December 31,
                                    -----------------------------------     -----------------------------------
                                          1999                1998                1998                1997
                                    ---------------     ---------------     ---------------     ---------------
Customer A                               $6,580,032          $4,513,087         $ 6,582,000         $ 7,393,000
Customer B                                1,236,873           1,875,745           2,204,000             630,000
Customer C                                  815,960             949,095           1,055,000             932,000
Others                                      580,420             886,372             693,000           1,439,000
                                         ----------          ----------         -----------         -----------
        Totals                           $9,213,285          $8,224,299         $10,534,000         $10,394,000
                                         ==========          ==========         ===========         ===========



9.  Management Plans
    -----------------

    The Company's losses for the years ended December 30, 1998 and 1997 amounted to approximately $214,000 and $888,000, respectively. As a result of these losses, the Company's working capital position has deteriorated, and its ability to generate sufficient cash flows from operations to meet its operating and capital requirements is uncertain. In addition, the Company was unable to make principal payments on its debt subsequent to December 31, 1998; however, it was able to renegotiate and extend the debt with its bank in June 1999 (see note 4). These matters raise substantial doubt about the Company's ability to continue as a going concern. In addition to the revision of the debt terms, the Company believes it will be successful in its ability to continue as a going concern by pursuing various financing alternatives, including a sale of the Company's stock or assets; however, there are no assurances any of the various alternatives will occur and be successful.

                                   ASH CORP.

                         NOTES TO FINANCIAL STATEMENTS

    Subsequent to September 30, 1999, the stockholders of the Company sold all of their shares in Ash Corp. to a holding company in exchange for an ownership interest in a publicly traded company. This transaction is an integral part of the consolidation of three established companies, one of which is Ash Corp.


10. Profit Sharing Plan
    -------------------

    The Company has a 401(k) profit sharing plan (the "Plan"). Eligible employees may make voluntary contributions to the Plan that are limited as specified in the Plan. The Company makes no matching contributions under the Plan.


11. Year 2000
    ---------

    The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Year 2000 problem may impact or be impacted by other entities with which the Company transacts business.

              Report of Independent Certified Public Accountants
              --------------------------------------------------


Board of Directors
Bactolac Pharmaceutical Inc.


We have audited the accompanying balance sheets of Bactolac Pharmaceutical
Inc. as of December 31, 1998 and 1997, and the related statements of earnings, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Bactolac Pharmaceutical Inc.
as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


Houston, Texas
October 20, 1999

                         Bactolac Pharmaceutical Inc.

                                BALANCE SHEETS



                                    ASSETS

                                                              December 31,
                                                         ----------------------  September 30,
                                                            1997        1998          1999
                                                         ----------  ----------  --------------
                                                                                  (Unaudited)
CURRENT ASSETS
 Cash                                                    $   90,902  $  379,590     $  141,004
 Accounts receivable - trade, less allowance for
   doubtful accounts of $75,000, $75,000 and $100,000     1,204,040   1,598,381      2,841,982
 Inventory                                                  657,450     996,476        832,828
                                                         ----------  ----------     ----------
     Total current assets                                 1,952,392   2,974,447      3,815,814
PROPERTY AND EQUIPMENT - net                                 73,094     147,498        202,053
OTHER ASSETS                                                  8,341      23,662         30,772
                                                         ----------  ----------     ----------
                                                         $2,033,827  $3,145,607     $4,048,639
                                                         ==========  ==========     ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
 Accounts payable                                        $  858,859  $1,102,840     $1,586,459
 Secured customer advance                                         -     140,000              -
 Accrued expenses                                            22,708      52,496         64,064
                                                         ----------  ----------     ----------
     Total current liabilities                              881,567   1,295,336      1,650,523
LOAN PAYABLE TO STOCKHOLDER                                   2,800           -              -
                                                         ----------  ----------     ----------
     Total liabilities                                      884,367   1,295,336      1,650,523
COMMITMENTS                                                       -           -              -
STOCKHOLDER'S EQUITY
 Common stock, par value $1 per share; authorized, issued
   and outstanding 100 shares                                   100         100            100
 Additional paid-in capital                                   4,852       4,852          4,852
 Retained earnings                                        1,144,508   1,845,319      2,393,164
                                                         ----------  ----------     ----------
     Total stockholder's equity                           1,149,460   1,850,271      2,398,116
                                                         ----------  ----------     ----------
                                                         $2,033,827  $3,145,607     $4,048,639
                                                         ==========  ==========     ==========





The accompanying notes are an integral part of these statements.

                         Bactolac Pharmaceutical Inc.

                            STATEMENTS OF EARNINGS



                                                                  Nine months ended
                                   Year ended December 31,          September 30,
                            -----------------------------------  ----------------------
                               1996        1997         1998        1998        1999
                            ----------  -----------  ----------  ----------  ----------
                                                                        (Unaudited)
Net sales                   $1,406,339   $5,002,113  $7,364,203  $5,886,424  $6,296,615
Cost of sales                1,135,492    3,802,153   6,003,291   4,863,892   5,409,447
                            ----------   ----------  ----------  ----------  ----------
   Gross profit                270,847    1,199,960   1,360,912   1,022,532     887,168
Selling, general and
 administrative expenses        74,621      246,224     293,172     166,605     220,117
                            ----------   ----------  ----------  ----------  ----------
   Operating income            196,226      953,736   1,067,740     855,927     667,051
Other income, net                4,902        4,913      11,587      10,258       4,839
                            ----------   ----------  ----------  ----------  ----------
   Net earnings             $  201,128   $  958,649  $1,079,327  $  866,185  $  671,890
                            ==========   ==========  ==========  ==========  ==========




The accompanying notes are an integral part of these statements.

                         Bactolac Pharmaceutical Inc.

                      STATEMENTS OF STOCKHOLDER'S EQUITY



                                                 Additional   Retained        Total
                              Number of           paid-in     earnings    stockholder's
                               shares    Amount   capital     (deficit)       equity
                              ---------  ------  ----------  -----------  --------------
Balance at January 1, 1996          100    $100      $4,852  $   (2,427)     $    2,525
Net earnings                          -       -           -     201,128         201,128
                                    ---    ----      ------  ----------      ----------
Balance at December 31,
 1996                               100     100       4,852     198,701         203,653
Net earnings                          -       -           -     958,649         958,649
Distributions                         -       -           -     (12,842)        (12,842)
                                    ---    ----      ------  ----------      ----------
Balance at December 31,
 1997                               100     100       4,852   1,144,508       1,149,460
Net earnings                          -       -           -   1,079,327       1,079,327
Distributions                         -       -           -    (378,516)       (378,516)
                                    ---    ----      ------  ----------      ----------
Balance at December 31,
 1998                               100     100       4,852   1,845,319       1,850,271
Net earnings (unaudited)              -       -           -     671,890         671,890
Distributions (unaudited)             -       -           -    (124,045)       (124,045)
                                    ---    ----      ------  ----------      ----------
Balance at September 30,
 1999 (unaudited)                   100    $100      $4,852  $2,393,164      $2,398,116
                                    ===    ====      ======  ==========      ==========




The accompanying notes are an integral part of this statement.

                         Bactolac Pharmaceutical Inc.

                           STATEMENTS OF CASH FLOWS


                                                                                              Nine months ended
                                                            Year ended December 31,              September 30,
                                                    -------------------------------------  --------------------------
                                                       1996         1997         1998          1998          1999
                                                    ----------  ------------  -----------  ------------  ------------
                                                                                                   (Unaudited)
Cash flows from operating activities
 Net earnings                                       $ 201,128   $   958,649   $1,079,327   $   866,185   $   671,890
 Adjustments to reconcile net earnings to net
   cash provided by operating activities
   Depreciation                                        45,564        44,344       39,057        25,932        71,651
   Loss on disposal of property and equipment               -             -        5,376             -             -
   Provision for doubtful accounts                          -        75,000            -        10,000        25,000
   Changes in assets and liabilities
     Increase in accounts receivable                 (219,024)   (1,052,749)    (394,341)   (1,437,316)   (1,268,601)
     (Increase) decrease in inventory                (188,024)     (469,426)    (339,026)     (271,197)      163,648
     (Increase) decrease in other assets                  160        (7,754)     (15,321)      (20,233)       (7,110)
     Increase in accounts payable                     280,382       573,180      383,981     1,184,113       343,619
     Increase in accrued expenses                       3,747        14,504       29,788        35,423        11,568
                                                    ---------   -----------   ----------   -----------   -----------
       Net cash provided by operating activities      123,933       135,748      788,841       392,907        11,665
Cash flows from investing activities
 Acquisition of property and equipment               (130,534)      (32,468)    (118,837)      (35,219)     (126,206)
Cash flows from financing activities
 Repayment of loan to shareholder                           -             -       (2,800)            -             -
 Distributions paid to stockholder                          -       (12,842)    (378,516)     (301,442)     (124,045)
                                                    ---------   -----------   ----------   -----------   -----------
       Net (decrease) increase in cash                 (6,601)       90,438      288,688        56,246      (238,586)
Cash at beginning of period                             7,065           464       90,902        90,902       379,590
                                                    ---------   -----------   ----------   -----------   -----------
Cash at end of period                               $     464   $    90,902   $  379,590   $   147,148   $   141,004
                                                    =========   ===========   ==========   ===========   ===========




The accompanying notes are an integral part of these statements.

                         Bactolac Pharmaceutical Inc.

                         NOTES TO FINANCIAL STATEMENTS



NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 1. Description of Business
    -----------------------

 Bactolac Pharmaceutical Inc. (the "Company") was incorporated in the state of New York on March 29, 1995. The Company manufactures and markets a variety of vitamin and nutritional supplement products, primarily from natural products. The products are primarily produced for specific customer orders, with the Company's customers consisting of a broad range of distributors and direct marketing organizations.

 2. Revenue Recognition
    -------------------

 Revenues are recognized as products are shipped.

 3. Concentration of Credit Risk
    ----------------------------

 Financial instruments which potentially subject the Company to concentration of credit risk consist of trade receivables. The Company's business activities are conducted with customers in the United States.

 4. Cash Concentration
    ------------------

 The Company maintains its cash balances primarily in one financial institution, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

 5. Allowance for Doubtful Accounts
    -------------------------------
 The Company maintains an allowance for doubtful accounts based upon the estimated collectibility of all accounts receivable.

 6. Inventory
    ---------

 Inventory consists of herbs and vitamin supplements in the raw material, blended and processed stages and is stated at the lower of cost or market with cost being determined on a first-in, first-out basis.

                         Bactolac Pharmaceutical Inc.

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES - Continued

 7.  Property and Equipment
     ----------------------

 Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets, generally seven years, using primarily accelerated methods. Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred.

 Management evaluates these costs for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Impairment would be recognized if the carrying amounts of such costs cannot be recovered by the net cash flows they will generate.

 8.  Income Taxes
     ------------

 The Company, with the stockholder's consent, has elected to be taxed as an S corporation since it began operations. Accordingly, taxable results of the Company are passed through and taxed to the stockholder. The accompanying financial statements do not contain any provision for, nor any current or deferred liability relating to income taxes. The difference between the financial statement and income tax bases of assets and liabilities consist primarily of the allowance for doubtful accounts receivable.

 9.  Financial Instruments
     ---------------------

 The Company's financial instruments consist of cash, accounts receivable and accounts and notes payable. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

 10. Use of Estimates
     ----------------

 In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                         Bactolac Pharmaceutical Inc.

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - Continued

 11.   Recent Accounting Pronouncements
       --------------------------------

 In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). The Company is required to adopt SFAS 133 in the year ended December 31, 2000. SFAS 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

 12.   Unaudited Interim Information
       -----------------------------

 The financial information for the nine months ended September 30, 1998 and 1999 has not been audited by independent certified public accountants. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the unaudited interim financial information. In the opinion of management of the Company, the unaudited financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. Results of operations for the interim periods are not necessarily indicative of the results of operations for the respective full years.

 13.   Reclassifications
       -----------------

 Certain amounts in prior financial statements have been reclassified to conform to the 1998 financial statement presentation.


NOTE B - INVENTORY

 Inventory consists of the following as at December 31,:

                            1997      1998
                          --------  --------
     Finished products    $125,643  $ 96,957
     Work in process       132,991   294,060
     Raw materials         398,816   605,459
                          --------  --------
                          $657,450  $996,476
                          ========  ========

                         Bactolac Pharmaceutical Inc.

NOTE C - PROPERTY AND EQUIPMENT

 Property and equipment are summarized as follows as at December 31,:


                                    Estimated
                                   useful lives
                                     in years      1997        1998
                                   ------------  ---------  ----------
     Machinery and equipment           7         $150,161   $ 226,322
     Furniture and fixtures           5-7          12,841      21,069
     Leasehold improvements           15                -       3,579
     Vehicles                          3                -      20,869
                                                 --------   ---------
                                                  163,002     271,839
       Accumulated depreciation                   (89,908)   (124,341)
                                                 --------   ---------
                                                 $ 73,094   $ 147,498
                                                 ========   =========

NOTE D - SECURED CUSTOMER ADVANCE

 During July 1998, a customer advanced $200,000 to the Company to fund raw material purchases, under a written Advance Agreement. The Agreement is non-interest bearing, is repayable at the rate of $15,000 per month, and is collateralized by accounts receivable and inventory.

NOTE E - LEASE COMMITMENTS

 The Company leases its manufacturing facilities as well as various equipment. The equipment leases are generally short-term (six month) agreements with month-to-month provisions at maturity. The facility leases have original terms of two to three years expiring through June 2001. The agreements contain options to renew each lease for an additional two year term and the agreements require the following minimum rental commitments as of December 31, 1998:

                      Year ending
                      December 31,         Amount
                   ------------------     --------
                         1999             $ 80,800
                         2000               77,400
                         2001               16,500
                                          --------
                                          $174,700
                                          ========

 The Company incurred rent expense in the amount of $47,562, $45,373 and $70,024 during each of the years ended December 31, 1996, 1997 and 1998.

                         Bactolac Pharmaceutical Inc.

NOTE F - MAJOR CUSTOMERS

 Sales to principal customers which were in excess of 10% of total net revenues in either 1996, 1997 or 1998, are shown below:

                          Year ending December 31,
                         ---------------------------
  Customer                 1996      1997     1998
 ----------              --------  --------  -------
     A*                     (a)       16%      36%
     B                      (a)       24%      10%
     C                      20%       (a)      (a)
     D                      17%       (a)      (a)
     E                      11%       (a)      (a)
     F                      10%       (a)      (a)
     G                      (a)       (a)      12%

   (a) less than 10%.

   * The Company has a receivable of approximately $880,000 at December 31, 1998.

 As of December 31, 1997 and 1998, respectively, the two major customers totaled 59% of accounts receivable, and the three major customers totaled 60% of accounts receivable.


NOTE G - RELATED PARTY TRANSACTIONS

 The Company sells products to, and purchases products from, an entity in which the stockholder of the Company holds a 20% ownership interest. Transactions between the Company and this entity are summarized as follows as of December 31,:


Customer                               1996       1997       1998
------------------------------------  -------  ----------  --------
   Products sales to related party $84,246 $1,213,121 $731,438 Product purchases from related
     party                                  -     459,790   660,481
   Period ending balance in:
     Accounts receivable from
       related party                   54,749     452,231   128,025
     Account payable to related
       party                                -      44,509   341,058

 As of December 31, 1997, the Company had a loan payable to its stockholder in the amount of $2,800 which was repaid during 1998.

                         Bactolac Pharmaceutical Inc.

NOTE H - SUBSEQUENT EVENT (UNAUDITED)

 In August, 1999, the Company and its stockholder entered into a Letter of Intent providing for the merger of the Company with Advanced Nutraceuticals, Inc., which in turn was being merged into Nutrition for Life International, Inc., a publicly traded entity.


                                              Nutrition For Life International, Inc.
                                            Unaudited Pro Forma Combining Balance Sheet
                                                        September 30, 1999

                                                      (Amounts in thousands)

                                                                                      NFLI              BPI              ASH
                                                                                    --------          -------          -------
                                  ASSETS
Current assets:
  Cash and cash equivalents                                                         $ 1,395             $ 141            $ 151
  Restricted cash                                                                       586                 -                -
  Marketable securities                                                                 997                 -                -
  Receivables                                                                           362             2,842              977
  Inventories                                                                         8,434               833            1,673
  Deferred tax asset, net                                                             1,647                 -                -
  Prepaid expenses and other assets                                                   1,063                 -              186
                                                                                    -------            ------           ------
       Total current assets                                                          14,484             3,816            2,987

Property and equipment, net                                                           6,038               202            2,130
Goodwill, net                                                                             -                 -                -
Other assets                                                                          1,719                31                8
                                                                                    -------            ------           ------
                Total assets                                                        $22,241            $4,049           $5,125
                                                                                    =======            ======           ======

                    LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                                                        $ -               $ -              $ -
  Accounts payable                                                                    2,517             1,587            2,603
  Accrued expenses and other                                                          2,730                64            1,047
  Deferred income                                                                       826                 -                -
  Current maturities:
      Long-term debt                                                                    385                 -                -
      Capital lease obligations                                                         177                 -                -
      Notes payable                                                                       -                 -            2,200
  Note payable to stockholder                                                             -                 -                -
                                                                                    -------            ------           ------
          Total current liabilities                                                   6,635             1,651            5,850

Defered tax liability                                                                   778                 -                -
Long-term debt                                                                          309                 -            1,386
Long-term portion of capital lease obligation                                           171                 -                -
Purchase notes payable                                                                    -                 -                -
                                                                                    -------            ------           ------
          Total liabilities                                                           7,893             1,651            7,236
                                                                                    -------            ------           ------

Stockholders' Equity:
  Preferred stock                                                                         -                 -                -
  Common stock                                                                           59                 1               10
  Additional paid-in capital                                                         11,837                 4                -
  Retained earnings (deficit)                                                         3,110             2,393           (2,121)
  Treasury stock and other                                                             (658)                -                -
                                                                                    -------            ------           ------
    Total stockholders' equity (deficit)                                             14,348             2,398           (2,111)
                                                                                    -------            ------           ------
Total liabilities and stockholders' equity                                          $22,241            $4,049           $5,125
                                                                                    =======            ======           ======


                                                                                      Adj.           Pro Forma           Pro Forma
                                                     ANI             Combined         Ref.          Adjustments           Combined
                                                  --------         ------------     -------        -------------        ----------
                                  ASSETS
Current assets:
  Cash and cash equivalents                         $ 15            $ 1,702                             $ (890)           $    812
  Restricted cash                                      -                586                                  -                 586
  Marketable securities                                -                997                                  -                 997
  Receivables                                          -              4,181                                  -               4,181
  Inventories                                          -             10,940                                  -              10,940
  Deferred tax asset, net                              -              1,647                                  -               1,647
  Prepaid expenses and other assets                    -              1,249            1                  (425)                824
                                                    ----            -------                           --------            --------
       Total current assets                           15             21,302                             (1,315)             19,987

Property and equipment, net                            3              8,373            1                 7,926              16,299
Goodwill, net                                          -                  -            1                 8,351               8,351
Other assets                                           -              1,758            1                   180               1,938
                                                    ----            -------                           --------            --------
                Total assets                        $ 18            $31,433                           $ 15,142            $ 46,575
                                                    ====            =======                           ========            ========

           LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $  -            $     -                           $      -            $      -
  Accounts payable                                    21              6,728                                  -               6,728
  Accrued expenses and other                           1              3,842             1                  355               4,197
  Deferred income                                      -                826                                  -                 826
  Current maturities:                                                                                        -
      Long-term debt                                   -                385             1                  944               1,329
      Capital lease obligations                        -                177                                  -                 177
      Notes payable                                    -              2,200                                  -               2,200
  Note payable to stockholder                          -                  -             1                  600                 600
                                                    ----            -------                           --------            --------
          Total current liabilities                   22             14,158                              1,899              16,057

Defered tax liability                                 -                778              1                2,830               3,608
Long-term debt                                        -              1,695              1                1,416               3,111
Long-term portion of capital lease obligation         -                171                                   -                 171
Purchase notes payable                                -                  -              1                3,000               3,000
                                                    ----            -------                           --------            --------
          Total liabilities                          22             16,802                               9,145              25,947
                                                    ----            -------                           --------            --------

Stockholders' Equity:
  Preferred stock                                     -                  -               1                   2                   2
  Common stock                                        2                 72               1                 (13)                 59
  Additional paid-in capital                      3,945             15,786               1               2,329              18,115
  Retained earnings (deficit)                    (3,951)              (569)              1               3,679               3,110
  Treasury stock and other                            -               (658)                                  -                (658)
                                                    ----            -------                           --------            --------
    Total stockholders' equity (deficit)             (4)            14,631                               5,997              20,628
                                                    ----            -------                           --------            --------
Total liabilities and stockholders' equity         $ 18            $31,433                            $ 15,142            $ 46,575
                                                    ====            =======                           ========            ========


                      Nutrition For Life International, Inc.
              Unaudited Pro Forma Combining Statements of Operations
                          Year Ended September 30, 1999
                     (In thousands, except per share amounts)

                                                                                               Adj.  Pro Forma    Pro Forma
                                                    NFLI      BPI      ASH      ANI   Combined Ref.  Adjustments    Combined
                                                  -------------------------------------------- ----  -----------------------
Net sales                                         $ 66,570  $ 7,774  $ 11,522  $  -   $ 85,866       $         -    $ 85,866
Cost of sales                                       44,742    6,549     9,126     -     60,417   2           435      60,852
                                                  --------------------------------------------       -----------------------
Gross profit                                        21,828    1,225     2,396     -     25,449              (435)     25,014

Operating expenses                                  22,330      346     2,004    20     24,700   3            99      24,799
Write-off off aborted offering expenses                  -        -         -   942        942                 -         942
Goodwill amortization                                    -        -         -     -          -   4           418         418
                                                  --------------------------------------------       -----------------------
Income (loss) from operations                         (502)     879       392  (962)      (193)             (952)     (1,145)

Other income (expense):
  Interest expense, net                                (21)       -      (381)    -       (402)                -        (402)
  Interest expense, purchase debt                        -        -         -     -          -   5          (468)       (468)
  Other                                                232        6       (20)    7        225                 -         225
                                                  --------------------------------------------       -----------------------
                                                       211        6      (401)    7       (177)             (468)       (645)
                                                  --------------------------------------------       -----------------------

Income (loss) before income tax expense (benefit)     (291)     885        (9) (955)      (370)           (1,420)     (1,790)
Income tax expense (benefit)                           557        -         -     -        557   6          (432)        125
                                                  --------------------------------------------       -----------------------
Net income (loss)                                 $   (848)   $ 885      $ (9)$(955)     $(927)      $      (988)   $ (1,915)
                                                  ============================================       =======================

Net (loss) per share:
   Basic and Diluted                              $  (0.15)                                                        $  (0.24)
                                                  ========                                                         ========


Shares used in computing
 net (loss) per share -
   Basic and Diluted                                 5,809                                                            8,020
                                                  ========                                                         ========


                    Nutrition For Life International, Inc.

           Pro Forma Consolidated Financial Information (Unaudited)

                             Explanatory Head Note

The accompanying unaudited pro forma consolidated financial statements give effect to the acquisitions by Nutrition For Life International, Inc. ("the Company" or "NFLI") of 100% of the outstanding common stock of Advanced Nutraceuticals, Inc. ("ANI"), Bactolac Pharmaceutical Inc. ("BPI") and ASH Corp. ("ASH"), pursuant to Agreements between the parties. The unaudited pro forma statements are based upon the estimates and assumptions set forth herein. The unaudited pro forma information has been prepared utilizing the historical financial statements and notes thereto, which for NFLI are incorporated by reference herein and for the aforementioned acquired companies are included herein. The unaudited pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the purchase been effected on the dates indicated or of the results which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements set forth herein.


     Acquisition of Advanced Nutraceuticals, Inc.

     Effective November 17, 1999, ANI was acquired in exchange for 75,000 shares of convertible preferred stock.

     Acquisition of Bactolac Pharmaceutical Inc.

     Effective November 17, 1999, BPI was acquired in exchange for $2,500,000 in cash, a 7% note payable in the amount of $ 2,500,000, and 96,831 shares of convertible preferred stock. Additionally, up to 17,606 shares of convertible preferred stock may be issued pursuant to an earnout agreement.

     Acquisition of ASH Corp.

     Effective December 1, 1999, ASH was acquired in exchange for $750,000 in cash, a 7% note payable in the amount of $ 500,000, and 49,296 shares of convertible preferred stock. Additionally, up to 105,634 shares of convertible preferred stock may be issued pursuant to an earnout agreement.

     Financing Agreement

     Financing for the acquisitions was provided through a new financing arrangement with General Electric Capital Corporation. The borrowing agreement consists of a term loan and revolving credit facility, with interest on outstanding balances at .5% over prime. The agreement is collaterialized by substantially all of the assets of the Company.


The unaudited pro forma consolidated balance sheet assumes the acquisitions were consummated at September 30, 1999. The accompanying unaudited pro forma consolidated statement of operations assume the acquisitions were consummated at October 1, 1998, and have been derived from the statements of operations for the Company for the year ended September 30, 1999. The pro forma statements of operations for the acquired companies for the twelve months ended September 30, 1999, have been derived from their respective financial statements, included herein, by adding the results of each of their nine months ended September 30, 1999, to those of each of their three months ended December 31, 1998.


                    Nutrition For Life International, Inc.

             Notes to Pro Forma Consolidated Financial Statements
                   (In thousands, except per share amounts)

(1) Effective November 17, 1999 NFLI acquired BPI in exchange for consideration of $ 7,750 (comprised of $ 2,500 in cash, $ 2,500 in Purchase Notes and $ 2,750 in Convertible Preferred Stock) and ANI in exchange for consideration of $2,130 in Convertible Preferred Stock. Effective December 1, 1999 NFLI acquired ASH in exchange for consideration of $ 2,650 (comprised of $ 750 in cash, $ 500 in Purchase Notes and $ 1,400 in Convertible Preferred Stock) Additional shares may be issued in the future to the selling stockholders of BPI and ASH pursuant to earn-out agreements. The Convertible Preferred Stock, issuable for that portion of the purchase price was computed under the terms of the Agreements as of the date of closing at the equivalent value per Common Share ($2.84). In connection with the transaction NFLI also incurred approximately $ 600 in transaction expenses directly related to the acquisitions as well as $180 in fees associated with the credit facility. Collectively the above acquisitions are referred to as the "Acquired Companies" or the "Acquisitions". For accounting purposes the Acquisitions are accounted for under the purchase method of accounting.

Following is a summary of the allocation of the Acquired Companies purchase price:

                                             BPI           ASH             ANI           Totals
                                           -------       -------         -------        --------
Consideration:
  Cash (a)                                 $ 2,500       $   750         $     -        $  3,250
  Purchase Notes (b)                         2,500           500               -           3,000
  Transaction expenses (c)                     310           290               -             600
  Convertible Preferred
   Shares (Computed
  Equivalent Common
   share value of $2.84
   per share) (d)                            2,750         1,400           2,130           6,280
                                           -------       -------         -------        --------
       Totals                              $ 8,060       $ 2,940         $ 2,130        $ 13,130
                                           =======       =======         =======        ========

(a) - The cash portion was financed under a credit facility, of which $2,360 was drawn under the long-term portion of the agreement, repayable over a thirty-six month period. The balance of the cash purchase price ($890) was paid out of NFLI funds.
(b) - The Purchase Notes bear interest at 7% and are payable $1,200 in 2000, $1,200 in 2001 and $600 in 2002.
(c) - $425 of the transaction expenses had been paid at September 30, 1999, leaving $175 to be accrued for in addition to the $180 credit facility fee.
(d) - Pro forma equity adjustment is net of $283 in historical net assets.

Purchase Price Allocation:
  Historical net assets (e)                  $ 1,798      $ (2,111)          $ (4)         $ (317)
  Consideration                                8,060         2,940          2,130          13,130
                                           ---------     ---------       --------       ---------
          Excess                               6,262         5,051          2,134          13,447
  Adjust property and equipment to
   fair market value                              75         7,851              -           7,926
  Adjustment to deferred tax liability           (30)       (2,800)             -          (2,830)
                                           ---------     ---------       --------       ---------

  Balance to excess of cost over
   net assets acquired                       $ 6,217      $      -        $ 2,134         $ 8,351
----------------------------------------------======     ==========      ========       =========

(e) - BPI historical net assets are adjusted for a $600 dividend paid to its stockholder prior to closing and loaned back to the company, with a maturity date of April 15, 2001.


 (2)   Records depreciation of additional value assigned to property and equipment, computed as follows:

                                                    Average        Value         Annual
                      Description                    Life        Assigned     Depreciation
                                                    (years)
       Land                                             -            $ 1,445            $ -
       Buildings                                       30              2,100             70
       Machinery and equipment                         12              4,381            365
                                                                     -------          -----
          Totals                                                     $ 7,926          $ 435
                                                                     -------          -----
-----------------------------------------------------------------

 (3)   Adjusts management compensation amounts of the Acquired Companies, from the actual historical amounts paid, to the levels as provided for in the terms of the of the acquisition Employment Agreements.


 (4) Records amortization of excess of cost over net assets acquired, over a twenty year amortization period on a straight line basis. Additional shares potentially issuable under earnout Agreements would result, if issued, in additional intangible assets to be amortized.


 (5) Reflects interest expense on Purchase Notes at 7% and on advances under General Electric Capital Corporation at an average rate of 8.4%, on the debt used to fund the closing of the transaction. Additionally, reflects the amortization of the credit facility fee over its three year life.


 (6) Records income taxes (benefits) on the operations of the Acquired Companies, which previously were not subject to income taxes, as well as the pro forma expense adjustments, exclusive of goodwill which is not deductible for income tax purposes. An effective tax rate of 40% is used.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



          We have issued our report dated November 10, 1999, accompanying the financial statements of Advanced Nutraceuticals, Inc. contained in the Nutrition for Life International, Inc. Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement of Nutrition for Life International, Inc. on Form S-8 (File No. 333-99366, effective December 5,
1995).



GRANT THORNTON LLP


Houston, Texas
January 28, 2000

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We consent to the inclusion of our report dated July 16, 1999, accompanying the financial statements of Ash Corp. contained in the Nutrition For Life International, Inc. Form 8-K/A.



HEIN + ASSOCIATES LLP
Houston, Texas
January 31, 2000

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



          We have issued our report dated October 20, 1999, accompanying the financial statements of Bactolac Pharmaceutical, Inc. contained in the Nutrition For Life International, Inc. Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statement of Nutrition For Life International, Inc. on Form S-8 (File No. 333-99366, effective December 5, 1995).



GRANT THORNTON LLP


Houston, Texas
January 28, 2000

                                    Annex B
                           Stock Purchase Agreement

                                                                   EXHIBIT 10.54

                           Stock Purchase Agreement

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated December 29, 2000, is entered into by and among Advanced Nutraceuticals, Inc., a Texas corporation ("ANI"), Everest International, L.L.C., a limited liability company organized under the laws of Kansas ("Everest") and Nutrition For Life International, Inc., a Texas corporation ("NFLI"). Each of ANI, Everest and NFLI is sometimes referred to as a "Party" and may be collectively referred to as the "Parties."

                                R E C I T A L S
                                = = = = = = = =

     A. ANI is the owner of all of the issued and outstanding shares of common stock of NFLI (the "Shares").

     B. Everest desires to acquire the Shares of NFLI from ANI, and ANI desires to sell the Shares to Everest, upon the terms and subject to the conditions hereinafter set forth.

                            Statement of Agreement
                            ----------------------

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and provisions herein contained, and intending to be legally bound hereby, the Parties agree as follows:

     Unless otherwise defined, all capitalized terms used herein shall have the same meanings as are ascribed to such terms in Section 12.13, hereinbelow.

     1. THE SALE

          1.1 The Sale. Upon the terms and subject to the conditions of this Agreement, and in reliance on the mutual representations, warranties and covenants contained herein, at the Closing, ANI will sell, assign, transfer and deliver to Everest, and Everest will purchase and acquire from ANI, all of the Shares, free and clear of all Encumbrances, and in the proper form for transfer.

          1.2  Purchase Price.

               (a) The aggregate purchase price to be paid by Everest shall be $10,000,000, plus an Earnout Payment based upon NFLI's operations in Japan (the "Purchase Price"). The Purchase Price is subject to adjustment as set forth in
Section 1.4. The Purchase Price shall be payable as follows:

               (i) $5,000,000 minus the amount of Escrowed Funds received by ANI from the escrow account (as described in Section 1.3) shall be paid at the Closing by wire transfer or other immediately available funds to ANI;

               (ii) A promissory note (the "Promissory Note") shall be delivered at the Closing executed by NFLI in the principal amount of $5,000,000, bearing interest at the rate of prime plus one half of one percent (.5%) per annum with interest only payable at the end of the calendar quarter in which the Closing occurs and thereafter with principle and interest being payable at the end of each succeeding quarter based upon a ten-year amortization, with a maturity date of three (3) years after the Closing Date, substantially in the form provided as
Exhibit 1.2(a)(ii), said Promissory Note to be subordinated in payment to the senior secured lender of NFLI, secured by all or substantially all of the assets of NFLI and to otherwise be without recourse to any other Person other than NFLI or its successors as assigns; and

               (iii) Any amounts due pursuant to the Earnout Agreement shall be paid within sixty (60) days after each of the four (4) twelve-month periods following the Closing Date as provided in the Earnout Agreement.

               (b) In connection with the purchase and sale of the Shares, a portion of the debt of NFLI to GECC (which is a joint obligation with ANI and other Persons) will be assumed (with GECC's consent) or paid by Everest on the Closing Date; provided, that such debt shall be limited to the sum of (i) term debt of $238,000 and (ii) the revolving line of credit portion of the debt to GECC which is attributable to advances made by GECC in respect of eligible inventory of NFLI, which portion as of the date of this Agreement is $813,986.13. The Parties acknowledge that NFLI is entitled in the Ordinary Course of Business and in accordance with the terms and conditions of the loan documents to increase the principal balance of the revolving line of credit prior to Closing in order to pay accounts payable or other liabilities.

               (c) In the event NFLI's Adjusted Working Capital at the Closing Date is $1,000,000 or greater, ANI and Everest will enter into an Indemnity Escrow Agreement in form mutually satisfactory to the Parties (the "Indemnity Escrow Agreement") at Closing and ANI will deposit the sum of $250,000 into an escrow account in accordance with the provisions of the Indemnity Escrow Agreement.

          1.3  Purchase Price Escrow Agreement. Attached to this Agreement as
Exhibit 1.3 is the form of Purchase Price Escrow Agreement among Everest, ANI and an escrow agent (the "Purchase Price Escrow Agreement"), which provides for the deposit by Everest on the date of the signing of this Agreement of $250,000, and an additional deposit of $100,000 by Everest if the sale of the Shares has not been consummated within sixty (60) days of the date of this Agreement, and additional $100,000 deposits by Everest each thirty (30) days thereafter that the sale of the Shares has not been consummated. The amounts deposited by Everest pursuant to this Section 1.3 shall be referred to as the "Escrowed Funds". Except as otherwise provided in the Purchase Price Escrow Agreement, at the Closing, the Escrowed Funds, together with all accrued interest thereon, shall be delivered to ANI and applied to the cash portion of the Purchase Price payable as provided in Section 1.2 of this Agreement.

          1.4  Adjustment of Purchase Price.

               (a) The Purchase Price shall be increased or decreased, as the case may be, by an amount equal to the amount by which NFLI's Adjusted Working Capital at the Closing Date is greater than or less than $1,000,000. The adjustment to the Purchase Price shall be made as follows:

               (i) At the Closing, ANI shall deliver a calculation of Adjusted Working Capital as of the date of the last calendar day of the month immediately preceding the Closing Date including therein items mutally estimated in good faith by the Parties which are known to have occurred in such period (the "Preliminary Closing Adjusted Working Capital"). The $5,000,000 cash portion of the Purchase Price to be delivered to ANI at the Closing shall be adjusted upward or downward, as the case may be, by an amount equal to the increase or decrease, as the case may be, in the Adjusted Working Capital reflected in the calculation of the Preliminary Closing Adjusted Working Capital as compared with $1,000,000 (the "Closing Adjustment").

               (ii) ANI will prepare and deliver within thirty (30) days after the Closing Date, consolidated financial statements of the Acquired Companies as of the Closing Date, together with a schedule reflecting the Adjusted Working Capital of the Acquired Companies as of the Closing Date (the "Closing Adjusted Working Capital"). Everest and NFLI will provide ANI with access to NFLI's books and records to prepare these statements and the schedule. The Closing Adjusted Working Capital shall be reviewed by Everest, and Everest shall submit a report to ANI within sixty (60) days of Everest's receipt of the Closing Working Capital stating Everest's concurrence with the calculation of the Closing Adjusted Working Capital or showing Everest's calculation of the Closing Working Capital as at the Closing Date, if different. If Everest's report reflects its concurrence with ANI's calculation of the Closing Adjusted Working Capital, such calculation of ANI shall be final and conclusive for all purposes (the "Final Adjusted Working Capital"). If Everest's report reflects that it does not concur with ANI's calculation of the Preliminary Closing Adjusted Working Capital, ANI shall have fifteen (15) days after its receipt of Everest's report to advise Everest that ANI disputes such calculation. Everest will afford to ANI access to all books and records of the Acquired Companies and will furnish ANI such additional financial and operating data and other information of or regarding the Acquired Companies as ANI may reasonably request in its review of Everest's report. If ANI fails to provide such notice, then the Closing Adjusted Working Capital, as modified by Everest's report, shall become the Final Adjusted Working Capital. If ANI provides notice that it disputes Everest's calculation within such fifteen (15) day period, Everest and ANI shall each use its best efforts to resolve such dispute through negotiation. If such dispute cannot be resolved through negotiation within fifteen (15) days after the receipt by Everest of ANI's notice of dispute, then the dispute shall be resolved by the independent accounting firms selected by each of Everest and ANI. If these accounting firms cannot agree on a resolution, they shall jointly select a third firm of independent certified public accountants who shall have sole and absolute discretion with respect to the resolution of this dispute. The calculation of the Closing Adjusted Working Capital, as modified by the accounting firm or firms shall be final and binding upon the Parties, and shall constitute the Final Adjusted Working Capital. The difference between the Preliminary Closing Working Capital and the Final Adjusted Working Capital shall be referred to as the "Adjustment." The fees of the accountants selected by Everest pursuant to this Section 1.4 shall be borne by Everest, the fees of the accountants selected by ANI pursuant to this Section 1.4 shall be borne by ANI and the fees of any third accounting firm which may be retained in accordance with this Section 1.4 shall be divided equally between ANI and Everest.

               (b) The Adjustment shall be satisfied within thirty (30) days after the final determination with respect to the Final Adjusted Working Capital is made as follows:

               (i) After taking into account the adjustments to the Purchase Price made pursuant to the Closing Adjustment, to the extent that the Adjustment results in a decrease in the Purchase Price, such decrease shall be satisfied by delivery by ANI to Everest of a check or wire transfer in an amount equal to the Adjustment, and

               (ii) After taking into account the adjustments to the Purchase Price made pursuant to the Closing Adjustment, to the extent that the Adjustment results in an increase in the Purchase Price, such increase shall be satisfied by delivery by Everest to ANI of a check or wire transfer in an amount equal to the Adjustment.

     2. CLOSING

     It is understood that ANI is required to hold a meeting of its stockholders to approve the sale of the Shares. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the first business day after the meeting of the stockholders of ANI in which approval of the sale of the Shares shall have occurred, unless another time or date is agreed to in writing by the Parties (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Jackson Walker L.L.P., 1100 Louisiana, Suite 4200, Houston, Texas 77002, unless another place is agreed to in writing by the Parties hereto.

     3. REPRESENTATIONS AND WARRANTIES OF ANI

     Except as provided in the ANI Disclosure Letter, ANI represents and warrants to Everest that all of the following representations and warranties in this Section 3 are true at the date of this Agreement and shall be true at the time of Closing. As used in this Agreement, the "ANI Disclosure Letter" shall mean the disclosure letter delivered by ANI pursuant to this Section 3 upon execution of this Agreement.

          3.1 Due Organization. Each Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own and use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 3.1 to the ANI Disclosure Letter or (ii) where the failure to be so authorized or qualified would not have a Material Adverse Effect. Schedule 3.1 to the ANI Disclosure Letter sets forth the jurisdiction in which Each Acquired Company is incorporated and contains a list of all jurisdictions in which Each Acquired

Company is authorized or qualified to do business. True, complete and correct copies of the Organizational Documents have been made available to Everest.

          3.2  Authorization.

               (a) Except as set forth in Schedule 3.2 to the ANI Disclosure Letter, each of ANI and NFLI has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. Execution and delivery of this Agreement by each of ANI and NFLI, the performance by ANI and NFLI of all the terms and conditions hereof to be performed by each of it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action subject only to the approval of this Agreement and sale of the Shares by the holders of a majority of the outstanding shares of the common stock of ANI. This Agreement constitutes the valid and legally binding obligation of each of ANI and NFLI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

               (b) Except as set forth in Schedule 3.2 of the ANI Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or ANI, or any of the assets owned or used by any Acquired Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company;

except for any of the foregoing matters in (i)-(v) which would not result in a Material Adverse Effect, impair in any material respects the ability of ANI to perform its obligations under this Agreement, or prevent or materially delay the consummation of the Contemplated Transactions.

          Except as set forth in Schedule 3.2 of the Disclosure Letter, neither ANI nor any Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for instances in which failure to provide notice or obtain any Consent would not have a Material Adverse Effect.

               (c) ANI is acquiring the Promissory Note for its own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act.

          3.3 Capitalization. Except as set forth in Schedule 3.3 to the ANI Disclosure Letter: (i) the authorized equity securities of NFLI consist of 20,000,000 shares of common stock, par value $.001 per share, of which 100 shares are issued and outstanding and constitute the Shares; (ii) Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances; (iii) with the exception of the Shares (which are owned by ANI), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances; and (iv) no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

          3.4 Financial Statements. Schedule 3.4 to the ANI Disclosure Letter includes copies of the following financial statements (the "Acquired Companies Financial Statements") of the Acquired Companies: the unaudited Acquired Companies' Consolidated Balance Sheet as of September 30, 2000, and unaudited Consolidated Statement of Operations and Comprehensive Income (Loss), for the fiscal year ended September 30, 2000 (September 30, 2000, being hereinafter referred to as the "Balance Sheet Date"). The Acquired Companies Financial Statements have been prepared in accordance with GAAP (except as they relate to deferred income tax provisions) applied on a consistent basis (except as noted thereon or on Schedule 3.4 to the ANI Disclosure Letter). Except as set forth on
Schedule 3.4 to the ANI Disclosure Letter, the unaudited the Acquired Companies Financial Statements present fairly in all material respects the financial position and the results of operations equity of the Acquired Companies as at respective dates of and for the periods referred to in the Acquired Companies Financial Statements except as they relate to deferred income tax provisions.

          3.5 Books and Records. To the Knowledge of ANI, the books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Everest, are materially complete and correct and have been maintained in accordance with sound business practices and in material compliance with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

          3.6  Taxes.

               (a) The Acquired Companies have filed or caused to be filed or extended as in the case of the Tax Returns for the year ended September 30, 2000 (on a timely basis since September 30, 1997) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. ANI has made available to Everest copies of, and Schedule 3.6 of the ANI Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since September 30, 1997. The Acquired Companies have paid, or made provision for the payment of, all material Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by ANI or any Acquired Company, except such Taxes, if any, as are listed in Schedule 3.6 of the ANI Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet. The Parties acknowledge that no provision need be made for any taxes owed pursuant to the IRC (S) 338 election and ANI shall have no responsibility for payment of such taxes.

               (b) Schedule 3.6 of the ANI Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns to ANI's knowledge, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.6 of the ANI Disclosure Letter, are being contested in good faith by appropriate proceedings.
Schedule 3.6 of the ANI Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by any Acquired Company or any group of corporations including any Acquired Company for all taxable years since September 30, 1997, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.6 of the ANI Disclosure Letter, neither ANI nor any Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

               (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP with the exception of any deferred income tax amounts or obligations) and sufficient for the payment of each Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Schedule 3.6 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All material Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

               (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

          3.7 No Undisclosed Liabilities. Except as set forth in Schedule 3.7 of the ANI Disclosure Letter and for liabilities or obligations reflected or reserved against in the NFLI Balance Sheet, and current liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) which would have a Material Adverse Effect.

          3.8  Compliance with Legal Requirements; Governmental Authorizations.

               (a) Except as set forth in Schedule 3.8 of the ANI Disclosure Letter, to ANI's Knowledge:

               (i) Each Acquired Company is in compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for instances of non-compliance that would not have a Material Adverse Effect;

               (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time):

                    (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, except for events or circumstances that would not have a Material Adverse Effect; or

                      (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for events or circumstances that would not have a Material Adverse Effect; and

               (iii) No Acquired Company has received, at any time since September 30, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding:

                      (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, except for violations or instances of non-compliance that would not have a Material Adverse Effect; or

                      (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for instances of obligations that would not have a Material Adverse Effect.

               (b) Each Acquired Company has in effect all Governmental Authorizations necessary for it to lawfully conduct and operate its business in the manner currently conducted and to permit each Acquired Company to use and own its assets in the manner in which they currently own and use such assets, except for the failure to have such Governmental Authorizations that would not have a Material Adverse Effect. There has occurred no default under, or violation of, any such Governmental Authorization, except for defaults under, or violations of, Governmental Authorizations that would not have a Material Adverse Effect.

               (c) No Acquired Company has received, at any time since September 30, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding:

               (i) Any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, except for where such potential violation or failure to comply would not have a Material Adverse Effect; or

               (ii) Any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, except where such matters would not have a Material Adverse Effect.

          3.9  Legal Proceedings; Orders.

               (a) Except as set forth in Schedule 3.9 of the ANI Disclosure Letter, there is no pending Proceeding:

               (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company that would have a Material Adverse Effect; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

               (b) To ANI's knowledge, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. ANI has delivered to Everest copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.9 of the ANI Disclosure Letter.

               (c)    Except as set forth in Schedule 3.9 of the ANI Disclosure
Letter:

               (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject that would have a Material Adverse Effect;

               (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company that would have a Material Adverse Effect; and

               (iii) to ANI's Knowledge, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

               (d)    Except as set forth in Schedule 3.9 of the ANI Disclosure
Letter:

               (i) each Acquired Company is, and at all times since September 30, 1998 has been, in compliance with the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject except for instances of non-compliance that would not have a Material Adverse Effect;

               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject except for events or circumstances that would not have a Material Adverse Effect; and

               (iii) no Acquired Company has received, at any time since September 30, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject except for notices or other communications that would have a Material Adverse Effect.

          3.10   Absence of Certain Changes and Events. Except as set forth in
Schedule 3.10 of the ANI Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                 (a) Change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                 (b) Amendment to the Organizational Documents of any Acquired Company;

                 (c) Increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or entry into any employment, severance, or similar Contract with any director or officer;

                 (d) Adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

                 (e) Damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance which would have a Material Adverse Effect;

                 (f) Entry into, termination of, or receipt of notice of termination of:

                 (i) Any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement; or

                 (ii) Any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $150,000;

                 (g) Any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement; or

                 (h) Any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $150,000;

                 (i) Sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any material asset or property of any Acquired Company (except for the distribution of the stock of Bactolac Pharmaceutical Inc.) or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the material Intellectual Property Assets;

                 (j) Cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $150,000;

                 (k) Material change in the accounting methods used by any Acquired Company; or

                 (l) Agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

          3.11   Contracts; No Defaults.

                 (a) Schedule 3.11(a) of the ANI Disclosure Letter contains a complete and accurate list, and ANI has delivered to Everest true and complete copies, of:

                 (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $150,000;

                 (ii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $150,000;

                 (iii) each lease, rental or occupancy agreement, license, installment and conditional sales agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $150,000 and with terms of less than one year);

                 (iv) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                 (v) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                 (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

                 (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an

Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

                 (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits in excess of $150,000, other than payments made to or from NFLI's distributors in the Ordinary Course of Business and for payments for goods from customers in the Ordinary Course of Business;

                 (ix) each power of attorney that is currently effective and outstanding;

                 (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

                 (xi) each Applicable Contract for capital expenditures in excess of $150,000;

                 (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business of an amount or value in excess of $150,000; and

                 (xiii) each material amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                 (b) Except as set forth in Schedule 3.11(b) of the ANI Disclosure Letter:

                 (i) neither ANI (and no Related Person of ANI) has or may acquire any rights under, and ANI has not or may not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

                 (ii) to ANI's Knowledge, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to:

                         (A)  engage in or continue any conduct, activity, or
practice relating to the business of any Acquired Company; or

                         (B)  assign to any Acquired Company or to any other
Person any rights to any invention, improvement, or discovery.

                 (c) Except as set forth in Schedule 3.11(c) of the ANI Disclosure Letter:

                 (i) no Acquired Company has received any notice from any other party to any Contract identified in Schedule 3.11(a) of the ANI Disclosure Letter that such third party intends to terminate, or not renew, any such Contract;

                 (ii) no Acquired Company is in violation of or in default under (nor does there exist any condition which upon passage of time or the giving of notice or both would cause such a violation of or default under) any Contract identified in Schedule 3.11(a) of the ANI Disclosure Letter, except for violations or defaults that would not have a Material Adverse Effect.

          3.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets or condition of any Acquired Company which would have a Material Adverse Effect and, to ANI's Knowledge, no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

          3.13   Employee Benefits.

                 (a) As used in this Section 3.13, the following terms have the meanings set forth below.

          "Company Plan" means all plans, practices, programs and arrangements, whether subject to ERISA or not, of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or was a plan sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise participates or has participated. All references to plans are to Company Plans unless the context requires otherwise.

          "ERISA Affiliate" means, with respect to an Acquired Company, any other person that, together with the Company, would be treated as a single employer under IRC (S) 414.

                 (b) Part 3.13(i) of the Disclosure Letter contains a complete and accurate list of all Company Plans. No Company Plan is a defined benefit pension plan, is subject to Title IV of ERISA or is a multiemployer pension plan within the meaning of Section 3(37) of ERISA. No Company Plan is or may be subject to contract termination fees imposed by a third party investment provider to the Company Plan.

                 (c) ANI has delivered to Everest, or will deliver to Everest within ten days of the date of this Agreement copies of all documents related to each of the Company Plans, including plan documents, amendments thereto, summary plan descriptions, IRS Form 5500s for the most recent three (3) year period, personnel policies, insurance policies, administrative reports, communications to and from governmental agencies and favorable determination letters.

                 (d) Except as set forth in Part 3.13(ii) of the Disclosure Letter, to ANI's Knowledge and except where any failure to comply or perform or otherwise act or fail to act would not have a Material Adverse Effect:

                 (i) The Acquired Companies have performed all of their respective material obligations under all Company Plans. The Acquired Companies have made appropriate entries in their financial records and statements for all material obligations and liabilities under such Plans that have accrued but are not due.

                 (ii) As of the Closing Date, NFLI shall have no obligation with respect to any Company Plan.

                 (iii) The Acquired Companies, with respect to all Company Plans, are, and each Company Plan is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, except where the failure to comply would not have a Material Adverse Effect.

                 (iv) No Seller or Acquired Company has any liability to the IRS with respect to any Company Plan, including any liability imposed by Chapter 43 of the IRC.

                 (v) All filings required by ERISA and the IRC as to each Company Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                 (vi) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                 (vii) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans that are insured, or a material increase in benefit costs of such Plans that are self-insured.

                 (viii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, is pending or, to ANI's Knowledge, is Threatened.

                 (ix) Each Company Plan that is intended to be qualified within the meaning of IRC (S) 401(a) of each Acquired Company is qualified in form and operation under IRC (S) 401(a); each trust for each such Plan is exempt from federal income tax under IRC (S) 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                 (x) Except to the extent required under ERISA (S) 601 et seq. and IRC (S) 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                 (xi) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the Acquired Companies or subject to tax under IRC (S) 280G or (S) 4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                 (xii) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

          3.14   Insurance.

                 (a)     ANI has delivered to Everest:

                 (i) true and complete copies of all policies of insurance to which any Acquired Company is a party;

                 (ii) true and complete copies of all pending applications for policies of insurance; and

                 (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                 (b) The insurance policies to which any Acquired Company is a party are, to ANI's Knowledge:

                 (i)     in full force and effect;

                 (ii) in amounts which are adequate in relation to the business and properties of the Acquired Companies; and

                 (iii)   have all premiums to date paid in full.

                 (c) Schedule 3.14(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the two (2) preceding policy years:

                 (i)     a summary of the loss experience under each policy;

                 (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

                         A.   the name of the claimant;

                         B.   a description of the policy by insurer, type of
insurance, and period of coverage; and

                         C.   the amount and a brief description of the claim;
and

                 (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                 (d) Except as set forth on Schedule 3.14(d) of the Disclosure Letter neither ANI nor any Acquired Company has received:

                 (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights; or

                 (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          3.15 Environmental Matters. Except as set forth in Schedule 3.15 of the ANI Disclosure Letter and except for those matters that would not have a Material Adverse Effect:

                 (a) Each Acquired Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. ANI has no Knowledge of any basis to expect, nor has ANI or NFLI received any actual or Threatened order, notice, or other communication from:

                 (i) any Governmental Body or private citizen acting in the public interest; or

                 (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 (b) There are no pending or, to ANI's Knowledge, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

                 (c) To ANI's Knowledge, there is no basis to expect, nor has ANI or NFLI received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any

Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                 (d) To ANI's Knowledge, no Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or to ANI's Knowledge, with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                 (e) To ANI's knowledge, no Acquired Company has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) of any Acquired Company, except in compliance with applicable Environmental Laws.

                 (f) During the period of operation of the Facilities by the Acquired Companies, there has been no Release or, to ANI's Knowledge, Threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities.

                 (g) ANI has delivered to Everest true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by ANI or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by ANI, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

          3.16   Employees.

                 (a) Schedule 3.16 of the Disclosure Letter contains a list which is complete in all material respects of the following information for each employee or director of NFLI, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                 (b) To ANI's knowledge, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with ANI or the Acquired Companies by any such employee or director. To ANI's Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

                 (c) To ANI's Knowledge, Schedule 3.16 of the Disclosure Letter also contains a list which is complete in all material respects of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

          3.17 Labor Relations; Compliance. No Acquired Company is a party to any collective bargaining or other labor Contract. There is not presently pending or existing, and to ANI's Knowledge, there is not Threatened:

                 (a) any strike, slowdown, picketing, work stoppage, or employee grievance process;

                 (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises; or

                 (c) any application for certification of a collective bargaining agent.

     To ANI's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except for instances of non-compliance that would not have a Material Adverse Effect. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          3.18   Intellectual Property.

                 (a)     Intellectual Property Assets.  The term "Intellectual
                         ----------------------------
Property Assets" includes:

                 (i) the name Nutrition For Life International, Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                 (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                 (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                 (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

                 (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

                 (b)     Agreements. Schedule 3.13(b) of the ANI Disclosure
                         ----------
Letter contains a complete and accurate list, including any royalties paid or received by the Acquired Companies, of all material Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which an Acquired Company is the licensee. There are no outstanding and, to the Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                 (c)     Know-How Necessary for the Business. Each of the
                         -----------------------------------
Acquired Companies owns, or is validly licensed or otherwise has the right to use all Intellectual Property Assets which if the Acquired Companies did not own or validly license or otherwise have the right to use would have a Material Adverse Effect.

                 (d)     Trademarks.

                 (i) Except as set forth in Schedule 3.13(e) of the ANI Disclosure Letter, Schedule 3.13(e) of the ANI Disclosure Letter contains a complete and accurate list and summary description of all material Marks. To ANI's Knowledge, one or more of the Acquired Companies is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, except where any such claims would not have a Material Adverse Effect.

                 (ii) To ANI's Knowledge, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date, except where such lack of compliance would not have a Material Adverse Effect.

                 (iii) No material Mark has been or is now involved in any opposition, invalidation, or cancellation and, to ANI's Knowledge, no such action is Threatened with the respect to any of the material Marks which would have a Material Adverse Effect.

                 (iv) To ANI's Knowledge, there is no potentially interfering trademark or trademark application of any third party which would have a Material Adverse Effect.

                 (v) To ANI's Knowledge, no Mark is infringed or, to ANI's Knowledge, has been challenged or threatened in a way which would have a Material Adverse Effect. To ANI's Knowledge, none of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                 (vi) To ANI's Knowledge, all products and materials containing a Mark bear the proper federal registration notice where permitted by law, except where such failure would not have a Material Adverse Effect.

                 (e)     Copyrights.

                 (i) Schedule 3.18(e) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. To ANI's Knowledge, one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, except where the lack of ownership would not have a Material Adverse Effect.

                 (ii) To ANI's Knowledge, all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the date of Closing, except where failure to register or be in compliance would not have a Material Adverse Effect.

                 (iii) To ANI's Knowledge, no Copyright is infringed or, to the Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party, except where such infringement would not have a Material Adverse Effect.

                 (iv) To ANI's Knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice, except where such failure to be marked would not have a Material Adverse Effect.

          3.19 Certain Payments. Since October 1, 1998, to ANI's Knowledge, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly:

                 (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

                 (i)     to obtain favorable treatment in securing business;

                 (ii)    to pay for favorable treatment for business secured;

                 (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company; or

                 (iv)    in violation of any Legal Requirement;

                 (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

          3.20   Disclosure.

                 (a) No representation or warranty of ANI in this Agreement and no statement in the ANI Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading except for omissions that would not have a Material Adverse Effect.

                 (b) No notice given pursuant to Section 5.4 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading except for notices that would not have a Material Adverse Effect.

          3.21   Relationships With Related Persons.  Except as set forth in
Schedule 3.21 of the ANI Disclosure Letter, neither ANI nor any Related Person of ANI or of any Acquired Company has, or since October 1, 1999, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. Except as set forth in Schedule 3.21 of the ANI Disclosure Letter, neither ANI nor any Related Person of ANI or of any Acquired Company is, or since October 1, 1999, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has:

                 (a) had business dealings or a material financial interest in any transaction with any Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms; or

                 (b) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

Except as set forth in Schedule 3.21 of the Disclosure Letter, to ANI's Knowledge, neither ANI nor any Related Person of ANI or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

          3.22 Brokers Or Finders. Except as set forth in Schedule 3.22 of the ANI Disclosure Letter, ANI and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF EVEREST

     Except as provided in the Everest Disclosure Letter, Everest represents and warrants to ANI and NFLI that all of the following representations and warranties in this Section 4 are true at the date of this Agreement and shall be true at the time of Closing. As used in this Agreement, the "Everest Disclosure Letter" shall mean the disclosure letter delivered by Everest to ANI and NFLI regarding Everest pursuant to this Section 4 upon execution of this Agreement.

          4.1 Due Organization. Everest is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, and has the requisite power and authority to carry on its business as it is now being conducted. Everest is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 4.1 to Everest Disclosure Letter or (ii) where the failure to be so authorized or qualified would not have an Everest Material Adverse Effect. Schedule 4.1 to the Everest Disclosure Letter sets forth the jurisdiction in which Everest is organized and contains a list of all jurisdictions in which Everest is authorized or qualified to do business. True, complete and correct copies of the Articles of Organization and Operating Agreement of Everest (the "Everest Charter Documents") have been made available to ANI.

          4.2 Authorization. Everest has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. Execution and delivery of this Agreement by Everest, the performance by Everest of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Everest. This Agreement constitutes the valid and legally binding obligation of Everest, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          4.3 Funds Available. Everest has, or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price payable at the Closing and to repay GECC the portion of the debt set forth in Section 1.2(b), or, with GECC's consent, to assume or refinance such debt.

          4.4 Investment Intent. Everest acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and that the Shares may not be resold except pursuant to registration under such Act or laws, or an applicable exemption therefrom, and Everest is not acquiring the Shares with a view to the distribution thereof.

          4.5 Disclosure of Information. Everest has received and had the opportunity to review the reports filed by ANI with the Securities and Exchange Commission and has had the opportunity to ask questions of, and receive answers from, representatives of ANI and NFLI to obtain additional information regarding NFLI.

          4.6 Financial Statements. Schedule 4.6 to the Everest Disclosure Letter includes copies of the following financial statements (the "Everest Financial Statements") of Everest: the unaudited Everest Balance Sheet as of December 31, 1999 and unaudited Statement of Operations and Comprehensive Income
(Loss) for the fiscal year ended December 31, 1999, and an unaudited Balance Sheet as of September 30, 2000, and unaudited Statement of Operations and Comprehensive Income (Loss) for the nine-month period ended September 30, 2000 (September 30, 2000, being hereinafter referred to as the "Balance Sheet Date"). The Everest Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 4.6 to Everest Disclosure Letter). Except as set forth on Schedule 4.6 to Everest Disclosure Letter, the unaudited Everest Financial Statements present fairly in all material respects the financial position and the results of operations of Everest for the periods indicated thereon, except normal and recurring year-end adjustments.

          4.7 Litigation. Except as set forth on Schedule 4.7 to the Everest Disclosure Letter, there is no suit, action, proceeding, investigation, claim or order pending or threatened against Everest, or which may have or is likely to have an Everest Material Adverse Effect, before any court, or before any governmental authority, department, commission, bureau, agency or other governmental department or arbitrator (collectively, "Claims"), nor is there any basis for any such Claims. Everest is not subject to any unsatisfied or continuing judgment, order or decree of any court or governmental authority.

          4.8 Taxes. Everest has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 4.8 to the Everest Disclosure Letter, there are no examinations in progress or claims against Everest for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return) owed by Everest, any member of an affiliated or consolidated group which includes or included Everest, or with respect to any payment made or deemed made by Everest herein have been paid. The amounts shown as accruals for Taxes on the Everest Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date.

          4.9 No Violation. The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby by Everest will not result in any violation of, or breach of, or constitute a default under the Everest Charter Documents or any agreement to which Everest is a party except as to such violations, breaches or defaults as (i) do not and will not affect the validity or enforceability of this Agreement, or (ii) do not and will not have, in the aggregate, any Everest Material Adverse Effect. Except as set forth on Schedule 4.9, the execution and delivery of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby by Everest will not result in any violation of, or breach, or constitute a default under any judicial, administrative or arbitral order, award, judgment, writ, injunction or decree applicable to or binding upon Everest or any person that directly or indirectly controls, is controlled by or is under, control by Everest or any provision of any material indenture, mortgage, loan or credit agreement, lien, lease, license, contract, agreement, instrument, order, arbitral award, judgment or decree to which Everest or any person that directly or indirectly controls, is controlled by or is under, control with Everest, is a party or by which Everest or any person that directly or indirectly controls, is controlled by or is under, control with Everest is a party, or by which Everest or any person that directly or indirectly controls, is controlled by or is under, control with Everest or any of their respective assets or properties is bound.

          4.10 Absence of Certain Changes. Since September 30, 2000, except as set forth on Schedule 4.10 to the Everest Disclosure Letter (i) Everest has conducted its business in the ordinary course of such business; (ii) there has not been an Everest Material Adverse Effect; and (iii) there has not been any material change in Everest's accounting practices, except as required by GAAP or applicable law.

          4.11 Assets and Liabilities of NFLI. Everest acknowledges that, other than the representations and warranties contained in Section 3, ANI is making no representation or warranty with respect to the Acquired Companies or any of their assets and liabilities.

          4.12 Brokers or Finders. Everest and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          4.13   Disclosure.

                 (a) No representation or warranty of Everest in this Agreement and no statement in the Everest Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading except for omissions that would not have an Everest Material Adverse Effect.

                 (b) No notice given pursuant to Section 6.3 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading except for notices that would not have a Material Adverse Effect.

     5. COVENANTS OF ANI AND NFLI PRIOR TO CLOSING

          5.1 Access and Cooperation; Due Diligence. Between the date of this Agreement and the Closing Date, ANI and NFLI will afford to the officers, prospective lenders, and authorized representatives of Everest access to all of the sites, properties, contracts, books and records of NFLI and will furnish Everest such additional financial and operating data and other information as to the business and properties of NFLI, as Everest may from time to time reasonably request. ANI and NFLI will cooperate with Everest, its representatives, prospective lenders, auditors, and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the Contemplated Transactions.

          5.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, NFLI will, except as set forth on Schedule 5.2 to the ANI Disclosure Letter or with the consent of Everest:

                 (a) Carry on its business in the Ordinary Course of Business and not introduce any material new method of management, operation or accounting without the knowledge and consent of Everest;

                 (b) Maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                 (c) Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

                 (d) Use Best Efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                 (e) Use Best Efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

                 (f) Maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities; and

                 (g) Maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Everest (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of Everest if such replacement instruments are on terms at least as favorable to NFLI as the instruments being replaced. The Parties acknowledge that NFLI is entitled in the Ordinary Course of Business (without obtaining Everest's consent) to increase the amount of the revolving line of credit obligation owed to GECC to the maximum computational amount available prior to Closing in order to pay accounts payable or other liabilities.

          5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, ANI will not, and will cause each Acquired Company not to, without the prior consent of Everest, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in
Section 3.8 is likely to occur.

          5.4 Notification of Certain Matters. Between the date of this Agreement and the Closing Date, ANI and NFLI shall give prompt notice to Everest of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of ANI or NFLI contained herein or in the ANI Disclosure Letter to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of ANI or NFLI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder. Should any event require any change in the ANI Disclosure Letter if the ANI Disclosure Letter were dated the date of the occurrence or discovery of any such event, ANI will promptly deliver to Everest a supplement to the ANI Disclosure Letter specifying such change. During the same period, ANI will promptly notify Everest of the occurrence of any Breach of any covenant of ANI in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

          5.5 No Solicitation. Until such time, if any, as this Agreement is terminated pursuant to Section 10, ANI will not, and will cause each Acquired Company and each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from any Person (other than Everest) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

          5.6 Final Financial Statements. ANI shall provide on or before the twentieth (20/th/) business day of each succeeding calendar month to Everest for each calendar month prior to the Closing Date, the unaudited balance sheets of the Acquired Companies as of the end of all months following the Balance Sheet Date, and the unaudited statement of Operations for all months ended after the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP (except as they relate to income tax accruals) applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.

          5.7 Consent of GECC. Promptly after the date this Agreement is executed by the Parties, ANI and Everest shall use Best Efforts to obtain the consent of General Electric Capital Corporation ("GECC") to the sale of the Shares and release of cross-default provisons in accordance with the terms of this Agreement.

     6. COVENANTS OF EVEREST PRIOR TO CLOSING

          6.1 Access and Cooperation; Due Diligence. Everest will cooperate with ANI and NFLI, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the Contemplated Transactions.

          6.2 Conduct Of Business Pending Closing. Between the date of this Agreement and the Closing Date, Everest will, except as set forth on Schedule
6.2 to the Everest Disclosure Letter or with the consent of ANI:

                 (a) Carry on its business in the Ordinary Course of Business and not introduce any material new method of management, operation or accounting;

                 (b) Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights; and

                 (c) Maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities.

          6.3 Notification of Certain Matters. Between the date of this Agreement and the Closing Date, Everest shall give prompt notice to ANI and NFLI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Everest contained herein or in the Everest Disclosure Letter to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Everest to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder. Should any event require any change in the Everest Disclosure Letter if the Everest Disclosure Letter were dated the date of the occurrence or discovery of any such event, Everest will promptly deliver to ANI a supplement to the Everest Disclosure Letter specifying such change. During the same period, Everest will promptly notify ANI of the occurrence of any Breach of any covenant of Everest in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

          6.4 Final Financial Statements. Everest shall provide on or before the last day of each succeeding calendar month to ANI and NFLI for each calendar month prior to the Closing Date, the unaudited consolidated balance sheets of Everest as of the end of all months following the Balance Sheet Date, and the unaudited consolidated statements operations for all months ended after the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.

          6.5 Consent of GECC. Promptly after the date this Agreement is executed by the Parties, ANI and Everest shall use Best Efforts to obtain the consent GECC to the sale of the Shares and release of cross-default provisons in accordance with the terms of this Agreement.

     7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EVEREST

     The obligations of Everest to purchase the Shares and with respect to other actions to be taken on the Closing Date are subject to the satisfaction, or waiver by Everest, on or prior to the Closing Date of all of the following conditions:

          7.1 Representations and Warranties; Performance of Obligations. All representations and warranties of ANI contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, in each case, without giving effect to any supplement to the ANI Disclosure Letter; all the terms, covenants and conditions of this Agreement to be complied with and performed by ANI on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by ANI shall have been delivered to Everest.

          7.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Everest and its counsel.

          7.3 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Everest, or against any Person affiliated with Everest, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          7.4 Additional Documents. There must not have been made or Threatened by any Person any claim asserting that such person:

               (a) Is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies; or

               (b) Is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.5 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such
Person:

               (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies; or

               (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          7.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Everest or any Person affiliated with Everest to suffer any material adverse consequence under:

               (a)  any applicable Legal Requirement or Order; or

               (b) any Legal Requiremetn or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

          7.7 Consents and Approvals. This Agreement shall have been duly adopted by the shareholders of ANI in accordance with the Texas Business Corporation Act and the Articles of Incorporation of ANI and NFLI and all necessary consents and approvals shall have been obtained.

          7.8 Good Standing Certificates. ANI shall have delivered to Everest a certificate, dated as of a date no later than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of NFLI's state of incorporation to the effect that NFLI is in good standing.

          7.9 No Material Adverse Change. No event or circumstance shall have occurred with respect to NFLI which would constitute a Material Adverse Effect.

          7.10 Officer's Certificate. Everest shall have received a certificate or certificates, dated the Closing Date and signed by the President of NFLI, certifying the truth and correctness of attached copies of NFLI's Articles of Incorporation (including amendments thereto) and Bylaws (including amendments thereto).

          7.11 Incumbency Certificate and Other Documents. Everest shall have received an incumbency certificate or certificates, dated the Closing Date and signed by the Secretary of each of ANI and NFLI certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Section 7 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as Everest or its counsel may reasonably request.

          7.12 Opinion of ANI's Counsel. An opinion of ANI's counsel dated as of the Closing Date in the form reasonably acceptable to Everest and its Counsel shall have been delivered to Everest.

          7.13 Employment Agreements. David P. Bertrand and Jana Mitcham shall have entered into employment agreements with NFLI substantially in accordance with the term sheet in Schedule 7.13.

          7.14 Supply Agreement. Bactolac Pharmaceutical Inc. and NFLI shall have entered into a Supply Agreement substantially in accordance with the term sheet in Schedule 7.14 (the "Supply Agreement") and such Supply Agreement shall not have been terminated due to any action taken or caused by Everest.

          7.15 Resignations. Everest shall have received the resignations of all officers and directors of NFLI other than David P. Bertrand and Jana Mitcham.

          7.16 Consent of GECC. ANI shall have received the written consent of its senior lender, General Electric Capital Corporation ("GECC") to the sale of the Shares in accordance with the terms of this Agreement and GECC shall have executed and delivered to Everest releases of all Encumbrances against the property of the Acquired Companies.

     8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NFLI AND ANI

     The obligations of ANI and NFLI to sell the Shares and with respect to actions to be taken on the Closing Date are subject to the satisfaction, or waiver by Everest, on or prior to the Closing Date of all of the following conditions.

          8.1 Representations and Warranties; Performance of Obligations. All the representations and warranties of Everest contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, in each case, without giving effect to any supplement to the Everest Disclosure Letter as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Everest on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by Everest shall have been delivered to ANI.

          8.2 Satisfaction. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to ANI and its counsel.

          8.3 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Everest, or against any Person affiliated with Everest, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

          8.4 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such
Person:

                (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies; or

               (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

          8.5 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Everest or any Person affiliated with Everest to suffer any material adverse consequence under:

               (a)  any applicable Legal Requirement or Order; or

               (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

          8.6 Consents and Approvals. This Agreement shall have been duly adopted by the shareholders of ANI in accordance with the Texas Business Corporation Act and the Articles of Incorporation of ANI and NFLI and all necessary consents and approvals shall have been obtained.

          8.7 Good Standing Certificates. Everest shall have delivered to ANI a certificate, dated as of the date no later than ten (10) days prior to the Closing Date, duly issued by the Secretary of State of Kansas that Everest is in good standing.

          8.8 No Material Adverse Change. No event or circumstance shall have occurred with respect to Everest which would constitute a Material Adverse Effect.

          8.9 Officer's Certificates. ANI shall have received a certificate, dated the Closing Date and signed by the President or Managing Member of Everest, certifying the truth and correctness of attached copies of Everest's Articles of Organization (including amendments thereto) and Operating Agreement (including amendments thereto).

          8.10 Incumbency Certificate and Other Documents. ANI shall have received an incumbency certificate, dated the Closing Date, and signed by the Secretary of Everest, certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Section 8 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as ANI or its counsel may reasonably request.

          8.11 Opinion of Everest's Counsel. An opinion of Everest's counsel dated as of the Closing Date in the form reasonably acceptable to ANI and its counsel shall have been delivered to ANI.

          8.12 Supply Agreement. The Supply Agreement shall have been entered into and shall not have been terminated due to any action taken or caused by Everest.

          8.13 Transfer of Bactolac Stock. The transfer of all of the stock of Bactolac Pharmaceutical Inc. from NFLI to ANI shall have occurred prior to or at the Closing Date.

          8.14 Opinion of Financial Advisor. The Board of Directors of ANI shall have received the opinion of its financial advisor to the effect that, as of the date hereof, the sale of the Shares is fair from a financial point of view to ANI.

          8.15 Consent of GECC. ANI shall have received the consent GECC to the sale of the Shares in accordance with the terms of this Agreement and Everest shall have assumed the portion of such indebtedness related to the Acquired Companies as described in Section 1.2(b) of this Agreement or repaid such portion of the indebtedness as described in Section 1.2(b) of this Agreement prior to or at the Closing and GECC shall have released ANI and its affiliated companies from any liability for the indebtedness related to the Acquired Companies.

          8.16 Note to Bactolac. Bactolac Pharmaceutical Inc. shall have received a promissory note in the form of Exhibit 8.16 made by NFLI in the principal amount of $650,000, payable one year and one day following the Closing Date with interest at the rate of prime plus one-half of one percent.

     9. ADDITIONAL AGREEMENTS

          9.1 Best Efforts. Subject to the terms and conditions of this Agreement, each Party will use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof. ANI shall promptly prepare and file with the Securities and Exchange Commission a proxy statement (the "Proxy Statement")and ANI will take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its shareholders to consider and vote upon the adoption of this Agreement. Everest shall cooperate with ANI in the preparation of the Proxy Statement, including providing such information about Everest and its plans with respect to NFLI after the sale of the Shares as may be reasonably requested by ANI.

          9.2 Public Announcements. The initial press release of ANI with respect to this Agreement shall be reviewed by Everest. Thereafter, ANI shall consult with Everest prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated by this Agreement, except pursuant to Legal Requirement. Everest will make no public announcements without review by ANI, except pursuant to Legal Requirement.

          9.3   Confidentiality.

                (a) Between the date of this Agreement and the Closing Date, Everest, ANI, and NFLI will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors and those of the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transaction, unless:

               (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

               (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions; or

               (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal Proceedings.

               (b) If the Contemplated Transactions are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request. Whether or not the Closing takes place, ANI waives, and will upon Everest's request cause the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of Everest or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Everest of such trade secrets or confidential information.

          9.4  Section 338 Election.

[RESERVED]

          9.5 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, common, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, ANI, NFLI and Everest, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

     (b) If, pursuant to any Proceeding, Legal Requirement or any claim asserted by Everest, ANI requires access to the books and records of the Acquired Companies, Everest shall permit ANI, during regular business hours upon three (3) business days' notice (or at such other times as the Parties may agree) to inspect such books and records solely to satisfy the requirements giving rise to the need for such review.

          9.6  Meetings.

     (a) Between the date of this Agreement and the Closing Date, NFLI will use its reasonable Best Efforts to include Everest in meetings related to significant operating and policy decisions, including the management meetings typically held each Tuesday at NFLI's executive offices beginning at 9:00 a.m. (Houston time). In addition, Everest will be entitled to attend (but will not have voting rights) all meetings of the NFLI Board of Directors between the date of this Agreement and the Closing Date, it being understood that such representatives will not be permitted to attend those portions of the meeting relating to this

Agreement and the Contemplated Transactions, the business of Bactolac Pharmaceutical Inc. or other matters in which Everest may have a conflict of interest as determined by NFLI's Board.

     (b) Prior to the Closing, Everest shall bear all costs of "road show" meetings held with NFLI distributors to introduce to them the Everest products and executive management team, including out-of-pocket expenses of NFLI personnel.

          9.7 Employee Matters. Effective as of the Closing Date, NFLI shall cease to be a participating employer in all Company Plans. NFLI employees and former employees, including COBRA beneficiaries, shall be eligible as of the Closing Date to begin participation in the employee benefit plans sponsored by Everest in accordance with the terms and conditions of those plans; provided, however,. ANI and Everest agree to cooperate in resolving all employee benefit plan coverage questions; provided that neither Everest nor NFLI shall have any liability in connection with the Company Plans, whether arising before or after the Closing Date.

     10. TERMINATION OF AGREEMENT

          10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

                (a)  by mutual consent of all of the Parties hereto;

                (b)  by Everest on the one hand, or by ANI on the other hand, if
(i) a material Breach of the representations or a material Breach or default shall be made by the other Party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date,
(ii) by Everest, if the conditions set forth in Section 7 hereof have not been satisfied, or waived by Everest, as of the Closing Date, or (iii) by ANI, if the conditions set forth in Section 8 hereof have not been satisfied, or waived by ANI, as of the Closing Date.

          10.2  Liabilities in Event of Termination.

                (a) Except as hereinafter provided, if this Agreement is terminated for any reason, Everest shall pay a termination fee to ANI in the amount of all Escrowed Funds together with all interest thereon held by the Escrow Agent (the "Termination Fee"). Upon the occurrence of any such termination, ANI and Everest shall, within three (3) business days instruct the Escrow Agent in writing to pay to ANI the Termination Fee; provided that, if this Agreement is terminated for any of the following reasons:

                (i) A material Breach is made by ANI of the representations and warranties contained in this Agreement or a material Breach or material default shall be made by ANI in the observance or in the due and timely performance of any of its material covenants or material agreements contained in this Agreement or ANI shall fail to satisfy any material condition of Closing. For purposes of this subsection 10.2(a)(i) only, "material" shall mean the occurrence or existence of an event or condition with a magnitude, effect or consequence of at least $500,000;

               (ii) The conditions of Closing set forth in Sections 7.13, 7.14 and 7.16 shall not have been satisfied on or prior to the Closing Date, unless such condition was not satisfied due to unreasonable acts or inaction by Everest; or

               (iii) The Closing shall not have occurred on or before June 1, 2001 through no fault of Everest.

then, in any such event Everest shall not be required to pay a Termination Fee to ANI. Upon the termination of this Agreement for any of the foregoing reasons Everest shall be entitled to a refund in full of the Escrowed Funds together with all accrued interest thereon and upon the occurrence of any such termination of this Agreement, Everest and ANI shall, within three (3) business days, instruct the Escrow Agent in writing to release to Everest all of the Escrowed Funds together with all accrued interest thereon. Upon the termination of this Agreement, if the Parties are unable to agree as to the instructions to be given to the Escrow Agent concerning the payment of the Escrowed Funds, such issue shall be resolved in the manner provided in Section 11.6 of this Agreement. The Parties agree that the Escrow Agent is authorized to rely and act upon the arbitration award issued in accordance with the provisions of Section
11.6 of this Agreement.

               (b) In the event that (i) this} Agreement is terminated byANI} for any reason other than those for which it is permitted to do so as provided in Section 10.1(b) or (ii) this Agreement is terminated by Everest pursuant} to a material Breach by ANI of its representations orANI makes a material Breach or default in the observance or in the due and timely performance of any material covenants or material agreements contained herein, which default was not cured on or before the Closing Date by ANI, or (iii) all of the conditions set forth in Section 7 were not satisfied by ANI (and such failure was not due to unreasonable acts or inaction by Everest) or waived by Everest as of the Closing Date, then, in any such event, ANI shall be liable to Everest for all losses, claims damages liabilities costs, expenses (including but not limited to attorneys fees and other expenses of investigation and deferral of any claims or actions (collectively "Damages") caused by ANI as a result of the acts or omissions giving rise to such termination; provided, however, such Damages shall be limited to the aggregate amount of $250,000.

               (c) In the event of termination of this Agreement and the abandonment of the Sale pursuant to this Section 10, all obligations of the Parties shall terminate, except the obligations of the Parties set forth in this
Section 10.2 and except for the Confidentiality Agreements previously entered into among the Parties.

     11. INDEMNIFICATION

          11.1 Indemnification by ANI. If the Closing occurs, ANI agrees to indemnify and hold harmless Everest and its officers, agents and representatives against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions), caused by the Breach of any covenant, agreement, warranty or representation of ANI contained in this Agreement. If the Closing occurs, ANI will have no liability (for indemnification or otherwise) with respect to any covenant, agreement, warranty or representation to be performed and complied with prior to the Closing Date, unless on or before the date twelve (12) months after the Closing Date, Everest notifies ANI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Everest; ANI will have no liability (for indemnification or otherwise) under this Section
11.1 until Everest has suffered Damages by reason of all such Breaches in excess of a $150,000 aggregate deductible, and then only for the amount by which such Damages exceed $150,000.

          11.2 Indemnification by Everest. If the Closing occurs, Everest agrees to indemnify and hold harmless ANI, and its officers, directors, agents and representatives against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions) caused by the Breach of any covenant, agreement, warranty or representation of Everest contained in this Agreement. If the Closing occurs, Everest will have no liability (for indemnification or otherwise) with respect to any covenant, agreement, warranty or representation to be performed and complied with prior to the Closing Date, unless on or before the date twelve (12) months after the Closing Date, ANI notifies Everest of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by ANI, Everest will have no liability (for indemnification or otherwise) under this Section 11.2 until ANI has suffered Damages by reason of all such Breaches in excess of $150,000 aggregate deductible, and then only for the amount by which such Damages exceed $150,000.

          11.3 Indemnification Notice. Should any Party (the "Indemnified Party") suffer any loss, damage or expense for which another Party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to this Section 11 of this Agreement, the following shall apply: If an Indemnified Party intends to exercise its right to indemnification provided in this Section 11, such Indemnified Party shall notify each Indemnifying Party in writing of such Indemnified Party's intention to do so and the facts or circumstances giving rise to the claim (the "Indemnification Claim"). An Indemnification Claim, at the option of the Indemnified Party, may be asserted as soon as any situation, event or occurrence has been noticed by the Indemnified Party regardless of whether actual harm has been suffered or out-of-pocket expenses incurred. During the period of fifteen (15) days after notice by the Indemnified Party, each Indemnifying Party shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the satisfaction of the Indemnified Party. If the Indemnifying Parties are unwilling or unable to cure the defect giving rise to the Indemnification Claim during the fifteen (15) day period, the Indemnified Party shall thereafter be entitled to indemnification as provided in this Section 11.

          11.4 Matters Involving Third Parties. If any third Party shall notify any Indemnified Party with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Section 11, then the

Indemnified Party shall promptly notify each Indemnifying Party thereof in writing. Provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party shall have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from any adverse consequences the Indemnified Party may suffer resulting from or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, and
(iii) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably.

          11.5  Escrow; Right of Set-Off.

     Upon the issuance of an arbitration award in favor of Everest as provided in Section 11.6, Everest may set off any amount to which it may be entitled under this Section 11 against amounts otherwise payable under the Promissory Note or may give notice of a Claim in such amount under the Indemnity Escrow Agreement (if applicable). The exercise of such right of set-off by Everest in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a claim under the Indemnity Escrow Agreement (if applicable) will constitute an election of remedies or limit Everest in any manner in the enforcement of any other remedies that may be available to it.

          11.6  Arbitration.

     Any controversy or claim arising out of or relating to this Agreement, the breach, termination or validity hereof, or the Contemplated Transactions herein, shall be settled by arbitration in accordance with the commercial arbitration rules ("CAR") of the AAA then in effect, by one neutral arbitrator selected by mutual agreement of the Parties from the AAA panel of arbitrators in Houston, Texas. In the event the Parties cannot agree to an arbitrator, the arbitration shall proceed before a neutral arbitrator selected by the AAA from among neutral panel members in Houston, Texas with experience in arbitrating disputes arising out of transactions like the one identified in this Agreement. Any Party may initiate arbitration twenty (20) days following the delivery of a written notice of dispute if the dispute has not then been settled by negotiation, or sooner if the other Party fails to participate in negotiation in accordance with this Paragraph 11.6. The arbitrator shall be appointed as provided by the CAR, Selection of Arbitrators. The arbitration procedure shall be governed by the Texas Arbitration Act (the "Act"), and the award rendered by the arbitrator shall be final and binding on the Parties and may be entered in any court having jurisdiction thereof, subject to the court's authority to modify or review the award as provided in the Act.

     12. GENERAL PROVISIONS

          12.1 Entire Agreement. This Agreement and any attachments hereto, the Everest Disclosure Letter and the Schedules thereto (including the schedules, exhibits and annexes attached hereto and thereto), the ANI Disclosure Letter and the Schedules thereto (including the schedules, exhibits and annexes attached hereto and thereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Parties and supersede any prior agreement and understanding relating to the subject matter of this Agreement.

          12.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          12.3 Amendment. This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Contemplated Transactions by the shareholders of ANI; provided, however, after such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders of ANI without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf by each of the Parties.

          12.4 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

          12.5 Expenses. Except as otherwise specifically provided herein, each Party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the Contemplated Transactions , including, without limitation, all legal and accounting fees and fees of any brokers, finders or similar agents, except that any expense of ANI will be borne by NFLI and paid at or before the Closing.

          12.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile upon confirmation of receipt,
(ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the fifth (5/th/) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                (a)  If to Everest:

                  Everest International, L.L.C.
                  8645 College Boulevard
                  Overland, KS 66210
                  Attention: Jerry Kramer
                  Facsimile No.: 913/906-5050

             with a copy to:

                  Jackson Walker LLP
                  1100 Louisiana, Suite 4200
                  Houston, TX 77002
                  Attention: Richard L. Burleson
                  Facsimile No.: 713/752-4221

                  (b)  If to ANI:

                  Advanced Nutraceuticals, Inc.
                  7315 East Peakview Avenue
                  Englewood, CO 80111
                  Facsimile No.: 303/796-9762
                  Attention: Gregory Pusey, President

             and

                  Advanced Nutraceuticals, Inc.
                  1905 West Valley Vista Drive
                  Castle Rock CO 80104
                  Facsimile No. 303/660-9583
                  Attention: Jeffrey G. McGonegal, Senior Vice President-Finance

             with a copy to:

                  Patton Boggs L.L.P.
                  1660 Lincoln Street, Suite 1900
                  Denver, CO  80264
                  Facsimile: 303/894-9239
                  Attention: Robert M. Bearman, Esq.

                  (c)  If to NFLI:

                  Nutrition For Life International, Inc.
                  9101 Jameel
                  Houston, TX 77040
                  Attention: David P. Bertrand
                  Facsimile No.: 713/895-8927

             with a copy to (if before Closing):

                Patton Boggs L.L.P.
                1660 Lincoln Street, Suite 1900
                Denver, CO 80264
                Facsimile: 303/894-9239
                Attention: Robert M. Bearman, Esq.

          or

          With a copy to (if after the Closing):

                Jackson Walker LLP
                1100 Louisiana, Suite 4200
                Houston, TX 77002
                Attention: Richard L. Burleson
                Facsimile No.: 713/752-4221

          12.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

          12.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

          12.9  Time. Time is of the essence with respect to this Agreement.

          12.10 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          12.11 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

          12.12 Captions; Construction. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. This Agreement has been fully reviewed and negotiated by the Parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against any Party under any rule of construction or otherwise.

          12.13 Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 12.13:

     "Acquired Companies --Nutrition For Life International, Inc. and its Subsidiaries, collectively, with the exception of Bactolac Pharmaceutical Inc. and its division, ASHCO.

     "Acquired Companies Financial Statements"--as defined in Section 3.4.

     Adjusted Working Capital" -- as defined in Exhibit 12.13.

     "ANI Disclosure Letter"--the disclosure letter delivered by ANI to Everest concurrently with the execution and delivery of this Agreement.

     "ANI's Knowledge" --the actual knowledge, without independent investigation, of any Person serving as an officer or director of ANI as of the date of this Agreement.

     "Applicable Contract"-- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "Balance Sheet Date" --September 30, 2000.

     "Best Efforts"--the efforts that a reasonably prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Breach"--a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Closing"--as defined in Section 2.

     "Closing Date"--the date and time as of which the Closing actually takes place.

     "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                (a)   the sale of the Shares by ANI to Everest;

                (b) the execution, delivery, and performance of the Promissory Note, the Purchase Price Escrow Agreement and the Indemnity Escrow Agreement (if applicable) and the Escrow Agreement;

                (c) the performance by Everest and ANI of their respective covenants and obligations under this Agreement; and

                (d) Everest's acquisition and ownership of the Shares and exercise of control over the Acquired Companies.

     "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Damages"--as defined in Section 10.2(b).

     "Earnout Payment"--means an amount to be determined at the end of each fiscal year of NFLIJ following the Closing Date, which amount in each such fiscal year shall be equal to fifty percent (50%) of EBITDA of NFLIJ after subtracting the aggregate amount of capital contributions made to NFLIJ from the Closing Date to the date of determination thereof; provided, however, the aggregate amount of the Earnout Payment shall not exceed the sum of $750,000; provided further, for purposes of determining the Earnout Payment, EBITDA shall not include any overhead allocations of NFLIJ's parent company, provided that EBITDA may include a five percent (5%) transfer pricing markup of product delivered to Japan for distribution and consumption. It is understood and agreed to by the Parties that the computation of EBITDA of NFLIJ shall be based upon all items of revenue and expense arising from activity in the country of Japan.

     "EBITDA"--means, for NFLIJ's operations (whether operated independently as a wholly owned subsidiary or as a division of NFLI), for any period for which the amount thereof is to be determined, net income for such period, plus, to the extent deducted in the determination of net income and without duplication with items included in the adjustments under generally accepted accounting principles to net income, in the determination of net income, (i) provisions for income taxes; (ii) interest expense; and (iii) depreciation and amortization expense.

     "Employment Agreements"--as defined in Section 7.13.

     "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. The definition of Encumbrance in this Agreement excludes the interests of GECC.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                (e) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                (f) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                (g) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                (h) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

     "Environmental Law"--any Legal Requirement that requires or relates to:

                (i) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                (j) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                (k) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                (l) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                (m)   protecting resources, species, or ecological amenities;

                (n) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                (o) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                (p) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Escrowed Funds" --as defined in Section 1.2(c).

     "Everest Disclosure Letter" --the disclosure letter delivered by Everest to ANI concurrently with the execution and delivery of this Agreement.

     "Everest Financial Statements" --as defined in Section 4.6.

     "Everest Material Adverse Effect" means a change or effect that is materially adverse to the business or financial condition of Everest.

     "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the balance sheet and the other financial statements referred to in Sections 3.4 and 4.6 were prepared.

     "GECC" --General Electric Capital Corporation.

     "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b)   federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d)   multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Indemnity Escrow Agreement" --as defined in Section 1.2(c).

     "Intellectual Property Assets" --as defined in Section 3.18.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Material Adverse Effect" --a change or effect that is materially adverse to the business or financial condition of the Acquired Companies, taken as a whole.

     "NFLIJ" -- Nutrition for Life International Japan, Inc., a corporation organized under the laws of Japan.

     "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                (q) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                (r) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

                (s) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) articles or certificate of organization and the regulations or operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

     "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price Escrow Agreement"  -- as defined in Section 1.3.

     "Promissory Note" -- as defined in Section 1.2.

     "Related Person"--with respect to a particular individual:

                (a) each other member of such individual's Family (as defined below);

                (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest(as defined below); and

                (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

                (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                (b) any Person that holds a Material Interest in such specified Person;

                (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                (d) any Person in which such specified Person holds a Material Interest;

                (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                (f)   any Related Person of any individual described in clause
          (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Shares"--as defined in the recitals of this Agreement.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

ADVANCED NUTRACEUTICALS, INC.


By: ______________________________
Name:  John R. Brown, Jr.
Title: Vice President - Finance

NUTRITION FOR LIFE INTERNATIONAL, INC.   EVEREST INTERNATIONAL, L.L.C.


By: ______________________________       By: ______________________________
Name:  David P. Bertrand                 Name:  Jerry Kramer
Title: President                         Title: Chairman and Chief Executive
                                                Officer

                                    Annex C
                            Audit Committee Charter

                                    Annex C

           Charter of the Audit Committee of the Board of Directors
                                      Of
                         Advanced Nutraceuticals, Inc.


I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors of Advanced Nutraceuticals, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     B. Monitor the independence and performance of the Company's independent auditors and the Company's accounting department.

     C. Provide an avenue of communication among the independent auditors, management, the Company's accounting department, and the Board of Directors.

     D.   Review the financial statements and the independent auditors' report.

     E.   Review areas of potential significant financial risk to the Company.

     F.   Monitor compliance with legal and regulatory requirements.

     G. Solicit recommendations from the independent auditors regarding internal controls and other matters.

     H. Establish guidelines for the Board of Directors to review related party transactions for potential conflicts of interest.

     I.   Make recommendations to the Board of Directors.

     J.   Perform other related tasks as requested by the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     A. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (the "SEC") and any exchange on which the Company's stock is traded. The Audit Committee shall be comprised of independent non-executive directors, free from any relationship that would interfere with the exercise of their independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

     B. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     C. The Committee shall meet (either in person or telephonically) at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     A. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     B. Review the Company's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     C. In consultation with the management, the independent auditors, and the Chief Financial Officer, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Company's accounting department together with management's responses.

     D. Review with management the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS
          61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors
     --------------------

     A. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     B. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     C. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

     D. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Accounting Department and Legal Compliance
     ------------------------------------------

     A. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company's accounting department, as needed.

     B. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     A. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     B. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     C. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                   * * * * *

                                    Annex D
                             Dissenters' Statute

                                    Annex D

                                   PART FIVE

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

          (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to
Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    Annex E
                     Neidiger Tucker Bruner, Inc. Opinion

                                    Annex E



February 7, 2001


The Board of Directors
Advanced Nutraceuticals, Inc.
9101 Jameel
Houston, TX 77040

To the Board of Directors,

Advanced Nutraceuticals, Inc. ("ANI" or the "Company") has negotiated a Stock Purchase Agreement (the "Agreement") dated December 29, 2000, entered into by and among ANI, Everest International, L.L.C., ("Everest") and Nutrition For Life International, Inc. ("NFLI"). Upon the terms and subject to the conditions of the Agreement, Everest will purchase and acquire from ANI, all of the shares of NFLI. The Board of Directors of ANI requests that Neidiger,Tucker,Bruner, Inc. ("NTB") render its opinion (the "Opinion") as to the fairness of the Stock Purchase Agreement ("Agreement" or "Transaction") from a financial point of view, to the shareholders of ANI.

The Agreement provides for ANI to sell, assign, transfer and deliver to Everest, and Everest will purchase and acquire form ANI, all of the Shares, free and clear of all encumbrances, and in the proper form for transfer. The aggregate purchase price to be paid by Everest shall be $10,000,000 plus an Earnout Payment based upon NFLI's operations in Japan (the "Purchase Price"). The Purchase Price is subject to adjustment as is described in Section 1.4 of the Stock Purchase Agreement. At closing, $5,000,000 minus the amount of Escrowed Funds received by ANI from the escrow account shall be paid by wire transfer or other immediately available funds to ANI; a promissory note (the "Promissory Note") shall be delivered at the Closing executed by NFLI in the principal amount of $5,000,000, bearing an interest rate of prime plus one half of one percent (.5%). The promissory note has a three-year maturity date with quarterly payments based on a ten-year amortization schedule.

The Board of Directors
Advanced Nutraceuticals, Inc.
Febuary 7, 2001
Page 2


In connection with our examination, we have reviewed, among other things, (i) the Stock Purchase Agreement dated December 29, 2000, (ii) publicly available information for both ANI and its subsidiaries, including but not limited to the Company's most recent quarterly Form 10-Q and annual 10-K/A as filed with the Securities and Exchange Commission, (v) the financial condition of ANI and NFLI including but not limited to its debt structure and bank line of credit, (VI) the past operating results of NFLI, and (vii) various other documents and information provided by ANI and NFLI and discussions held with the management of ANI and NFLI.

In rendering our Opinion, we have relied on the accuracy and completion of the audited information provided to us by the Company, and the information provided by the Company's management and have made no independent verification of such information.

Neidiger,Tucker,Bruner, Inc., as part of its investment banking service, is regularly engaged in the valuation of businesses, securities and assets in connection with mergers, acquisitions, underwritings, sales and distribution of securities, private placements and valuations for estate, corporate and other purposes.

Based on the foregoing and such other factors, as we deem relevant, we are of the opinion that the terms and conditions of the sale of NFLI as described in the Stock Purchase Agreement is fair and reasonable from a financial point of view to the shareholders of Advanced Nutraceuticals, Inc.

Sincerely,

NEIDIGER,TUCKER,BRUNER, INC.



Anthony B. Petrelli
Senior Vice President


ABP:gr

                                    Annex F
                      1995 Stock Option Plan, As Amended

                                    Annex F

                         Advanced Nutraceuticals, Inc.

                      1995 Stock Option Plan, As Amended

     This Stock Option Plan (the "Plan") is adopted in consideration for services rendered and to be rendered to Advanced Nutraceuticals, Inc. and related companies.

     1.   Definitions.
          -----------

          The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

          Board:  The Board of Directors of Advanced Nutraceuticals, Inc.
          -----

          Code:  The Internal Revenue Code of 1986, as amended.
          ----

          Common Stock:  The $.01 par value Common Stock of Advanced
          ------------
Nutraceuticals, Inc.

          Company:  Advanced Nutraceuticals, Inc., a corporation incorporated
          -------
under the laws of Texas, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

          Consultant: A Consultant is any person, including any advisor, engaged
          ----------
by the Company or any Related Company to render consulting services and who is compensated for such services.

          Continuous Status as an Employee or Consultant:  The employment by, or
          ----------------------------------------------
relationship as a Consultant with, the Company is not interrupted or terminated. The Board, at its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted due to personal or other mitigating circumstances.

          Date of Grant:  The date on which an Option is granted under the Plan.
          -------------

          Employee:  An Employee is an employee of the Company or any Related
          --------
Company.

          Fair Market Value: The Fair Market Value of the Option Shares. Such
          -----------------
Fair Market Value as of any date shall be reasonably determined by the Option Committee (see below); provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall be the officially quoted closing price, if available, through the National Association of Securities Dealers, Inc. or a stock exchange, or if no officially quoted closing price is available, the representative closing bid price, on the date in question. In the event there is no officially quoted closing price or bid price or the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Option Committee after such consultation with outside legal, accounting and other experts as the Board or the Option Committee may deem advisable, and the Board or the Option Committee shall maintain a written record of its method of determining such value.

          Incentive Stock Options ("ISOs"): "Incentive Stock Options" as that
          --------------------------------
term is defined in Section 422A of the Code.

          Key Employee: A person designated by the Option Committee who either
          ------------
is employed by the Company or a Related Company (see below) and upon whose judgment, initiative and efforts the Company or a Related Company is largely dependent for the successful conduct of its business; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company or a Related Company.

          Non-Incentive Stock Options ("Non-ISOs"): Options which are not
          ----------------------------------------
intended to qualify as "Incentive Stock Options" under Section 422A of the Code.

          Option: The rights granted to an Employee or Consultant to purchase
          ------
Common Stock pursuant to the terms and conditions of an Option Agreement (see below).

          Option Agreement: The written agreement (and any amendment or
          ----------------
supplement thereto) between the Company and an Employee or Consultant designating the terms and conditions of an Option.

          Option Committee: The Plan shall be administered by an Option
          ----------------
Committee composed of the Board or a committee, selected by the Board, consisting of two or more persons, each of whom is not an employee of the Corporation. The foregoing does not apply to Specific Option Grants.

          Option Shares: The shares of Common Stock underlying an Option granted
          -------------
to an Employee or Consultant.

          Optionee:  An Employee or Consultant who has been granted an Option.
          --------

          Related Company:  Any corporation that is a "parent corporation" or a
          ---------------
"subsidiary corporation" with respect to the Company, as those terms are defined in Section 425 of the Code. The determination of whether a corporation is a Related Company shall be made without regard to whether the corporation or the relationship between the corporation and the Company now exists or comes into existence hereinafter.

          Specific Option Grants: The specific grants of Options as provided in
          ----------------------
Section 9.

     2.   Purpose and Scope.
          -----------------

          (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Employees and Consultants an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

          (b) This Plan authorizes the Option Committee to grant Options to purchase shares of Common Stock to Employees and Consultants selected by the Option Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

     3.   Administration of the Plan. The Plan shall be administered by the
          --------------------------
Option Committee. The Option Committee shall have the authority granted to it under this section and under each other section of the Plan.

          In accordance with and subject to the provisions of the Plan, the Option Committee shall select the Optionees, shall determine (i) the number of shares of Common Stock to be subject to each Option, (ii) the time at which each Option is to be granted, (iii) whether an Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, (v) the option period, and (vi) the manner in which the Option becomes exercisable. Provided, that, the number of shares of Common Stock to be subject to Options granted to an Optionee shall not exceed 300,000 in any fiscal year of the Company. In addition, the Option Committee shall fix such other terms of each Option as the Option Committee may deem necessary or desirable. The Option Committee shall determine the form of Option Agreement to evidence each Option.

          The Option Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Option Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

          The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan, and that the approval by the affirmative votes of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Texas, shall be required for any amendment which would:

          (a) modify the eligibility requirements for receiving Options under the Plan;

          (b)  increase the benefits accruing to Employees under the Plan; or

          (c) increase the number of shares of Common Stock that may be issued under the Plan.

          All actions taken and all interpretations and determinations made by the Option Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Employees, Consultants, the Company and all other interested persons. No member of the Option Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Option Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

     4.   The Common Stock. In addition to the Specific Option Grants, the Board
          ----------------
is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options with respect to, a total number, not in excess of 3,000,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 10 shall be substituted for the 3,000,000 shares or into which such 3,000,000 shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates may again be made subject to Options under the Plan.

     5.   Eligibility.  Options which are intended to qualify as ISOs will be
          -----------
granted only to Key Employees. Key Employees and other Employees and Consultants may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise.

     6.   Option Price. The Option Committee shall determine the purchase price
          ------------
for the Option Shares, provided that the purchase price to be paid by Optionees for the Option Shares whether ISOs or non-ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant. The purchase price for the Option Shares shall be a fixed, and cannot be a fluctuating, price.

     7.   Duration and Exercise of Options.
          --------------------------------

          (a) The option period shall commence on the Date of Grant and shall be as set by the Option Committee, but not to exceed 10 years in length. No Option shall be exercised for the period of six months following the Date of Grant; provided, however, that this limitation shall not apply to the exercise of an Option pursuant to the terms of the relevant Option Agreement upon the Optionee's death.

          (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, that in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. However, if the Option is an ISO it may be exercised by the guardian or personal representative of the Optionee only if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of the Code. Any opinion of counsel must be both from counsel and in a form acceptable to the Option Committee.

          (c) The Option Committee may determine whether any Option shall be exercisable as provided in Paragraph (a) of this Section 7 or whether the Options shall be exercisable in installments only; if the Option Committee determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

          (d) In the event an Optionee's Continuous Status as an Employee or Consultant terminates because of the death or permanent and total disability of the Optionee, any Option held by the Optionee on the date of termination may be exercised within 90 days after the date of termination, but only to the extent that the Option was exercisable according to its terms on the date of termination. After such 90-day period, any unexercised portion of an Option shall expire.

          (e) Notwithstanding the provisions of Paragraph (d) of this Section 7, in the event an Optionee's Continuous Status as an Employee or Consultant terminates for any reason other than the Optionee's death or permanent and total disability, any unexercised portion of any Option held by the Optionee on the date of termination may be exercised within 30 days after the date of termination, but only to the extent that the Option was exercisable according to its terms on the date of termination. After such 30-day period, any unexercised portion of an Option shall expire.

          (f) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $2,000.

          (g) No Option may be exercised until the Plan is approved by the shareholders of the Company as provided in Section 16 below.

          (h) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the Date of Grant.

          (i) No Option Shares may be sold, transferred or otherwise disposed of within six months of the date of shareholder approval of the Plan by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the date of shareholder approval of the Plan.

     8.   Payment for Option Shares.  If the purchase price of the Option Shares
          -------------------------
purchased by any Optionee at one time exceeds $2,000, the Option Committee may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company's Common Stock previously owned by the Optionee with a Fair Market Value as of the date of payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the purchase price shall be paid in cash or certified funds upon exercise of the Option.

     9.   Specific Option Grants. The Company hereby grants to the following Key
          ----------------------
Employees, Options to purchase the Option Shares set forth opposite their respective names below in this Section 9, and at Exercise Prices set forth opposite their respective names, such Options to be exercisable commencing six months from the date of Shareholder approval of this Plan, and to expire seven years from the date of Grant, unless earlier terminated in accordance with the provisions of this Plan:

     Name of Optionee      Number of Shares  Exercise Price
     --------------------  ----------------  --------------
     David P. Bertrand          16,000           $2.25
     David P. Bertrand          16,000           $2.70
     Jana Mitcham               14,000           $2.25
     Jana Mitcham               14,000           $2.70
     Ronnie Meaux                7,500           $2.25
     Ronnie Meaux                7,500           $2.70
     Gregory Pusey               5,000           $2.25
     Gregory Pusey               5,000           $2.70

     10.  Change in Stock, Adjustments, Etc.  In the event that each of the
          ---------------------------------
outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option thereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

          In the event of any such changes or exchanges, the Option Committee shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, or kind, or option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Option Committee shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

     11.  Relationship to Employment or Position. Nothing contained in the Plan,
          --------------------------------------
or in any Option granted pursuant to the Plan, shall confer upon any Optionee any right with respect to continuance of employment by the Company, as an Employee or as a Consultant or interfere in any way with the right of the Company to terminate the Optionee's employment as an Employee or position as a Consultant, at any time.

     12.  Nontransferability of Option. No Option granted under the Plan shall
          ----------------------------
be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, or except pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act, or rules promulgated thereunder. Except as provided in the preceding sentence, any attempt to transfer the Option shall void the Option.

     13.  Rights as a Stockholder.  No person shall have any rights as a
          -----------------------
shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in
Section 10, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

     14.  Securities Laws Requirements.  No Option Shares shall be issued unless
          ----------------------------
and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

     15.  Disposition of Shares. Each Optionee, as a condition of exercise,
          ---------------------
shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under
Section 16(a) of the Exchange Act, he will (i) not violate Section 16(b) of the Exchange Act, (ii) furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

     16.  Effective Date of Plan; Termination Date of Plan.  Subject to the
          ------------------------------------------------
approval of the Plan by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective as of March 3, 1995. The Plan shall terminate at midnight on February 28, 2005, except as to Options previously granted and outstanding under the Plan at that time. No

Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

     17.  Limitation on Amount of Option.  To the extent that the aggregate Fair
          ------------------------------
Market Value (determined at the Date of Grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and Related Company exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-ISOs.

     18.  Ten Percent Shareholder Rule.  With respect to ISO's, no Option may be
          ----------------------------
granted to a Key Employee who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in Section 425 of the Code, unless at the time the Option is granted the purchase price for the Option Shares is at least 110 percent of the Fair Market Value of the Option Shares on the Date of Grant and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 425 of the Code.

     19.  Withholding Taxes.  The Company, or any Related Company, may take such
          -----------------
steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

     20.  Effect of Changes in Control and Certain Reorganizations.
          --------------------------------------------------------

          (a) In the event of a Change in Control of the Company (as defined below), the Option Committee may, in its discretion, make any or all of the following adjustments: (i) provide that all Options granted pursuant to the Plan shall become exercisable immediately upon such Change in Control (or such other time as the Committee shall determine), subject to Section 17 with respect to ISOs; (ii) provide for the payment to an Optionee upon surrender of an Option (or portion thereof) of an amount in cash equal to the excess of (a) the higher of (I) the aggregate Fair Market Value of the Option Shares covered by such Option (or portion thereof) on the date of surrender or (II) the average price per share paid for the most highly priced one percent of the Common Stock acquired in connection with the Change in Control times the number of Option Shares covered by such Option (or portion thereof) over (b) the aggregate exercise price, except that in no event shall an Optionee have a right to receive with respect to any ISO an amount in excess of the Fair Market Value on the date of surrender of the total number of Option Shares with respect to which such Option is surrendered, less the exercise price which the Optionee would otherwise have been required to pay upon purchase of such Option Shares had he exercised the Option; (iii) make any other adjustments, or take such other action, as the Option Committee, in its discretion, shall deem appropriate. In the event that the Option Committee provides for the surrender of Options pursuant to clause (ii) above, to the extent any Option is surrendered, it shall be deemed to have been exercised for purposes of Section
4. For purposes of this Section 20, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board and any new directors, whose appointment by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

          (b) In the event that (i) the Company is merged or consolidated with another corporation, (ii) one person becomes the beneficial owner of all of the issued and outstanding equity securities of the Company (for purposes of this Section 20(b), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), (iii) a division or subsidiary of the Company is acquired by another corporation, person or entity, (iv) all or substantially all of the assets of the Company are acquired by another corporation, (v) the Company is reorganized, dissolved or liquidated (each such event in (i), (ii), (iii), (iv) or (v) being hereinafter referred to as a "Reorganization Event"), or (vi) the Board shall propose that the Company enter into a Reorganization Event, then the Option Committee may, in its sole discretion, make any or all of the following adjustments: (A) by written notice to each Optionee provide that such Optionee's Options shall be terminated or cancelled, unless exercised within thirty (30) days (or such other period as the Option Committee shall determine) after the date of such notice; (B) subject to
Section 17 with respect to ISOs, advance the dates upon which any or all outstanding Options shall be exercised; (C) provide for the payment upon termination or cancellation of an Option of an amount in cash or securities equal to the excess, if any, of the Fair Market Value of the Option Shares subject to the Option at the time of such termination or cancellation over the exercise price of such Option; and (D) make any other adjustments, or take such other action, as the Option Committee, in its discretion, shall deem appropriate. Any action taken by the Option Committee may be made conditional upon the consummation of the applicable Reorganization Event.

     21.  Other Provisions.
          ----------------

          (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

          (b) Any expenses of administering the Plan shall be borne by the Company.

          (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

          (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Texas.


                                * * * * * * * *

                         Advanced Nutraceuticals, Inc.
                                  9101 Jameel
                             Houston, Texas  77040
                   Proxy For Annual Meeting Of Shareholders

     The undersigned hereby appoint Gregory Pusey and Jeffrey G. McGonegal, or either of them, as Proxies or __________________________ (shareholder may strike the Proxy Committee designated by management and insert the name and address of another person(s))with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Advanced Nutraceuticals, Inc. (the "Company") to be held at 1:00 p.m. (local time) on May 31, 2001 at Houston, Texas, or any adjournment or postponement thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     NOMINEES: F. Wayne Ballenger, M.F. Florence, Gregory Pusey, Pailla M. Reddy and Neil S. Sirkin

     FOR all Nominees   ______       WITHHELD for all Nominees   ______

     FOR, except for the following Nominee(s):

________________________________________________________________________________


2.   APPROVAL OF THE STOCK PURCHASE AGREEMENT


     ____  FOR    _______ AGAINST  _____ ABSTAIN

3. APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION REGARDING A REVERSE STOCK SPLIT IN THE RANGE OF ONE-FOR-THREE, ONE-FOR-FOUR TO ONE-FOR-FIVE, WITH THE EXACT RATIO TO BE DETERMINED BY THE COMPANY'S BOARD OF
     DIRECTORS


     ____  FOR    _______ AGAINST  _____ ABSTAIN

4. APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO DECREASE FROM TWO-THIRDS TO A MAJORITY THE VOTE REQUIRED TO APPROVE CERTAIN EXTRAORDINARY ACTIONS.


     ____  FOR    _______ AGAINST  _____ ABSTAIN

5.   APPROVAL OF THE 1995 STOCK OPTION PLAN, AS AMENDED


     ____  FOR    _______ AGAINST  _____ ABSTAIN


     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Unless contrary instructions are given, the shares represented by this Proxy will be voted for the election of all nominees for directors and for the proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCED NUTRACEUTICALS, INC. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     Please sign exactly as shown on your stock certificate and on the envelope in which this Proxy was mailed. When signing as Partner, Officer, Trustee, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.

                              Signature(s):____________________________
                              Signature(s):____________________________
                              Date:____________________________________